UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Reliant Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
Dear Shareholder of Reliant Bancorp, Inc.:
On July 14, 2021, Reliant Bancorp, Inc., a Tennessee corporation, which we refer to as Reliant, and United Community Banks, Inc., a Georgia corporation, which we refer to as United, entered into an Agreement and Plan of Merger, which we refer to as the merger agreement, pursuant to the terms and subject to the conditions of which United will acquire Reliant in an all-stock transaction.
Pursuant to the terms and subject to the conditions of the merger agreement, Reliant will merge with and into United, which we refer to as the merger, with United surviving the merger as the surviving corporation. Immediately following the completion of the merger, Reliant Bank, a Tennessee state-chartered bank and wholly owned subsidiary of Reliant, will merge with and into United Community Bank, a South Carolina state-chartered bank and wholly owned subsidiary of United, which we refer to as the bank merger, with United Community Bank surviving the bank merger. If the merger is completed, you will be entitled to receive, for each share of Reliant common stock owned by you, 0.9842 shares of United common stock, which we refer to as the merger consideration. Based on the number of shares of Reliant common stock and United common stock outstanding on October 18, 2021, we expect United to issue approximately 16,699,563 shares of United common stock in connection with the merger, and that holders of shares of Reliant common stock immediately prior to the merger will hold, in the aggregate, approximately 15.68% of the issued and outstanding shares of United common stock immediately following the closing of the merger (which accounts for shares of United common stock issued in connection with United’s recent acquisition of Aquesta Financial Holdings, Inc. but does not account for any shares of United common stock held by Reliant shareholders prior to the merger).
Based on the closing stock price of United common stock on The Nasdaq Stock Market, which we refer to as Nasdaq, on July 13, 2021, the last full trading day before the date of the public announcement of the merger agreement of $31.07 per share, and the exchange ratio of 0.9842, the value of the merger consideration would be approximately $30.58 for each share of Reliant common stock, as of such date. Based on the closing stock price of United common stock on Nasdaq on October 18, 2021, the latest practicable date before the date of this proxy statement/prospectus, of $33.94 per share, and the exchange ratio of 0.9842, the value of the merger consideration would be $33.40 for each share of Reliant common stock, as of such date.
The market prices of both United common stock and Reliant common stock will fluctuate before the completion of the merger. You should obtain current stock price quotations for United common stock and Reliant common stock before you vote. United common stock is quoted on Nasdaq under the symbol “UCBI.” Reliant common stock is quoted on Nasdaq under the symbol “RBNC.”
The merger cannot be completed unless the merger agreement is approved by the affirmative vote of a majority of all the votes entitled to be cast thereon by the holders of outstanding shares of Reliant common stock.
A special meeting of Reliant shareholders will be held on Wednesday, December 8, 2021, at Reliant’s offices at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, at 5:00 p.m., local time, which we refer to as the special meeting. At the special meeting, in addition to other business, Reliant will ask its shareholders to approve the merger agreement.
Holders of record of Reliant common stock as of the close of business on October 22, 2021, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting.
Your vote is very important, regardless of the number of shares of Reliant common stock you own. To ensure your representation at the special meeting, please take time to vote by following the instructions contained in this proxy statement/prospectus and on your proxy card. Please vote promptly whether or not you expect to attend the special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting.

Reliant’s board of directors unanimously recommends that Reliant shareholders vote “FOR” the proposal to approve the merger agreement and “FOR” the other matters to be considered at the special meeting. In considering the recommendation of the board of directors of Reliant, you should be aware that certain directors and executive officers of Reliant may have interests in the merger that are different from, or in addition to, the interests of Reliant shareholders generally. See the section titled “Interests of Reliant’s Directors and Executive Officers in the Merger” beginning on page 72 of the accompanying proxy statement/prospectus.
This proxy statement/prospectus describes the special meeting, the merger, the documents relating to the merger and other related matters. Please read carefully the entire proxy statement/prospectus, including the section titled “Risk Factors” beginning on page 20, for a discussion of the risks relating to the proposed merger, and the Annexes and documents incorporated by reference into the proxy statement/prospectus.
Reliant and United are excited about the opportunities afforded by the merger and the bank merger. Thank you for your consideration and continued support.
Sincerely,
DeVan Ard, Jr.
Chairman and Chief Executive Officer
Reliant Bancorp, Inc.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR OTHER TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER UNDER THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS NOR HAVE THEY DETERMINED IF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The accompanying proxy statement/prospectus is dated October 22, 2021 and is first being mailed to Reliant shareholders on or about October 28, 2021.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
Dear Shareholder of Reliant Bancorp, Inc.:
Notice is hereby given that Reliant Bancorp, Inc., a Tennessee corporation, which we refer to as Reliant, will hold a special meeting of shareholders on December 8, 2021, at Reliant’s offices at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, at 5:00 p.m. local time, which we refer to as the special meeting, for Reliant’s shareholders to consider and vote upon the following matters:
1.
a proposal to approve the Agreement and Plan of Merger, which we refer to as the merger agreement, dated as of July 14, 2021, as it may be amended from time to time, by and between United Community Banks, Inc., a Georgia corporation, and Reliant, a copy of which is attached to the enclosed proxy statement/prospectus as Annex A, which we refer to as the Reliant merger proposal;

2.
a proposal to approve, on an advisory (non-binding) basis, certain compensation arrangements for Reliant’s named executive officers in connection with the merger contemplated by the merger agreement, which we refer to as the Reliant compensation proposal; and

3.
a proposal for adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Reliant merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to holders of Reliant common stock, which we refer to as the Reliant adjournment proposal.

No other business will be conducted at the special meeting.
The board of directors of Reliant has fixed the close of business on October 22, 2021 as the record date for the special meeting. Only holders of record of Reliant common stock as of the close of business on the record date for the special meeting are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.
The affirmative vote of a majority of all the votes entitled to be cast on the Reliant merger proposal by the holders of outstanding shares of Reliant common stock is required to approve the Reliant merger proposal. The Reliant compensation proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal; however, such vote is advisory (non-binding) only. The Reliant adjournment proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.
Reliant’s board of directors has unanimously adopted and approved the merger agreement and the transactions contemplated thereby, including the merger, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to and in the best interests of Reliant and its shareholders, and unanimously recommends that Reliant shareholders vote “FOR” the Reliant merger proposal, “FOR” the Reliant compensation proposal, and “FOR” the Reliant adjournment proposal. In considering the recommendation of the board of directors of Reliant, you should be aware that certain directors and executive officers of Reliant may have interests in the merger that are different from, or in addition to, the interests of Reliant shareholders generally. See the section titled “Interests of Reliant’s Directors and Executive Officers in the Merger” beginning on page 72 of the accompanying proxy statement/prospectus.
Your vote is very important, regardless of the number of shares of Reliant common stock that you own. We cannot complete the transactions contemplated by the merger agreement unless holders of Reliant common stock approve the Reliant merger proposal.

If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares. If you fail to submit a proxy or attend and vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of Reliant common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and it will have the same effect as a vote “AGAINST” the Reliant merger proposal, but will not have an effect on the Reliant compensation proposal or on the Reliant adjournment proposal, except to the extent that it results in there being insufficient shares present at the special meeting to establish a quorum.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT, AS PROMPTLY AS POSSIBLE, IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU LATER DESIRE TO REVOKE YOUR SUBMITTED PROXY, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.
By Order of the Board of Directors,
Christy Porch
Corporate Secretary
Reliant Bancorp, Inc.
Brentwood, Tennessee
Dated: October 22, 2021

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about both United Community Banks, Inc., which we refer to as United, and Reliant Bancorp, Inc., which we refer to as Reliant, from other documents that United and Reliant have filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section titled “Where You Can Find More Information” beginning on page 92 of this proxy statement/prospectus. This information is available for you to review through the SEC’s website at http://www.sec.gov. You can obtain copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus, without charge, by requesting them in writing or by telephone from the appropriate company as follows:
United Community Banks, Inc. 125 Highway 515 East Blairsville, Georgia 30512 Attention: Investor Relations Telephone: (706) 781-2265	Reliant Bancorp, Inc. 6100 Tower Circle, Suite 120 Franklin, Tennessee 37067 Attention: Chief Financial Officer Telephone: (615) 221-2087
To obtain timely delivery of these documents, you must request them no later than five business days before the date of the Reliant special meeting of shareholders. This means that Reliant shareholders requesting documents must do so by December 1, 2021.
ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the SEC by United (File No. 333-260081), constitutes a prospectus of United under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of common stock, par value $1.00 per share, of United, which we refer to as United common stock, to be issued pursuant to the Agreement and Plan of Merger, dated as of July 14, 2021, by and between United and Reliant, as it may be amended from time to time, which we refer to as the merger agreement. This document also constitutes a proxy statement of Reliant under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting of Reliant shareholders.
You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to provide you with information that is different from or in addition to that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated October 22, 2021, and you should assume that the information in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of the date of such document. Neither the mailing of this proxy statement/prospectus to Reliant shareholders, nor the issuance by United of shares of United common stock in connection with the merger agreement, will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this proxy statement/prospectus regarding United has been provided by United and information contained in this proxy statement/prospectus regarding Reliant has been provided by Reliant.

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
The following are some questions that you may have about the merger and the Reliant special meeting of shareholders, and brief answers to those questions. We urge you to carefully read the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger or the Reliant special meeting of shareholders. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information.”
In this proxy statement/prospectus, unless the context otherwise requires:
•
“GBCC” refers to the Georgia Business Corporation Code, Ga. Code Ann. § 14-2-101 et seq.;

•
“merger” refers to the merger of Reliant with and into United pursuant to the merger agreement;

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“merger agreement” refers to the Agreement and Plan of Merger, dated as of July 14, 2021, as it may be amended from time to time, by and between United and Reliant, a copy of which is attached to this proxy statement/prospectus as Annex A;

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“Reliant” refers to Reliant Bancorp, Inc., a Tennessee corporation;

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“Reliant Bank” refers to Reliant Bank, a Tennessee state-chartered bank and wholly owned subsidiary of Reliant;

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“Reliant common stock” refers to the common stock, $1.00 par value per share, of Reliant;

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“Reliant shareholders” refers to the holders of Reliant common stock;

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“special meeting” refers to the special meeting of Reliant shareholders;

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“TBCA” refers to the Tennessee Business Corporation Act, Tenn. Code Ann. § 48-11-101 et seq.;

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“United” refers to United Community Banks, Inc., a Georgia corporation;

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“United common stock” refers to the common stock, $1.00 par value per share, of United; and

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“United Community Bank” refers to United Community Bank, a South Carolina state-chartered bank and wholly owned subsidiary of United.

Q:
Why am I receiving this proxy statement/prospectus and proxy card?

A:
Reliant has agreed to be acquired by United pursuant to the terms and subject to the conditions of the merger agreement that is described in this proxy statement/prospectus. Following the merger, Reliant Bank will merge with and into United Community Bank with United Community Bank being the surviving entity, which we refer to as the bank merger. In order for us to complete the transactions contemplated by the merger agreement, we need, among other things, Reliant shareholders to approve the merger agreement. Reliant is holding the special meeting to ask Reliant shareholders to consider and vote upon, among other things, a proposal to approve the merger agreement.

Q:
What am I being asked to vote on at the special meeting?

A:
Reliant is holding the special meeting to ask Reliant shareholders to consider and vote upon a proposal to approve the merger agreement, which we refer to as the Reliant merger proposal. Reliant shareholders are also being asked to consider and vote upon (a) a proposal to approve, on an advisory (non-binding) basis, certain compensation arrangements for Reliant’s named executive officers in connection with the merger, which we refer to as the Reliant compensation proposal, and (b) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Reliant merger proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to holders of Reliant common stock, which we refer to as the Reliant adjournment proposal. No other business will be conducted at the special meeting.

Q:
What is the vote required to approve each proposal at the special meeting?

A:
The affirmative vote of a majority of all the votes entitled to be cast on the Reliant merger proposal by the holders of outstanding shares of Reliant common stock is required to approve the Reliant merger proposal. Because the affirmative vote required to approve the Reliant merger proposal is based upon the total number of outstanding shares of Reliant common stock, if you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the approval of the Reliant merger proposal.

The approval of the Reliant compensation proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal; however, such vote is advisory (non-binding) only. If your shares of Reliant common stock are represented at the special meeting but are not voted on this proposal, or if you vote to abstain on the Reliant compensation proposal, this will not have an effect on the advisory (non-binding) vote to approve the Reliant compensation proposal. If you fail to submit a proxy and fail to attend and vote in person at the special meeting, or if you do not instruct your bank, brokerage firm or other nominee how to vote your shares of Reliant common stock, your shares of Reliant common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the Reliant compensation proposal except to the extent that it results in there being insufficient shares present at the special meeting to establish a quorum. The vote on the Reliant compensation proposal is separate from the vote to approve the Reliant merger proposal. You may vote “AGAINST” the Reliant compensation proposal and “FOR” approval of the Reliant merger proposal and vice versa. You also may abstain from the Reliant compensation proposal and vote on the Reliant merger proposal and vice versa.
The approval of the Reliant adjournment proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal. If your shares of Reliant common stock are represented at the special meeting but are not voted on the Reliant adjournment proposal, or if you vote to abstain on the Reliant adjournment proposal, this will not have an effect on the Reliant adjournment proposal. If you fail to submit a proxy and fail to attend and vote in person at the special meeting, or if your shares of Reliant common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee how to vote your shares of Reliant common stock, your shares of Reliant common stock will not be voted, but this will not have an effect on the vote to approve the Reliant adjournment proposal except to the extent that it results in there being insufficient shares present at the special meeting to establish a quorum.
See the sections titled, “Information About the Special Meeting — Record Date and Quorum” and “Information About the Special Meeting — Vote Required” each section beginning on page 26 of this proxy statement/prospectus.
Q:
Who will count the votes?

A:
The votes at the special meeting will be counted by an inspector of elections appointed by the board of directors of Reliant, which we refer to as the Reliant board.

Q:
How does the Reliant board recommend that I vote at the special meeting?

A:
The Reliant board unanimously recommends that Reliant shareholders vote “FOR” the Reliant merger proposal, “FOR” the Reliant compensation proposal, on an advisory (non-binding) basis, and “FOR” the Reliant adjournment proposal, if necessary or appropriate. See the section titled “The Merger — Reliant’s Reasons for the Merger; Recommendation of the Reliant Board of Directors” beginning on page 38 of this proxy statement/prospectus.

Q:
What will I receive if the merger is completed?

A:
If the merger is completed, each share of Reliant common stock issued and outstanding immediately prior to the completion of the merger, except for shares of Reliant common stock owned or held, other than in a bona fide fiduciary or agency capacity, by United or Reliant or any subsidiary of United or Reliant, which we refer to, collectively, as the excluded shares, will be converted into the right to receive

0.9842, which we refer to as the exchange ratio, shares of United common stock. Cash, without interest, will be paid in lieu of fractional shares. See “What happens if I am eligible to receive a fraction of a share of United common stock as part of the merger consideration?” below and the sections titled “The Merger Agreement — Merger Consideration” and “The Merger Agreement — Fractional Shares” each section beginning on page 56 of this proxy statement/prospectus.
If, after the date of the merger agreement and prior to the effective time of the merger, which we refer to as the effective time, the outstanding shares of United common stock or Reliant common stock are changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, or there is an extraordinary dividend or distribution, then an appropriate and proportionate adjustment will be made to the exchange ratio and the merger consideration to provide the holders of Reliant common stock the same economic effect as contemplated by the merger agreement prior to such event.
Q:
What equity stake will current Reliant shareholders hold in United after the closing?

A:
If the merger is consummated, Reliant shareholders will receive 0.9842 shares of United common stock for each share of Reliant common stock (except for the excluded shares) they hold immediately prior to the merger, plus cash in lieu of fractional shares. United expects to issue approximately 16,699,563 shares of United common stock in connection with the merger, and that holders of shares of Reliant common stock immediately prior to the merger will hold, in the aggregate, approximately 15.68% of the issued and outstanding shares of United common stock immediately after the effective time (which accounts for shares of United common stock issued in connection with United’s recent acquisition of Aquesta Financial Holdings, Inc., which we refer to as Aquesta, but does not account for any shares of United common stock held by Reliant shareholders prior to the merger).

Q:
What is the exchange ratio?

A:
The exchange ratio is used to determine the number of shares of United common stock that Reliant shareholders will be entitled to receive for each share of Reliant common stock they hold. The exchange ratio is 0.9842, as set forth in the merger agreement.

Q:
What is the value of the merger consideration?

A:
The exact value of the merger consideration that Reliant shareholders will receive will depend on the price per share of United common stock at the time of the merger. This price will not be known at the time of the special meeting and may be more or less than the current price of United common stock or the price of United common stock at the time of the special meeting. Based on the closing stock price of United common stock on The Nasdaq Stock Market, which we refer to as Nasdaq, on July 13, 2021, the last full trading day before the date of the public announcement of the merger agreement, of $31.07 per share, and the exchange ratio of 0.9842, the value of the merger consideration would be approximately $30.58 for each share of Reliant common stock, as of such date. Based on the closing stock price of United common stock on Nasdaq on October 18, 2021, the latest practicable date before the date of this proxy statement/prospectus, of $33.94 per share, and the exchange ratio of 0.9842, the value of the merger consideration would be $33.40 for each share of Reliant common stock, as of such date. We urge you to obtain current market quotations for shares of United common stock and Reliant common stock.

Q:
What happens if I am eligible to receive a fraction of a share of United common stock as part of the merger consideration?

A:
If the aggregate number of shares of United common stock that you are entitled to receive as part of the merger consideration includes a fraction of a share of United common stock, you will receive cash in lieu of that fractional share. See the section titled “The Merger Agreement — Fractional Shares” beginning on page 56 of this proxy statement/prospectus.

Q:
What will holders of Reliant equity awards receive in the merger?

A:
Reliant Stock Options.   At the effective time, each outstanding and unexercised option to purchase shares of Reliant common stock as of immediately prior to the effective time will vest (to the extent not already vested) and (i) if the holder thereof delivers a stock option cash-out agreement to United as contemplated by the merger agreement at least five days prior to the closing of the merger, will be cancelled and converted automatically into the right to receive a cash payment equal to the product of (A) the excess, if any, of (1) the product of the 0.9842 exchange ratio multiplied by the average closing price over (2) the per share exercise price with respect to such stock option multiplied by (B) the number of shares of Reliant common stock underlying such option, or (ii) if the holder does not timely deliver such a stock option cash-out agreement, will be cancelled and converted automatically into the right to receive an option to purchase a number of shares of United common stock equal to 0.9842 multiplied by the number of shares of Reliant common stock subject to such option with an exercise price equal to the exercise price per share of such Reliant option divided by 0.9842. Under the merger agreement, the “average closing price” means the volume-weighted average of the closing sales prices of United common stock as reported on Nasdaq for the 10 consecutive full trading days ending on and including the fifth business day prior to the closing date of the merger.

Reliant Restricted Stock Unit and Restricted Share Awards.   At the effective time, subject to the terms and conditions of the merger agreement, each Reliant restricted share award and Reliant restricted stock unit award that is outstanding as of immediately prior to the effective time will automatically vest (to the extent not then vested) and, as applicable, settle and will be cancelled and converted automatically into the right to receive the merger consideration in respect of each share of Reliant common stock subject to or underlying such restricted share award or restricted stock unit award.
Q:
What will happen to Reliant as a result of the merger?

A:
If the merger is completed, Reliant will be merged with and into United, with United surviving the merger as the surviving corporation. As a result of the merger, Reliant will no longer be a publicly held company and its separate corporate existence will cease. Following the merger, Reliant common stock will be delisted from Nasdaq and deregistered under the Exchange Act.

Q:
What equity stake will Reliant shareholders hold in United immediately following the merger?

A:
Based on the number of issued and outstanding shares of United common stock and Reliant common stock as of October 18, 2021, and based on the exchange ratio of 0.9842, holders of shares of Reliant common stock immediately prior to the merger will hold, in the aggregate, approximately 15.68% of the issued and outstanding shares of United common stock immediately following the closing of the merger (which accounts for shares of United common stock issued in connection with United’s recent acquisition of Aquesta but does not account for any shares of United common stock held by Reliant shareholders prior to the merger).

Q:
When do you expect the merger to be completed?

A:
Subject to the satisfaction or waiver of the closing conditions described under the section titled, “The Merger Agreement — Conditions to Complete the Merger” beginning on page 68 of this proxy statement/prospectus, including the approval of the merger agreement by Reliant shareholders at the special meeting, United and Reliant expect that the merger will be completed in the first quarter of 2022. However, it is possible that factors outside the control of both companies, including whether or when the required regulatory approvals for the transactions contemplated by the merger agreement will be received, could result in the merger being completed at a different time or not being completed at all.

Q:
Will Reliant be required to submit the Reliant merger proposal to its shareholders even if the Reliant board has withdrawn, modified or qualified its recommendation?

A:
Yes. Unless the merger agreement is terminated before the special meeting, Reliant is required to submit the Reliant merger proposal to its shareholders even if the Reliant board has withdrawn, modified, or qualified its recommendation that Reliant shareholders approve the merger agreement.

Q:
Are Reliant shareholders entitled to dissenters’ rights?

A:
No. Reliant shareholders are not entitled to dissenters’ rights under the TBCA.

Q:
What are the material U.S. federal income tax consequences of the merger to Reliant shareholders?

A:
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer as the Code, and it is a condition to the respective obligations of United and Reliant to complete the merger that each of United and Reliant receives a tax opinion to that effect. Accordingly, a Reliant shareholder generally will not recognize gain or loss upon the exchange of shares of Reliant common stock for shares of United common stock pursuant to the merger, except with respect to cash received, if any, in connection with the merger. For further information, please refer to “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 78.

The U.S. federal income tax consequences described above may not apply to all holders of Reliant common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.
Q:
Who can vote at the special meeting?

A:
All holders of record of Reliant common stock as of the close of business on October 22, 2021, the record date for the special meeting, which we refer to as the record date, are entitled to receive notice of, and to vote at, the special meeting, or any postponement or adjournment of the special meeting scheduled in accordance with Tennessee law. Each holder of Reliant common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Reliant common stock that such holder owned of record as of the record date.

Q:
When and where is the special meeting?

A:
The special meeting will be held on Wednesday, December 8, 2021, at Reliant’s offices at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, at 5:00 p.m., local time. For additional information about the special meeting, see the section titled “Information About the Special Meeting” beginning on page 26 of this proxy statement/prospectus.

Q:
How will I receive the merger consideration to which I am entitled?

A:
As promptly as practicable after the effective time, the exchange agent, which will be a bank or trust company or other third party mutually agreed upon by United and Reliant and which we refer to as the exchange agent, will mail to you or your bank, brokerage firm or other nominee, a letter of transmittal and instructions relating to your receipt of the merger consideration. After receiving the proper documentation from you or your bank, brokerage firm or other nominee, following the effective time, the exchange agent will forward to you or your bank, brokerage firm or other nominee the United common stock and cash, if any, to which you are entitled. More information on the documentation you are required to deliver to the exchange agent may be found under the caption “The Merger Agreement — Exchange and Payment Procedures” beginning on page 57 of this proxy statement/prospectus.

Q:
Will my shares of United common stock acquired in the merger receive a dividend?

A:
After the closing of the merger, as a holder of United common stock, you will receive the same dividends, if any, on shares of United common stock that all other holders of shares of United common stock will receive, if the record date for the dividend is after the merger is completed.

Q:
Why am I being asked to consider and vote on a proposal to approve, on an advisory (non-binding) basis, certain compensation arrangements for Reliant’s named executive officers in connection with the merger?

A:
Under the rules of the SEC, Reliant is required to seek an advisory (non-binding) vote with respect to the compensation that may be paid or become payable to its named executive officers that is based on, or otherwise relates to, the merger.

Q:
What will happen if Reliant shareholders do not approve the merger-related compensation of Reliant’s named executive officers?

A:
Approval of the compensation that may be paid or become payable to Reliant’s named executive officers that is based on, or otherwise relates to, the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on Reliant or United as the surviving corporation in the merger. If the merger is completed, the merger-related compensation will be paid to Reliant’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and arrangements and the outcome of the advisory (non-binding) vote will not affect Reliant’s or United’s obligations to make these payments even if Reliant shareholders do not approve, on an advisory (non-binding) basis, the proposal.

Q:
Do any of Reliant’s directors or executive officers have interests in the merger that may differ from those of Reliant shareholders?

A:
Reliant’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of Reliant shareholders generally. The members of the Reliant board were aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger, and in recommending that Reliant shareholders approve the merger agreement. For a description of these interests, refer to the section titled “Interests of Reliant’s Directors and Executive Officers in the Merger” beginning on page 72 of this proxy statement/prospectus.

Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares of Reliant common stock are registered directly in your name with the transfer agent of Reliant, Broadridge Financial Solutions, Inc., you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote or to grant a proxy for your vote directly to Reliant or a third party to vote at the special meeting. If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee is considered the shareholder of record with respect to those shares. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares.

Q:
If my shares of Reliant common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee automatically vote those shares for me?

A:
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Reliant common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Reliant common stock. In accordance with the rules of Nasdaq, banks, brokerage firms and other nominees who hold shares of Reliant common stock in street name for their customers have authority to vote on “routine” proposals when they have not received voting instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the Reliant merger proposal, the Reliant compensation proposal, and the Reliant adjournment proposal. As a result, absent specific voting instructions from the beneficial owner of such shares, banks, brokerage firms and other nominees are not empowered to vote such shares. A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The effect of not instructing your bank, brokerage firm or other nominee how you wish your shares to be voted will be the same as a vote “AGAINST” the approval of the Reliant merger proposal, but will not have an effect on the Reliant compensation proposal or on the Reliant adjournment proposal, except to the extent that it results in there being insufficient shares present at the special meeting to establish a quorum.

Q:
How many votes do I have?

A:
Each Reliant shareholder is entitled to one vote for each share of Reliant common stock held of record as of the record date. As of the close of business on the record date, there were 16,682,928 outstanding shares of Reliant common stock.

Q:
What constitutes a quorum for the special meeting?

A:
The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Reliant common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions, if any, will be included in determining the number of shares present at the special meeting for the purpose of determining the presence of a quorum. If you fail to submit a proxy or attend and vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of Reliant common stock will not be counted for purposes of determining whether a quorum is present at the special meeting, including any adjournment thereof (unless a new record date is or must be set for the adjourned meeting).

Q:
What do I need to do now?

A:
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the special meeting.

Q:
How do I vote?

A:
Shareholder of Record.   If you are a shareholder of record, you may have your shares of Reliant common stock voted on the matters to be presented at the special meeting in the following ways:

•
by touch-tone telephone or over the Internet, by accessing the telephone number or Internet website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when submitting a proxy by telephone or by Internet. Proxies delivered over the Internet or by telephone must be submitted by 11:59 p.m., Eastern Time, on the day before the special meeting. Please be aware that, if you submit a proxy by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•
by completing, signing, and dating the enclosed proxy card and returning it in the accompanying prepaid reply envelope; or

•
by attending the special meeting and voting your shares in person at the special meeting.

Beneficial Owner.   If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.
Q:
How can I change or revoke my vote?

A:
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, before it is exercised, and your last vote is the vote that will be counted. If you are a Reliant shareholder of record who voted by mailing in a proxy card, you can write to Reliant’s Chief Financial Officer, Attention: Jerry Cooksey, 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, stating that you wish to revoke your proxy and requesting another proxy card, provided such statement is received by December 7, 2021. If you hold your shares through a bank, brokerage firm or other nominee, you can revoke your proxy by contacting the bank, brokerage firm or other nominee and asking for a new proxy card. If you submitted your proxy by Internet or by telephone, you can vote again by submitting a proxy over the Internet or by telephone before the closing of the voting facilities at 11:59 p.m., Eastern Time, on December 7, 2021. If you attend the special meeting, you must vote your shares at the special meeting to revoke your proxy. Your attendance alone at the special meeting will not in and of itself constitute a revocation of your proxy.

Q:
If a shareholder gives a proxy, how are the shares of Reliant common stock voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Reliant common stock in the way that you indicate. When completing the Internet or telephone voting process or the proxy card, you may specify whether your shares of Reliant common stock should be voted “FOR” or “AGAINST,” or whether your shares should “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the special meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Reliant merger proposal, “FOR” the Reliant compensation proposal, and “FOR” the Reliant adjournment proposal.
Q:
What should I do if I receive more than one set of voting materials?

A:
If you hold shares of Reliant common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of Reliant common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by telephone or Internet as provided on your proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of Reliant common stock are voted. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

Q:
What happens if I sell my shares of Reliant common stock before the special meeting?

A:
The record date is earlier than both the date of the special meeting and the effective time. If you transfer your shares of Reliant common stock after the record date but before the special meeting, you will, unless you grant the transferee a proxy, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares at the effective time.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
Reliant’s directors, officers and employees may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. Reliant will also request that brokerage houses and other custodians, nominees and fiduciaries send these proxy materials to beneficial owners of Reliant common stock. Reliant will, upon request, reimburse such brokerage houses and custodians, nominees and fiduciaries for their reasonable expenses in assisting with the solicitation of proxies.

Q:
Should I send in my stock certificates now?

A:
No, please do NOT return your stock certificate(s) with your proxy.   If the merger agreement is approved by Reliant shareholders and the merger is completed, and you hold physical stock certificates, you will be sent a letter of transmittal as promptly as reasonably practicable after the completion of the merger describing how you may exchange your shares of Reliant common stock for the merger consideration. If your shares of Reliant common stock are held in “street name” through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Reliant common stock in exchange for the merger consideration.

Q:
Are there any voting agreements in place with Reliant shareholders?

A:
Yes. As an inducement for United to enter into the merger agreement, Reliant’s directors entered into voting agreements with United dated as of the date of the merger agreement pursuant to which these persons have agreed, among other things and subject to the terms and conditions contained in the voting agreements, to vote their shares of Reliant common stock in favor of approval of the merger agreement, which we refer to as the Reliant voting agreements. The Reliant voting agreements also place certain restrictions on the transfer by the directors of their shares of Reliant common stock prior to the earlier of the effective time and the termination of the merger agreement. As of the record date, Reliant directors, collectively, beneficially owned and had the power to vote 878,293 shares of Reliant common stock, representing approximately 5.26% of the outstanding shares of Reliant common stock.

Q:
Where can I find the voting results of the special meeting?

A:
The preliminary voting results will be announced at the special meeting. In addition, within four business days following the special meeting, Reliant will file the final voting results with the SEC on a Current Report on Form 8-K.

Q:
Are there any risks that I should consider in deciding whether to vote for the approval of the merger agreement?

A:
Yes. You should read and carefully consider the risk factors set forth in the section titled “Risk Factors” beginning on page 20 of this proxy statement/prospectus. You also should read and carefully consider the risk factors of United and Reliant contained in the documents that are incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 92 of this proxy statement/prospectus.

Q:
What are the conditions to complete the merger?

A:
In addition to the approval of the merger agreement proposal by Reliant shareholders as described above, completion of the merger is subject to the satisfaction of a number of other conditions, including the receipt of required regulatory approvals and expiration or termination of all statutory waiting periods in respect thereof without the imposition of any burdensome regulatory condition, the accuracy of representations and warranties under the merger agreement (subject to the materiality standards set forth in the merger agreement), the performance of United’s and Reliant’s respective obligations under the merger agreement in all material respects and each of United’s and Reliant’s receipt of a tax opinion to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section titled “The Merger Agreement — Conditions to Complete the Merger” beginning on page 68 of this proxy statement/prospectus.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, Reliant shareholders will not receive any consideration for their shares of Reliant common stock in connection with the merger. Instead, Reliant will remain an independent public company and its common stock will continue to be listed and traded on Nasdaq. Under specified circumstances, Reliant may be required to pay United a fee of $18.38 million, which we refer to as the termination fee, in connection with the termination of the merger agreement, as described under the section titled “The Merger Agreement — Termination Fee” beginning on page 70 of this proxy statement/prospectus.

Q:
Who can help answer any other questions I have?

A:
If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need help voting your shares of Reliant common stock, please contact Jerry Cooksey, Reliant’s Chief Financial Officer, at (615) 221-2087.

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully this entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. Please see “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
Parties to the Merger (pages 32 and 33)
United Community Banks, Inc.
125 Highway 515 East
Blairsville, Georgia 30512
(706) 781-2265
United, a Georgia corporation, is a bank holding company under the Bank Holding Company Act of 1956, as amended, which we refer to as the BHC Act. United is the holding company for United Community Bank, a South Carolina state-chartered bank whose deposits are insured by the Federal Deposit Insurance Corporation, which we refer to as the FDIC.
United common stock is currently listed on Nasdaq under the symbol “UCBI.”
Reliant Bancorp, Inc.
1736 Carothers Parkway, Suite 100
Brentwood, Tennessee 37027
(615) 221-2020
Reliant is a Tennessee corporation registered as a bank holding company under the BHC Act. Reliant has elected under the BHC Act to be a financial holding company. Reliant, through its wholly owned subsidiary Reliant Bank, operates banking centers in Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of June 30, 2021, Reliant had approximately $3.1 billion in total consolidated assets, approximately $2.3 billion in loans held for investment and approximately $2.6 billion in deposits.
Reliant was incorporated under the laws of the State of Tennessee on March 4, 2011, and Reliant became the holding company for, and sole shareholder of, Reliant Bank upon the completion of Reliant Bank’s reorganization into a holding company corporate structure on June 6, 2012.
Reliant common stock is currently listed on Nasdaq under the symbol “RBNC.”
The Merger and the Merger Agreement (pages 34 and 56)
The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified in their entirety by reference to the merger agreement. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.
Pursuant to the terms and subject to the conditions of the merger agreement, Reliant will merge with and into United with United surviving the merger as the surviving corporation. Following the merger, Reliant Bank, Reliant’s banking subsidiary, will merge with and into United’s banking subsidiary, United Community Bank, with United Community Bank surviving the merger as the surviving entity.
Merger Consideration (page 56)
Upon completion of the merger, each issued and outstanding share of Reliant common stock (other than the excluded shares) will be entitled to receive 0.9842 shares of United common stock. Cash will be paid in lieu of fractional shares.

Based on the number of shares of Reliant common stock and United common stock outstanding on October 18, 2021, we expect United to issue approximately 16,699,563 shares of United common stock in connection with the merger, and that holders of shares of Reliant common stock immediately prior to the merger will hold, in the aggregate, approximately 15.68% of the issued and outstanding shares of United common stock immediately following the closing of the merger (which accounts for shares of United common stock issued in connection with United’s recent acquisition of Aquesta but does not account for any shares of United common stock held by Reliant shareholders prior to the merger).
The following table shows the closing sale prices of United common stock and Reliant common stock as reported on Nasdaq on July 13, 2021, the last full trading day before the date of the public announcement of the merger agreement, and on October 18, 2021, the last practicable trading day before the date of this proxy statement/prospectus. This table also shows the implied value of the merger consideration to be issued in exchange for each share of Reliant common stock (other than the excluded shares), which was calculated by multiplying the closing price per share of United’s common stock on those dates by the exchange ratio of 0.9842.
	United Common Stock	Reliant Common Stock	Implied Value of One Share of Reliant Common Stock
July 13, 2021	$31.07	$27.54	$30.58
October 18, 2021	$33.94	$32.85	$33.40
Treatment of Reliant Equity Awards (page 59)
Reliant Restricted Share Awards and Restricted Stock Unit Awards.   At the effective time, subject to the terms and conditions of the merger agreement, each Reliant restricted share award and Reliant restricted stock unit award that is outstanding as of immediately prior to the effective time will automatically vest (to the extent not then vested) and, as applicable, settle and will be cancelled and converted automatically into the right to receive the merger consideration in respect of each share of Reliant common stock subject to or underlying such restricted share award or restricted stock unit award.
Reliant Stock Options.   At the effective time, each outstanding and unexercised option to purchase shares of Reliant common stock as of immediately prior to the effective time will vest (to the extent not already vested) and (i) if the holder thereof delivers a stock option cash-out agreement to United as contemplated by the merger agreement at least five days prior to the closing of the merger, will be cancelled and converted automatically into the right to receive a cash payment equal to the product of (A) the excess, if any, of (1) the product of the 0.9842 exchange ratio multiplied by the average closing price over (2) the per share exercise price with respect to such stock option multiplied by (B) the number of shares of Reliant common stock underlying such option, or (ii) if the holder does not timely deliver such a stock option cash-out agreement, will be cancelled and converted automatically into the right to receive an option to purchase a number of shares of United common stock equal to 0.9842 multiplied by the number of shares of Reliant common stock subject to such option with an exercise price equal to the exercise price per share of such Reliant option divided by 0.9842. Under the merger agreement, the “average closing price” means the volume-weighted average of the closing sales prices of United common stock as reported on Nasdaq for the 10 consecutive full trading days ending on and including the fifth business day prior to the closing date of the merger.
Reliant’s Reasons for the Merger; Recommendation of the Reliant Board of Directors (page 38)
The Reliant board has unanimously adopted and approved the merger agreement and the transactions contemplated thereby, including the merger, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Reliant and its shareholders. The Reliant board unanimously recommends that Reliant shareholders vote “FOR” the Reliant merger proposal, “FOR” the Reliant compensation proposal, on an advisory (non-binding) basis, and “FOR” the Reliant adjournment proposal, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the merger agreement.

Opinion of Reliant’s Financial Advisor (page 40 and Annex B)
At the July 14, 2021 meeting of the Reliant board, representatives of Raymond James & Associates, Inc., which we refer to as Raymond James, rendered Raymond James’ oral opinion, which was subsequently confirmed by delivery of a written opinion, dated July 14, 2021, to the Reliant board (in its capacity as such), as to the fairness, as of such date, from a financial point of view, to the holders of Reliant common stock (other than the excluded shares) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Raymond James in connection with the preparation of its opinion.
The full text of the written opinion of Raymond James, dated July 14, 2021, which sets forth, among other things, the various qualifications, assumptions and limitations on the scope of the review undertaken by Raymond James, is attached as Annex B to this proxy statement/prospectus. Raymond James provided its opinion for the information and assistance of the Reliant board (in its capacity as such) in connection with, and for purposes of, its consideration of the merger and its opinion only addresses whether the merger consideration to be received by the holders of Reliant common stock (other than the excluded shares) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. For purposes of Raymond James’ opinion, and with Reliant’s consent, Raymond James assumed that the value of the merger consideration was $30.58 per share based on United’s closing stock price of $31.07 per share as of July 13, 2021. The opinion of Raymond James did not address any other term or aspect of the merger agreement or the merger contemplated thereby, the underlying business decisions of Reliant to engage in the merger, the structure or tax consequences of the merger or the availability of any alternatives to the merger. The foregoing description of the opinion is qualified in its entirety by reference to the full text of the opinion. Reliant shareholders are urged to read the entire opinion carefully in connection with their consideration of the merger agreement. Neither the Raymond James opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus is intended to be or constitute advice or a recommendation to the Reliant board or any holder of Reliant common stock as to how the Reliant board, such shareholder or any other person should vote or otherwise act with respect to the merger or any other matter.
Information About the Special Meeting (page 26)
The special meeting will be held on Wednesday, December 8, 2021, at Reliant’s offices at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, at 5:00 p.m., local time. At the special meeting, Reliant shareholders will be asked to approve the Reliant merger proposal, the Reliant compensation proposal, and the Reliant adjournment proposal.
Only holders of record of Reliant common stock at the close of business on October 22, 2021, the record date, will be entitled to notice of and to vote at the special meeting. Each share of Reliant common stock outstanding as of the record date is entitled to one vote on each proposal to be considered at the special meeting. As of the record date, there were 16,682,928 shares of Reliant common stock entitled to notice of and to vote at the special meeting. The directors and executive officers of Reliant and their affiliates, collectively, beneficially owned, and were entitled to vote, approximately 1,004,965 shares of Reliant common stock, representing approximately 6.02% of the shares of Reliant common stock outstanding, on the record date.
Vote Required (page 26)
The affirmative vote of a majority of all the votes entitled to be cast on the Reliant merger proposal by the holders of outstanding shares of Reliant common stock is required to approve the Reliant merger proposal. Because the affirmative vote required to approve the Reliant merger proposal is based upon the total number of outstanding shares of Reliant common stock, if you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the approval of the Reliant merger proposal.
The approval of the Reliant compensation proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal; however, such vote is advisory (non-binding) only. If your shares of Reliant common stock are represented at the special meeting but are not voted on this proposal, or if you vote to abstain on the Reliant compensation proposal, this will not have an effect on the advisory (non-binding) vote to approve the Reliant compensation proposal. If you fail to submit a proxy and fail to attend and vote in person at the special meeting, or if you do not instruct your bank, brokerage firm or other nominee how to vote your shares of Reliant common stock, your shares of Reliant common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the Reliant compensation proposal except to the extent that it results in there being insufficient shares present at the special meeting to establish a quorum. The vote on the Reliant compensation proposal is separate from the vote to approve the Reliant merger proposal. You may vote “AGAINST” the Reliant compensation proposal and “FOR” approval of the Reliant merger proposal and vice versa. You also may abstain from the Reliant compensation proposal and vote on the Reliant merger proposal and vice versa.
The approval of the Reliant adjournment proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal. If your shares of Reliant common stock are represented at the special meeting but are not voted on the Reliant adjournment proposal, or if you vote to abstain on the Reliant adjournment proposal, this will not have an effect on the Reliant adjournment proposal. If you fail to submit a proxy and fail to attend and vote in person at the special meeting, or if your shares of Reliant common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee how to vote your shares of Reliant common stock, your shares of Reliant common stock will not be voted, but this will not have an effect on the vote to approve the Reliant adjournment proposal except to the extent that it results in there being insufficient shares present at the special meeting to establish a quorum.
Proxies and Revocations (page 28)
Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote in person at the special meeting. If your shares of Reliant common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Reliant common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of Reliant common stock will not be voted on the Reliant merger proposal, which will have the same effect as a vote “AGAINST” the Reliant merger proposal, but your failure to vote your shares of Reliant common stock will not have an effect on the proposal to approve, on an advisory (non-binding) basis, the Reliant compensation proposal or on the Reliant adjournment proposal (other than to the extent resulting in failure to establish a quorum).
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, before it is exercised, and your last vote is the vote that will be counted. If you are a Reliant shareholder of record who voted by mailing in a proxy card, you can write to Reliant’s Chief Financial Officer, Attention: Jerry Cooksey, 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, stating that you wish to revoke your proxy and requesting another proxy card, provided such statement is received by December 7, 2021. If you hold your shares through a bank, brokerage firm or other nominee, you can revoke your proxy by contacting the bank, brokerage firm or other nominee and asking for a new proxy card. If you submitted your proxy by Internet or by telephone, you can have your shares voted again by submitting a proxy over the Internet or by telephone before the closing of the voting facilities at 11:59 p.m., Eastern Time, on December 7, 2021. If you attend the special meeting, you must vote your shares at the special meeting to revoke your proxy. Your attendance alone at the special meeting will not in and of itself constitute a revocation of your proxy.
Voting Agreements (page 28)
As an inducement for United to enter into the merger agreement, Reliant’s directors entered into the Reliant voting agreements with United pursuant to which these persons have agreed, among other things and subject to the terms and conditions contained in the Reliant voting agreements, to vote their shares of Reliant common stock in favor of approval of the merger agreement. The Reliant voting agreements also place certain restrictions on the transfer by the directors of their shares of Reliant common stock prior to the earlier of (i) the effective time and (ii) the termination of the merger agreement. As of the record date, Reliant directors, collectively, beneficially owned and had the power to vote 878,293 shares of Reliant common stock, representing approximately 5.26% of the outstanding shares of Reliant common stock.
Material U.S. Federal Income Tax Consequences of the Merger (page 78)
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to the respective obligations of United and Reliant to complete the merger that each of United and Reliant receives a tax opinion to that effect. Accordingly, a Reliant shareholder generally will not recognize gain or loss upon the exchange of shares of Reliant common stock for shares of United common stock pursuant to the merger, except with respect to cash received, if any, in connection with the merger.
All holders of Reliant shares should consult their own tax advisors for a full understanding of the particular tax consequences of the merger to them.
Interests of Reliant’s Directors and Executive Officers in the Merger (page 72)
In considering the recommendation of the Reliant board, Reliant shareholders should be aware that Reliant’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Reliant shareholders generally. These interests include, among others, the treatment of outstanding Reliant equity awards pursuant to the merger agreement, certain potential payments and benefits payable in connection with a change in control of Reliant and Reliant Bank, certain potential payments and benefits following the closing under employment arrangements agreed to between a certain executive officer and United, and rights to ongoing indemnification and insurance coverage by United for acts or omissions occurring prior to the merger. The Reliant board was aware of and considered these interests, among other matters, in reaching its decisions to approve the merger agreement and the transactions contemplated thereby and to recommend the approval of the merger agreement to Reliant shareholders.
Accounting Treatment (page 77)
United prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which we refer to as GAAP. The merger will be accounted for using the acquisition method of accounting. United will be treated as the acquirer for accounting purposes.
No Dissenters’ Rights (page 55)
Under Tennessee law, the Reliant shareholders are not entitled to dissenters’ rights.
Regulatory Approvals Required for the Merger and Bank Merger (page 53)
Subject to the terms of the merger agreement, both United and Reliant have agreed to use their respective reasonable best efforts to obtain all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include approvals from, among others, the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve Board, the Federal Deposit Insurance Corporation, which we refer to as the FDIC, and the South Carolina Board of Financial Institutions. United and Reliant plan to file applications to obtain the required regulatory approvals. United and Reliant have also given notice of the transactions contemplated by the merger agreement to the Tennessee Department of Financial Institutions pursuant to applicable Tennessee law and rules of the Tennessee Department of Financial Institutions.
Although neither United nor Reliant knows of any reason why it cannot obtain these regulatory approvals in a timely manner, United and Reliant cannot be certain when or if they will be obtained.
Conditions to Complete the Merger (page 68)
Each party’s obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted under applicable law) of certain conditions, including: (1) the approval of the merger agreement by the requisite vote of Reliant shareholders; (2) the receipt of all required regulatory approvals and expiration or termination of all statutory waiting periods in respect thereof, each as described above; (3) authorization for listing on Nasdaq of the shares of United common stock to be issued in the merger; (4) effectiveness of the registration statement on Form S-4 with respect to the shares of United common stock to be issued in the merger; (5) the absence of any order, decree or injunction enjoining or prohibiting the completion of the merger or the bank merger and any law prohibiting or making illegal the completion of the merger or the bank merger; (6) subject to certain exceptions and standards of materiality, the accuracy of the representations and warranties of the other party; (7) performance in all material respects by the other party of its obligations under the merger agreement; (8) receipt by such party of an opinion from its counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and (9) the absence of any change, circumstance, occurrence, event, development or effect that has had, or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the other party since March 31, 2021.
Neither United nor Reliant can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Termination (page 69)
The merger agreement may be terminated at any time by either United or Reliant prior to the effective time under the following circumstances:
•
by mutual written consent;

•
if the merger is not consummated by March 31, 2022, unless the failure of the merger to be consummated by that date is due to the failure of the party seeking to terminate the merger agreement to observe its obligations or covenants under the merger agreement;

•
in the event that any regulatory approval required to complete the merger is denied by a final, non-appealable action, unless the denial is due to the failure of the party seeking to terminate the merger agreement to observe its obligations or covenants under the merger agreement;

•
if the Reliant merger proposal is not approved by Reliant shareholders at the special meeting or any adjournment or postponement of the special meeting (and, if termination is by Reliant, Reliant has complied with its obligations under the merger agreement with respect to the special meeting);

•
subject to cure rights, in the event of a breach of any of the covenants or agreements, or any inaccuracy of any of the representations or warranties, of the other party, such that the conditions to the terminating party’s obligations to complete the merger would not be satisfied; or

•
in the event any governmental entity of competent jurisdiction issues a final, non-appealable order, decree, or injunction enjoining or prohibiting the consummation of the merger or the bank merger or enacts, enters, or promulgates any law which prohibits or makes illegal the consummation of the merger or the bank merger, unless the denial is due to the failure of the party seeking to terminate the merger agreement to observe its obligations or covenants under the merger agreement.

In addition, the merger agreement may be terminated:
•
by United if, prior to obtaining the approval of the Reliant shareholders of the Reliant merger proposal, Reliant materially breaches its obligations under the merger agreement relating to the non-solicitation of acquisition proposals, Reliant materially breaches its obligations to call, give notice of, convene, and hold the special meeting, or the Reliant board, subject to limited exceptions, fails to recommend that Reliant shareholders approve the merger agreement or changes its recommendation in a way adverse to United or takes another action intentionally inconsistent with such recommendation;

•
by Reliant, prior to approval of the merger proposal by the Reliant shareholders, in order to enter into a definitive agreement with respect to a superior proposal, provided, among other things, that (i) Reliant has complied with its acquisition proposal non-solicitation obligations under the merger agreement in all material respects, (ii) Reliant has complied in all material respects with its obligations under the merger agreement relative to the special meeting, (iii) Reliant has provided

United an opportunity to renegotiate the merger agreement such that the alternative transaction no longer constitutes a superior proposal, and (iv) Reliant pays (or causes to be paid) the termination fee; or
•
by Reliant, if the price of the United common stock declines by more than 20% and the price of United common stock underperforms the KBW Nasdaq Bank Index (BKX) as reported in The Wall Street Journal by more than 20%, in each case from the date of the merger agreement, provided that United will have a right to increase the merger consideration to prevent these thresholds from being triggered in the event that Reliant seeks to exercise this right of termination.

Termination Fee (page 70)
If the merger agreement is terminated under certain circumstances, including circumstances involving alternative acquisition proposals and changes in the recommendation of the Reliant board, Reliant may be required to pay to United a termination fee equal to $18.38 million. This termination fee could discourage other companies from seeking to acquire or merge with Reliant.
The Rights of Reliant Shareholders Will Change as a Result of the Merger (page 84)
The rights of Reliant shareholders will change as a result of the merger due to differences in United’s and Reliant’s governing documents. The rights of Reliant shareholders are governed by Tennessee law and by the Reliant charter and bylaws. Upon the completion of the merger, Reliant shareholders immediately prior to the effective time will become United shareholders, as United will be the continuing legal entity in the merger, and their rights will therefore be governed by Georgia law and the United articles of incorporation and bylaws.
Risk Factors (page 20)
You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

COMPARATIVE MARKET PRICE DATA
The following table presents the closing prices of Reliant common stock and United common stock on July 13, 2021, the last full trading day before the date of the public announcement of the merger agreement, and October 18, 2021, the last practicable date prior to the date of this proxy statement/prospectus. The table also shows the estimated implied value of the merger consideration for each share of Reliant common stock on the relevant date.
Date	Reliant Closing Share Price	United Closing Share Price	Exchange Ratio	Estimated Equivalent Per Share Value(1)
July 13, 2021	$27.54	$31.07	0.9842	$30.58
October 18, 2021	$32.85	$33.94	0.9842	$33.40

(1)
The implied value of the merger consideration is based upon the product of the exchange ratio of 0.9842 and the closing price of United common stock as of the applicable date.

The above table shows only historical comparisons. These comparisons may not provide meaningful information to Reliant shareholders in determining whether to approve the merger agreement. Reliant shareholders are urged to obtain current market quotations for shares of United common stock and Reliant common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to approve the merger agreement. The market prices of United common stock and Reliant common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market prices of Reliant common stock or United common stock before or after the effective date of the merger. Changes in the market price of United common stock prior to the completion of the merger will affect the market value of the merger consideration that Reliant shareholders will receive upon completion of the merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in or incorporated by reference into this proxy statement/prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding United’s or Reliant’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “projections,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger or the bank merger, the future financial and operating results of United, Reliant or the combined company following the merger, the combined company’s plans, objectives, expectations and intentions, the expected timing of the completion of the merger, the likelihood of success, and impact of litigation and other statements that are not historical facts. These statements are only predictions based on United’s and Reliant’s current expectations and projections about future events. There are important factors that could cause United’s and Reliant’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described in the section titled “Risk Factors” beginning on page 20.
These forward-looking statements are subject to numerous assumptions, risks, and uncertainties which change over time. In addition to factors previously disclosed in United’s and Reliant’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements:
•
the inability to complete the merger and the bank merger in a timely manner;

•
the failure to complete the merger due to the failure of Reliant shareholders to approve the Reliant merger proposal;

•
failure to obtain required regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule, or at all;

•
the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement;

•
the potential impact of announcement or consummation of the merger on relationships with third parties, including customers, employees, and competitors;

•
business disruption following the merger;

•
difficulties and delays in integrating the businesses of United, Reliant, and Aquesta or fully realizing cost savings and other anticipated benefits;

•
United’s potential exposure to unknown or contingent liabilities of Reliant or Aquesta;

•
the challenges of integrating, retaining, and hiring key personnel;

•
failure to attract new customers and retain existing customers, including customers from Reliant and Aquesta, in the manner anticipated;

•
the inability to retain Reliant employees;

•
the outcome of pending or threatened legal proceedings, or of matters before regulatory agencies, whether currently existing or commencing in the future, including legal proceedings related to the merger;

•
any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•
changes in United’s stock price before closing, including as a result of the financial performance of Reliant prior to closing;

•
operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which United and Reliant are highly dependent;

•
changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act, which we refer to as the CARES Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as the Dodd-Frank Act, and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•
changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve Board;

•
changes in interest rates, which may affect United’s and Reliant’s net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of United’s or Reliant’s assets, including its investment securities;

•
changes in accounting principles, policies, practices, or guidelines;

•
changes in United’s credit ratings or in United’s ability to access the capital markets;

•
the negative impacts and disruptions resulting from the ongoing novel coronavirus, or COVID-19, pandemic on the economies and communities served by United and Reliant, which may have an adverse impact on their respective businesses, operations and performance, and could have a negative impact on their respective credit portfolios, share prices, and borrowers, and on the economy as a whole, both domestically and globally;

•
natural disasters, war, or terrorist activities; and

•
other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting United’s or Reliant’s operations, pricing, and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond United’s and Reliant’s control.
For any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, United and Reliant claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference in this proxy statement/prospectus. Except to the extent required by applicable law, United and Reliant do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. All written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to United, Reliant, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

RISK FACTORS
In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” on page 18, you should consider the following risk factors carefully in deciding whether to vote to approve the merger agreement. Additional risks and uncertainties, if they materialize, not presently known to United or Reliant or that are not currently believed to be important to you also may adversely affect the merger and United as the surviving corporation in the merger.
In addition, Reliant’s and United’s respective businesses are subject to numerous risks and uncertainties, including the risks and uncertainties described, in the case of United, in its Annual Report on Form 10-K for the year ended December 31, 2020, and in the case of Reliant, in its Annual Report on Form 10-K for the year ended December 31, 2020, each of which are incorporated by reference into this proxy statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 92.
Because the market price of United common stock will fluctuate, Reliant shareholders cannot be certain of the market value of the merger consideration they will receive.
Upon completion of the merger, each outstanding share of Reliant common stock (except for the excluded shares) will be converted into 0.9842 shares of United common stock. The market value of United common stock, and therefore the merger consideration, will vary from the date United and Reliant announced the merger, to the date that this proxy statement/prospectus is mailed to Reliant shareholders, to the date of the special meeting is held, and to the date the merger is completed. Any change in the market price of United common stock prior to the completion of the merger will affect the market value of the merger consideration that Reliant shareholders will receive upon completion of the merger, and there will be no adjustment to the merger consideration for changes in the market price of shares of United common stock or Reliant common stock, provided that Reliant may terminate the merger agreement in certain circumstances relating to a decline in the price of United common stock relative to such price as of the date of the merger agreement and to a bank stock index, provided that United will have a right to increase the merger consideration to a specified amount set forth in the merger agreement to prevent such termination. See “The Merger Agreement — Termination of the Merger Agreement.”
The market price of United’s common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding United’s operations or business prospects, including market sentiment regarding United’s entry into the merger agreement, as well as changes in general market and economic conditions, changes in geopolitical conditions and changes in the values and perceptions of financial services stocks generally. These risks may be affected by:
•
operating results that vary from the expectations of United’s management or of securities analysts and investors;

•
developments in United’s business or in the financial services sector generally;

•
the economic consequences of the novel coronavirus, or COVID-19, pandemic, which has resulted in significant market volatility, including volatility in the price of United common stock, as well as the market for financial institutions stocks generally and the broader debt and equity markets;

•
regulatory or legislative changes affecting United’s industry generally or its business and operations;

•
operating and securities price performance of companies that investors consider to be comparable to United;

•
changes in estimates or recommendations by securities analysts or rating agencies;

•
announcements of strategic developments, acquisitions, dispositions, financings, and other material events by United or its competitors; and

•
changes in global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Therefore, at the time of the special meeting, you will not know the precise market value of the consideration you will receive at the effective time. You should obtain current market quotations for shares of United common stock and for shares of Reliant common stock.

The market price of United common stock after the merger may be affected by factors different from those affecting the shares of United common stock or Reliant common stock currently.
Upon completion of the merger, holders of Reliant common stock will become holders of United common stock. United’s business differs in important respects from that of Reliant, and, accordingly, the results of operations of the combined company and the market price of United common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of United and Reliant. For a discussion of the businesses of United and Reliant and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information.”
Regulatory approvals may not be received, may take longer than expected, or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.
Before the merger and the bank merger may be completed, United and Reliant, and their bank subsidiaries, must obtain all necessary approvals or waivers from the Federal Reserve Board, the FDIC, and the South Carolina Board of Financial Institutions. Other approvals, waivers or consents from regulators may also be required. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger — Regulatory Approvals Required for the Merger and Bank Merger.” An adverse development in either party’s regulatory standing or these factors could result in an inability to obtain, or a delay in obtaining, required regulatory approvals. Regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger. See “The Merger — Regulatory Approvals Required for the Merger and Bank Merger.”
The success of the merger and integration of United and Reliant will depend on a number of uncertain factors.
The success of the merger will depend on a number of factors, including, without limitation:
•
United’s ability to integrate the branches acquired from Reliant Bank in the bank merger, which we refer to as the acquired branches, into United’s current operations;

•
United’s ability to limit the outflow of deposits held by its new customers in the acquired branches and to successfully retain and manage interest-earning assets (i.e., loans) acquired in the merger;

•
United’s ability to control the incremental non-interest expense from the acquired branches in a manner that enables it to maintain a favorable overall efficiency ratio;

•
United’s ability to retain and attract the appropriate personnel to staff the acquired branches; and

•
United’s ability to earn acceptable levels of interest and non-interest income, including fee income, from the acquired branches.

Integrating the acquired branches will be an operation of substantial size and expense, and may be affected by general market and economic conditions or government actions affecting the financial industry generally. Integration efforts will also likely divert United’s management’s attention and resources. No assurance can be given that United will be able to integrate the acquired branches successfully, and the integration process could result in the loss of key employees, the disruption of ongoing business, or inconsistencies in standards, controls, procedures and policies that adversely affect United’s ability to maintain relationships with clients, customers, depositors, and employees, or to achieve the anticipated benefits of the merger. United may also encounter unexpected difficulties or costs during the integration that could adversely affect its earnings and financial condition, perhaps materially. Additionally, no assurance can be given that the operation of the acquired branches will not adversely affect United’s existing profitability, that United will be able to achieve results in the future similar to those achieved by its existing banking business, or that United will be able to manage any growth resulting from the merger effectively.

In addition, the successful integration of United and Aquesta will depend on a number of factors, including factors similar to those outlined above with respect to the merger, and the integration of United and Reliant could be affected by United’s integration of Aquesta.
Combining and integrating United and Reliant may be more difficult, costly, or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.
United and Reliant have operated and, until the completion of the merger, will continue to operate independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on United’s ability to successfully combine and integrate the businesses of United and Reliant in a manner that permits growth opportunities and does not materially disrupt existing customer relations or result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses, or inconsistencies in standards, controls, procedures, and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect United’s ability to successfully conduct its business, which could have an adverse effect on United’s financial results and the value of the United common stock. If United experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause United and/or Reliant to lose customers or cause customers to remove their accounts from United and/or Reliant and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of United and Reliant during this transition period and for an undetermined period after completion of the merger on the combined company. In addition, the actual cost savings from the merger could be less than anticipated.
The combined company may be unable to retain Reliant personnel successfully after the merger is completed.
The success of the merger will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by Reliant. It is possible that these employees may decide not to remain with Reliant while the merger is pending or with the combined company after the merger is consummated. If key employees terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, the combined company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating United and Reliant to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, United may not be able to locate suitable replacements for any key employees who leave the combined company, or to offer employment to potential replacements on reasonable terms.
Reliant’s directors and executive officers have interests in the merger that may differ from the interests of Reliant shareholders.
Reliant shareholders should be aware that some of Reliant’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Reliant shareholders generally. The Reliant board was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that Reliant shareholders vote in favor of approving the merger agreement.
For a more complete description of these interests, please see “Interests of Reliant’s Directors and Executive Officers in the Merger.”
Termination of the merger agreement could negatively impact United or Reliant.
If the merger agreement is terminated, there may be various consequences. For example, United’s or Reliant’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of United common stock or Reliant common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, Reliant may be required to pay to United a termination fee of $18.38 million.
Reliant will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Reliant and, consequently, the combined company. These uncertainties may impair Reliant’s ability to attract, retain, and motivate key personnel until the merger is completed, and could cause customers and others that deal with Reliant to seek to change existing business relationships with Reliant. Retention of certain employees by Reliant may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with the combined company. If key employees depart because of issues relating to the uncertainty and difficulty of integration, or a desire not to remain with Reliant and, ultimately, the combined company, the combined company’s business could be harmed. In addition, subject to certain exceptions, Reliant has agreed to operate its business in the ordinary course in all material respects and use commercially reasonable efforts to preserve its business organization, employees and advantageous business relationships prior to closing. See “The Merger Agreement — Conduct of Businesses of United and Reliant Prior to Completion of the Merger” for a description of the restrictive covenants applicable to Reliant.
If the merger is not completed, United and Reliant will have incurred substantial expenses without realizing the expected benefits of the merger.
Each of United and Reliant has incurred and will incur substantial expenses in connection with the negotiation of and completion of the transactions contemplated by the merger agreement, including the costs and expenses of filing, printing, and mailing this proxy statement/prospectus and filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, United and Reliant would have to recognize these expenses without realizing the expected benefits of the merger.
The merger agreement limits Reliant’s ability to pursue acquisition proposals and requires Reliant to pay a termination fee of $18.38 million under certain circumstances, including circumstances relating to acquisition proposals.
The merger agreement generally prohibits Reliant from initiating, soliciting, knowingly encouraging, or knowingly facilitating certain third-party acquisition proposals. See “The Merger Agreement — No Solicitation.” The merger agreement also provides that Reliant will be required to pay a termination fee in the amount of $18.38 million in the event that the merger agreement is terminated under certain circumstances, including as a result of an adverse recommendation change by the Reliant board. See “The Merger Agreement — Termination Fee.” These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Reliant from considering or proposing such an acquisition.
The shares of United common stock to be received by Reliant shareholders as a result of the merger will have different rights from the shares of Reliant common stock.
Upon completion of the merger, Reliant shareholders will become United shareholders and their rights as United shareholders will be governed by the GBCC and the United articles of incorporation and bylaws. The rights associated with Reliant common stock are different from the rights associated with United common stock. Please see “Comparison of Shareholders’ Rights” beginning on page 84 for a discussion of the different rights associated with United common stock.
Reliant shareholders will have a reduced ownership and voting interest in the combined company after the merger and will exercise less influence over management, as compared to their ownership and voting interests in Reliant.
Reliant shareholders currently have the right to vote in the election of the Reliant board and on other matters affecting Reliant. Upon completion of the merger, each Reliant shareholder who receives shares of United common stock will become a United shareholder, with a percentage ownership of United that is much smaller than such shareholder’s percentage ownership of Reliant. United expects to issue approximately 16,699,563 shares of United common stock in connection with the merger, and that holders of shares of

Reliant common stock immediately prior to the merger will hold, in the aggregate, approximately 15.68% of the issued and outstanding shares of United common stock immediately after the effective time (which accounts for shares of United common stock issued in connection with United’s recent acquisition of Aquesta but does not account for any shares of United common stock held by Reliant shareholders prior to the merger).
The fairness opinion received by the Reliant board of directors from Raymond James has not been, and is not expected to be, updated to reflect any changes in circumstances that may have occurred since the date of such opinion.
The opinion rendered by Raymond James, financial advisor to Reliant, to the Reliant board on July 14, 2021, was based upon such information available to Raymond James as of July 13, 2021. The opinion does not reflect any events or changes that may have occurred or that otherwise have come to Raymond James’ attention after the date on which such opinion was delivered, including changes to the business, financial condition, results of operations and prospects of United or Reliant, changes in business, financial, economic, market and other conditions, or other events or changes which may be beyond the control of United and Reliant, including the impact of the COVID-19 pandemic after July 13, 2021 and other risks and uncertainties. Any such changes may alter the relative value of United or Reliant or the prices at which shares of United common stock or Reliant common stock may trade prior to the time the merger is completed. The opinion does not speak as of the date the merger will be completed or as of any date other than the date of such opinion, and Raymond James did not assume any obligation to update its opinion. See “The Merger — Opinion of Reliant’s Financial Advisor” and Annex B to this proxy statement/prospectus.
Shareholder litigation could prevent or delay the closing of the merger or otherwise negatively affect the business and operations of United and Reliant.
United and Reliant may incur costs in connection with the defense or settlement of any shareholder lawsuits filed in connection with the merger. Such litigation could have an adverse effect on the financial condition and results of operations of United and Reliant and could prevent or delay the consummation of the merger.
United and United Community Bank have not previously operated in many of Reliant’s and Reliant Bank’s market areas.
Reliant’s and Reliant Bank’s primary market area is Middle Tennessee, including the Nashville metropolitan area. The banking business in this market is extremely competitive, and the level of competition may increase further in the future. United Community Bank has not previously achieved substantial penetration into this market area and there may be unexpected challenges and difficulties in doing so that could adversely affect United Community Bank following the completion of the merger.
The COVID-19 pandemic may delay or adversely affect the completion of the merger.
The COVID-19 pandemic has created economic and financial disruptions that have adversely affected, and may further adversely affect, the business, financial condition and results of operations of United and Reliant. If the effects of the COVID-19 pandemic cause an extended decline in the economic environment and the financial results of United or Reliant, or the business operations of United or Reliant are further disrupted as a result of the COVID-19 pandemic, efforts to complete the merger and integrate the businesses of United and Reliant may also be delayed and adversely affected. Additional time may be required to obtain the requisite regulatory approvals, and bank regulatory and other governmental authorities may impose additional requirements on United and Reliant that must be satisfied prior to completion of the merger, which could delay and adversely affect the completion of the merger.
Reliant shareholders will become shareholders of a Georgia corporation and will have their rights as shareholders governed by United’s organizational documents and Georgia law.
As a result of the completion of the merger, Reliant shareholders will become shareholders of United, and their rights as shareholders of United will be governed by United’s organizational documents and the

GBCC. As a result, there will be differences between the rights currently enjoyed by Reliant shareholders and the rights they expect to have as shareholders of the combined company. See “Comparison of Shareholders’ Rights” beginning on page 84.
There is no assurance that United will continue paying dividends at the current rate.
United’s board of directors has adopted a current dividend practice for the payment of a quarterly cash dividend. This practice can be changed at any time at the discretion of United’s board of directors, and United’s common shareholders will have no contractual or other legal right to dividends. In addition, the other risk factors described in this section could materially reduce the cash available from operations, and these outcomes could cause capital not to be available when needed in an amount sufficient to support United’s dividend practice. The amount of dividends that United may distribute will also be subject to restrictions under Georgia law and applicable bank and bank holding company regulatory provisions. If United’s board of directors were to adopt a change to United’s current dividend practice that resulted in a reduction in the amount of dividends, such change could have a material and adverse effect on the market price of United’s common stock.
Reliant shareholders will not have dissenters’ rights in the merger.
Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under Tennessee corporate law, a shareholder may not dissent from a merger as to shares that are listed on a national securities exchange.
Pursuant to Tennessee corporate law, holders of Reliant common stock will not be entitled to dissenters’ rights in the merger with respect to their shares of Reliant common stock because Reliant common stock is listed on Nasdaq, a national securities exchange.
Risks relating to United’s business.
You should read and consider the risk factors specific to United’s business that will also affect the combined company after the merger. These risks are described in the sections titled “Risk Factors” in United’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other documents incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information” beginning on page 92 for the location of information incorporated by reference into this proxy statement/prospectus.
Risks relating to Reliant’s business.
You should read and consider the risk factors specific to Reliant’s business that will also affect the combined company after the merger. These risks are described in the sections titled “Risk Factors” in Reliant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in other documents incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information” beginning on page 92 for the location of information incorporated by reference into this proxy statement/prospectus.

INFORMATION ABOUT THE SPECIAL MEETING
General
This section contains information for Reliant shareholders about the special meeting that Reliant has called to allow its shareholders to consider and vote on the Reliant merger proposal, the Reliant compensation proposal, and the Reliant adjournment proposal. Reliant is mailing this proxy statement/prospectus to Reliant shareholders on or about October 28, 2021. This proxy statement/prospectus is accompanied by a notice of the special meeting and a form of proxy card that the Reliant board is soliciting for use at the special meeting and at any postponements or adjournments of the special meeting.
Date, Time, Place and Purpose of the Special Meeting
This proxy statement/prospectus is being furnished to Reliant shareholders as part of the solicitation of proxies by the Reliant board for use at the special meeting to be held on Wednesday, December 8, 2021, at Reliant’s offices at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, at 5:00 p.m., local time, or at any postponement or adjournment thereof.
At the special meeting, Reliant shareholders will be asked to consider and vote upon (a) the Reliant merger proposal, (b) on an advisory (non-binding) basis, the Reliant compensation proposal, and (c) the Reliant adjournment proposal, if necessary or appropriate to solicit additional proxies if, immediately prior to adjournment, there are not sufficient votes to approve the Reliant merger proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to holders of Reliant common stock.
Reliant shareholders must approve the Reliant merger proposal in order for the merger to occur. If Reliant shareholders fail to approve the Reliant merger proposal, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus, and you are encouraged to read the merger agreement carefully and in its entirety.
Record Date and Quorum
The Reliant board has fixed the close of business on October 22, 2021 as the record date for determining the Reliant shareholders entitled to receive notice of and to vote at the special meeting. As of the record date, there were 16,682,928 shares of Reliant common stock outstanding and entitled to vote at the special meeting held by approximately 1,869 holders of record. Each share of Reliant common stock entitles the holder thereof to one vote at the special meeting on each proposal to be considered at the special meeting. The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Reliant common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions, if any, will be included in determining the number of shares present at the special meeting for the purpose of determining the presence of a quorum. If you fail to submit a proxy or attend and vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of Reliant common stock will not be counted for purposes of determining whether a quorum is present at the special meeting, including any adjournment thereof (unless a new record date is or must be set for the adjourned meeting).
A complete list of Reliant shareholders entitled to notice of the special meeting will be available for inspection at Reliant’s principal office at 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027 during ordinary business hours, beginning two business days after notice of the special meeting. If you would like to examine the list of Reliant shareholders, please contact Reliant’s Corporate Secretary at (615) 221-2087. The list of Reliant shareholders entitled to vote at the special meeting will also be made available for inspection during the special meeting.
Vote Required
Reliant merger proposal:
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Standard:   The affirmative vote of a majority of all the votes entitled to be cast on the Reliant merger proposal by the holders of outstanding shares of Reliant common stock is required to approve the Reliant merger proposal.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank, brokerage firm or other nominee how to vote with respect to the Reliant merger proposal, it will have the same effect as a vote “AGAINST” the approval of the merger agreement.

Reliant compensation proposal:
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Standard:   The approval of the Reliant compensation proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal; however, such vote is advisory (non-binding) only.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank, brokerage firm or other nominee how to vote with respect to the Reliant compensation proposal, it will have no effect on this proposal, except to the extent that it results in there being insufficient shares present at the special meeting to establish a quorum (however, abstentions, if any, will be deemed present and included in determining the number of shares present at the special meeting for the purpose of determining the presence of a quorum on this proposal).

Reliant adjournment proposal:
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Standard:   The approval of the Reliant adjournment proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

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Effect of abstentions and broker non-votes:   If you mark “ABSTAIN” on your proxy card, fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank, brokerage firm or other nominee how to vote with respect to the Reliant adjournment proposal, it will have no effect on this proposal, except to the extent that it results in there being insufficient shares present at the special meeting to establish a quorum (however, abstentions, if any, will be deemed present and included in determining the number of shares present at the special meeting for the purpose of determining the presence of a quorum on this proposal).

Shares Held in “Street Name”; Broker Non-Votes
If your shares of Reliant common stock are registered directly in your name with the transfer agent of Reliant, Broadridge Financial Solutions, Inc., you are considered, with respect to those shares of Reliant common stock, the shareholder of record. If you are a shareholder of record, this proxy statement/prospectus and the enclosed proxy card have been sent directly to you by Reliant.
If your shares of Reliant common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Reliant common stock held in “street name.” In that case, this proxy statement/prospectus has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Reliant common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.
Banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received voting instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the Reliant merger proposal, the Reliant compensation proposal, and the Reliant adjournment proposal. As a result, absent specific voting instructions from the beneficial owner of shares of Reliant common stock, banks, brokerage firms and other nominees are not empowered to vote those shares of Reliant common stock on any of the proposals at the special meeting. A so-called “broker non-vote” results when banks, brokerage firms and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of the subject shares. You should instruct your bank, brokerage firm or other nominee to vote your shares in accordance with the directions you provide.

Shares Held by Officers and Directors
As of the record date, the directors and executive officers of Reliant and their affiliates, collectively, beneficially owned and were entitled to vote 1,004,965 shares of Reliant common stock, representing approximately 6.02% of the outstanding shares of Reliant common stock. As of the record date, excluding shares held in a fiduciary or agency capacity, United and its subsidiaries did not own any shares of Reliant common stock.
Voting Agreements
As an inducement for United to enter into the merger agreement, Reliant’s directors, who collectively beneficially own and have the power to vote approximately 5.26% of Reliant’s common stock as of the record date, entered into the Reliant voting agreements with United pursuant to which these persons have agreed, among other things and subject to the terms and conditions contained in the Reliant voting agreements, to vote their shares of Reliant common stock in favor of approval of the merger agreement. The Reliant voting agreements also place certain restrictions on the transfer by the directors of their shares of Reliant common stock prior to the earlier of the effective time and the termination of the merger agreement.
Proxies and Revocations
If you are a shareholder of record, you may have your shares of Reliant common stock voted on matters presented at the special meeting in the following ways:
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by touch-tone telephone or over the Internet, by accessing the telephone number or Internet website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when submitting a proxy by telephone or by Internet. Proxies delivered over the Internet or by telephone must be submitted by 11:59 pm, Eastern Time, on the day before the special meeting. Please be aware that, if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

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by completing, signing and dating the enclosed proxy card and returning it in the accompanying prepaid reply envelope; or

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by attending the special meeting and voting your shares at the special meeting.

Shares held directly in your name as the shareholder of record may be voted in person at the special meeting. Even if you plan to attend the special meeting, the Reliant board recommends that you vote your shares in advance as described in this section so that your vote will be counted if you later decide not to attend the special meeting.
If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Reliant common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted.
Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with Reliant’s Corporate Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration in exchange for your stock certificates.
If you vote by proxy, the individuals named on the enclosed proxy card (each of them, with full power of substitution) will vote your shares of Reliant common stock in the way that you indicate. When completing the Internet or telephone voting processes or the proxy card, you may specify whether your shares of Reliant common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.
If you properly sign your proxy card but do not mark the boxes showing how your shares of Reliant common stock should be voted on a matter, the shares of Reliant common stock represented by your properly signed proxy will be voted “FOR” the Reliant merger proposal, “FOR” the non-binding Reliant compensation proposal, and “FOR” the Reliant adjournment proposal.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, before it is exercised, and your last vote is the vote that will be counted. If you are a Reliant shareholder of record who voted by mailing in a proxy card, you can write to Reliant’s Chief Financial Officer, Attn: Jerry Cooksey, 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, stating that you wish to revoke your proxy and requesting another proxy card, provided such statement is received by December 7, 2021. If you hold your shares through a bank, brokerage firm or other nominee, you can revoke your proxy by contacting the bank, brokerage firm or other nominee and asking for a new proxy card. If you submitted your proxy by Internet or by telephone, you can vote again by submitting a proxy over the Internet or by telephone before the closing of the voting facilities at 11:59 p.m., Eastern Time, on December 7, 2021. If you attend the special meeting, you must vote your shares in person at the special meeting to revoke your proxy. Your attendance alone at the special meeting will not in and of itself constitute a revocation of your proxy.
If you have any questions or need assistance voting your shares, please contact Jerry Cooksey, Reliant’s Chief Financial Officer, by mail at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, or by telephone at (615) 221-2087.
IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF RELIANT COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT, AS PROMPTLY AS POSSIBLE, IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE, OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE BY TELEPHONE OR INTERNET. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON AT THE SPECIAL MEETING.
Solicitation of Proxies; Payment of Solicitation Expenses
Reliant, on behalf of the Reliant board, is soliciting proxies from Reliant shareholders in connection with the special meeting. Reliant will bear the cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Reliant will request that banks, brokerage firm, nominees and other record holders send proxies and proxy materials to the beneficial owners of Reliant common stock and secure their voting instructions. In addition to solicitation by mail, directors, officers, and employees of Reliant may solicit proxies for the special meeting from Reliant shareholders personally or by telephone, the Internet or other electronic means. However, Reliant’s directors, officers and employees will not be paid any special or extra compensation for soliciting such proxies.
No person is authorized to give any information or to make any representation not contained in this proxy statement/prospectus and, if given or made, any such information or representation should not be relied upon as having been authorized by Reliant, Reliant Bank, United, United Community Bank, or any other person.
Recommendation to Reliant Shareholders
The Reliant board believes that each of the Reliant merger proposal, the Reliant compensation proposal, and the Reliant adjournment proposal to be presented at the special meeting is in the best interests of Reliant and Reliant’s shareholders and unanimously recommends that Reliant’s shareholders vote “FOR” each of the proposals.
In considering the recommendations of the Reliant board, you should be aware that certain directors and executive officers of Reliant may have interests in the merger that are different from, or in addition to, the interests of Reliant shareholders generally. See the section titled “Interests of Reliant’s Directors and Executive Officers in the Merger” beginning on page 72 of this proxy statement/prospectus.
Dissenters’ Rights
Dissenters’ rights are not available to holders of shares of Reliant common stock in connection with the merger.

Questions and Additional Information
If you are a holder of Reliant common stock and you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need help voting your shares of Reliant common stock, please contact Jerry Cooksey, Reliant’s Chief Financial Officer, by mail at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, or by telephone at (615) 221-2087.
RELIANT PROPOSALS
Proposal 1: The Reliant Merger Proposal
Reliant shareholders are being asked to approve the merger agreement and the transactions contemplated thereby. Reliant shareholders should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.
It is a condition to the completion of the merger that Reliant shareholders approve the Reliant merger proposal. The approval of the merger agreement requires the affirmative vote of a majority of all the votes entitled to be cast on the Reliant merger proposal by the holders of outstanding shares of Reliant common stock. Because the affirmative vote required to approve the merger agreement is based upon the total number of outstanding shares of Reliant common stock, if you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the approval of the merger agreement.
The Reliant board has unanimously adopted and approved the merger agreement and the transactions contemplated thereby, including the merger, and has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to and in the best interests of Reliant and its shareholders.
The Reliant board unanimously recommends that Reliant shareholders vote “FOR” the proposal to approve the Reliant merger proposal.
Proposal 2: Advisory (Non-Binding) Vote on the Reliant Compensation Proposal
Pursuant to Rule 14a-21(c) of the Exchange Act and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, Reliant is providing its shareholders with a separate advisory (non-binding) vote to approve the merger-related compensation for its named executive officers as described in “Interests of Reliant’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to Reliant’s Named Executive Officers.”
Reliant shareholders are being asked to approve the following resolution on an advisory (non-binding) basis:
“RESOLVED, that the compensation that will or may be paid or become payable to Reliant’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘Interests of Reliant’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to Reliant’s Named Executive Officers,’ are hereby APPROVED.”
The vote is advisory in nature and, therefore, is not binding on Reliant or on United or the boards of directors or the compensation committees of Reliant or United, regardless of whether the Reliant merger proposal is approved.
Approval of this Reliant compensation proposal is not a condition to completion of the merger. If the merger is completed, the merger-related compensation may be paid to Reliant’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and arrangements and the outcome of this advisory (non-binding) vote will not affect Reliant’s or United’s obligations to make these payments even if Reliant shareholders do not approve, on an advisory (non-binding) basis, this Reliant compensation proposal.
The approval of the Reliant compensation proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal; however, such vote is advisory (non-binding) only. If your shares of Reliant common stock are represented at the special meeting but are not voted on the proposal, or if you vote to abstain on the Reliant compensation proposal, this will not have an effect on the results of the advisory (non-binding) vote to approve the Reliant compensation proposal. If you fail to submit a proxy and fail to attend and vote in person at the special meeting, or if you do not instruct your bank, brokerage firm or other nominee how to vote your shares of Reliant common stock, your shares of Reliant common stock will not be voted, but this will not have an effect on the advisory (non-binding) vote to approve the Reliant compensation proposal except to the extent that it results in there being insufficient shares present at the special meeting to establish a quorum. The vote on the Reliant compensation proposal is separate from the vote to approve the Reliant merger proposal. You may vote “AGAINST” the Reliant compensation proposal and “FOR” approval of the Reliant merger proposal and vice versa. You also may abstain from the Reliant compensation proposal and vote on the Reliant merger proposal and vice versa.
The Reliant board unanimously recommends that you vote “FOR” the approval, in a non-binding advisory vote, of the Reliant compensation proposal.
Proposal 3: The Reliant Adjournment Proposal
The special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Reliant merger proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to holders of Reliant common stock.
If, at the special meeting, the number of shares of Reliant common stock present or represented by proxies and voting in favor of the Reliant merger proposal is insufficient to approve the Reliant merger proposal, Reliant intends to move to adjourn the special meeting in order to enable the Reliant board to solicit additional proxies in favor of approval of the Reliant merger proposal. In that event, Reliant will ask holders of Reliant common stock to vote upon the Reliant adjournment proposal, but not the Reliant merger proposal or the Reliant compensation proposal.
In this proposal, Reliant is asking holders of Reliant common stock to authorize the holder of any proxy solicited by the Reliant board, on a discretionary basis, to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from holders of Reliant common stock who have previously voted. Pursuant to the Reliant bylaws, the special meeting may be adjourned without new notice being given, so long as the date, time, and place of the reconvened special meeting is announced at the special meeting and a new record date is not set for the adjourned meeting. Under the merger agreement, Reliant is obligated to adjourn or postpone the special meeting two times if, as of the date of the special meeting (as originally called or as adjourned or postponed), Reliant has not received proxies representing a number of shares of Reliant common stock sufficient for the approval of the merger agreement by Reliant’s shareholders.
The approval of the Reliant adjournment proposal by holders of Reliant common stock is not a condition to the completion of the merger. If you fail to submit a proxy and fail to attend and vote in person at the special meeting, or if you do not instruct your bank, brokerage firm or other nominee how to vote your shares of Reliant common stock, your shares of Reliant common stock will not be voted, but this will not have an effect on the vote to approve the Reliant adjournment proposal except to the extent that it results in there being insufficient shares present at the special meeting to establish a quorum.
The Reliant board unanimously recommends that you vote “FOR” the Reliant adjournment proposal.

INFORMATION ABOUT UNITED COMMUNITY BANKS, INC.
United Community Banks, Inc. is a bank holding company and a Georgia corporation headquartered in Blairsville, Georgia, and is the parent company of United Community Bank, a South Carolina state-chartered bank that opened as a Georgia state-chartered bank in 1950 and converted to a South Carolina state-chartered bank effective as of July 1, 2021. At June 30, 2021, United had total consolidated assets of approximately $18.9 billion, total consolidated deposits of approximately $16.3 billion, total consolidated loans of approximately $11.4 billion, and total consolidated shareholders’ equity of approximately $2.1 billion. United was incorporated in 1987 and began operations in 1988 in the state of Georgia by acquiring the capital stock of United Community Bank. United has since grown through a combination of acquisitions and strategic growth throughout the Florida, Georgia, South Carolina, North Carolina and Tennessee markets, as well as nationally through its U.S. Small Business Administration and U.S. Department of Agriculture lending and equipment finance businesses. As of June 30, 2021, United had 2,440 full-time equivalent employees.
United provides a wide array of commercial and consumer banking services, including checking, savings and time deposit accounts, secured and unsecured loans, mortgage loans, payment services, wire transfers, brokerage and investment advisory services and other related financial services to its customers. United’s business model combines the commitment to exceptional customer service of a local bank with the products and expertise of a larger institution. United believes that this combination of service and expertise sets it apart and is instrumental in its strategy to build long-term relationships. United Community Bank operates as a locally-focused community bank, supplemented by experienced, centralized support to deliver products and services to its larger, more financially sophisticated, customers. United’s organizational structure reflects these strengths, with local leaders for each market and market advisory boards operating in partnership with the product experts of its Commercial Banking Solutions unit.
United’s revenue is primarily derived from interest on and fees received in connection with loans and from interest and dividends on investment securities and short-term investments. The principal sources of funds for United’s lending activities are customer deposits, repayment of loans, and the sale and maturity of investment securities. United’s principal expenses are interest paid on deposits and other borrowings and operating and general administrative expenses.
United’s principal office is located at 125 Highway 515 East, Blairsville, Georgia 30512, and its telephone number at that location is (706) 781-2265. United’s stock is traded on Nasdaq under the symbol “UCBI.” Additional information about United and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information.”
Recent Acquisition of Aquesta
On October 1, 2021, United announced the completion of its previously-announced acquisition of Aquesta, the holding company of Aquesta Bank, a North Carolina state-chartered bank headquartered in Cornelius, North Carolina, a suburb of Charlotte, North Carolina. Under the terms of the Aquesta definitive agreement, for each share of Aquesta common stock (including shares of Aquesta preferred stock, which will each automatically convert into 100 shares of Aquesta common stock immediately prior to the merger) held immediately before the merger, Aquesta stockholders received either (i) 0.6386 shares of United common stock; (ii) $21.50 in cash; or (iii) a combination of cash and United common stock (except for treasury stock or shares owned by Aquesta or United, in each case, other than in a fiduciary or agency capacity or as a result of debts previously contracted, and shares held by stockholders who properly exercise dissenters’ rights).
At June 30, 2021, Aquesta had total assets of approximately $736 million, total loans of approximately $524 million, and total deposits of approximately $641 million. Aquesta’s total stockholders’ equity at June 30, 2021 was approximately $62.1 million.

INFORMATION ABOUT RELIANT BANCORP, INC.
Reliant is a Tennessee corporation registered as a bank holding company under the BHC Act. Reliant has elected under the BHC Act to be a financial holding company. Reliant, through its wholly owned subsidiary Reliant Bank, operates banking centers in Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of June 30, 2021, Reliant had approximately $3.1 billion in total consolidated assets, approximately $2.3 billion in loans held for investment and approximately $2.6 billion in deposits.
Reliant was incorporated under the laws of the State of Tennessee on March 4, 2011, and Reliant became the holding company for, and sole shareholder of, Reliant Bank upon the completion of Reliant Bank’s reorganization into a holding company corporate structure on June 6, 2012.
The principal executive offices of Reliant and Reliant Bank are located at 1736 Carothers Parkway, Suite 100, Brentwood, Tennessee 37027, and their telephone number at this location is (615) 221-2020.
Reliant common stock is currently listed on Nasdaq under the symbol “RBNC.”
Additional information about Reliant and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section titled “Where You Can Find More Information” beginning on page 92.

THE MERGER
The following is a summary of certain terms and conditions of the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus and incorporated herein by reference. You are urged to read the merger agreement carefully and in its entirety.
Terms of the Merger
Each of the United board of directors and the Reliant board has unanimously adopted and approved the merger agreement. Under the merger agreement, Reliant will merge with and into United, with United continuing as the surviving corporation. Immediately following the completion of the merger, Reliant Bank will merge with and into United Community Bank, with United Community Bank continuing as the surviving bank.
In the merger, each share of Reliant common stock issued and outstanding immediately prior to the effective time (other than the excluded shares) will be cancelled and converted into the right to receive 0.9842 shares of United common stock. No fractional shares of United common stock will be issued in connection with the merger, and holders of Reliant common stock will be entitled to receive cash in lieu thereof. The value of the merger consideration is dependent upon the value of United common stock at the effective time, and, therefore, will fluctuate with the market price of United common stock. United expects to issue approximately 16,699,563 shares of United common stock in connection with the merger, and that holders of shares of Reliant common stock immediately prior to the merger will hold, in the aggregate, approximately 15.68% of the issued and outstanding shares of United common stock immediately after the effective time of the merger (which accounts for shares of United common stock issued in connection with United’s recent acquisition of Aquesta but does not account for any shares of United common stock held by Reliant shareholders prior to the merger).
Reliant shareholders are being asked to approve the merger agreement. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about conditions to the completion of the merger and provisions for terminating or amending the merger agreement. United shareholders are not entitled to voting rights in connection with the merger.
Background of the Merger
Each of the Reliant and United boards of directors and senior management teams regularly review and assess their respective business prospects, strategies and objectives, all with the goal of enhancing long-term value for their respective shareholders. For each company, this review and assessment has included the consideration of various strategic alternatives, such as growth strategies (whether through acquisitions or organic growth), capital planning and raising, potential earnings improvement through revenue increases, expense reductions and strategic mergers, and credit quality. Each of the Reliant and United boards of directors has also regularly reviewed the state of the banking industry generally and in the Southeastern United States, including Tennessee, in particular, including the economic, interest rate and regulatory environment, the competitive landscape for community banks within their respective geographic footprints, public trading prices of bank stocks, and bank merger and acquisition activity and valuations.
In particular, the Reliant board has periodically from time to time held discussions regarding the shareholder value benefits that might be achieved if Reliant were to become a larger institution through acquisitions of smaller banks, in merger of equal transactions with financial institutions of similar size, or in a merger with or sale to a larger financial institution. In furtherance of its strategic objectives and recent growth strategy, Reliant has completed three whole bank acquisitions since January 1, 2018.
In early 2021, DeVan Ard, the Chief Executive Officer of Reliant and Reliant Bank, and Lynn Harton, the Chief Executive Officer of United and United Community Bank, began to informally talk about the state of the banking industry generally and in the Southeastern United States. In addition, Mr. Ard and Mr. Harton decided to arrange a golf trip to Ridgeland, South Carolina from March 4, 2021 to March 5, 2021 to further discuss the state of the banking industry generally as well as, on a high-level, a potential business combination involving Reliant and United.

In connection with its ongoing review of strategic alternatives, Reliant, on February 10, 2021, reached out to Evercore Group L.L.C., which we refer to as Evercore, and asked Evercore to assist the Reliant board with evaluating strategic alternatives potentially available to Reliant.
On March 17, 2021, the Reliant board met to discuss strategic direction and possible strategic opportunities available to Reliant. A representative from Reliant’s legal counsel, K&L Gates LLP, which we refer to as K&L Gates, attended the Reliant board meeting. A representative from Evercore presented to the Reliant board certain strategic alternatives available to Reliant, including potential strategic merger partners. At this meeting, the Reliant board authorized representatives of Evercore and members of Reliant’s management team to contact a select group of four financial institutions regarding their interest in a possible strategic partnership with Reliant. These financial institutions were selected by the Reliant board based on a number of factors, including their size, financial resources and performance, likely ability to complete a transaction with Reliant, and expected level of potential interest in pursuing a transaction with Reliant at that time. The Reliant board designated the executive committee of the Reliant board to provide strategic direction and guidance to the Reliant board throughout the process.
Thereafter, as instructed by the Reliant board, at the end of March 2021 and the beginning of April 2021, representatives of Evercore contacted the agreed list of four financial institutions, including United, regarding their interest in a possible business combination with Reliant.
From late March 2021 through early April 2021, Reliant populated a virtual data room, which we refer to as the VDR, to be made available to interested parties that executed a confidentiality agreement.
Following the initial contact, two of the four institutions contacted, including United (the one other interested party we refer to as Party B), expressed interest in receiving nonpublic information about Reliant, and Reliant executed confidentiality agreements, which did not contain standstill provisions, with each of United and Party B on April 6, 2021. The two institutions that did not express an interest in receiving nonpublic information about Reliant indicated that for certain reasons the timing of a potential transaction with Reliant was less than ideal.
From April 7, 2021 through June 2021, Reliant provided United and Party B access to the VDR, which contained certain business, financial, legal and other information of Reliant and Reliant Bank and their subsidiaries.
In early April 2021, Reliant learned that its primary Evercore representative assisting Reliant with the proposed transaction planned to leave Evercore in the coming months. In an effort to provide a certain level of continuity in the transaction process, Reliant contacted Raymond James & Associates, Inc., which we refer to as Raymond James, about Raymond James also providing Reliant with strategic advisory services in connection with the transaction process.
On April 11, 2021, representatives of Evercore and Raymond James distributed to United and Party B a process letter requesting that each party submit a preliminary indication of interest that set forth the preliminary terms on which such party would be willing to pursue a business combination with Reliant no later than May 3, 2021.
Throughout April 2021, representatives of United and Party B performed preliminary due diligence on Reliant.
On May 3, 2021, United and Party B submitted preliminary, non-binding indications of interest providing for a potential transaction involving Reliant. United’s indication of interest contemplated an all-stock transaction with a fixed exchange ratio of 0.9748 resulting in an implied value in the range of $32.50 per share of Reliant common stock. Party B’s indication of interest also contemplated an all-stock transaction and provided for a fixed exchange ratio of 0.75 resulting in an implied value in the range of $31.60 per share of Reliant common stock.
On May 4, 2021, a meeting of the Reliant board was held, which meeting was attended by members of Reliant senior management and representatives of Evercore, Raymond James, and K&L Gates. At this Reliant board meeting, representatives of Evercore and Raymond James reviewed with the Reliant board a high-level summary of the indications of interest submitted by United and Party B. Prior to the Reliant board meeting, the Reliant board members were provided with materials related to these two indications of interest. The Reliant board discussed the terms of each indication of interest with representatives of Evercore, Raymond James, and K&L Gates, including, among other things, certain basic information about each party and its history, operations, and strategic rationale for a transaction with Reliant, transaction structure, form of consideration, and the range of exchange ratios. Mr. Ard also discussed with the Reliant board the cultures of both potential partners. At the conclusion of the meeting, the Reliant board determined to continue to pursue discussions with each of United and Party B, and authorized Mr. Ard to proceed to Phase II of the process with each of United and Party B participating.
Effective May 14, 2021, Reliant entered into a letter agreement by which it engaged Raymond James to serve as a financial advisor to Reliant.
On May 15, 2021, each of United and Party B was provided a Phase II process letter requesting that each party submit its final proposal for a transaction with Reliant no later than June 7, 2021, as well as a draft form of merger agreement which each party was asked to comment on no later than June 1, 2021 as part of the broader transaction process.
Effective May 20, 2021, Reliant entered into an engagement letter with Evercore by which it engaged Evercore to serve as a financial advisor to Reliant.
Throughout May and early June 2021, each of United and Party B continued their respective due diligence investigations with respect to Reliant, and each party’s respective representatives held discussions with Reliant’s management team and advisors concerning their respective businesses and prospects, key value drivers and the potential synergies and commercial benefits that could result from a potential combination.
On June 1, 2021, Party B submitted to Reliant its mark-up of the form of merger agreement.
On June 2, 2021, United submitted to Reliant its mark-up of the form of merger agreement.
On June 7, 2021, Reliant and its financial advisors and legal counsel conducted reverse due diligence calls with representatives from United and Party B.
Also on June 7, 2021, each of United and Party B submitted its final bid to Reliant. In its bid letter, United proposed an all-stock transaction with a fixed exchange ratio of 0.9842 shares of United common stock for each shares of Reliant common stock, implying a price of $33.95 per share of Reliant common stock, based on the closing price of United’s common stock at that time. United also indicated that it had effectively concluded its due diligence and that it was prepared to execute a definitive agreement and announce the proposed merger around or prior to mid-July 2021. In its bid letter, Party B proposed an all-stock transaction with a fixed exchange ratio implying a price of $33.87 per share of Reliant common stock, based on the closing price of Party B’s common stock at that time. Party B also offered Reliant two board positions on Party B’s board of directors. Party B also indicated that its diligence was substantially complete and that it was prepared to execute a definitive agreement and announce the proposed merger around or prior to mid-July 2021. In the bid letters from both United and Party B, the parties indicated an interest in retaining key members and employees of Reliant; however, neither United nor Party B provided specific details.
On June 9, 2021, a meeting of the Reliant board was held for the Reliant board to review and discuss the final offer letters submitted by United and Party B. This meeting was also attended by members of Reliant senior management and representatives of Evercore, Raymond James, and K&L Gates. A representative of K&L Gates provided members of the Reliant board with an overview of their fiduciary duties in connection with their evaluation of the proposed business combination transactions under consideration. A representative of K&L Gates also presented the Reliant board with a comparison of the revised merger agreements provided by each of United and Party B and provided an overview of the reverse due diligence conducted on United and Party B. Representatives of Evercore and Raymond James reviewed with the Reliant board their preliminary financial analyses around each of the United and Party B proposals. The Reliant board then met without its financial advisors or members of senior management (other than Mr. Ard) present and had an extensive discussion with respect to the final offers of United and Party B, including each institution’s culture and geographic footprint. The board discussed three specific alternatives: (i) remaining independent and continuing on with a growth-focused strategy, including potential headwinds to future growth and success such as technology needs, executive management succession, the lack of a clear path to grow to a $10-15 billion asset institution within Reliant’s target markets, and the ability to recruit and retain top-notch personnel, (ii) partnering with Party B, or (iii) partnering with United. Following extensive discussion, the Reliant board authorized Reliant management to further negotiate the terms of a non-binding letter of intent with United and to execute such a non-binding letter of intent and proceed into exclusive negotiations with United.
On June 11, 2021, Reliant and United entered into a negotiated non-binding letter of intent. The letter of intent provided for an all-stock transaction at a fixed exchange ratio of 0.9842 shares of United common stock per share of Reliant common stock. The letter of intent also provided for exclusivity through July 15, 2021.
On June 20, 2021, United provided Reliant with a further revised draft of the definitive merger agreement.
On June 25, 2021, K&L Gates distributed a revised draft of the merger agreement to Nelson Mullins Riley & Scarborough LLP, legal counsel to United, which we refer to as Nelson Mullins. Representatives of K&L Gates and Nelson Mullins held a teleconference on June 29, 2021 to negotiate certain terms of the merger agreement, and on July 2, 2021, Nelson Mullins delivered a revised draft of the merger agreement to K&L Gates.
Negotiation of the merger agreement and mutual due diligence continued through July 13, 2021.
On July 2, 2021, after informal discussions in the prior weeks, Nelson Mullins delivered to K&L Gates a draft employment agreement between United Community Bank and Mr. Ard. Over the following weeks, United Community Bank and Mr. Ard engaged in negotiations with respect to the terms of his proposed employment agreement, which would become effective at the effective time of the merger.
During the period from July 12, 2021 through July 14, 2021, United’s board of directors received and reviewed the merger agreement, a summary of the terms of the merger agreement prepared by Nelson Mullins, and financial analysis of the merger prepared by D.A. Davidson, United’s financial advisor. At a meeting held on July 14, 2021, the United board of directors unanimously approved the merger agreement and the merger.
Effective July 13, 2021, due to the primary Evercore representative assisting Reliant with the proposed transaction leaving Evercore and taking a position at Credit Suisse Securities (USA) LLC, which we refer to as Credit Suisse, Reliant notified Evercore that Reliant was terminating its engagement with Evercore and entered into an engagement letter with Credit Suisse by which it engaged Credit Suisse to serve as a financial advisor to Reliant.
On July 14, 2021, the Reliant board convened for a special meeting of the board. All directors were present at this meeting. This meeting was also attended by members of Reliant and Reliant Bank senior management and representatives from K&L Gates, Raymond James, and Credit Suisse. In advance of this meeting, board members were provided with information prepared by Raymond James with respect to the financial terms of the merger as well as drafts of the merger agreement, the bank merger agreement, and related ancillary agreements. At this meeting, Mr. Ard and other members of senior management reviewed with the Reliant board certain information regarding the proposed merger and the bank merger. A K&L Gates representative reviewed with the Reliant board members their fiduciary duties in the context of the board’s consideration of and decisions and actions with respect to the merger agreement and the proposed merger and reviewed with the board the terms of, and answered questions of board members regarding, the merger and the bank merger, the merger agreement and the bank merger agreement, and related ancillary agreements, including the form of voting agreement to be executed by the Reliant directors and Mr. Ard’s employment agreement with United Community Bank. A representative from Raymond James reviewed with the Reliant board the financial terms of the proposed merger and, at the request of the Reliant board, rendered to the board of directors Raymond James’ opinion (which was initially rendered verbally but subsequently confirmed in writing) to the effect that, as of July 13, 2021, and based upon and subject to the assumptions and qualifications set forth in the opinion, the merger consideration to be issued and paid by United in the merger pursuant to the merger agreement was fair, from a financial point of view, to Reliant. After considering the proposed terms of the merger agreement and the merger and the various presentations made to the Reliant board by Reliant senior management and its financial and legal advisors, and taking into consideration the matters discussed during the meeting and prior meetings of the Reliant board, including consideration of the factors described under “— Reliant’s Reasons for the Merger; Recommendation of the Reliant Board of Directors” beginning on page 38, the Reliant board determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were fair to and advisable and in the best interests of Reliant and its shareholders and resolved to adopt and approve the merger agreement, to approve the execution, delivery, and performance of the merger agreement, and related documents, by Reliant, and to recommend to Reliant’s shareholders that they approve the Reliant merger proposal.
Also on July 14, 2021, the board of directors of Reliant Bank adopted and approved the bank merger agreement, authorized the execution, delivery, and performance of the bank merger agreement by Reliant Bank, and resolved to recommend to Reliant, as Reliant Bank’s sole shareholder, the approval of the bank merger agreement.
Following the conclusion of the meetings of the United and Reliant boards of directors on July 14, 2021, United and Reliant executed the merger agreement and the directors of Reliant executed the Reliant voting agreements. Later on July 14, 2021, United and Reliant issued a joint press release announcing the execution of the merger agreement.
Reliant’s Reasons for the Merger; Recommendation of the Reliant Board of Directors
In reaching its decision to adopt and approve the merger agreement and recommend that Reliant shareholders approve the merger agreement, in addition to relying on personal knowledge of Reliant, United and the banking industry, the Reliant board evaluated the merger and merger agreement in consultation with Reliant’s senior management and outside financial and legal advisors. After such evaluation and consultation, and after carefully considering Reliant’s future prospects as an independent company and its strategic alternatives, the Reliant board concluded that the merger agreement and the transactions contemplated thereby, including the merger, were fair to and were advisable and in the best interests of Reliant and its shareholders.
In evaluating the merger agreement and reaching its decision to adopt and approve the merger agreement and recommend that Reliant shareholders approve the merger agreement, the Reliant board considered a number of factors, including the following material factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
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the belief that the merger will create, and enable Reliant shareholders to become shareholders of, a leading banking franchise in Tennessee and the Southeastern United States with enhanced scale and density in attractive markets throughout the Southeastern United States, and with a meaningful platform for future growth;

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the form and amount of the merger consideration, including the ability of Reliant shareholders to participate in the future performance of the combined company;

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the anticipated earnings per share accretion to result from the merger;

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the competitive environment for financial institutions operating in Tennessee, in particular the greater Nashville area, and the intensifying competition from in-state and out-of-state financial institutions;

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the continuing consolidation of the financial services industry, the increased regulatory burdens on financial institutions, and the uncertainties in the regulatory climate going forward;

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the anticipated role that the merger will play in addressing many of the key challenges currently facing Reliant, including management succession planning, employee recruitment and retention, technology development and procurement, and diminished organic and attractive strategic growth opportunities;

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the regular quarterly cash dividend historically declared and paid by United on outstanding shares of its common stock;

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the value to Reliant stockholders from diversifying Reliant’s geographic concentration and expanding its sources of revenues using United Community Bank’s array of products;

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the fairness opinion presentation of Reliant’s financial advisor, Raymond James, to the Reliant board on July 14, 2021, and the written opinion of Raymond James delivered to the Reliant board on July 14, 2021, to the effect that, as of July 13, 2021 and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review set forth in such opinion, the consideration to be received by the holders of Reliant common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as further described under “The Merger — Opinion of Reliant’s Financial Advisor”;

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the likelihood that the regulatory approvals needed to complete the transactions contemplated by the merger agreement would be obtained in a timely manner without unacceptable conditions;

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the historical performance of each of Reliant’s common stock and United’s common stock;

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United’s track record of successfully executing on other acquisitions and integrating prior acquisition targets;

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the anticipated effect of the merger on Reliant Bank’s customers and the communities in which it does business, including additional and enhanced products and services that could be provided by United Community Bank;

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the increased liquidity for Reliant’s shareholders and the potential for increased demand among institutional investors, index funds and other large investors for the stock of the combined company and the potential for stock price appreciation as a result;

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the compatible corporate cultures of Reliant Bank and United Community Bank;

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the anticipated effect of the merger on Reliant Bank’s officers and employees, including the prospects for continued employment and the severance and other benefits agreed to be provided by United Community Bank to employees of Reliant Bank;

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the potential for the merger to create enhanced economies of scale resulting in improved efficiencies and risk diversification;

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the fact that Reliant’s shareholders would have the chance to vote on the merger agreement and that approval of the merger agreement by Reliant’s shareholders would be a condition to the merger;

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the perceived positive results of Reliant’s reverse due diligence investigation of United, including its investigation into United’s financial and regulatory condition and results of operations;

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the perceived superiority of the merger as compared to other potential strategic alternatives, including remaining independent and growing organically, continuing to pursue acquisitions of other smaller financial institutions, and pursuing a merger with a similarly-sized financial institution;

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the expectation that the merger will be treated as a “reorganization” for U.S. federal income tax purposes; and

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the complementary nature of the business strategies, customers, geographic markets and cultures of Reliant and United, including both companies’ focus on exceptional client service and commitment to technological innovation to meet client needs.

The Reliant board also considered the following potential risks and negative factors relating to the merger:
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if the market price of United common stock decreases prior to completion of the merger, the value of the consideration to be received by Reliant’s shareholders in the merger will decrease as well;

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the merger agreement obligates Reliant to pay a not insubstantial termination fee if the merger agreement is terminated under certain circumstances;

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Reliant will lose the autonomy and local strategic decision-making capabilities associated with being an independent financial institution;

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while the merger is pending, Reliant’s officers and employees will have to focus extensively on actions required to complete the merger, which could divert their attention from Reliant’s business, and Reliant will incur substantial costs even if the merger is not consummated;

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the merger could result in employee attrition and have a negative effect on business and customer relationships;

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the possibility that the regulatory and other approvals necessary for the transactions contemplated by the merger agreement will not be received in a timely manner or at all or may contain unacceptable conditions;

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the fact that there can be no assurance that all of the conditions to the parties’ obligations to complete the merger will be satisfied and that the merger will be consummated;

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the restrictions on the conduct of Reliant’s and its subsidiaries’ business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions but which, subject to specific exceptions, could delay or prevent Reliant or its subsidiaries from undertaking business opportunities that might arise or taking other actions Reliant or its subsidiaries would otherwise take in respect of their operations absent the pendency of the merger;

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the fact that shareholder litigation is common in connection with public company mergers;

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the fact that, subject to certain exceptions, Reliant would be prohibited from soliciting other acquisition proposals after execution of the merger agreement;

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the possibility of encountering difficulties in successfully integrating Reliant’s business, operations, and workforce with those of United; and

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the other risks described under the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement/prospectus.

In considering the recommendation of the Reliant board, you should be aware that certain directors and executive officers of Reliant may have interests in the merger that are different from, or in addition to, interests of shareholders of Reliant generally. The Reliant board was aware of these interests and considered them when evaluating and negotiating the merger agreement, the merger and the other transactions contemplated by the merger agreement, and in recommending to the Reliant shareholders that they vote in favor of the merger proposal. See “Interests of Reliant’s Directors and Executive Officers in the Merger.”
This discussion of the information and factors considered by the Reliant board includes the material factors considered by the Reliant board, but it is not intended to be exhaustive and may not include all the factors considered by the Reliant board. In view of the wide variety of factors considered, and the complexity of these matters, the Reliant board did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to adopt and approve the merger agreement. Rather, the Reliant board viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it, including discussions with Reliant’s management and its financial and legal advisors. In addition, individual members of the Reliant board may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the Reliant board and the other information presented in this section is forward-looking in nature and, therefore, that such information should be read in light of the factors discussed in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”
For the reasons set forth above, the Reliant board determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Reliant and its shareholders and adopted and approved the merger agreement and approved the transactions contemplated thereby. The Reliant board unanimously recommends that the Reliant shareholders vote “FOR” the Reliant merger proposal.
Opinion of Reliant’s Financial Advisor
Reliant retained Raymond James as financial advisor effective May 14, 2021. Reliant selected Raymond James as a financial advisor because it is a globally-recognized investment banking firm offering a full range of investment banking services to its clients. In the ordinary course of its investment banking business, Raymond James is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. Pursuant to this engagement, the Reliant board requested that Raymond James evaluate the fairness, from a financial point of view, to the holders of Reliant common stock (other than the excluded shares) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.
At the July 14, 2021 meeting of the Reliant board, representatives of Raymond James rendered Raymond James’ oral opinion, which was subsequently confirmed by delivery of a written opinion, dated July 14, 2021, to the Reliant board (in its capacity as such) as to the fairness, as of such date, from a financial point of view, to the holders of Reliant common stock (other than the excluded shares) of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Raymond James in connection with the preparation of its opinion. For purposes of Raymond James’ opinion, and with Reliant’s consent, Raymond James assumed that the value of the merger consideration was $30.58 per share based on United’s closing stock price of $31.07 per share as of July 13, 2021.
The full text of the written opinion of Raymond James is attached as Annex B to this proxy statement/prospectus. The summary of the opinion of Raymond James set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such written opinion. Holders of Reliant common stock are urged to read this opinion in its entirety. The opinion of Raymond James speaks only as of the date of the opinion and does not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger.
Raymond James provided its opinion for the information of the Reliant board (in its capacity as such) in connection with, and for purposes of, its consideration of the merger agreement and its opinion only addresses whether the merger consideration to be received by the holders of Reliant common stock (other than the excluded shares) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Raymond James does not address any other term or aspect of the merger agreement or the merger contemplated thereby, the underlying business decisions of Reliant to engage in the merger, the structure or tax consequences of the merger or the availability of any alternatives to the merger. The Raymond James opinion does not constitute a recommendation to the Reliant board or to any holder of Reliant common stock as to how the Reliant board, such holder or any other person should vote or otherwise act with respect to the merger or any other matter. Raymond James does not express any opinion as to the likely trading range of United common stock following the merger, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of United at that time.
In connection with its review of the proposed merger and the preparation of its opinion, Raymond James, among other things:
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reviewed the financial terms and conditions of the merger as stated in the draft of the Agreement and Plan of Merger by and between United and Reliant dated July 13, 2021, which we refer to in this section as the draft merger agreement;

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reviewed Reliant’s audited financial statements for the years ended December 31, 2020, December 31, 2019 and December 31, 2018, and unaudited financial statements for the three month periods ended March 31, 2021, September 30, 2020 and June 30, 2020;

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reviewed certain information related to the historical condition and prospects of Reliant, as made available to Raymond James by or on behalf of Reliant, including, but not limited to, the prospective financial information (as defined below) that were prepared using consensus analyst estimates for the years 2021-2023, with further years prepared by Reliant’s management that extrapolated based on appropriate growth rates, which were reviewed and approved for Raymond James’ use by the management of Reliant;

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reviewed Reliant’s recent public filings and certain other publicly available information regarding Reliant;

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reviewed the financial and operating performance of Reliant and that of other selected public companies that Raymond James deemed to be relevant;

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considered certain publicly available financial terms of certain transactions Raymond James deemed to be relevant;

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reviewed the then-current and historical market prices and trading volume for Reliant common stock and for United common stock, and the then-current market prices of the publicly traded securities of certain other companies that Raymond James deemed to be relevant;

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conducted such other financial studies, analyses and inquiries and considered such other information and factors as Raymond James deemed appropriate;

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received a certificate addressed to Raymond James from a member of senior management of Reliant regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of Reliant; and

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discussed with members of the senior management of Reliant certain information relating to the aforementioned and any other matters which Raymond James deemed relevant to its inquiry including, but not limited to, the past and then-current business operations of Reliant and the financial condition and future prospects and operations of Reliant.

With Reliant’s consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of Reliant, or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Raymond James relied on the assurances of the management of Reliant that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading. Furthermore, Raymond James undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Reliant or United is a party or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Reliant or United is a party or may be subject. With Reliant’s consent, the Raymond James opinion made no assumption concerning, and therefore did not consider, the potential effects of any such litigation, claims or investigations or possible assertions. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of Reliant. With respect to the prospective financial information and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with Reliant’s consent, assumed that the prospective financial information and such other information and data were reasonably prepared in good faith on bases reflecting (or, in the case of the prospective financial information with respect to 2021, 2022 and 2023, which were prepared using consensus analyst estimates for such years, were consistent with) the best then-currently available estimates and judgments of management of Reliant, and Raymond James relied upon Reliant to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of Raymond James’ review. Raymond James expressed no opinion with respect to the prospective financial information or the assumptions on which they were based. Raymond James assumed that the final form of the merger agreement would be substantially similar to the draft merger agreement reviewed by Raymond James, and that the merger would be consummated in accordance with the terms of the merger agreement without waiver or amendment of any conditions thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement without the same being waived. Raymond James also relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the merger or that would be material to its analysis or opinion.
Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger, or the availability or advisability of any alternatives to the merger. Raymond James provided advice to the Reliant board with respect to the proposed merger. Raymond

James did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate form or amount of consideration for the merger. The Raymond James opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Reliant common stock (other than the excluded shares).
Raymond James expressed no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Reliant board to approve or consummate the merger. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting or tax advice. Raymond James assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Raymond James relied, with the consent of the Reliant board, on the fact that Reliant was assisted by legal, accounting and tax advisors and, with the consent of the Reliant board, relied upon and assumed the accuracy and completeness of the assessments by Reliant and its advisors as to all legal, accounting and tax matters with respect to Reliant and the merger, including, without limitation, that the merger would qualify as a reorganization within the meaning of Section 368(a) of the Code. Raymond James was not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan and lease losses or any other reserves; accordingly, Raymond James assumed that such allowances and reserves are in the aggregate adequate to cover such losses.
In formulating its opinion, Raymond James considered only the merger consideration to be received by the holders of Reliant common stock (other than the excluded shares), and Raymond James did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Reliant, or any class of such persons, whether relative to the compensation to be received by the holders of Reliant common stock (other than the excluded shares) or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the merger to the holders of any class of securities, creditors or other constituencies of Reliant, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion, or (2) the fairness of the merger to any one class or group of Reliant’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of Reliant’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the merger amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the merger on the solvency or viability of Reliant or United or the ability of Reliant or United to pay their respective obligations when they come due.
Material Financial Analyses
The following summarizes the material financial analyses reviewed by Raymond James with the Reliant board at its meeting on July 14, 2021, which material was considered by Raymond James in rendering its opinion. The summary below is not a complete description of all the analyses underlying Raymond James’ opinion or the presentation made by Raymond James to the Reliant board, but is a summary of the material financial analyses performed and presented by Raymond James. The summary includes information presented in tabular format. In order to fully understand the material financial analyses reviewed by Raymond James, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of such material financial analyses.
Selected Companies Analysis.
Raymond James reviewed certain data for selected companies with publicly traded equity securities that it deemed to be relevant for its analysis. The selected groups represent companies Raymond James believed relevant to Reliant. Raymond James analyzed the relative valuation multiples of 14 publicly-traded financial institutions that satisfied the following criteria: (i) traded over the NASDAQCM, NASDAQGM, NASDAQGS, NYSE, or NYSEAM stock exchanges; (ii) headquartered in the Southeast, which includes the states of Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia; (iii) had total assets between $2.0 billion and $4.0 billion; and (iv) had nonperforming assets / total assets of less than 1.50%. This group excluded targets of announced mergers and acquisitions and mutual holding companies. The selected companies that Raymond James deemed relevant included the following:

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Capital City Bank Group, Inc.

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Atlantic Capital Bancshares, Inc.

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HomeTrust Bancshares, Inc.

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SmartFinancial, Inc.

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Primis Financial Corp.

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Blue Ridge Bankshares, Inc.

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Capstar Financial Holdings, Inc.

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First Community Bankshares, Inc.

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American National Bankshares Inc.

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MVB Financial Corp.

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Southern First Bancshares, Inc.

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Professional Holding Corp.

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C&F Financial Corp.

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MetroCity Bankshares, Inc.

Raymond James calculated various financial multiples for each selected public company, including price per share at close on July 13, 2021 compared to (i) tangible book value (TBV) per share at the most recently reported financial period ended March 31, 2021 as shown by S&P Global Market Intelligence; (ii) last twelve months (LTM) earnings per share (EPS) for the most recent LTM financial period reported; (iii) consensus forward operating earnings per share estimates, which we refer to as ’21E EPS, for the 2021 fiscal year based on mean S&P Global Market Intelligence estimates; and (iv) consensus forward operating earnings per share estimates, which we refer to as ’22E EPS, for the 2022 fiscal year based on mean S&P Global Market Intelligence estimates. Raymond James reviewed the 75th percentile, median, mean, and 25th percentile relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for Reliant implied by the merger consideration. The results of the selected public companies analysis are summarized below:
	SUMMARY PRICING MULTIPLES
	Price /
	TBV per Share	LTM EPS	’21E EPS	’22E EPS
75th Percentile	173%	14.4x	12.6x	14.4x
Median	153%	11.6x	11.5x	12.3x
Mean	152%	12.3x	12.1x	13.0x
25th Percentile	130%	11.3x	10.7x	11.4x
Implied merger metric	191%	11.5x	11.1x	11.5x
Furthermore, Raymond James applied the 75th percentile, median, mean and 25th percentile relative valuation multiples for each of the metrics to Reliant’s actual and estimated financial results to derive an implied merger consideration. Raymond James then compared those implied values to $30.58, the value attributed to the per share merger consideration for the purposes of the Raymond James opinion. The results of this analysis are summarized below:
	IMPLIED COMMON SHARE MERGER CONSIDERATION
	Price /
	TBV per Share	LTM EPS	‘21E EPS	‘22E EPS
75th Percentile	$27.72	$38.12	$34.55	$38.18
Median	$24.52	$30.74	$31.51	$32.70
Mean	$24.38	$32.68	$33.35	$34.44
25th Percentile	$20.77	$29.86	$29.50	$30.25

Selected Transaction Analysis.
Raymond James analyzed publicly available information relating to selected regional transactions announced since March 1, 2020 involving financial institution targets headquartered in the Southeast, which includes the states of Alabama, Arkansas, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia, with total assets between $1.5 billion and $5.0 billion and nonperforming assets / total assets of less than 1.50%. Raymond James also analyzed publicly available information relating to selected national transactions announced since March 1, 2020 involving financial institution targets headquartered in the United States with total assets between $1.5 billion and $5.0 billion and nonperforming assets / total assets of less than 1.50%. Both regional and national selected transactions excluded: (i) transactions without publicly disclosed deal value or sufficient financial information; (ii) mergers of equals; (iii) transactions involving stock consideration with private buyers; and (iv) transactions involving specialty finance companies. The selected regional and national transactions (with respective transaction announcement dates shown) used in the analysis included:
Selected Regional Transactions:
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Acquisition of TGR Financial, Inc. by First Foundation Inc. (06/03/2021)

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Acquisition of Community Bankers Trust Corporation by United Bankshares, Inc. (06/03/2021)

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Acquisition of Select Bancorp, Inc. by First Bancorp (06/01/2021)

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Acquisition of Premier Financial Bancorp, Inc. by Peoples Bancorp Inc. (03/29/2021)

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Acquisition of Three Shores Bancorporation, Inc. by United Community Banks, Inc. (03/09/2020)

Selected National Transactions:
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Acquisition of Howard Bancorp, Inc. by F.N.B. Corporation (07/13/2021)

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Acquisition of 1st Constitution Bancorp by Lakeland Bancorp, Inc. (07/12/2021)

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Acquisition of Bank of Commerce Holdings by Columbia Banking System, Inc. (06/23/2021)

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Acquisition of Community Bankers Trust Corporation by United Bankshares, Inc. (06/03/2021)

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Acquisition of TGR Financial, Inc. by First Foundation Inc. (06/03/2021)

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Acquisition of Select Bancorp, Inc. by First Bancorp (06/01/2021)

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Acquisition of Altabancorp by Glacier Bancorp, Inc. (05/18/2021)

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Acquisition of First Choice Bancorp by Enterprise Financial Services Corp (04/26/2021)

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Acquisition of Mackinac Financial Corporation by

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Nicolet Bankshares, Inc. (04/12/2021)

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Acquisition of Premier Financial Bancorp, Inc. by Peoples Bancorp Inc. (03/29/2021)

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Acquisition of SB One Bancorp by Provident Financial Services, Inc. (03/12/2020)

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Acquisition of Three Shores Bancorporation, Inc. by United Community Banks, Inc. (03/09/2020)

Raymond James examined valuation multiples of transaction value compared to the target companies’ (i) most recent quarter TBV at announcement; (ii) LTM earnings at the time of announcement; and (iii) premium to core deposits (total deposits less time deposits greater than $100,000). Raymond James reviewed the 75th percentile, median, mean and 25th percentile relative valuation multiples of the selected regional and national transactions.
Selected Regional Transactions:
	SUMMARY TRANSACTION MULTIPLES
	Deal Value / TBV	Deal Value / LTM Earnings	Premium / Core Deposits
75th Percentile	180%	17.4x	11.0%

	SUMMARY TRANSACTION MULTIPLES
	Deal Value / TBV	Deal Value / LTM Earnings	Premium / Core Deposits
Median	177%	14.8x	7.4%
Mean	168%	16.7x	8.0%
25th Percentile	156%	14.7x	5.8%
Implied merger metric	194%	11.8x	12.1%
Selected National Transactions:
	SUMMARY TRANSACTION MULTIPLES
	Deal Value / TBV	Deal Value / LTM Earnings	Premium / Core Deposits
75th Percentile	182%	18.0x	11.2%
Median	170%	14.8x	8.1%
Mean	177%	15.9x	9.1%
25th Percentile	157%	13.5x	6.3%
Implied Transaction Metric	194%	11.8x	12.1%
Furthermore, Raymond James applied the 75th percentile, median, mean and 25th percentile relative valuation multiples for the selected regional and national transactions to Reliant’s TBV, LTM earnings, and core deposits. Raymond James then compared those implied values to $30.58, the value attributed to the per share merger consideration for the purposes of the Raymond James opinion. The results of the selected transactions analysis are summarized below:
Selected Regional Transactions:
	IMPLIED COMMON SHARE MERGER CONSIDERATION
	Deal Value / TBV	Deal Value / LTM Earnings	Premium / Core Deposits
75th Percentile	$28.42	$45.08	$29.27
Median	$27.84	$38.25	$24.80
Mean	$26.50	$43.11	$25.64
25th Percentile	$24.64	$37.94	$22.89
Selected National Transactions:
	IMPLIED COMMON SHARE MERGER CONSIDERATION
	Deal Value / TBV	Deal Value / LTM Earnings	Premium / Core Deposits
75th Percentile	$28.67	$46.42	$29.47
Median	$26.74	$38.25	$25.75
Mean	$27.81	$41.04	$26.89
25th Percentile	$24.80	$34.89	$23.54
Discounted Cash Flow Analysis.
Raymond James analyzed the discounted present value of Reliant’s projected free cash flows for the 12 months ending December 31, 2022 through December 31, 2025 on a standalone basis, which were provided to Raymond James and reviewed and approved for its use by Reliant. Raymond James used tangible common equity in excess of a target ratio of 9.0% of tangible assets at the end of each projection period for free cash flow.
The discounted cash flow analysis was based on the prospective financial information. Consistent with the periods for 2021, 2022 and 2023, which Raymond James was instructed to rely on by Reliant’s management, and long-term earnings and asset growth rates thereafter provided by Reliant’s management, Raymond James used calendar year 2025 as the final year for the analysis and applied multiples, ranging from 11.0x to 13.0x, to calendar year 2025 adjusted net income in order to derive a range of estimated terminal values for Reliant in 2025. The projected free cash flows and terminal values were discounted to present value using rates ranging from 9.0% to 13.0%. Raymond James arrived at its discount range by using the Modified CAPM (Capital Asset Pricing Model) methodology as presented in the 2020 Duff & Phelps Valuation Handbook.
The resulting range of present equity values was divided by the number of diluted shares outstanding. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to $30.58, the value attributed to the per share merger consideration for the purposes of the Raymond James opinion. The results of the discounted cash flow analysis indicated a range of values from $26.93 per share to $35.45 per share.
In connection with its analysis, Raymond James considered and discussed with Reliant’s management how the discounted cash flow analysis would be affected by changes in the underlying assumptions. Raymond James noted that discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including the earnings and asset growth rates, terminal values, dividend payout rates and discount rates, and the results are not necessarily indicative of actual values or future results.
Additional Considerations.
The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not susceptible to a partial analysis or summary description. Raymond James believes that its financial analyses must be considered as a whole and that selecting portions of such analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. Furthermore, no company or transaction used in the analyses described above is identical or directly comparable to Reliant or the contemplated transaction. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or transaction values, as the case may be, of Reliant and the companies to which it was compared. In addition, in arriving at its opinion, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses or factors that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of Reliant.
In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Reliant. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Reliant board (in its capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, to the holders of Reliant common stock (other than the excluded shares) of the merger consideration to be received by such holders in connection with the proposed merger pursuant to /the merger agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by the Reliant board in making its determination to adopt and approve the merger agreement. Neither Raymond James’ opinion nor the analyses described above should be viewed as determinative of the Reliant board’s or Reliant management’s views with respect to Reliant, United or the merger. Raymond James provided advice to Reliant with respect to the proposed merger. Raymond James did not, however, recommend any specific amount of consideration to the Reliant board or that any specific merger consideration constituted the only appropriate consideration for the merger. Reliant placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

The Raymond James opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing on and disclosed to it by July 13, 2021, and any material change in such circumstances and conditions may affect the opinion of Raymond James, but Raymond James does not have any obligation to update, revise or reaffirm the opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Reliant since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.
As the Reliant board was aware, there is significant uncertainty as to the potential direct and indirect business, financial, legal, economic and social implications and consequences of the coronavirus and associated illnesses and the actions and measures that countries, governments, regulatory agencies, central banks, international financing and funding organizations, stock markets, businesses and individuals have taken and may take to address the coronavirus and associated illnesses, including, without limitation, actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, which we refer to as the pandemic effects). Raymond James expressed no opinion or view as to the potential impact of the pandemic effects on its analysis, its opinion, the merger, Reliant, United or the value of the merger consideration.
As the Reliant board was also aware, the credit, financial and stock markets had been experiencing and do experience unusual volatility from time to time and Raymond James expressed no opinion or view as to any potential effects of such volatility on the merger, Reliant, or United. Raymond James’ opinion did not purport to address potential developments in any such credit, financial and stock markets on the value of the merger consideration.
During the two years preceding the date of Raymond James’ written opinion, Raymond James had been engaged by or otherwise performed the following services for Reliant, United, or their respective subsidiaries, for which it was paid a fee (separately from any amounts that were paid to Raymond James under the engagement letter described in this proxy statement/prospectus pursuant to which Raymond James was retained as a financial advisor to Reliant to assist in reviewing strategic alternatives): (i) Raymond James engaged in certain fixed income trading activity with Reliant Bank, a subsidiary of Reliant, for which it earned income, (ii) Raymond James provided services to United in connection with share repurchases, for which Raymond James has received fees, and (iii) Raymond James engaged in certain fixed income trading activity with United Community Bank, a subsidiary of United, for which it earned income. The total amount of fees and income received by Raymond James from Reliant for providing the foregoing services during the two year period preceding the date of Raymond James’ written opinion was less than $775,000.
For services rendered in connection with the delivery of its opinion, Reliant paid Raymond James a fee of $1.0 million upon Raymond James’ delivery of its opinion. Reliant will also pay Raymond James a customary fee for advisory services in connection with the merger equal to approximately $2.8 million (less 75% of the fee paid upon the delivery of the opinion), which fee is contingent upon the closing of the merger. The actual amount of the fee Reliant will pay Raymond James for its advisory services is subject to the final value of the merger consideration at closing, because the fee will be calculated as a percentage of the transaction value at closing. Reliant may, in its sole discretion (including whether a discretionary fee will be paid, the amount of any discretionary fee, and the timing of its payment), also pay Raymond James an additional discretionary fee. Reliant also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, subject to an agreed upon cap of $40,000 without Reliant’s approval, and will indemnify Raymond James against certain liabilities arising out of its engagement.
Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of Reliant and United for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to Reliant and/or United or other participants in the merger in the future, for which Raymond James may receive compensation.
Other Financial Advisory Fees
The Reliant board asked only Raymond James to provide a fairness opinion to the Reliant board because (i) the board believed that one fairness opinion was sufficient to assist it with its analysis of the transactions contemplated by the merger agreement and (ii) unlike Evercore and Credit Suisse, Raymond James had provided Reliant with strategic advisory services in connection with the transaction process since April 2021 and was expected to continue to provide such services through both the announcement and completion of the merger.
Reliant estimates that its financial advisors Evercore and Credit Suisse will be due an aggregate fee of approximately $2.5 million, which fee is contingent upon the closing of the merger. Although Reliant terminated its engagement with Evercore, Evercore is still due a fee from Reliant for its work prior to being terminated.
In addition, Reliant agreed to reimburse Evercore for the reasonable expenses incurred by Evercore in connection with its engagement, subject to an agreed upon cap of $40,000 without Reliant’s consent for all expenses other than fees and expenses of Evercore’s counsel, and to indemnify Evercore against certain liabilities that may arise out of its engagement by Reliant. Evercore has performed various investment banking and commercial banking services for Reliant and United in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Since January 1, 2019, Reliant has paid Evercore retainer fees of approximately $90,000 for financial and strategic advisory services.
Reliant has also agreed to reimburse Credit Suisse for expenses incurred by Credit Suisse related to its engagement, subject to an agreed upon cap of $30,000 without Reliant’s consent for all expenses other than legal fees and expenses, and to indemnify Credit Suisse against certain liabilities that may arise out of its engagement by Reliant.
Certain Unaudited Prospective Financial Information
United and Reliant do not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, United and Reliant are including in this proxy statement/prospectus certain financial projections for Reliant that were prepared using consensus analyst estimates published by S&P Global Market Intelligence for the years 2021-2023, with further years extrapolated based on appropriate growth rates provided by Reliant’s management, which were reviewed and approved for Raymond James’ use by the management of Reliant. We refer to this information collectively as the “prospective financial information.” A summary of certain significant elements of this information is included in this proxy statement/prospectus solely for the purpose of providing holders of Reliant common stock access to certain information made available to United and Reliant and their respective boards of directors and Reliant’s financial advisors.
None of United, Reliant or Raymond James endorses the prospective financial information as necessarily predictive of actual future results. Although presented with numeric specificity, the prospective financial information reflects numerous estimates and assumptions with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which United and Reliant operate and the risks and uncertainties described under “Risk Factors” beginning on page 20, “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 18 and in the reports that United and Reliant file with the SEC from time to time, all of which are difficult to predict and many of which are outside the control of United and Reliant and will be beyond the control of the combined company following completion of the merger. There can be no assurance that the underlying assumptions would prove to be accurate or that the projected results would be realized, and actual results could differ materially from those reflected in the prospective financial information, whether or not the merger is completed. Further, these assumptions do not include all potential actions that the senior management of United or Reliant could or might have taken during these time periods. In addition, since the prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. The inclusion of this prospective financial information should not be regarded as an indication that United or Reliant or their respective affiliates, officers, directors, advisors or other representatives considered, or now considers, this prospective financial information to be material information to any shareholder, particularly in light of the inherent risks and uncertainties associated with such prospective financial information, or that it should be construed as financial guidance, and it should not be relied on as such.
For purposes of Raymond James’ discounted cash flow analysis performed in connection with Raymond James’ opinion, Raymond James reviewed certain information related to the historical condition and prospects of Reliant on a standalone basis, as made available to Raymond James by or on behalf of Reliant, including, but not limited to, the prospective financial information (a financial forecast for Reliant for years 2021-2025 was prepared by its management and provided to Raymond James; however, after making this forecast available, representatives of Reliant requested that all parties disregard such forecast for all years because it did not represent Reliant management’s then-current view of the expected financial performance of Reliant for those years due to certain underlying assumptions being perceived as unrealistic, in part due to Reliant’s recent growth and the ongoing COVID-19 pandemic). The mean consensus analyst earnings per share estimates for Reliant used for the years ending December 31, 2021 through December 31, 2023 were $2.75, $2.65 and $2.78, respectively, and extrapolated earnings per share estimates of $3.02 and $3.28 were used for the years ending December 31, 2024 and 2025, respectively. Further, for purposes of Raymond James’ discounted cash flow analysis performed in connection with Raymond James’ opinion, Reliant management provided Raymond James with, and directed Raymond James to rely upon and utilize, an 8.5% annual earnings per share growth rate assumption for years 2024-2025. The mean consensus analyst net income estimates for Reliant used for the years ending December 31, 2021 through December 31, 2023 were $46.3 million, $44.9 million and $47.1 million, respectively, and extrapolated net income of $51.1 million and $55.4 million were used for the years ending on December 31, 2024 and 2025, respectively. In addition, mean consensus analyst total assets estimates for Reliant used for the years ending December 31, 2021 through December 31, 2023 were $3.2 billion, $3.3 billion and $3.5 billion, respectively, and extrapolated total assets of $3.8 billion and $4.1 billion were used for the years ending on December 31, 2024 and 2025, respectively.
The prospective financial information included in this document has been prepared by, and is the responsibility of, United’s and Reliant’s management. PricewaterhouseCoopers LLP (United’s independent registered public accounting firm) and Maggart & Associates, PC (Reliant’s independent registered public accounting firm) have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP and Maggart & Associates, PC do not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference into this proxy statement/prospectus and the Maggart & Associates, PC report incorporated in this proxy statement/prospectus relate to United’s and Reliant’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.
Furthermore, the prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. United and Reliant can give no assurance that, had the prospective financial information been prepared either as of the date of the merger agreement or as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. United and Reliant do not intend to, and disclaim any obligation to, make publicly available any update or other revision to the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The prospective financial information does not take into account the possible financial and other effects on United or Reliant of the merger and does not attempt to predict or suggest future results of the combined company. The prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect on

United or Reliant of any business or strategic decision or action that has been or will be made or taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been made or taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not made or taken in anticipation of the merger. Further, the prospective financial information does not take into account the effect on United or Reliant of any possible failure of the merger to occur. None of United, Reliant, or Raymond James, or their respective affiliates, officers, directors, advisors or other representatives, has made, makes or is authorized in the future to make any representation to any shareholder of United or Reliant or other person regarding United’s or Reliant’s ultimate performance compared to the information contained in the prospective financial information or that the forecasted results will be achieved. The inclusion of the prospective financial information herein should not be deemed an admission or representation by United, Reliant, Raymond James or any other person that it is viewed as material information of United or Reliant, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the prospective financial information included above is not being included to influence your decision whether to vote in favor of the Reliant merger proposal or any other proposal to be considered at the special meeting, but is being provided solely because it was made available to Reliant’s financial advisors in connection with the merger.
In light of the foregoing, and considering that the special meeting will be held several months after the prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, you are cautioned not to place unwarranted reliance on such information, and are urged to review United’s and Reliant’s most recent SEC filings for a description of United’s and Reliant’s reported financial results. See the section titled “Where You Can Find More Information.”
United’s Reasons for the Merger
In reaching its decision to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, the United board of directors consulted with United’s management, as well as United’s financial and legal advisors, and considered a number of factors, including the following material factors, which are not presented in order of priority:
•
its understanding of the current and prospective environment in which United and Reliant operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, the competitive environment for financial institutions generally, and the likely effect of these factors on United both with and without the proposed transaction;

•
each of United’s, Reliant’s, and the combined company’s business, operations, financial condition, asset quality, earnings, and prospects. In reviewing these factors, the United board of directors considered its view that Reliant’s financial condition and asset quality were sound, that Reliant’s business and operations complemented those of United, and that the merger would result in a combined company with a larger market presence and more diversified business mix as well as an attractive funding base, including through core deposit funding, and stronger asset quality. The United board of directors further considered that Reliant’s earnings and prospects, and synergies potentially available in the proposed transaction, created an opportunity for the combined company to have superior future earnings and prospects compared to United’s earnings and prospects on a stand-alone basis. In particular, the United board of directors considered the following:

•
its belief that the merger will combine two strong and growing banking institutions to create a leading regional banking franchise with an enhanced commercial lending expertise and complementary product sets, bolstering United’s lending presence with full-service banking in highly attractive Tennessee markets;

•
the potential for bringing together seasoned bank operators built on a common vision with similar values, with talented, motivated workforces and compatible corporate cultures;

•
the similarity of the businesses, balance sheets and management teams;

•
the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company given its larger size, asset base, capital, and footprint;

•
its review and discussions with United’s management and advisors concerning United’s due diligence examination of Reliant’s business;

•
the anticipated positive impact of the merger on the combined company’s capital position, including regulatory capital levels, and the combined company’s potential ability to generate substantial internal capital to support future growth;

•
United’s successful track record of creating shareholder value through prior acquisitions, including its proven experience in successfully integrating acquired businesses and retaining key personnel, and United management’s belief that United will be able to integrate Reliant with United successfully;

•
the financial analyses presented to the United board of directors by D. A. Davidson & Co.; and

•
its review of the terms of the merger agreement, including mutual deal protection and termination fee provisions.

The United board of directors also considered potential risks relating to the merger but concluded that the anticipated benefits of the merger were likely to substantially outweigh these risks. These potential risks included:
•
the possibility of encountering difficulties in achieving anticipated cost savings in the amounts estimated or in the time frame contemplated;

•
the possible challenges of entering new markets that United does not presently occupy;

•
the potential effects of a sustained economic downturn caused by the novel coronavirus, or COVID-19, pandemic;

•
the possibility of encountering difficulties in successfully integrating Reliant’s business, operations, and workforce with those of United;

•
the transaction-related costs, including the payments and other benefits to be received by Reliant management in connection with the merger pursuant to existing Reliant plans and compensation arrangements and the merger agreement;

•
diversion of management attention and resources from the operation of United’s business towards the completion of the merger; and

•
the regulatory and other approvals required in connection with the merger and the risk that such regulatory approvals will not be received in a timely manner, if at all, or may impose unacceptable conditions.

The foregoing discussion of the information and factors considered by the United board of directors is not intended to be exhaustive but includes the material factors considered by the United board of directors. In reaching its decision to adopt the merger agreement and to approve the merger and the other transactions contemplated by the merger agreement, the United board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The United board of directors considered all these factors as a whole and overall considered the factors to be favorable to, and to support, its determination. In addition, individual directors may have given different weights to different information and factors. The explanation of United’s reasons for the merger includes statements that are forward-looking in nature and, therefore, should be read in light of the factors discussed above under “Cautionary Statement Regarding Forward-Looking Statements.”
Board of Directors and Management of United Following the Merger
The directors of United immediately prior to the effective time of the merger, together with such additional persons as the United board of directors or its shareholders may thereafter appoint or elect, will be directors of the combined company and will hold office in accordance with United’s bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. The officers of United immediately prior to the effective time of the merger, together with such additional persons as United may thereafter elect, will be officers of the combined company and will hold office in accordance with United’s bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer. Information regarding the current executive officers and directors of United is contained in documents filed by United with the SEC and incorporated by reference into this proxy statement/prospectus, including United’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Definitive Proxy Statement on Schedule 14A for its 2021 annual meeting of shareholders, filed with the SEC on March 30, 2021. See “Where You Can Find More Information.”
Regulatory Approvals Required for the Merger and Bank Merger
Completion of the merger and the bank merger are subject to the receipt of all approvals, consents and waivers required to complete the transactions contemplated by the merger agreement from applicable governmental and regulatory authorities, and the expiration of any applicable statutory waiting periods, in each case, without the imposition of a condition or requirement that would reasonably be expected to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger. Subject to the terms and conditions of the merger agreement, United and Reliant have agreed to use their reasonable best efforts and cooperate to obtain all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. United and Reliant plan to file all necessary applications and notifications to obtain the required regulatory approvals, consents and waivers.
Federal Reserve Board
The transactions contemplated by the merger agreement require approval by the Federal Reserve Board pursuant to Section 3 of the BHC Act, or alternatively the waiver of the Federal Reserve Board of this approval requirement pursuant to the applicable regulations. If a waiver is not received, the Federal Reserve Board takes into consideration a number of factors when acting on applications under Section 3 of the BHC Act (12 U.S.C. § 1842(c)) and Section 225.13 of Regulation Y (12 C.F.R. § 225.13). These factors include the financial condition of the holding companies and banks involved and the future prospects of the combined organization (including consideration of the current and projected capital positions and the levels of indebtedness) and the managerial resources (including the competence, experience, and integrity of the officers, directors, and principal shareholders, as well as their record of compliance with laws and regulations). The Federal Reserve Board also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, and the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.
Federal Deposit Insurance Corporation
The prior approval of the FDIC will be required under the Bank Merger Act to merge Reliant Bank with and into United Community Bank. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers: (1) the competitive impact of the transaction, (2) financial and managerial resources of the banks party to the bank merger, (3) the convenience and needs of the community to be served and the record of the merging banks under the Community Reinvestment Act, which we refer to as the CRA, including their CRA ratings, (4) the merging banks’ effectiveness in combating money-laundering activities, and (5) the extent to which the bank merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system.
South Carolina Board of Financial Institutions
To complete the bank merger, United Community Bank is required to submit an application to, and receive approval from, the South Carolina Board of Financial Institutions, which we refer to as the SCBFI. The SCBFI will review the application to determine whether the bank merger complies with South Carolina law. The criteria considered by the SCBFI are similar to those considered by the FDIC.
Public Notice and Comments
The BHC Act, the Bank Merger Act, the SCBFI, and applicable regulations require published notice of, and the opportunity for public comment on, these applications, and authorize the Federal Reserve Board and the FDIC to hold a public hearing or meeting if either agency determines that a hearing or meeting would be appropriate. The Federal Reserve Board, the FDIC, and the SCBFI take into account the views of third party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their respective communities, and any hearing, meeting or comments provided by third parties could prolong the period during which the applications are under review by these agencies.
Waiting Periods
Transactions approved under Section 3 of the BHC Act or the Bank Merger Act generally may not be completed until 30 days after the approval of the applicable federal agency is received, during which time the U.S. Department of Justice, which we refer to as the DOJ, may challenge the transaction on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise. In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve Board or the FDIC, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board or the FDIC regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general. There can be no assurance if and when DOJ clearance will be obtained or as to the conditions or limitations that such DOJ approval may contain or impose.
Additional Regulatory Approvals and Notices
In connection with the merger and the bank merger, notifications and/or applications requesting other approvals may be submitted to various other federal and state regulatory authorities and self-regulatory organizations, including Nasdaq.
Based on information available to us as of the date hereof, United and Reliant believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that United and Reliant will be able to obtain all requisite regulatory approvals. However, neither United nor Reliant can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, United’s ability to obtain the approvals on satisfactory terms, or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that would reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets, or business of the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger on antitrust grounds or for other reasons, or if such a challenge is made, as to the result of such challenge.
Neither United nor Reliant is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
The processing time for obtaining regulatory approvals for bank mergers, particularly for larger institutions, can be lengthy. Specifically, the Dodd-Frank Act requires bank regulators to consider financial stability concerns when evaluating a proposed bank merger. If there is an adverse development in either party’s regulatory standing, United may be required to withdraw some or all of the applications for approval of the proposed mergers and, if possible, resubmit it after the applicable supervisory concerns have been resolved.
Public Trading Markets
The United common stock is listed for trading on Nasdaq under the symbol “UCBI,” and the Reliant common stock is listed for trading on Nasdaq under the symbol “RBNC.” Upon completion of the merger, the Reliant common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and Reliant will no longer be required to file periodic reports with the SEC with respect to Reliant common stock. Following the merger, shares of United common stock will continue to be traded on Nasdaq.

Under the merger agreement, United will cause the shares of United common stock to be issued or reserved for issuance in the merger, including shares to be issued with respect to Reliant restricted share awards, restricted stock unit awards and stock options, to be approved for listing on Nasdaq, subject to notice of issuance, and the merger agreement provides that neither United nor Reliant will be required to complete the merger if such shares are not authorized for listing on Nasdaq.
No Dissenters’ Rights
Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.
Pursuant to the TBCA, holders of Reliant common stock will not be entitled to dissenters’ rights in connection with the merger with respect to their shares of Reliant common stock.

THE MERGER AGREEMENT
The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of its terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about United and Reliant contained in this proxy statement/prospectus or in the reports and documents of United and Reliant filed with the SEC may supplement, update or modify the factual disclosures about United and Reliant contained in the merger agreement. The merger agreement contains representations and warranties by United, on the one hand, and by Reliant, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by United and Reliant were qualified and subject to important limitations agreed to by United and Reliant in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC and some were qualified by the matters contained in the confidential disclosure schedules that United and Reliant each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about United or Reliant at the time they were made or otherwise.
Merger Consideration
Each share of Reliant common stock issued and outstanding immediately prior to the effective time (except for the excluded shares) will be converted into the right to receive 0.9842 validly issued, fully paid and nonassessable shares of United common stock.
If, after the date of the merger agreement and prior to the effective time, the outstanding shares of United common stock or Reliant common stock are increased, decreased, changed into, or exchanged for a different number or kind of securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there is any extraordinary dividend or distribution, an equitable and proportionate adjustment will be made to the exchange ratio.
Fractional Shares
United will not issue any fractional shares of United common stock in the merger. Instead, a Reliant shareholder who otherwise would have received a fraction of a share of United common stock will receive an amount in cash (rounded to the nearest whole cent) determined by multiplying (1) the volume weighted average closing price of United common stock for the 10 consecutive full trading days ending on and including the fifth trading day preceding the closing date of the merger by (2) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of United common stock which such holder would otherwise be entitled to receive.

Effects of the Merger; Effective Time; Organizational Documents of the Surviving Corporation
Effects of the Merger
The merger agreement provides for the merger of Reliant with and into United, with United surviving the merger as the surviving corporation. We sometimes refer to United following the merger as the “surviving corporation.”
As a result of the merger, the separate legal existence of Reliant will cease and there will no longer be any publicly held shares of Reliant common stock following the effective time. Reliant shareholders will only participate in the surviving corporation’s future earnings and potential growth through their ownership of United common stock. All of the incidents of direct ownership of Reliant common stock, such as the right to vote on certain corporation decisions, to elect directors and to receive dividends, if any, and distributions, if any, from Reliant, will be extinguished upon completion of the merger. All of the properties, assets, rights, privileges, powers and franchises of Reliant will vest in the surviving corporation, and all debts, duties and liabilities of Reliant will become the debts, liabilities and duties of the surviving corporation.
The merger will be completed only if all conditions to the merger discussed in this proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived (subject to applicable law). Please see “— Conditions to Complete the Merger.”
Effective Time
On or before the closing date, in order to effect the merger, United and Reliant will execute and deliver articles of merger for filing with the Secretary of State of the State of Georgia and the Secretary of State of the State of Tennessee. The merger will become effective on the date and at the time set forth in the articles of merger filed with the Secretary of State of the State of Georgia and the articles of merger filed with the Secretary of State of the State of Tennessee. The closing of the transactions contemplated by the merger agreement will occur at 10:00 a.m. Eastern Time on a date no later than 30 days after the satisfaction or waiver (subject to applicable law) of the last to occur of the conditions set forth in the merger agreement, unless extended by mutual agreement of the parties. It currently is anticipated that the completion of the merger will occur in the first quarter of 2022 subject to the receipt of Reliant shareholder the receipt of approval, regulatory approvals and the satisfaction or waiver of other customary closing conditions, but neither United nor Reliant can guarantee when or if the merger will be completed.
Organizational Documents of the Surviving Corporation
The articles of incorporation and bylaws of United that are in effect at the effective time will be the articles of incorporation and bylaws of the surviving corporation until amended in accordance with the respective terms thereof and applicable law. The surviving corporation will continue to exist under the name “United Community Banks, Inc.”
Exchange and Payment Procedures
At or prior to the closing, United will deposit or cause to be deposited with an exchange agent mutually agreed upon by United and Reliant, for the benefit of the holders of shares of Reliant common stock, sufficient cash and United common stock to be exchanged for Reliant common stock in accordance with the merger agreement, including the merger consideration, which amounts we refer to as the exchange fund. As promptly as practicable after the effective time, but in no event later than five business days thereafter, United will cause the exchange agent to mail to each record holder, as of immediately prior to the effective time, of shares of Reliant common stock, a letter of transmittal and instructions for use in connection with the surrender and exchange of certificates representing or book entry shares of Reliant common stock for the merger consideration. From and after the effective time, Reliant shareholders who properly surrender their certificates or book entry shares to the exchange agent, together with a properly completed and duly executed letter of transmittal, and such other documents as may reasonably be required by the exchange agent, will receive for each share of Reliant common stock (except for the excluded shares) 0.9842 shares of United common stock plus any cash payable in lieu of any fractional shares of United, and any dividends or distributions in respect of such United common stock such holder has the right to receive pursuant to the merger agreement and applicable law. No interest will be paid or accrue on any merger consideration or cash in lieu of fractional shares.
Distributions with Respect to Unsurrendered Shares
No dividends or other distributions, if any, declared with respect to United common stock will be paid to the holder of any unsurrendered certificate or book entry shares that evidenced ownership of shares of Reliant common stock until such holder properly surrenders such certificate of book entry shares. After such surrender, the holder will be entitled to receive the merger consideration, the fractional share cash amount, if any, to which such holder is entitled and any dividends or other distributions that have been payable or become payable with respect to the holder’s whole shares of United common stock. No interest will be payable on the foregoing.
Transfers Following the Effective Time
At the effective time, the stock transfer books of Reliant will be closed and thereafter there will be no further registration of transfers of shares of Reliant common stock on the records of Reliant, except for the cancellation of such shares in connection with the merger. From and after the effective time, the holders of certificates or book entry shares that evidenced ownership of shares of Reliant common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares, except as otherwise provided for in the merger agreement or by applicable law. Any bona fide certificates or book entry shares presented to the exchange agent after the effective time will be cancelled and exchanged in accordance with the merger agreement.
Termination of Exchange Fund
Any portion of the exchange fund that remains unclaimed by the Reliant shareholders for nine months following the effective time will, at the surviving corporation’s request, be paid to the surviving corporation. From and after such time, any former holders of Reliant common stock who have not properly surrendered their shares may thereafter seek from United the merger consideration payable in respect of such shares of Reliant common stock, any cash payable in lieu of any fractional shares of United and any dividends or distributions in respect of United common stock such holders have the right to receive pursuant to the merger agreement. None of United, Reliant, the surviving corporation nor the exchange agent will be liable to any holder of shares of Reliant common stock for any shares of United common stock (or any related dividends or distributions) or cash from the exchange fund that is delivered in good faith to any public official pursuant to any applicable abandoned property, escheat or similar laws. United and the exchange agent may rely upon and treat as conclusive the stock transfer books and records of Reliant in establishing the identity of those persons entitled to receive shares of United common stock or any other amounts issuable or payable in accordance with the merger agreement.
Lost, Stolen or Destroyed Certificates
If a certificate for Reliant common stock has been lost, stolen, or destroyed, the exchange agent will issue the merger consideration payable in respect of the Reliant common stock represented thereby upon (i) receipt of an affidavit of that fact by the claimant and (ii) the execution by the claimant of a commercially reasonable indemnity agreement and/or the posting by the claimant of a bond in commercially reasonable form and amount as indemnity against any claim that may be made against United or the exchange agent with respect to such certificate.
Withholding Rights
United and Reliant (through the exchange agent, if applicable) will be entitled to deduct and withhold from any consideration payable under the merger agreement the amounts they are required to deduct and withhold under the Code or any provision of state, local, or foreign tax law. If any such amounts are withheld and timely paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the person from whom they were withheld.

Treatment of Reliant Equity Awards
Treatment of Reliant Stock Options
At the effective time, each outstanding and unexercised option to purchase shares of Reliant common stock as of immediately prior to the effective time will vest (to the extent not already vested) and (i) if the holder thereof delivers a stock option cash-out agreement to United as contemplated by the merger agreement at least five days prior to the closing of the merger, will be cancelled and converted automatically into the right to receive a cash payment equal to the product of (A) the excess, if any, of (1) the product of the 0.9842 exchange ratio multiplied by the average closing price over (2) the per share exercise price with respect to such stock option multiplied by (B) the number of shares of Reliant common stock underlying such option, or (ii) if the holder does not timely deliver such a stock option cash-out agreement, will be cancelled and converted automatically into the right to receive an option to purchase a number of shares of United common stock equal to 0.9842 multiplied by the number of shares of Reliant common stock subject to such option with an exercise price equal to the exercise price per share of such Reliant option divided by 0.9842. Under the merger agreement, the “average closing price” means the volume-weighted average of the closing sales prices of United common stock as reported on Nasdaq for the 10 consecutive full trading days ending on and including the fifth business day prior to the closing date of the merger.
Treatment of Reliant Restricted Share Awards and Restricted Stock Unit Awards
At the effective time, subject to the terms and conditions of the merger agreement, each Reliant restricted share award and Reliant restricted stock unit award that is outstanding as of immediately prior to the effective time will automatically vest (to the extent not then vested) and, as applicable, settle and will be cancelled and converted automatically into the right to receive the merger consideration in respect of each share of Reliant common stock subject to or underlying such restricted share award or restricted stock unit award.
Representations and Warranties
The merger agreement contains customary representations and warranties of each of United and Reliant relating to their respective businesses. The representations and warranties of each of United and Reliant have been made solely for the benefit of the other party, and these representations and warranties should not be relied on by any other person. In addition, these representations and warranties:
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have been qualified by information set forth in confidential disclosure schedules delivered by the parties in connection with signing the merger agreement, which information modifies, qualifies, and creates exceptions to the representations and warranties in the merger agreement;

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will not survive consummation of the merger;

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may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to the merger agreement if those statements turn out to be inaccurate;

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are in some cases subject to a materiality standard described in the merger agreement which may differ from what may be viewed as material by you; and

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were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.

The merger agreement contains representations and warranties made by each of United and Reliant relating to a number of matters. With respect to Reliant, these representations and warranties include representations and warranties with respect to the following:
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corporate matters, including valid corporate organization and qualification and subsidiaries;

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capitalization;

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authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

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required governmental and other regulatory filings and consents and approvals in connection with the merger;

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reports to regulatory authorities;

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compliance with SEC filing requirements;

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financial statements, books and records, and the absence of undisclosed liabilities;

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the absence of certain changes or events;

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legal proceedings;

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absence of agreements with regulatory authorities;

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compliance with applicable laws and deposit insurance;

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tax matters;

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certain material contracts;

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intellectual property and information technology systems;

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employee and employee benefit plan matters;

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real property;

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environmental matters;

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the receipt of an opinion from Reliant’s financial advisor regarding the fairness, from a financial point of view, of the consideration to be paid to Reliant shareholders in the merger;

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broker fees;

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certain loan matters;

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related party transactions;

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insurance matters;

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investment securities;

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fiduciary activities;

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risk management instruments;

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the absence of action or circumstances that would prevent the merger from qualifying as a “reorganization” under Section 368(a) of the Code;

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the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents;

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internal controls;

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regulatory capital; and

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inapplicability of state takeover statutes.

United’s representations and warranties in the merger agreement include representations and warranties with respect to the following:
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corporate matters, including valid corporate organization and qualification and subsidiaries;

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capitalization;

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authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

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required governmental and other regulatory filings and consents and approvals in connection with the merger;

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reports to regulatory authorities;

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compliance with SEC filing requirements;

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financial statements, books and records, and the absence of undisclosed liabilities;

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the absence of certain changes or events;

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legal proceedings;

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absence of agreements with regulatory authorities;

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compliance with applicable laws and deposit insurance;

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tax matters;

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certain material contracts;

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intellectual property and information technology systems;

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broker fees;

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insurance matters;

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risk management instruments;

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the absence of action or circumstances that would prevent the merger from qualifying as a “reorganization” under Section 368(a) of the Code;

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the accuracy of information supplied for inclusion in this proxy statement/prospectus and other similar documents;

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internal controls; and

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regulatory capital.

Certain representations and warranties of United and Reliant are qualified as to “knowledge,” “materiality,” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to United, Reliant, or the combined company, means an effect, circumstance, occurrence, event, development, or change that, individually or in the aggregate with one or more other effects, circumstances, occurrences, events, developments, or changes, (a) has had, or would reasonably be expected to have, a material and adverse effect on the business, assets, liabilities, financial condition, or results of operations of such party and its subsidiaries taken as a whole or (b) prevents or materially impedes the consummation by such party of the transactions contemplated by the merger agreement.
However, in the case of clause (a) set forth in the immediately preceding paragraph, a material adverse effect will not be deemed to include the impact of any effect, circumstance, occurrence, event, development, or change to the extent resulting from:
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changes after July 14, 2021 in any law of general applicability to insured depository institutions and/or registered bank or financial holding companies, or interpretations thereof by a governmental entity;

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changes after July 14, 2021 in GAAP or regulatory accounting requirements applicable to insured depository institutions and/or registered bank or financial holding companies generally;

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changes in economic conditions, or changes in global, national, regional, or local political or market conditions (including changes in credit or debt markets or changes in prevailing interest or exchange rates), in either case affecting the banking and financial services industry (at a global, national, regional, or local level) generally (including changes or measures arising from a pandemic);

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actions and omissions of United or Reliant required under the merger agreement or taken or omitted with the prior written consent of Reliant (in the case of actions and omissions by United) or United (in the case of actions and omissions by Reliant);

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any failure by United or Reliant, in and of itself, to meet any internal or published industry analyst projections, forecasts, or estimates of revenue, earnings, or other financial or operating metrics for any period (but facts or circumstances giving rise to or contributing to any such failure not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there exists or has occurred a material adverse effect);
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subject to Reliant’s termination rights under the merger agreement, changes, in and of themselves, in the trading price or trading volume of the United common stock or Reliant common stock (but facts or circumstances giving rise to or contributing to any such changes not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there exists or has occurred a material adverse effect);

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acts of war, armed hostilities, or terrorism within or involving the U.S.;

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the public announcement or pendency of the transactions contemplated by the merger agreement, including the impact thereof on relationships with customers or employees;

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hurricanes, earthquakes, tornados, floods, or other natural disasters or any outbreak of any disease or other public health event, including a pandemic;

except that, with respect to the first, second, third and seventh bullet points set forth immediately above, effects, circumstances, occurrences, events, developments, and changes will not be excluded in determining whether there exists or has occurred a material adverse effect to the extent of any materially disproportionate impact they have on the subject party and its subsidiaries taken as a whole as measured relative to similarly situated companies in the banking and financial services industry.
Conduct of Businesses of United and Reliant Prior to Completion of the Merger
Under the merger agreement, United and Reliant has agreed to certain restrictions on their respective activities during the period from the date of the merger agreement to the effective time or earlier termination of the merger agreement. In general, subject to certain exceptions, each of United and Reliant is required to, and to use commercially reasonable efforts to cause its respective subsidiaries to, (a) conduct its business in the ordinary course of business in all material respects, (b) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its employees, and (c) not take any action that would reasonably be expected to adversely affect or delay, in any material respect, its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated thereby.
The following is a summary of additional restrictions imposed upon Reliant. In general, prior to the effective time (or earlier termination of the merger agreement), subject to certain exceptions, Reliant has agreed it will not, and will not permit any of its subsidiaries to, without United’s prior written consent:
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incur any indebtedness for borrowed money, other than in the ordinary course of business in respect of deposit liabilities and letters of credit, federal funds purchases, and other borrowings by Reliant Bank in the ordinary course of business materially consistent with past practice with maturities not greater than 24 months;

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prepay any indebtedness if doing so would cause Reliant or any of its subsidiaries to incur any prepayment penalty, or purchase, accept, or renew any brokered deposits, except in the ordinary course of business materially consistent with past practice;

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adjust, split, combine, or reclassify any capital stock;

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make, declare, or pay any dividend or other distribution on any shares of its capital stock or other securities (subject to certain exceptions, including the payment of regular quarterly cash dividends by Reliant at a rate not in excess of $0.12 per share of Reliant common stock, with record and payment dates consistent with past practice);

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subject to certain exceptions, grant any person any right to acquire its capital stock or securities or rights convertible into or exercisable for shares of its capital stock;

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subject to certain exceptions, issue any additional shares of capital stock or any securities or obligations convertible into or exercisable for any shares of its capital stock;

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redeem, purchase, repurchase, or otherwise acquire, directly or indirectly, any shares of capital stock or any securities or obligations convertible into or exercisable for shares of capital stock, except in connection with the exercise, vesting or settlement of any Reliant equity awards outstanding as of July 14, 2021;

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sell, transfer, mortgage, encumber, or otherwise dispose of any of its material properties or assets or cancel, release, or assign any material indebtedness or claims or waive any rights of substantial value, in each case other than in the ordinary course of business materially consistent with past practice or pursuant to contracts in effect as of July 14, 2021;

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subject to certain exceptions, make any material investment, whether by purchase of stock or other securities, capital contributions, property transfer, purchase of property or assets, or otherwise, in any other entity except pursuant to commitments in place as of July 14, 2021;

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form a new subsidiary, or dissolve, liquidate or terminate any existing subsidiary;

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other than in the ordinary course of business materially consistent with past practice, enter into, renew, amend or modify in any material respect, cancel, or terminate any material contract, with certain exceptions;

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settle or commence specified legal proceedings, with certain exceptions;

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except as required under any employee benefit plan, (i) increase the salary, wages, bonus opportunity, compensation or other benefits payable to any directors or executive officers, except in the ordinary course of business materially consistent with past practice, (ii) pay or award, or commit to pay or award, any bonuses or incentive compensation, pension, severance, or retirement allowance or contribution to any directors, officers or employees, except in the ordinary course of business materially consistent with past practice, (iii) take any action to accelerate any material payment or benefit payable or to become payable to any current or former director, officer or employee, (iv) become a party to, establish, adopt, materially amend, terminate, or commit to any pension, retirement, profit-sharing, welfare, or other benefit plan, agreement, or arrangement, or any employment, severance, salary continuation, retention, change of control, change in control, consulting, or other contact, with or for the benefit of any director, officer, or employee, (v) amend or modify the terms of, or voluntarily accelerate the vesting of or the lapsing of restrictions on any Reliant equity awards, and (vi) hire any executive officer;

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amend its charter, bylaws, or other governing documents;

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enter into any stock or asset purchase agreement or any plan or agreement of consolidation, merger, share exchange, or reorganization with any person or any indication of interest, letter of intent, or agreement in principle with respect thereto;

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establish or file any application or notice to establish, or relocate or close or file an application or notice to relocate or close, a branch, loan or deposit production, or other banking office or facility;

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make or change any tax election, settle or compromise any material tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment, collection or determination of any taxes, enter into any closing agreement with respect to any material amount of taxes or surrender any right to claim a material tax refund, adopt or change any material method of accounting with respect to taxes, or file any material amended tax return;

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make any material change to its accounting methods or principles, change the manner in which its investment securities or loan portfolio is classified or reported, in each case except as required by GAAP or regulatory accounting requirements or materially restructure its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales, or otherwise;

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take or knowingly fail to take any action, which action or failure to act is intended or would reasonably be expected to result in the failure of any closing condition of the merger to be satisfied;

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take or knowingly fail to take any action that would reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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make any material changes in its policies or practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, or (ii) hedging, in each case except as may be required by such policies and practices or by GAAP or regulatory accounting requirements;
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subject to certain exceptions, (i) enter into any new line of business or change in any material respect its lending, investment, risk and asset liability management and other material banking and operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by GAAP or regulatory accounting requirements, (ii) make any loans or extensions of credit (not including renewals) in excess of $10,000,000 (on a per loan basis) except pursuant to existing commitments, or (iii) make any loans or extensions of credit (not including renewals) in excess of $500,000 to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve);

•
extend additional funds to a borrower with a loan classified as “criticized,” except for protective advances and extensions of additional credit of up to $500,000;

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make, or commit to make, any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, subject to certain exceptions; or

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agree to do, make any commitment to do, or adopt any resolutions of its board of directors or other governing body in support of or proposing any of the actions prohibited by the merger agreement.

United has also agreed to certain additional restrictions on its activities and the activities of its subsidiaries during the period from the date of the merger agreement to the effective time or earlier termination of the merger agreement. In general, subject to certain exceptions, United has agreed it will not, and will not permit any of its subsidiaries to, without Reliant’s prior written consent:
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amend its organizational documents in a manner that would adversely affect the economic benefits of the merger to holders of Reliant common stock or adversely affect holders of Reliant common stock (as prospective holders of United common stock) relative to other holders of United common stock;

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adjust, split, combine or reclassify any capital stock of United, or make, declare or pay any extraordinary dividend or distribution on any United common stock;

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incur any indebtedness for borrowed money (other than indebtedness of United or any of its wholly owned subsidiaries to United or any of its subsidiaries) that would reasonably be expected to prevent United or its subsidiaries from assuming the outstanding indebtedness of Reliant and its subsidiaries;

•
acquire or enter into an agreement to acquire, or publicly announce its intent to acquire or enter into an agreement to acquire, any other depository institution or credit union prior to the receipt of all of the regulatory approvals for the merger and the bank merger, subject to certain exceptions;

•
merger or consolidate United or United Community Bank with any other entity, or engage in any similar business combination transaction, in either case where United or United Community Bank, as applicable, is not the surviving entity, or sell or transfer all or substantially all of the assets of United or United Community Bank;

•
adopt or publicly propose a plan to restructure, reorganize, or completely or partially liquidate or dissolve;

•
take any action or knowingly fail to take any action, which action or failure to act is that is intended or would reasonably be expected to result in the failure of any closing condition of the merger to be satisfied;

•
take or knowingly fail to take any action that would reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

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agree to do, make any commitment to do, or adopt any resolutions of its board of directors or other governing body in support of or proposing any of the actions prohibited by the merger agreement.

Regulatory Matters
United and Reliant have agreed to cooperate with each other and use their respective reasonable best efforts to prepare all documentation, make all filings, give all notice, and obtain all permits, consents, approvals, waivers, and authorizations of all governmental entities and other third parties which are necessary or advisable to consummate the transactions contemplated by the merger agreement. However, neither United nor Reliant (nor their respective subsidiaries) is required to, or is permitted to without the prior written consent of the other, take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the any permits, consents, approvals, waivers, and authorizations of governmental entities and other third parties that would reasonably be expected to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger. Each of United and Reliant has agreed to keep the other party reasonably apprised of the status of the permits, consents, approvals, waivers, and authorizations necessary or advisable to consummate the merger, the bank merger, or the other transactions contemplated by the merger agreement.
Reliant Shareholder Meeting; Change of Recommendation
Reliant has agreed to hold a meeting of its shareholders for the purpose of its shareholders voting upon the approval of the merger agreement as soon as reasonably practicable after that date that the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, is declared effective by the SEC. Reliant and the Reliant board are required to use commercially reasonable efforts to solicit and obtain from Reliant’s shareholders the vote required to approve the merger agreement. Generally, Reliant and the Reliant board are required (i) to recommend to the Reliant shareholders that they approve the merger agreement and (ii) to not withhold, withdraw, modify, or qualify in a manner adverse to United such recommendation (the actions described in clause (ii) being referred to as a Reliant change of recommendation).
However, if the Reliant board, after consultation with its financial advisor(s) and outside legal counsel, determines in good faith that its failure to make a Reliant change of recommendation would constitute or result in, or would be reasonably likely to constitute or result in, a violation of its fiduciary duties under applicable law, then the Reliant board may under certain circumstances make a Reliant change of recommendation. The Reliant board may make a Reliant change of recommendation only if (i) Reliant has complied in all material respects with the provisions of the merger agreement prohibiting Reliant from soliciting or discussing any alternative acquisition proposal to the merger (see “— No Solicitation” below), and (ii) if such actions are taken in response to an acquisition proposal, (1) the Reliant board has concluded in good faith, that such acquisition proposal constitutes a “superior proposal” (as defined in “— No Solicitation” below), (2) Reliant notifies United, at least three business days in advance, of the intention of the Reliant board to change its recommendation and provides United the identity of the party making the acquisition proposal and furnishes to United a copy of the proposed transaction agreements and any other material documents relating to such superior proposal, and a reasonable description of the events or circumstances giving rise to its determination to take such action, (3) prior to effecting a change in recommendation of the Reliant board, Reliant, during the three business day period following its delivery of the notice referred to in clause (2) above, negotiates with United in good faith (to the extent United desires to negotiate) to allow United to propose such adjustments in the terms and conditions of the merger agreement so that the acquisition proposal referred to in clause (2) above ceases to constitute a superior proposal, and (4) at the end of such three business day period, the Reliant board determines in good faith that, after taking into accounts any adjustments offered by United, that the acquisition proposal referred to in clause (2) above continues to constitute a superior proposal.
If (i) as of the time for which the special meeting is originally scheduled, there are insufficient shares of Reliant common stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of such meeting, (ii) on the date of such meeting Reliant has not received proxies representing a sufficient number of shares necessary to obtain the approval of the merger agreement by the Reliant shareholders, or (iii) required by applicable law to provide Reliant shareholders with any supplement or amendment to this proxy statement/prospectus, Reliant is obligated to adjourn or postpone the special meeting. However, Reliant will only be required to adjourn or postpone the special meeting two times pursuant to clauses (i) and (ii) of the preceding sentence.

Unless the merger agreement has been terminated in accordance with its terms, the special meeting must be convened and the merger agreement submitted to the shareholders of Reliant at such meeting, for the purpose of Reliant shareholders voting on the approval of the merger agreement.
United shareholders are not required to approve the merger agreement.
No Solicitation
The merger agreement contains provisions prohibiting Reliant and its subsidiaries from seeking or discussing any alternative acquisition proposal to the merger, subject to certain exceptions. In particular, Reliant has agreed not to and to cause its subsidiaries not to, and to use commercially reasonable efforts to cause its and its subsidiaries’ directors, officers, employees, agents, and representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage, or knowingly facilitate any inquiries or proposals with respect to, (ii) provide any non-public information or data to any person relating to, (iii) participate in any discussions or negotiations concerning, (iv) approve, endorse, or recommend, or execute or enter into, any agreement (other than a confidentiality or nondisclosure agreement) relating to, or (v) subject to certain exceptions, make or authorize any statement, recommendation, or solicitation in support of, any acquisition proposal (as defined below).
Notwithstanding the restrictions in clauses (i)-(v) described in the immediately preceding paragraph, the merger agreement provides generally that, in the event that Reliant receives an unsolicited bona fide written acquisition proposal prior to the receipt of the requisite Reliant shareholder approval which the Reliant board determines in good faith constitutes or is reasonably likely to result in a superior proposal, Reliant may furnish non-public information or data to and participate in negotiations or discussions with the party making the acquisition proposal if the Reliant board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to do so would constitute or result in, or would be reasonably likely to constitute or result in, a violation of its fiduciary duties under applicable law. Any such non-public information must be provided under a confidentiality agreement with the third party making the acquisition proposal containing terms no less favorable than those in the confidentiality agreement between United and Reliant, which confidentiality agreement may not provide such third party with any exclusive right to negotiate with Reliant.
Reliant must, orally within 24 hours and in writing within two calendar days, advise United following receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal, and must keep United reasonably informed on a current basis of the continuing status thereof, including the material terms and conditions thereof and any material changes thereto, and is required to provide to United copies of any material written materials received by Reliant or its subsidiaries in connection therewith. Additionally, Reliant must reasonably promptly provide, or make available, to United copies of any material written materials provided or made available to any third party making an acquisition proposal. Reliant must use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its subsidiaries is a party in accordance with the terms thereof.
As used herein, “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any inquiry, indication, proposal, solicitation, or offer from or by any person relating to (a) any direct or indirect purchase or acquisition of 20% or more of the total consolidated assets of Reliant and its subsidiaries, in a single transaction or series of related transactions; (b) any tender offer (including a self-tender) or exchange offer with respect to, or direct or indirect purchase or acquisition of, 20% or more of any class of equity securities of Reliant or Reliant Bank; or (c) any merger, share exchange, consolidation, business combination, reorganization, recapitalization, or similar transaction involving Reliant or Reliant Bank.
As used herein, “superior proposal” means a written acquisition proposal that the Reliant board concludes in good faith, after taking into account the legal, financial, regulatory, and other aspects of the acquisition proposal (including the amount, form, and timing of payment of consideration, any financing contingencies, any break-up or termination fees, including those provided for in the merger agreement, expense reimbursement provisions, and all conditions to consummation) and the person making the proposal, and after consulting with its financial advisor(s) with respect to financial matters and outside legal counsel with respect to legal matters, and such other factors as Reliant’s board of directors reasonably considers to be appropriate, is (a) more favorable from a financial point of view to the shareholders of Reliant than the transactions contemplated by the merger agreement and (b) is reasonably likely to be consummated on the terms set forth therein. For purposes of this definition of “superior proposal,” references to “20% or more” in the definition of acquisition proposal are deemed to be references to “more than 50%.”
Employee Matters
United has generally agreed that Reliant and Reliant Bank employees who become employees of United or United Community Bank as of or immediately following the effective time, which we refer to as continuing employees, will be provided compensation and benefits no less favorable than that provided and made available to similarly situated employees of United and United Community Bank. With respect to employee benefit plans maintained by United or its subsidiaries in which continuing employees will participate, United has agreed that it and its subsidiaries will recognize the prior service of continuing employees with Reliant and its subsidiaries (and their respective predecessors) for vesting and eligibility purposes, except where such recognition of service would result in a duplication of benefits or such service was not recognized under a corresponding Reliant employee benefit plan. With respect to benefit plans providing for health, dental, vision, or prescription drug coverage or group life or disability insurance coverage, United or its subsidiaries will use commercially reasonable efforts to cause any pre-existing condition, eligibility waiting period, or other limitations or exclusions otherwise applicable to new employees not to apply to continuing employees or their dependents who were covered under a similar Reliant benefit plan. Additionally, if continuing employees experience a transition in health, dental, vision, or prescription drug coverage during the middle of a plan year, United has agreed that it and its subsidiaries will use commercially reasonable efforts to cause any successor benefit plan providing health, dental, vision, or prescription drug coverage for continuing employees to give credit towards the satisfaction of any annual deductible limitation and out-of-pocket maximum applied under the successor plan for any deductible, co-payment, or other cost-sharing amounts previously paid by continuing employees during their participation in a corresponding Reliant benefit plan during the plan year of the successor benefit plan prior to the transition effective date.
United has also agreed to pay, or cause its subsidiaries to pay, severance to each employee of Reliant or its subsidiaries who is not hired by United or its subsidiaries or whose employment is involuntarily terminated by United or its subsidiaries other than for cause during the 12-month period immediately following the effective time, taking into account the number of years of prior employment with Reliant or its subsidiaries (or any predecessor entity), and without taking into account any reduction after the effective time in compensation paid to such employee. United and Reliant have also agreed to establish a cash-based retention program to promote the retention of employees of Reliant and its subsidiaries.
Indemnification and Insurance
The merger agreement provides that, for a period of six years, following completion of the merger, the surviving corporation will indemnify, defend, and hold harmless, to the fullest extent permitted by applicable law, each of the current and former directors, officers, and employees of Reliant and its subsidiaries (in their capacity as such) against any and all costs and expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, damages, and liabilities incurred in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of matters existing or occurring at or prior to the effective time (including matters related to the merger agreement or the transactions contemplated thereby), whether asserted or claimed prior to, at, or after the effective time, and based on, arising out of, or pertaining to the fact that he or she was a director, officer, or employee of Reliant or any of its subsidiaries, or was serving at the request of Reliant or any of its subsidiaries as a director, officer, employee, agent, trustee, or partner of another corporation, partnership, trust, joint venture, employee benefit plan, or other entity, and will also advance expenses to such persons to the fullest extent permitted by applicable law, provided that such persons provide an undertaking to repay such advances if it is ultimately determined that they are not entitled to indemnification.
The merger agreement requires the surviving corporation to maintain, or cause its subsidiaries to maintain, for a period of six years after completion of the merger, Reliant’s and its subsidiaries’ existing directors’ and officers’ liability insurance policies, or policies with a substantially comparable insurer of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims against present and former officers and directors of Reliant and its subsidiaries arising from facts or events that occurred at or prior to the completion of the merger (including matters relating to the merger agreement and the transactions contemplated thereby), subject to a maximum annual expendable amount equal to 250% of the current annual premiums paid by Reliant and its subsidiaries. In lieu of the foregoing, United and its subsidiaries may obtain at or prior to the effective time a six-year “tail” policy under Reliant’s and its subsidiaries’ existing directors’ and officers’ liability insurance policies providing equivalent coverage to that described in the preceding sentence.
Certain Additional Covenants
The merger agreement also contains additional covenants, including, among others, covenants relating to, (i) the preparation and filing of this proxy statement/prospectus and the registration statement on Form S-4 of which this proxy statement/prospectus is a part, (ii) Reliant Bank’s ownership interest in Reliant Mortgage Ventures, LLC, (iii) the listing of the shares of United common stock to be issued in the merger on Nasdaq, (iv) access to information prior to the effective time, (v) public announcements with respect to the merger agreement or the transactions contemplated by the merger agreement, (vi) litigation in connection with the merger agreement, and (vii) United’s assumption of Reliant’s obligations in respect of its outstanding indebtedness.
Conditions to Complete the Merger
The respective obligations of each of United and Reliant to complete the transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following conditions:
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the approval of the merger agreement by Reliant’s shareholders;

•
the receipt and effectiveness of the requisite regulatory approvals contemplated by the merger agreement and the expiration or termination of all statutory waiting periods in respect thereof, without the imposition of any condition or restriction that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the merger (as described in “— Regulatory Matters” above);

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the effectiveness of the registration statement of which this proxy statement/prospectus is a part, and the absence of any stop order suspending the effectiveness of such registration statement and any ongoing proceedings by the SEC for that purpose;

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the authorization for listing on Nasdaq of the United common stock issuable pursuant to the merger agreement;

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the absence of any order, decree, or injunction of any governmental entity enjoining or prohibiting the consummation of the merger or the bank merger or any proceeding instilled for the purpose of enjoining or prohibiting the consummation of the merger or the bank merger, and the absence of any statute, rule, regulation, order, injunction, or decree enacted, entered, promulgated, or enforced by any governmental entity which prohibits or makes illegal consummation of the merger or the bank merger;

•
the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date of the merger agreement and as of the closing date of the merger, subject to the materiality standards provided in the merger agreement (and its receipt of a certificate signed on behalf of the other party by its chief executive officer and chief financial officer to such effect);

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the performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger (and its receipt of a certificate signed on behalf of the other party by its chief executive officer and chief financial officer to such effect);

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its receipt of an opinion of legal counsel to the effect that, on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

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the absence of any effect, circumstance, occurrence, event, development, or change that has had, or would reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the other party since March 31, 2021.

Neither United nor Reliant can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, neither United nor Reliant has reason to believe that any of these conditions will not be satisfied.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to completion of the merger in the following circumstances:
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by mutual written consent of United and Reliant;

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by either United or Reliant:

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if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final nonappealable order, injunction or decree enjoining or prohibiting the consummation of the merger or the bank merger or has enacted, entered, or promulgated any law that prohibits or makes illegal the consummation of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval or any such action by a governmental entity is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

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if the Reliant shareholders do not approve the merger proposal at the special meeting, provided that Reliant will be able to terminate only if it has complied in all material respects with its obligations under the merger agreement pertaining to the special meeting;

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if the merger has not been completed on or before March 31, 2022, which we refer to as the termination date, unless the failure of the merger to be consummated by the termination date is due to the failure of the party seeking to terminate to perform or observe its obligations or covenants contained in the merger agreement;

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if there is a breach of any of the representations, warranties, covenants, or agreements set forth in the merger agreement on the part of the other party which, either individually or in the aggregate, would constitute, if occurring or continuing on the closing date for the merger, the failure of a closing condition of the terminating party and which is not cured or by its nature or timing cannot be cured within 30 days following written notice to the party committing such breach (or such fewer number of days as remain prior to the termination date) (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or agreement contained in the merger agreement); or

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by United:

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if, prior to obtaining the approval of the Reliant shareholders of the merger proposal, Reliant materially breaches its obligations under the merger agreement relating to the non-solicitation of acquisition proposals, Reliant materially breaches its obligations to call, give notice of, convene, and hold the special meeting, or the Reliant board, subject to limited exceptions, fails to recommend that Reliant shareholders approve the merger agreement or changes its recommendation in a way adverse to United or takes another action intentionally inconsistent with such recommendation; or

•
by Reliant:

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if, prior to approval of the merger proposal by the Reliant shareholders, in order to enter into a definitive agreement with respect to a superior proposal, provided, among other things, that (i) Reliant has complied with its acquisition proposal non-solicitation obligations under the merger agreement in all material respects, (ii) Reliant has complied in all material respects with its obligations under the merger agreement relative to the special meeting, (iii) Reliant has provided United an opportunity to renegotiate the merger agreement such that the alternative transaction no longer constitutes a superior proposal, and (iv) Reliant pays (or causes to be paid) the termination fee; or
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if the price of the United common stock declines by more than 20% and the price of United common stock underperforms the KBW Nasdaq Bank Index (BKX) as reported in The Wall Street Journal by more than 20%, provided that United will have a right to (i) increase the exchange ratio, (ii) provided such action does not prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, paying, as part of the merger consideration, a cash payment to Reliant shareholders (in addition to, and not in lieu of, issuing shares of United common stock), or (iii) provide any combination of the foregoing (i) or (ii), subject to the limitations of each, to prevent these thresholds from being triggered in the event that Reliant seeks to exercise this right of termination.

Effect of Termination
If the merger agreement is terminated, it will become void and have no effect and United and Reliant will have no further obligations under the merger agreement, except that (i) each of United and Reliant will remain liable for any liabilities or damages arising out of its fraud or its willful and material breach of any provision of the merger agreement, and (ii) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.
Termination Fee
Reliant will pay United a termination fee of $18.38 million by wire transfer of same day funds, if the merger agreement is terminated in the following circumstances:
•
in the event that, after the date of the merger agreement, a bona fide acquisition proposal has been made known to the Reliant board or to senior management of Reliant or has been made directly to its shareholders generally or any person has publicly announced (and not withdrawn) an acquisition proposal with respect to Reliant and (i) either (A) thereafter the merger agreement is terminated by either United or Reliant because the merger has not been completed prior to the termination date without the shareholders of Reliant having approved the merger proposal (and all other conditions to Reliant’s obligations to complete the merger are satisfied or are capable of being satisfied), (B) thereafter the merger agreement is terminated by United based on a willful and material breach of the merger agreement by Reliant that would result in the failure of a condition to completion of the merger and that has not been cured during the permitted time period or by its nature cannot be cured during such period, or (C) thereafter the merger agreement is terminated by United or Reliant because the Reliant shareholders fail to approve the merger agreement at the special meeting, and (ii) within 12 months after the date of such termination, Reliant enters into a definitive agreement with respect to or consummates an acquisition proposal (whether or not the same acquisition proposal as that referred to above). For purposes of the foregoing, all references in the definition of acquisition proposal to “20% or more” will be deemed to instead refer to “50% or more;”

•
the merger agreement is terminated by United because, prior to obtaining the approval of the Reliant shareholders of the Reliant merger proposal, Reliant materially breaches its obligations under the merger agreement relating to the non-solicitation of acquisition proposals, Reliant materially breaches its obligations to call, give notice of, convene, and hold the special meeting, or the Reliant board, subject to limited exceptions, fails to recommend that Reliant shareholders approve the merger agreement or changes its recommendation in a way adverse to United or takes another action intentionally inconsistent with such recommendation; or

•
the merger agreement is terminated by Reliant, prior to approval of the Reliant merger proposal by Reliant shareholders, in order to enter into an agreement for a superior proposal.

Amendment and Waiver
The merger agreement may be amended by United and Reliant at any time, either before or after approval of the Reliant merger proposal by the Reliant shareholders, except that, after approval of the Reliant merger proposal by the Reliant shareholders, there cannot be an amendment to the merger agreement that requires further approval by the Reliant shareholders unless such approval is obtained. United or Reliant generally can at any time waive any provision of the merger agreement inuring to its benefits.
Expenses and Fees
Except with respect to (a) costs and expenses of printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC or any other governmental entity in connection with the merger and the bank merger, which will be borne by United, and (b) the termination fee as described under “— Termination Fee” above, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.
Governing Law; Jurisdiction
The merger agreement is governed by and will be construed in accordance with the laws of the State of Tennessee without regard to any applicable conflicts of law principles. United and Reliant have agreed that any action or proceeding arising out of or related to the merger agreement or the transactions contemplated thereby will be brought exclusively in the state courts of the State of Tennessee located in Nashville, Davidson County, Tennessee, or, in the event that no such state court has jurisdiction over a particular matter, the U.S. District Court for the Middle District of Tennessee, Nashville Division. United and Reliant have also waived their rights to a jury trial in any action or proceeding arising out of or related to the merger agreement or the transactions contemplated thereby.
Specific Performance
United and Reliant have agreed that irreparable damage would occur if any provision of the merger agreement is not performed in accordance with the specific terms thereof or is otherwise breached and, accordingly, that the parties will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the provisions thereof (including the parties’ obligation to consummate the merger), in addition to any other remedy to which they are entitled at law or in equity.

INTERESTS OF RELIANT’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
Interests of Reliant’s Directors and Executive Officers in the Merger
In considering the recommendation of the Reliant board, Reliant shareholders should be aware that Reliant’s directors and executive officers may have interests in the merger that are different from, or in addition to, those of Reliant shareholders generally. The members of the Reliant board were aware of and considered these interests, among other matters, in evaluating and approving the merger agreement and the merger, and in recommending that Reliant shareholders approve the merger agreement.
Director and Officer Indemnification and Insurance
The merger agreement provides that, for a period of six years following completion of the merger, United will indemnify, defend and hold harmless, to the fullest extent permitted by applicable law, each of the current and former directors, officers, and employees of Reliant and its subsidiaries (in their capacity as such) against any and all costs and expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, damages, and liabilities incurred in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of matters existing or occurring at or prior to the effective time (including matters related to the merger agreement or the transactions contemplated thereby), whether asserted or claimed prior to, at, or after the effective time, and based on, arising out of, or pertaining to the fact that he or she was a director, officer, or employee of Reliant or any of its subsidiaries, or was serving at the request of Reliant or any of its subsidiaries as a director, officer, employee, agent, trustee, or partner of another corporation, partnership, trust, joint venture, employee benefit plan, or other entity, and will also advance expenses to such persons to the fullest extent permitted by applicable law, provided that such persons provide an undertaking to repay such advances if it is ultimately determined that they are not entitled to indemnification. In addition, for a period of six years after the effective time, United will maintain the existing directors’ and officers’ liability insurance policies of Reliant and its subsidiaries, or policies with a substantially comparable insurer providing for at least the same coverage and coverage amounts and containing terms and conditions which are no less advantageous to the insured, or in the alternative will maintain six-year “tail” policies obtained by United or Reliant prior to the effective time with respect to the existing directors’ and officers’ liability insurance policies of Reliant and its subsidiaries. For additional information, see “The Merger Agreement — Indemnification and Insurance.”
Voting Agreements
As an inducement for United to enter into the merger agreement, Reliant’s directors entered into the Reliant voting agreements with United pursuant to which these persons have agreed, among other things and subject to the terms and conditions contained in the Reliant voting agreements, to vote their shares of Reliant common stock in favor of approval of the merger agreement. The Reliant voting agreements also place certain restrictions on the transfer by the directors of their shares of Reliant common stock prior to the earlier of (i) the effective time and (ii) the termination of the merger agreement. As of the record date, Reliant directors, collectively, beneficially owned and had the power to vote 878,293 shares of Reliant common stock, representing approximately 5.26% of the outstanding shares of Reliant common stock.
Treatment of Reliant Equity Awards
At the effective time, each option to purchase shares of Reliant common stock outstanding and unexercised as of immediately prior to the effective time will vest (to the extent not already vested) and (i) if the holder thereof delivers a stock option cash-out agreement to United as contemplated by the merger agreement at least five days prior to the closing of the merger, shall be cancelled and converted automatically into the right to receive a cash payment equal to the product of (A) the excess, if any, of (1) the product of the 0.9842 exchange ratio multiplied by the average closing price over (2) the per share exercise price with respect to such stock option, multiplied by (B) the number of shares of Reliant common stock underlying such option, or (ii) if the holder does not timely deliver such a stock option cash-out agreement, shall be cancelled and converted automatically into the right to receive an option to purchase a number of shares of United common stock equal to 0.9842 multiplied by the number of shares of Reliant common stock subject to such option with an exercise price equal to the exercise price per share of such Reliant option divided by 0.9842. Under the merger agreement, the “average closing price” means the volume-weighted average of the closing sales prices of United common stock as reported on Nasdaq for the 10 consecutive full trading days ending on and including the fifth business day prior to the closing date of the merger. In addition, at the effective time, subject to the terms and conditions of the merger agreement, each Reliant restricted share award and Reliant restricted stock unit award that is outstanding as of immediately prior to the effective time will automatically vest (to the extent not then vested) and, as applicable, settle and will be cancelled and converted automatically into the right to receive the merger consideration in respect of each share of Reliant common stock subject to or underlying such restricted share award or restricted stock unit award. For additional information, see “The Merger Agreement — Treatment of Reliant Equity Awards.”
For an estimate of the amounts that would become payable to Reliant’s named executive officers upon the vesting and settlement of their unvested equity-based awards, see “— Quantification of Payments and Benefits to Reliant’s Named Executive Officers.” The estimated aggregate amounts that would be realized by the 11 Reliant non-employee directors and the five Reliant executive officers that are not named executive officers, which we refer to as the Reliant non-NEOs, in settlement of their Reliant equity awards that were outstanding as of September 30, 2021 if the effective time had occurred on such date are approximately $355,000 and $1,164,000, respectively. These amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur prior to the closing of the merger and following the date of this proxy statement/prospectus. As a result of the foregoing assumptions and qualifications and additional assumptions provided herein, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by Reliant’s named executive officers, the Reliant non-NEOs, and Reliant’s non-employee directors may materially differ from the amounts set forth herein.
Existing Employment Agreements
Reliant and Reliant Bank have entered into employment agreements with each of (i) DeVan D. Ard, Jr., Chairman and Chief Executive Officer of Reliant and Reliant Bank, (ii) John R. Wilson, President of Reliant and Reliant Bank, and (iii) Gerald Cooksey, Jr., the Chief Financial Officer of Reliant and Reliant Bank. Reliant Bank has entered into employment agreements with each of (i) Alan L. Mims, the Chief Credit Officer of Reliant Bank, (ii) Mark E. Ryman, Chief Loan Officer of Reliant Bank, and (iii) Kim York, Chief Strategy Officer of Reliant Bank. The employment agreements, which are double-trigger arrangements, entitle the applicable officer to certain cash change-in-control benefits and, in general, continued health insurance continuation coverage benefits for up to 18 months for the certain executive officer and his or her dependents upon the certain executive officer’s employment being terminated by Reliant and/or Reliant Bank, as applicable, without cause (as defined in the employment agreement) or by the executive officer for good reason (as defined in the employment agreement) during the term of the employment agreement ((i) if within six months prior to or 18 months following a change in control (as defined in the employment agreement) for employment agreements with Messrs. Ard, Wilson, Cooksey, and Mims and (ii) if within 12 months following a change in control (as defined in the employment agreement) for employment agreements with Mr. Ryman and Ms. York).
The employment agreements for Messrs. Ard, Wilson, Cooksey, and Mims provide that, if any payments or benefits to be provided to the executive would constitute a parachute payment within the meaning of Section 280G of the Code and would otherwise be subject to excise tax under Section 4999 of the Code, the payments or benefits will either (i) be reduced to the extent necessary to avoid the payment or benefits being subject to excise tax under Section 4999 of the Code or (ii) be paid in full, whichever maximizes the after-tax payments and benefits received by the executive officer. The employment agreements for Mr. Ryman and Ms. York provide that, if any payments or benefits to be provided to the executive would constitute a parachute payment within the meaning of Section 280G of the Code and would otherwise be subject to excise tax under Section 4999 of the Code, the payments or benefits will be reduced to the extent necessary to avoid the payment or benefits being subject to excise tax under Section 4999 of the Code.
Assuming the executive officers’ base salaries remain unchanged from those in place as of September 30, 2021 and that each executive officer’s employment is terminated immediately following the merger due to a qualifying termination event, cash severance payments in the following approximate amounts would be due and payable to the executive officers under their existing employment agreements: Mr. Ard — $1,768,599; Mr. Ryman — $650,000; Mr. Wilson — $987,578; Mr. Cooksey — $1,161,746 (includes a retention bonus of $265,000 that would be payable on an accelerated basis assuming the merger is completed prior to April 4, 2022); Mr. Mims — $811,174; and Ms. York — $412,500.
Settlement, Waiver and Release Agreements
Each of Messrs. Ard, Ryman, Wilson, Cooksey, and Mims, and Ms. York, is expected to enter into a settlement, waiver, and release agreement, which we refer to collectively as the settlement agreements, with Reliant and Reliant Bank. The purpose of these agreements is to provide cash compensation to these officers in full and complete satisfaction of the obligations to the officers under their existing employment agreements with Reliant and Reliant Bank. An estimate of the amounts that would be payable in connection with the merger to each such officer pursuant to the settlement agreements is provided in the immediately preceding paragraph. In exchange for the payments under the settlement agreements, the officers will release and discharge Reliant and Reliant Bank, as well as United, from any and all claims, demands, and liabilities that they have ever had or may have against Reliant, Reliant Bank, or United or Reliant’s, Reliant Bank’s or United’s officers, directors, or employees, both known and unknown, including, but not limited to, any and all claims, demands, and liabilities based on employment or termination of the employment relationship. These officers will also agree not to file or consent to the filing of any lawsuit, complaint, or action against Reliant, Reliant Bank, or United or Reliant’s, Reliant Bank’s or United’s respective officers, directors, or employees arising out of or in any way related to his or her employment or termination of his or her employment.
Post-Merger Employment Agreement
Concurrent with the parties’ execution of the merger agreement, United Community Bank entered into an employment agreement with Mr. Ard, which agreement will become effective immediately upon closing of the merger. Under the employment agreement, Mr. Ard has agreed to be employed following the merger as United Community Bank’s State President, Tennessee for a period commencing on the closing of the merger and continuing for a term of three years. Under the employment agreement, Mr. Ard will be (i) paid an annual base salary of $550,000, (ii) eligible for an annual discretionary performance bonus as determined by United Community Bank, in its reasonable and good faith judgement, with a target rate of 40% of Mr. Ard’s annual base salary, (iii) eligible to receive annual equity grants at a target rate of 25% of his annual base salary in accordance with the terms and conditions specified in United’s equity plan and the grant agreements for such awards, and (iv) entitled to receive an inducement grant, made as soon as practicable following the effective date of the merger, of United restricted stock units with a value of $600,000 on the date of grant, in accordance with the terms and conditions specified in United’s equity plan and the grant agreement (including such United restricted stock units becoming fully vested upon Mr. Ard’s continued service through the second anniversary of the effective date of the employment agreement).
Quantification of Payments and Benefits to Reliant’s Named Executive Officers
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of Reliant’s named executive officers that is based on or otherwise relates to the merger. The merger-related compensation described below is based on the named executive officers’ existing compensation arrangements with Reliant. The amounts set forth below do not include retention bonuses or equity awards that United has committed, or may commit, to grant to certain named executive officers following the closing of the merger.
The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below, and do not reflect certain compensation actions that may occur before the effective time. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. For purposes of calculating such amounts, we have assumed:
•
the effective time of the merger occurred on September 30, 2021 (which is the assumed date solely for purposes of this golden parachute compensation disclosure);

•
the named executive officers’ base salaries remain unchanged from those in place as of September 30, 2021;

•
for purposes of calculating the value of non-vested equity awards that will become vested as of the effective time, the equity awards are those that were outstanding as of September 30, 2021; and

•
a price per share of United common stock of $29.41 (the average closing price per share of United common stock for the five trading days immediately following the date of announcement of the merger).

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Named Executive Officers*
DeVan D. Ard, Jr.	1,768,599	772,947	37,549	2,579,095
Mark E. Ryman	650,000	344,112	37,549	1,031,661
John R. Wilson	987,578	461,532	37,549	1,486,659

*
Excludes Louis E. Holloway, former Chief Operating Officer of Reliant and Reliant Bank, who retired from Reliant and Reliant Bank on June 22, 2020. Mr. Holloway was deemed a named executive officer in the 2021 Reliant annual proxy statement; however, Mr. Holloway will not be receiving any compensation in connection with the merger.

(1)
The cash severance payments are payable following a termination of employment without cause or for good reason within the applicable timeframe following a change in control event (i.e., “double-trigger”). The cash severance payment for Mr. Ard is 2.5 times the sum of his annual base salary as of the date of termination plus the average of his annual cash incentive compensation for the two years immediately preceding the year in which his termination of employment occurs. The cash severance payment for Mr. Wilson is 2.0 times the sum of his annual base salary as of the date of termination plus the average of his annual cash incentive compensation for the two years immediately preceding the year in which his termination of employment occurs. The cash severance payment for Mr. Ryman is 2.0 times his annual base salary as of the date of termination.

(2)
At the effective time, each option to purchase shares of Reliant common stock outstanding and unexercised as of immediately prior to the effective time will vest (to the extent not already vested) and (i) if the holder thereof delivers a stock option cash-out agreement to United as contemplated by the merger agreement at least five days prior to the closing of the merger, shall be cancelled and converted automatically into the right to receive a cash payment equal to the product of (A) the excess, if any, of (1) the product of the 0.9842 exchange ratio multiplied by the average closing price over (2) the per share exercise price with respect to such stock option multiplied by (B) the number of shares of Reliant common stock underlying such option, or (ii) if the holder does not timely deliver such a stock option cash-out agreement, shall be cancelled and converted automatically into the right to receive an option to purchase a number of shares of United common stock equal to 0.9842 multiplied by the number of shares of Reliant common stock subject to such option with an exercise price equal to the exercise price per share of such Reliant option divided by 0.9842. Under the merger agreement, the “average closing price” means the volume-weighted average of the closing sales prices of United common stock as reported on Nasdaq for the 10 consecutive full trading days ending on and including the fifth business day prior to the closing date of the merger.

Intended to be in compliance with Item 402(t) of Regulation S-K, the table below reflects the value of each type of unvested Reliant equity award that would be eligible to vest upon the consummation of the merger. With respect to stock options, this table assumes the named executive officers elect for their outstanding unexercised options to purchase Reliant common stock to be cancelled and exchanged for cash in an amount determined as described in the immediately preceding paragraph using an assumed average closing price of $29.41 for the United common stock (which is the average closing price per share of United common stock for the five trading days immediately following the date of announcement of the merger). All of the benefits described in this footnote are single-trigger.
Name	Unvested Stock Options ($)	Unvested Restricted Stock Units ($)
Named Executive Officers
DeVan D. Ard, Jr.	23,004	749,943
Mark E. Ryman	7,531	336,581
John R. Wilson	12,187	449,345

(3)
Under the Reliant and Reliant Bank employment agreements for Messrs. Ard, Ryman, and Wilson, if, following a termination of employment without cause or for good reason within the applicable timeframe following a change in control event, the named executive officers are eligible for and properly elect health insurance continuation coverage, Reliant or Reliant Bank (or its successor), as applicable, is required to pay for this coverage for the named executive officers and their dependents for up to 18 months. All of the benefits described in this footnote are double-trigger.

Name	Benefit Plan Continuation ($)
Named Executive Officers
DeVan D. Ard, Jr.	37,549
Mark E. Ryman	37,549
John R. Wilson	37,549

ACCOUNTING TREATMENT
The merger will be accounted for as a purchase for financial reporting and accounting purposes under GAAP. After the merger, the results of operations of Reliant will be included in the consolidated financial statements of United. The merger consideration will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible and identified intangible assets of Reliant acquired will be recorded as goodwill. Any identified intangible asset may be amortized by charges to operations under GAAP.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a general discussion of material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Reliant common stock that exchange their shares of Reliant common stock for shares of United common stock in the merger. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith) nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction.
The following discussion applies only to holders of shares of Reliant common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances and does not apply to holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies; traders in securities that elect to apply a mark-to-market method of accounting; banks and certain other financial institutions; insurance companies; mutual funds; tax-exempt organizations; holders subject to the alternative minimum tax provisions of the Code; persons who are required to recognize income or gain with respect to the merger no later than such income or gain is required to be reported on an applicable financial statement under Section 451(b) of the Code; partnerships, S corporations or other pass-through entities (or investors therein); regulated investment companies; real estate investment trusts; former citizens or residents of the United States; U.S. expatriates; U.S. holders whose functional currency is not the U.S. dollar; holders who hold shares of Reliant common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment; holders who acquired Reliant common stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation; holders who exercise appraisal or dissenters’ rights; or holders who actually or constructively own more than 5% of Reliant’s voting stock).
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Reliant common stock that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of Reliant common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that is a holder of Reliant common stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the merger to their specific circumstances.
All holders of Reliant common stock should consult their tax advisors regarding the specific tax consequences to them of the merger in light of their particular facts and circumstances, including the applicability and effect of the Medicare tax on investment income, the alternative minimum tax, and any state, local, foreign and other tax laws.
In General
It is a condition to the obligation of United to complete the merger that United receive an opinion from Nelson Mullins Riley & Scarborough LLP, counsel to United, dated as of the closing date, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Reliant to complete the merger that Reliant receive an opinion from K&L Gates LLP, counsel to Reliant, dated as of the closing date, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on customary assumptions and representations from United and Reliant, as well as on certain covenants and undertakings by United and Reliant. If any of the representations, assumptions, covenants or undertakings upon which those opinions are based is incorrect, incomplete, inaccurate or violated, the validity of the opinions may be affected and the tax consequences of the merger could differ from those described in this proxy statement/prospectus.
Neither of the opinions described above will be binding on the U.S. Internal Revenue Service, which we refer to as the IRS, or any court. United and Reliant have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. The following is based on the receipt and accuracy of the above described opinions.
Tax Consequences to United and Reliant
Each of United and Reliant will be a party to the merger within the meaning of Section 368(b) of the Code, and neither United nor Reliant will recognize any gain or loss as a result of the merger.
Tax Consequences to U.S. Holders
The U.S. federal income tax consequences of the merger to U.S. holders of Reliant common stock generally will be as follows:
•
a U.S. holder of Reliant common stock generally will not recognize gain or loss upon the exchange of shares of Reliant common stock for shares of United common stock pursuant to the merger, except with respect to cash received, if any, in connection with the merger;

•
a U.S. holder of Reliant common stock will have an aggregate tax basis in the United common stock received in the merger (including any fractional share deemed received and redeemed for cash as described below) equal to the aggregate adjusted tax basis in the shares of Reliant common stock surrendered in the merger; and

•
a U.S. holder of Reliant common stock will have a holding period for the shares of United common stock received in the merger (including any fractional share deemed received and redeemed for cash as described below) that includes the holding period of the shares of Reliant common stock surrendered in the merger.

If a U.S. holder acquired different blocks of Reliant common stock at different times or at different prices, the United common stock such holder receives will be allocated pro rata to each block of Reliant common stock, respectively, and the basis and holding period of each block of United common stock received will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Reliant common stock exchanged for such United common stock.
A U.S. holder of Reliant common stock who receives cash in lieu of a fractional share of United common stock generally will be treated as having received such fractional share of United common stock pursuant to the merger and then as having received cash in redemption of such fractional share of United common stock. Any such holder generally will recognize gain or loss equal to the difference between the amount of cash received and the tax basis in the fractional share of United common stock (as set forth above). Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such fractional share (including the holding period of shares of Reliant common stock surrendered therefor) exceeds one year. Long-term capital gains of certain non-corporate holders of Reliant common stock, including individuals, are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Withholding
Payments of cash made pursuant to the merger to a U.S. holder of Reliant common stock generally will be subject to information reporting and may be subject to U.S. federal backup withholding (currently, at a rate of 24%).

To prevent backup withholding, U.S. holders of Reliant common stock should provide the exchange agent with a properly completed IRS Form W-9. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against a U.S. holder’s U.S. federal income tax liability, and may entitle such holder to a refund, if the required information is supplied to the IRS in a timely manner.
This discussion of certain material U.S. federal income tax consequences is not intended to be, and should not be construed as, tax advice. All holders of Reliant common stock should consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

DESCRIPTION OF CAPITAL STOCK OF UNITED
As a result of the merger, Reliant shareholders who receive shares of United common stock in the merger will become shareholders of United. Your rights as a shareholder of United will be governed by the GBCC, the United articles of incorporation, and the United bylaws. The following briefly summarizes the material terms of the capital stock of United. We urge you to read the applicable provisions of the GBCC, the United articles of incorporation, and the United bylaws. United’s articles of incorporation and bylaws are incorporated herein by reference and will be sent to shareholders of United and shareholders of Reliant upon request. See “Where You Can Find More Information.”
Authorized Capital Stock
United’s articles of incorporation authorize the issuance of 200,000,000 shares of common stock, 30,000,000 shares of non-voting common stock, and 10,000,000 shares of preferred stock, all with a par value of $1.00 per share, of which 4,000 shares of preferred stock are designated as 6.875% Non-Cumulative Preferred Stock, Series I, which we refer to as the United Series I preferred stock. As of October 18, 2021, United has 89,800,200 shares of common stock, no shares of non-voting common stock, and 4,000 shares of preferred stock (of which 4,000 shares are Series I preferred stock) issued and outstanding.
United Common Stock
Voting Rights
Subject to such voting rights, if any, of any preferred stock, all voting rights are vested in the holders of United common stock. Holders of shares of United common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the United shareholders. Holders of shares of United common stock are not entitled to cumulative voting rights with respect to the election of United directors.
Preemptive Rights
No holder of shares of any class of United’s common stock has or will have any right, pre-emptive or other, to subscribe for or to purchase from United any of the shares of any class of United capital stock that may be issued or sold in the future.
Dividends
Subject to the preferential dividend rights, if any, of any non-voting common stock or preferred stock that might be issued and outstanding from time to time, the holders of United common stock will be entitled to share equally in such dividends as United’s board of directors may declare on United’s common stock from sources legally available therefor. The determination and declaration of dividends is within the discretion of United’s board of directors.
Liquidation
After distribution in full of any preferential amount to be distributed to the holders of any non-voting common stock or preferred stock that might be issued and outstanding from time to time, holders of United common stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, all of United’s remaining assets of whatever kind available for distribution to United’s shareholders, after payment or provision for payment of all of United’s debts and liabilities, ratably in proportion to the number of shares of United common stock held by them.
United Series I Preferred Stock
Voting Rights
Holders of United Series I preferred stock generally do not have any voting rights, except as required under the GBCC or as may be required by Nasdaq rules. However, United may not amend its articles of incorporation so as to materially and adversely affect the rights of the United Series I preferred stock, issue capital stock ranking senior to the United Series I preferred stock or take certain other actions without the approval of holders of at least two-thirds of all outstanding shares of the United Series I preferred stock and any other series or class of capital stock of United ranking equally to the United Series I preferred stock then outstanding and entitled to vote thereon, voting together as a single class in proportion to their respective liquidation preferences. In addition, holders of the United Series I preferred stock, voting together as a single class in proportion to their respective liquidation preferences with holders of any and all other series of voting preferred stock then outstanding, will be entitled to elect two additional members to United’s board of directors if United has not paid dividends on the United Series I preferred stock for six or more quarterly dividend periods, whether or not consecutive.
Redemption
The United Series I preferred stock has no stated maturity date, is not subject to any mandatory redemption, sinking fund or other similar provisions and will remain outstanding unless redeemed at United’s option. United may redeem the United Series I preferred stock, (i) in whole or in part, from time to time, on any dividend payment date on or after September 15, 2025, or (ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event” (as defined in the certificate of designations for the United Series I preferred stock), in each case at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date.
Dividends
Non-cumulative cash dividends on the liquidation preference of $25,000 per share of the United Series I preferred stock are payable quarterly in arrears when, as and if declared by United’s board of directors, at a rate of 6.875% per year from the date of the issuance. In the event that United has not declared a dividend on the United Series I preferred stock for the most recently completed dividend period, the ability of United to pay or declare and set aside for payment dividends, or to redeem, purchase or acquire United common stock or any other stock ranking junior to or on parity with the United Series I preferred stock is subject to restrictions.
Liquidation
Holders of United Series I preferred stock will be entitled to receive for each share, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, (i) an amount equal to $25,000 plus all dividends that have been declared but not paid prior to the date of payment of such distribution, or (ii) if United’s assets are not sufficient to pay the foregoing amount, all of United’s remaining assets available for distribution to United’s shareholders, after payment or provision for payment of all United’s debts and liabilities, ratably in proportion in accordance with the respective aggregate liquidation preferences of the United Series I preferred stock and all classes and series of stock ranking equally to the United Series I preferred stock.
General
Classified Board
United’s board or directors is not classified and each member is elected annually. United’s articles of incorporation provide that directors can only be removed for cause and upon the affirmative vote of the holders of two-thirds of the issued and outstanding shares entitled to vote on such matter.
Assessment and Other Provisions
The outstanding shares of United’s common stock are, and upon payment of consideration payable therefor, any shares of common stock issued by United in the future will be, fully paid and nonassessable. United’s common stock does not have any conversion rights and is not subject to any redemption provisions. No shares of any class of United’s capital stock are subject to any sinking fund provisions or to calls, assessments by, or liabilities of United.

Issuance of Non-voting Common Stock
United’s non-voting common stock is issuable at any time, and from time to time, bearing such dividend, conversion, liquidation and other rights and preferences as United’s board of directors may determine. The non-voting common stock could be issued for any lawful corporate purpose without further action by United’s shareholders. The issuance of any non-voting common stock having conversion rights could have the effect of diluting the interests of the other shareholders. Shares of non-voting common stock also could be issued with such rights, privileges and preferences as would deter a tender or exchange offer or to discourage the acquisition of control of United.
Issuance of Preferred Stock
United’s preferred stock is issuable at any time, and from time to time, in such amounts and series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as United’s board of directors may determine. The preferred stock could be issued for any lawful corporate purpose without further action by United’s shareholders. The issuance of any preferred stock having conversion rights could have the effect of diluting the interests of the other shareholders. Shares of preferred stock also could be issued with such rights, privileges and preferences as would deter a tender or exchange offer or to discourage the acquisition of control of United.
Anti-Takeover Provisions
United’s articles of incorporation contain certain other provisions that could impede or delay a change in control of United, including:
•
a provision that allows directors, in discharging their fiduciary duties, in addition to considering the effects of any action on United or its shareholders, to consider interests of United’s employees, customers, suppliers, and creditors, and the communities in which United’s offices or other establishments are located when considering an acquisition proposal;

•
a provision requiring that any business combination involving United be approved by 75% of the outstanding shares of United’s common stock excluding shares held by stockholders who are deemed to have an interest in the transaction unless the business combination is approved by 75% of United’s directors;

•
a provision that amendments to United’s articles of incorporation and certain provisions in United’s bylaws must be approved by a majority of the outstanding shares of United’s capital stock entitled to vote;

•
a provision restricting removal of directors except for cause and upon the approval of two-thirds of the outstanding shares of our capital stock entitled to vote;

•
a provision that any special meeting of shareholders may be called only by United’s chairman, chief executive officer, president, chief financial officer, board of directors, or the holders of 25% of the outstanding shares of United’s capital stock entitled to vote; and

•
a provision establishing certain advance notice procedures for matters to be considered at an annual meeting of United’s shareholders.

COMPARISON OF SHAREHOLDERS’ RIGHTS
If the merger is completed, Reliant shareholders will receive shares of United common stock in the merger. United is organized under the laws of the State of Georgia and Reliant is organized under the laws of the State of Tennessee. The following is a summary of the material differences between (1) the current rights of Reliant shareholders under the current Reliant charter and bylaws and (2) the current rights of United shareholders under the United articles of incorporation and bylaws.
The following summary is not a complete statement of the rights of holders of the two companies’ capital stock or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to Reliant’s and United’s governing documents and the provisions of the TBCA and the GBCC, which we urge you to read carefully and in their entirety. Copies of the respective companies’ governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section titled “Where You Can Find More Information” beginning on page 92 of this proxy statement/prospectus.
RELIANT	UNITED
AUTHORIZED CAPITAL STOCK
Reliant is authorized to issue 40,000,000 shares of capital stock, of which 30,000,000 shares must be common stock, par value $1.00 per share, and 10,000,000 shares must be preferred stock, par value $1.00 per share. As of October 18, 2021, Reliant had issued and outstanding (i) 16,682,928 shares of common stock, and (ii) no shares of preferred stock.	United is authorized to issue up to (i) 200,000,000 shares of common stock, par value $1.00 per share, (ii) 30,000,000 shares of non-voting common stock, $1.00 par value per share, and (iii) 10,000,000 shares of preferred stock, $1.00 par value per share, of which 4,000 are designated as Series I preferred stock. As of October 18, 2021, there were 89,800,200 shares of United common stock issued and outstanding, no shares of United non-voting common stock issued, and outstanding and 4,000 shares of United preferred stock issued and outstanding, consisting of 4,000 shares of United Series I preferred stock.
VOTING LIMITATIONS
The holders of Reliant common stock are entitled to one vote per share on all matters presented for a shareholder vote. Reliant shareholders are not entitled to cumulative voting for directors.	Each share of United common stock is entitled to one vote on each matter voted on at a meeting of United’s shareholders. United shareholders are not entitled to cumulative voting for directors.
RIGHTS OF PREFERRED STOCK
Reliant’s charter authorizes the board of directors to issue 10,000,000 shares of preferred stock, par value $1.00 per share. The Reliant board may, by resolution, issue one or more series of preferred stock and set forth the designation and preferences, limitations, and relative rights of such series without shareholder approval. Reliant has no shares of preferred stock issued and outstanding.	United’s articles of incorporation provide that the United board of directors may issue, without any further vote or action by shareholders, shares of preferred stock in one or more series and, with respect to each such series, fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. As of the date hereof, there were 4,000 shares of preferred

RELIANT	UNITED
stock issued and outstanding, all of which are designated as the United Series I preferred stock.
SIZE OF BOARD OF DIRECTORS
Reliant’s bylaws provide that its board of directors must consist of at least five but no more than 25 individuals. The number of members of the board of directors may from time to time be fixed or changed, within the range set forth above, by resolution of the board of directors. Directors are elected annually at the annual meeting of Reliant shareholders by a majority of the votes cast, except that if the number of nominees exceeds the number of directors to be elected, directors are instead elected by a plurality of the votes cast by shares entitled to vote, assuming the presence a quorum at the meeting. Reliant’s board of directors is currently comprised of 12 directors.	United’s bylaws provide that the number of directors on United’s board of directors may range from eight to 14. The number of directors may be increased or decreased from time to time by the board of directors by resolution, but no decrease shall have the effect of shortening the term of an incumbent director. United’s board of directors is currently comprised of 12 directors.
CLASSES OF DIRECTORS
The Reliant board consists of one class. Reliant’s directors are elected annually by our shareholders at our annual meetings of shareholders for terms expiring at the next annual meeting of Reliant shareholders and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, or removal.	United’s board of directors consists of one class. All directors serve a one-year term, expiring at the next annual meeting of shareholders or until their respective successors are duly elected and qualified.
REMOVAL OF DIRECTORS

The TBCA provides that shareholders may remove directors with or without cause unless a corporation’s charter provides that directors may be removed only for cause. However, if a director is elected by a particular voting group, that director may only be removed by the requisite vote of that voting group.
Reliant’s charter provides that a director may be removed by the shareholders of Reliant only for cause and in accordance with Reliant’s bylaws. Reliant directors may also be removed for cause by the vote of a majority of the board of directors at a meeting called for such purpose. The notice of any such meeting, whether of the shareholders of Reliant or the directors, must state that the purpose of the meeting is the removal of one or more directors.
The articles of incorporation of United provide that directors may be removed only for cause and only upon the affirmative vote of the holders of two-thirds of the issued and outstanding shares entitled to vote on the removal.

RELIANT	UNITED
FILLING VACANCIES ON THE BOARD OF DIRECTORS
Reliant’s bylaws state that in the event of a vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director for any reason or a director’s resignation, (a) the shareholders may fill the vacancy, (b) the board of directors may fill the vacancy, or (c) if the directors remaining in office constitute fewer than a quorum of the board of directors, the directors remaining in office may fill the vacancy by the affirmative vote of a majority of such directors.	United’s bylaws provide that a vacancy occurring in the board of directors for any reason may be filled for the unexpired term, unless the shareholders have elected a successor, by the affirmative vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum.
SPECIAL MEETINGS OF SHAREHOLDERS

Reliant’s charter allows special meetings of shareholders to be called by the holder(s) of 20% or more of the issued and outstanding shares of voting stock of Reliant in the manner prescribed in the bylaws of Reliant. Reliant’s bylaws provide that special meetings of the shareholders of Reliant may be called by (i) the Chairman of the Reliant board, (ii) the President or Chief Executive Officer of Reliant, (iii) a majority of the Reliant board, or (iv) the holders of 20% or more of the outstanding shares of voting stock of Reliant.
Moreover, Reliant’s bylaws provide that if a shareholder calls a special meeting, the request for the meeting must: (i) be in writing, (ii) specify the general nature of the business proposed to be transacted, and (iii) be delivered to the Secretary of Reliant.
United’s bylaws provide that special meetings may be called by the board of directors, the chairman of the board of directors, the chief executive officer, the president or the chief financial officer and by the holders of at least 25% of the shares entitled to vote on the matter considered at the special meeting.
QUORUM
Except as otherwise provided by law, in accordance with Reliant’s bylaws, the holders of a majority of the shares entitled to vote on a matter to be considered at an annual or special meeting of shareholders, present in person or by proxy, constitute a quorum at any meeting of the shareholders of Reliant with respect to that matter.	Under United’s bylaws, except as otherwise provided by law or by United’s articles of incorporation, the holders of record of a majority of the shares of capital stock of United, issued and outstanding, entitled to vote at the meeting, present in person or by proxy shall constitute a quorum at a meeting of shareholders.
NOTICE OF SHAREHOLDER MEETINGS
Reliant’s bylaws provide that, except as otherwise provided by law, written notice of the date, time, and place of each annual or special meeting of the shareholders of Reliant must be given to all shareholders entitled to notice of the meeting, at the addresses shown on the stock records of Reliant for such persons, no fewer than 10 days nor more than	United’s bylaws provide that written notice of the date, time and place of each annual and special meeting of United’s shareholders will be given no fewer than ten days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting.

RELIANT	UNITED
60 days prior to the date of the meeting. Notice of any special meeting of the shareholders of Reliant must state the purpose or purposes of the meeting.
LIMITATION OF PERSONAL LIABILITY OF OFFICERS AND DIRECTORS

Reliant’s charter provides that no Reliant director will be personally liable to Reliant or its shareholders for monetary damages for breach of any fiduciary duty as a director, except for a breach of the director’s duty of loyalty to Reliant or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or under Section 48-18-302 of the TBCA with respect to unlawful distributions.
Any amendment to this provision of the Reliant charter by the shareholders of Reliant requires the affirmative vote of at least two-thirds of all votes entitled to be cast on the amendment, unless the amendment is approved by of two-thirds of the members of the Reliant board in which event the amendment requires the affirmative vote of a majority of all votes entitled to be cast on the amendment.

United’s articles of incorporation provide that no director of United shall be personally liable to United or its shareholders for breach of his or her duty of care or other duty as a director, but only to the extent permitted from time to time by the GBCC.
As provided under Georgia law, the liability of a director may not be eliminated or limited (1) for any appropriation, in violation of his duties, of any business opportunity of United, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful corporate distributions, or (4) for any transaction from which the director received an improper benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND INSURANCE
Reliant’s charter provides that Reliant must indemnify and advance expenses to its directors and officers, and may indemnify and advance expenses to all other persons it has the power to indemnify and advance expenses to under the TBCA, and may purchase and maintain insurance or furnish similar protection on behalf of its directors, officers, and employees, in each case to the fullest extent authorized by the TBCA and applicable federal laws and regulations.
United’s bylaws require it to indemnify its directors, officers, employees, and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys’ fees, resulting from various types of legal actions or proceedings instituted by third parties if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct specified therein.
In addition, United’s bylaws require it to indemnify its directors, officers, employees, and agents for expenses actually and reasonably incurred in connection with legal actions or proceedings instituted by or in the right of United to procure a judgment in its favor, if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct set forth therein. However, United will not indemnify a director, officer, employee, or agent for such expenses if such person is adjudged liable to United, unless so ordered by the court in which the legal action or proceeding is brought.
A determination concerning whether or not the applicable standard of conduct has been met by a

RELIANT	UNITED

director, officer, employee, or agent seeking indemnification must be made by (1) a disinterested majority of the Board of Directors, (2) United’s legal counsel, if a quorum of disinterested directors is not obtainable or if the disinterested directors so order, or (3) an affirmative vote of a majority of shares held by the shareholders. No indemnification may be made to or on behalf of a director, officer, employee, or agent in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her.
United’s directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omission, subject to certain limitations.

AMENDMENTS TO CHARTER OR ARTICLES OF INCORPORATION AND BYLAWS

The TBCA provides that certain relatively technical amendments to a corporation’s charter may be adopted by the directors without shareholder action. Generally, pursuant to Section 48-20-103 of the TBCA, any other amendment to a corporation’s charter must first be recommended to the shareholders by the board of directors and thereafter be approved by a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters’ rights, unless the charter or the board of directors require a greater vote.
Reliant’s charter provides that it may be amended by the shareholders of Reliant only by the affirmative vote of a majority of all votes entitled to be cast on the amendment, unless a greater vote is expressly required by Reliant’s charter or by the TBCA.
Any amendment to “Section 8. Limitation of Director Liability” of Reliant’s charter by the shareholders of Reliant requires the affirmative vote of at least two-thirds of all votes entitled to be cast on the amendment, unless the amendment is approved by of two-thirds of the members of the Reliant board in which event the amendment requires the affirmative vote of a majority of all votes entitled to be cast on the amendment.
Under the TBCA, shareholder action is generally not necessary to amend a corporation’s bylaws, unless corporation’s charter provides otherwise or its shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.

United’s articles of incorporation specifically provide that any amendment or repeal of any provision of the articles of incorporation or Article II (Shareholders’ Meetings) or Article III (Board of Directors) of the bylaws requires the affirmative vote of holders of a majority of the shares of United’s capital stock then issued and outstanding and entitled to vote on such matters.
United’s bylaws provide that United’s board of directors may alter, amend or repeal United’s bylaws or adopt new bylaws, subject to the voting requirement included in United’s articles of incorporation. Any bylaws adopted by United’s board of directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders of United.

RELIANT	UNITED
Reliant’s charter provides that the bylaws of Reliant may be amended by the shareholders of Reliant only by the affirmative vote of a majority of all votes entitled to be cast on the amendment, unless a greater vote is required by the TBCA. The bylaws of Reliant may be amended by the board of directors of Reliant to the fullest extent permitted by the TBCA; provided, however, that any amendment to the bylaws of Reliant by the Reliant board must be approved by the affirmative vote of a majority of the members of the board of directors, unless a greater vote is required by the TBCA.
SHAREHOLDER RIGHT TO MAKE PROPOSALS AND TO NOMINATE DIRECTORS

Under Tennessee law, shareholders have the right to submit proposals to the board of directors and to submit nominations for directors.
Reliant’s bylaws allow for a shareholder to nominate a director so long as the shareholder is entitled to vote and timely provides written notice of the nomination in proper form to the Secretary of Reliant.
Reliant’s bylaws allow for shareholder proposals to be brought before the board at the annual meeting so long as written notice of the proposal is timely given to the Secretary of Reliant in proper form.
United’s bylaws provide that for business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of United. To be timely, the notice must be delivered or mailed to and received at the principal offices of United on or before the later to occur of (i) 14 days prior to the annual meeting or (ii) five days after notice of the meeting is provided to the shareholders. A shareholder’s notice must set forth (i) a brief description of each matter of business the shareholder proposes to bring before the meeting and the reasons for conducting the business at the meeting; (ii) the name, as it appears on United’s books, and address of the shareholder proposing the business; (iii) the series or class and number of shares of United’s capital stock that are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the proposed business.

EXPERTS
United
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Reliant
The consolidated financial statements of Reliant as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the reports of Maggart & Associates, PC, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
Certain matters relating to the validity of the United common stock to be issued in connection with the merger will be passed upon by Nelson Mullins Riley & Scarborough LLP.
Certain matters pertaining to the U.S. federal income tax consequences of the merger will be passed upon for United by Nelson Mullins Riley & Scarborough LLP and for Reliant by K&L Gates LLP.
DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS
United
The deadline for shareholders to submit proposals for United’s 2022 annual meeting of shareholders (the “United 2022 Annual Meeting”) for inclusion in United’s 2022 proxy statement is November 30, 2021. The deadline for shareholders to raise proposals to be acted upon at the United 2022 Annual Meeting, is as follows:
United anticipates that the United 2022 Annual Meeting of shareholders will be held in May 2022. If a shareholder desires to submit a proposal for consideration at the United 2022 Annual Meeting, written notice of such shareholder’s intent to make such a proposal must be given and received by United’s Corporate Secretary at its principal executive offices either by personal delivery or by U.S. mail. To be timely, the notice must be delivered or mailed to and received at United’s principal executive offices of United on or before the later to occur of (i) 14 days prior to the United 2022 Annual Meeting or (ii) 5 days after the notice of the United 2022 Annual Meeting is provided to the shareholder. The notice to the United Corporate Secretary must set forth:
•
A brief description of each matter of business that is proposed to bring before the United 2022 Annual Meeting and the reasons for conducting that business at the meeting;

•
The shareholder’s name, as it appears on United’s books, and address;

•
The series or class and number of shares of United common stock that is beneficially owned by the shareholder; and

•
Any material interest that the shareholder has in the proposed business.

The chairman of the United 2022 Annual Meeting will have the discretion to declare that any business proposed by a shareholder to be considered at the United 2022 Annual Meeting is out of order and that such business shall not be transacted at the meeting if:
•
The chairman concludes that the matter has been proposed in a manner inconsistent with the applicable section of United’s bylaws; or

•
The chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the United 2022 Annual Meeting.

Reliant
If the merger occurs in the expected timeframe, there will be no Reliant annual meeting of shareholders in 2022. In that case, shareholder proposals must be submitted to the Secretary of United in accordance with the procedures described above. If the merger is not completed on the expected timeframe, or at all, Reliant may hold an annual meeting of shareholders in 2022. If Reliant holds an annual meeting of shareholders in 2022, any Reliant shareholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in Reliant’s proxy statement and form of proxy for its 2022 annual meeting of shareholders must submit their proposals so that they are received by Reliant at its principal executive offices, addressed to Reliant’s Corporate Secretary, no later than December 10, 2021.
Although information received after such date will not be included in the proxy materials sent to shareholders, a shareholder proposal may still be presented at Reliant’s 2022 annual meeting of shareholders if such proposal complies with Reliant’s bylaws. In accordance with Reliant’s bylaws, a shareholder proposal may be brought before an annual meeting only if such proposal is made pursuant to written notice timely given to Reliant’s Corporate Secretary accompanied by certain information required by Reliant’s bylaws. To be timely, a shareholder’s written notice must be received by Reliant no earlier than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be received by Reliant by the close of business on the 10th day following the date of public disclosure of such meeting. For shareholder proposals for Reliant’s 2022 annual meeting of shareholders, should one be held, written notice must be received between January 13, 2022 and February 12, 2022.

WHERE YOU CAN FIND MORE INFORMATION
Reliant and United file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including both Reliant and United, which can be accessed at http://www.sec.gov. In addition, you may obtain free copies of the documents Reliant files with the SEC by going to Reliant’s website at www.reliantbank.com, under the tab titled “Investor Relations” followed by the tab titled “SEC Filings” followed by the tab titled “Documents” or by contacting Reliant as indicated in “References to Additional Information” on page i of this proxy statement/prospectus. You may obtain free copies of the documents United files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, free of charge by going to United’s website at www.ucbi.com, selecting “Investor Relations” at the bottom of the page, and selecting “SEC Filings” under “Financials and Filings,” or by contacting United as indicated in “References to Additional Information” on page i of this proxy statement/prospectus. The Internet website addresses of the SEC, Reliant and United are provided as inactive textual references only. The information contained on or accessible through the Internet websites of the SEC, Reliant and United is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference unless such information is otherwise specifically referenced elsewhere in this proxy statement/prospectus.
The SEC allows Reliant and United to “incorporate by reference” into this proxy statement/prospectus documents Reliant and United file with the SEC, which means that Reliant and United can disclose important information to you by referring you specifically to those documents. This means that the information incorporated by reference into this proxy statement/prospectus is considered to be a part of this proxy statement/prospectus, unless updated and superseded by later information contained directly in this proxy statement/prospectus. Certain information that Reliant and United subsequently file with the SEC will automatically update and supersede information in this proxy statement/prospectus and in United’s or Reliant’s, as the case may be, other filings with the SEC.
Reliant and United incorporate by reference the documents listed below and any documents subsequently filed by them pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and until the date that the offering of United common stock is terminated, except that United and Reliant are not incorporating any information that has been or will be furnished (and not filed) with the SEC:
United SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2020
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2021 and June 30, 2021
Current Reports on Form 8-K	Filed on April 23, 2021, May 13, 2021, May 14, 2021, July 15, 2021, August 16, 2021, October 1, 2021 and October 19, 2020 (other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A	Filed on March 30, 2021
United also incorporates by reference the description of United common stock contained as Exhibit 4.1 to United’s Annual Report on Form 10-K filed on February 25, 2021 with the SEC, including any amendment or report filed for the purpose of updating such description.

Reliant SEC Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2020
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2021 and June 30, 2021
Current Reports on Form 8-K or 8-K/A	Filed on January 26, 2021, April 28, 2021, May 17, 2021, June 28, 2021, July 15, 2021, and August 3, 2021 (other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A	Filed April 8, 2021

ANNEX A — AGREEMENT AND PLAN OF MERGER

Annex A
Execution Version

AGREEMENT AND PLAN
OF
MERGER

UNITED COMMUNITY BANKS, INC.
AND
RELIANT BANCORP, INC.
July 14, 2021

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated July 14, 2021, is made and entered into by and between United Community Banks, Inc., a Georgia corporation (“Company”), and Reliant Bancorp, Inc., a Tennessee corporation (“Target”), under authority of resolutions of their respective boards of directors duly adopted.
R E C I T A L S
A.   The board of directors of each of Company and Target has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Company and Target, respectively, and their respective shareholders.
B.   As a material inducement for Company to enter into this Agreement, each member of the board of directors of Target has entered into a voting agreement (all such agreements, collectively, the “Voting Agreements”), dated as of the date hereof and substantially in the form attached hereto as Exhibit A, pursuant to which he or she has agreed, among other things and subject to the terms and conditions set forth therein, to vote his or her shares of Target Common Stock (as defined below) in favor of approval of this Agreement.
C.   For U.S. federal income tax purposes, the Parties (as defined below) intend for the Merger (as defined below) provided for herein to qualify as a “reorganization” under the provisions of Section 368(a) of the Code (as defined below), and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354, 361, and 368 of the Code and within the meaning of Treasury Regulation Section 1.368-2(g).
NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants, agreements, representations, and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Certain Definitions.   For purposes of and as used in this Agreement, the terms defined below shall, when capitalized, have the indicated meanings.
“Acquisition Proposal” means any inquiry, indication, proposal, solicitation, or offer from or by any Person relating to (a) any direct or indirect purchase or acquisition of 20% or more of the total consolidated assets of Target and its Subsidiaries, in a single transaction or series of related transactions; (b) any tender offer (including a self-tender) or exchange offer with respect to, or direct or indirect purchase or acquisition of, 20% or more of any class of equity securities of Target or Target Bank; or (c) any merger, share exchange, consolidation, business combination, reorganization, recapitalization, or similar transaction involving Target or Target Bank, in each case other than the transactions contemplated by this Agreement.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For this purpose, the terms “controls,” “controlled by,” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
“Average Closing Price” means the volume-weighted average closing price per share of Company Common Stock as reported on the Nasdaq Global Select Market (or such other exchange or market on which the Company Common Stock shall then trade) for the 10 consecutive Trading Days ending on (and including) the Determination Date.
“Beginning Closing Price” means the volume-weighted average closing price per share of Company Common Stock as reported on the Nasdaq Global Select Market for the 10 consecutive Trading Days ending on (and including) the Trading Day immediately prior to the date of this Agreement.

“BHCA” means the Bank Holding Company Act of 1956, as amended (12 U.S.C. § 1841 et seq.).
“Book-Entry Shares” means shares of Target Common Stock which, immediately prior to the Effective Time, are non-certificated.
“Business Day” means Monday through Friday of each week, excluding legal holidays recognized as such by the U.S. government and any day on which banking institutions in Nashville, Tennessee or Greenville, South Carolina are authorized or obligated to close.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.
“Certificate” means a certificate which, immediately prior to the Effective Time, represents shares of Target Common Stock.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Bank” means United Community Bank, a South Carolina state-chartered bank and wholly owned Subsidiary of Company.
“Company Bank Common Stock” means the common stock, no par value per share, of Company Bank.
“Company Bank Preferred Stock” means the preferred stock, no par value per share, of Company Bank.
“Company Bank Stock” means, collectively, the Company Bank Common Stock and the Company Bank Preferred Stock.
“Company Closing Price Ratio” means the quotient of (a) the Average Closing Price, divided by (b) the Beginning Closing Price.
“Company Common Stock” means the common stock, par value $1.00 per share, of Company.
“Company Data” means all information, data, and records owned, licensed, maintained, or possessed by, or in the custody or under the control of, Company or any of its Subsidiaries, including “nonpublic personal information” (as defined in 15 U.S.C. § 6809(4)) of customers of Company Bank, financial information, payment cardholder data, and any information, data, or records stored, communicated, transmitted, or otherwise processed in or on the Company IT Systems.
“Company Information Security Incident” means any actual or reasonably suspected (i) unauthorized or accidental access to or loss, use, disclosure, modification, destruction, or acquisition of any Company Data or (ii) compromise to the security, integrity, or availability of the Company IT Systems that has resulted in or would reasonably be expected to result in (A) a material and adverse impact on the business operations of Company or any of its Subsidiaries or (B) unauthorized access to or acquisition of or misuse of data maintained, processed, or communicated on the Company IT Systems.
“Company IT Systems” means all information technology and computer systems, components, equipment, and facilities (including any software, information technology or telecommunications hardware or equipment, network, or website) owned, operated, licensed, or controlled by or on behalf of Company or any of its Subsidiaries or otherwise necessary for or material to the conduct of the business of Company or any of its Subsidiaries.
“Company Parties” means, collectively, Company and Company Bank.
“Company Preferred Stock” means the preferred stock, par value $1.00 per share, of Company.
“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.
“Confidentiality Agreement” means that certain Confidentiality Agreement dated April 6, 2021, by and between Company and Target.

“Contract” means any contract, agreement, commitment, or understanding, including any lease, deed of trust, mortgage, license, note, or indenture.
“Determination Date” means that certain date which is the fifth Business Day prior to the Closing Date.
“Disclosure Memoranda” means, collectively, the Company Disclosure Memorandum and the Target Disclosure Memorandum.
“Environmental Law” means any Law relating to (a) pollution, the protection, preservation, remediation, or restoration of the environment or natural resources, (b) the handling, use, storage, recycling, treatment, generation, transportation, processing, production, presence, disposal, or release of or exposure to any Hazardous Substance, or (c) injury to persons or property from exposure to any Hazardous Substance, in each case in effect on the date of this Agreement. The term Environmental Law includes, without limitation, (i) the following federal statutes, in each case as amended, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, or regulations addressing similar matters: CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and (ii) any common Law that imposes Liability (including strict liability) for injuries or damages due to the presence of or exposure to any Hazardous Substance.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person that is considered one employer with a Party or any of such Party’s Subsidiaries or Affiliates under Section 4001(b)(1) of ERISA or Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Shares” means shares of Target Common Stock that, immediately prior to the Effective Time, are owned or held, other than in a bona fide fiduciary or agency capacity, by Company or Target or any Subsidiary of Company or Target, including shares of Target Common Stock held by Target as treasury stock.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve” means the Board of Governors of the Federal Reserve System.
“GAAP” means accounting principles generally accepted in the U.S.
“GBCC” means the Georgia Business Corporation Code, Ga. Code Ann. § 14-2-101 et seq.
“Governmental Entity” means any federal, state, local, or foreign court, agency, tribunal, commission, government, or governmental, regulatory, or administrative body, instrumentality, or authority, including the SEC, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Labor, the IRS, the Federal Reserve, the FDIC, the SCBFI, and the TDFI, as well as any arbitrator or mediator.
“Hazardous Substance” means any substance (whether solid, liquid, or gas) defined, listed, designated, classified, or otherwise regulated, as of the date of this Agreement, as a pollutant, hazardous or toxic waste, hazardous or toxic substance, hazardous or toxic material, extremely hazardous or toxic waste, flammable or explosive material, or radioactive material, or words of similar meaning or regulatory effect under any Environmental Law, including oil, petroleum and petroleum products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives, mold, and mycotoxins.
“Index Ratio” means the quotient of (a) the Index Value on the Determination Date, divided by (b) the Index Value on the Trading Day immediately prior to the date of this Agreement.
“Index Value,” on a given date, means the closing index value for the KBW Nasdaq Bank Index (BKX) as reported in The Wall Street Journal.

“Intellectual Property” means (a) inventions, whether or not patentable and whether or not reduced to practice, and all improvements thereto, and patents, patent applications, and patent disclosures, together with all re-issues, continuations, continuations-in-part, divisions, extensions, and re-examinations thereof; (b) trademarks, whether registered or unregistered, service marks, logos, domain names, rights in or to Internet web sites, and corporate, fictitious, assumed, and trade names; (c) copyrights, whether registered or unregistered, and all applications, registrations, and renewals relative thereto; (d) datasets, databases, and related information and documentation; (e) trade secrets and proprietary know-how; and (f) any other material intellectual property or proprietary rights.
“IRS” means the U.S. Internal Revenue Service.
“Knowledge” means (a) with respect to Company, the actual knowledge, following reasonable inquiry, of those individuals set forth on Schedule 1.1 of the Company Disclosure Memorandum, and (b) with respect to Target, the actual knowledge, following reasonable inquiry, of those individuals set forth on Schedule 1.1 of the Target Disclosure Memorandum.
“Laws” means any and all federal, state, local, and foreign laws, constitutions, statutes, codes, ordinances, rules, and regulations and any and all policies and guidelines of any Governmental Entity.
“Liability” means any debt, liability, commitment, or obligation of any kind, character, or nature whatsoever (whether accrued, contingent, absolute, known, unknown, or otherwise and whether due or to become due).
“Lien” means any lien, claim, attachment, garnishment, imperfection of title, defect, pledge, mortgage, deed of trust, hypothecation, security interest, charge, option, restriction, easement, reversionary interest, right of refusal, voting trust arrangement, buy-sell agreement, preemptive right, or other adverse claim, encumbrance, or right of any nature whatsoever.
“Loan” means a loan, commitment to lend, lease, advance, credit enhancement, guarantee, or other extension of credit or borrowing arrangement.
“Material Adverse Effect” means, with respect to Company (including as the Surviving Corporation at and after the Effective Time) or Target, as the case may be, an effect, circumstance, occurrence, event, development, or change that, individually or in the aggregate with one or more other effects, circumstances, occurrences, events, developments, or changes, (a) has had, or would reasonably be expected to have, a material and adverse effect on the business, assets, liabilities, financial condition, or results of operations of such Party and its Subsidiaries taken as a whole or (b) prevents or materially impedes the consummation by such Party of the transactions contemplated by this Agreement; provided, however, that, with respect to clause (a), the term Material Adverse Effect shall not be deemed to include the impact of any effect, circumstance, occurrence, event, development, or change to the extent resulting from (i) changes after the date of this Agreement in Laws (including Pandemic Measures) of general applicability to insured depository institutions and/or registered bank or financial holding companies, or interpretations thereof by Governmental Entities, (ii) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to insured depository institutions and/or registered bank or financial holding companies generally, (iii) changes in economic conditions, or changes in global, national, regional, or local political or market conditions (including changes in credit or debt markets or changes in prevailing interest or exchange rates), in either case affecting the banking and financial services industry (at a global, national, regional, or local level) generally (including changes arising from a Pandemic or any Pandemic Measures), (iv) actions and omissions of Company and Target required under this Agreement or taken or omitted with the prior written consent of Target (in the case of actions and omissions by Company) or Company (in the case of actions and omissions by Target), (v) any failure by Company or Target, in and of itself, to meet any internal or published industry analyst projections, forecasts, or estimates of revenue, earnings, or other financial or operating metrics for any period (it being expressly agreed that any facts or circumstances giving rise to or contributing to any such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there exists or has occurred a Material Adverse Effect), (vi) subject to Target’s rights pursuant to Section 9.1(i), changes, in and of themselves, in the trading price or trading volume of the Company Common Stock or Target Common Stock (it being expressly agreed that any facts or circumstances giving rise to or contributing to any such changes that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there exists or has occurred a Material Adverse Effect), (vii) acts of war, armed hostilities, or terrorism within or involving the U.S., (viii) the public announcement or pendency of the transactions contemplated by this Agreement, including the impact thereof on relationships with customers or employees, or (ix) hurricanes, earthquakes, tornados, floods, or other natural disasters or any outbreak of any disease or other public health event, including a Pandemic; provided that effects, circumstances, occurrences, events, developments, and changes resulting from the changes or other matters described in clauses (i), (ii), (iii), and (vii) shall not be excluded in determining whether there exists or has occurred a Material Adverse Effect to the extent of any materially disproportionate impact they have on the subject Party and its Subsidiaries taken as a whole as measured relative to similarly situated companies in the banking and financial services industry.
“Minimum Per Share Merger Consideration” means the lesser of (a) the product of (i) the Exchange Ratio (prior to any increase in the Exchange Ratio pursuant to Section 9.1(i)), multiplied by (ii) the Beginning Closing Price, multiplied by (iii) 0.80, and (b) (i) the product of (A) the Index Ratio, multiplied by (B) 0.80, multiplied by (C) the Exchange Ratio (prior to any increase in the Exchange Ratio pursuant to Section 9.1(i)), multiplied by (D) the Average Closing Price, divided by (ii) the Company Closing Price Ratio.
“Nasdaq” means The Nasdaq Stock Market.
“Pandemic” means any outbreaks, epidemics, or pandemics relating to SARS-CoV-2 or Covid-19, or any evolutions or mutations thereof, or any other viruses (including influenza) and the governmental and other responses thereto.
“Pandemic Measures” means any quarantine, shelter in place, stay at home, workforce reduction, social distancing, shut down, closure, sequester, or other Laws, directives, policies, guidelines, or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to a Pandemic.
“Parties” means, collectively, Company and Target.
“Permitted Liens” means (a) liens for Taxes not yet delinquent or the amount of which or the liability therefor (or both) is being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves for the payment of such Taxes have been established in accordance with GAAP and applicable regulatory accounting requirements; (b) mechanics’, carriers’, workers’, repairers’, and similar inchoate liens arising or incurred in the ordinary course of business for amounts which are not delinquent or are being diligently contested in good faith by appropriate proceedings and with respect to which adequate reserves for the payment thereof have been established in accordance with GAAP and applicable regulatory accounting requirements; (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over the subject Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to the subject Person’s owned or leased real property, which do not materially impair the occupancy or use of the subject real property for the purpose(s) for which it is currently used in connection with such Person’s business; (e) any right of way or easement related to public roads or highways which does not materially impair the occupancy or use of the subject real property for the purpose(s) for which it is currently used in connection with the subject Person’s business; and (f) inchoate liens arising or incurred in the ordinary course of business under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation for amounts that are not delinquent.
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust, and any other entity or organization, whether or not incorporated or organized, including any Governmental Entity.
“Personal Information” means any information relating to an identified or identifiable natural person to the extent such information is owned, licensed, maintained, or possessed by, or in the custody or under the control of, a Party or any of its Subsidiaries. The term Personal Information includes any personally identifiable financial information, cardholder data, or other information specifically defined, identified, protected, or regulated by or under any Privacy Law.

“Privacy Laws” means all Laws relating to the privacy, confidentiality, protection, or security of Personal Information or the Company IT Systems or the Target IT Systems, as applicable. The term Privacy Laws includes (a) Title V (Privacy) of the Gramm-Leach-Bliley Act (15 U.S.C. §§ 6801-6827) and all implementing regulations promulgated thereunder; (b) the Fair Credit Reporting Act, as amended, 15 U.S.C. § 1681 et seq. (the “FCRA”), and all regulations implementing the FCRA; and (c) all Laws concerning financial privacy, data breach notification, information security safeguards, the secure disposal of records containing Personal Information, and the transmission of marketing or commercial messages through any means (including without limitation via email or text message). The term Privacy Laws shall also include the Payment Card Industry (“PCI”) Data Security Standard and any other applicable security standards, requirements, or assessment procedures published by the PCI Security Standards Council in connection with a PCI Security Standards Council program.
“Proxy Statement/Prospectus” means the proxy statement, in definitive form, filed by Target with the SEC relating to the Target Meeting, together with any amendments or supplements thereto, which will include the prospectus of Company relating to the Company Common Stock to be issued to holders of Target Common Stock in connection with the transactions contemplated by this Agreement.
“Registration Statement” means the registration statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed or to be filed by Company with the SEC under the Securities Act with respect to the shares of Company Common Stock to be issued by Company to the holders of Target Common Stock in connection with the transactions contemplated by this Agreement.
“Requisite Regulatory Approvals” means all regulatory authorizations, consents, waivers, orders, and approvals (a) from the Federal Reserve (in respect of the Merger), the FDIC, SCBFI, or TDFI (in respect of the Bank Merger), or the U.S. Department of Justice, or (b) referred to in Section 4.2(f) or Section 5.2(f), that are necessary to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), except for any such authorizations, consents, waivers, orders, or approvals the failure of which to be obtained would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SCBCA” means the South Carolina Business Corporation Act of 1988, S.C. Code Ann. § 33-1-101 et seq.
“SCBFI” means the South Carolina Board of Financial Institutions.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“South Carolina Banking Act” means Title 34 of the South Carolina Code of Laws, S.C. Code Ann. § 34‑1-10 et seq.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, trust, or other entity 50% or more of the outstanding equity or ownership interests of which such Person holds directly or indirectly.
“Superior Proposal” means any written Acquisition Proposal which Target’s board of directors determines in good faith, after taking into account the legal, financial, regulatory, and other aspects of the proposal (including the amount, form, and timing of payment of consideration, any financing contingencies, any break-up or termination fees, including those provided for in this Agreement, expense reimbursement provisions, and all conditions to consummation) and the Person making the proposal, and after consulting with its financial advisor(s) with respect to financial matters and outside legal counsel with respect to legal matters, and such other factors as Target’s board of directors reasonably considers to be appropriate, is (a) more favorable from a financial point of view to the shareholders of Target than the transactions contemplated by this Agreement and (b) is reasonably likely to be consummated on the terms set forth therein;

provided, however, that for purposes of this definition of Superior Proposal, references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%.”
“Target Bank” means Reliant Bank, a Tennessee state-chartered bank and direct, wholly owned subsidiary of Target.
“Target Bank Common Stock” means the common stock, par value $1.00 per share, of Target Bank.
“Target Bank Preferred Stock” means the preferred stock, par value $1.00 per share, of Target Bank.
“Target Bank Stock” means, collectively, the Target Bank Common Stock and the Target Bank Preferred Stock.
“Target Benefit Plan” means any pension, retirement, survivor income, salary continuation, stock option, restricted stock, restricted stock unit, stock purchase, stock ownership, stock appreciation right, capital appreciation, equity-related, profit sharing, deferred compensation, bonus, group insurance, disability, severance, change of control, fringe benefit, incentive, cafeteria or Code Section 125, welfare, or other benefit plans, contracts, agreements, and arrangements, including without limitation “employee benefit plans” as defined in Section 3(3) of ERISA whether or not subject to or covered by ERISA, incentive and welfare policies, contracts, plans, and arrangements, including split dollar life insurance arrangements, and all trust agreements and funding arrangements related thereto, in each such case which are or have been maintained, sponsored, or contributed to (or required to be contributed to) by Target or an ERISA Affiliate of Target for the benefit of or with respect to any present or former directors, officers, employees, or independent contractors of Target or any of its Subsidiaries, or any spouse or dependent of any such Person, or to, under or in connection with which Target or an ERISA Affiliate of Target has or may have any Liability, contingent or otherwise.
“Target Common Stock” means the common stock, par value $1.00 per share, of Target.
“Target Data” means all information, data, and records owned, licensed, maintained, or possessed by, or in the custody or under the control of, Target or any of its Subsidiaries, including “nonpublic personal information” (as defined in 15 U.S.C. § 6809(4)) of customers of Target Bank, financial information, payment cardholder data, and any information, data, or records stored, communicated, transmitted, or otherwise processed in or on the Target IT Systems.
“Target Equity Award” means a Target Option, Target Restricted Share Award, or Target RSU Award.
“Target ESPP” means the Amended and Restated Reliant Bancorp, Inc. 2018 Employee Stock Purchase Plan.
“Target Information Security Incident” means any actual or reasonably suspected (a) unauthorized or accidental access to or loss, use, disclosure, modification, destruction, or acquisition of any Target Data or (b) compromise to the security, integrity, or availability of the Target IT Systems that has resulted in or would reasonably be expected to result in (i) a material and adverse impact on the business operations of Target or any of its Subsidiaries or (ii) unauthorized access to or acquisition of or misuse of data maintained, processed, or communicated on the Target IT Systems.
“Target IT Systems” means all information technology and computer systems, components, equipment, and facilities (including any software, information technology or telecommunications hardware or equipment, network, or website) owned, operated, licensed, or controlled by or on behalf of Target or any of its Subsidiaries or otherwise necessary for or material to the conduct of the business of Target or any of its Subsidiaries.
“Target Option” means an option to purchase shares of Target Common Stock.
“Target Parties” means, collectively, Target and Target Bank.
“Target Preferred Stock” means the preferred stock, par value $1.00 per share, of Target.
“Target Restricted Share Award” means an award of Target Common Stock that is subject to vesting, repurchase, or other lapse restrictions.

“Target RSU Award” means a restricted stock unit award in respect of shares of Target Common Stock.
“Target Stock” means, collectively, the Target Common Stock and the Target Preferred Stock.
“Tax” or “Taxes” means any and all federal, state, local, and foreign taxes, including (a) any income, profits, alternative or add-on minimum, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, net worth, premium, real property, personal property, vehicle, airplane, boat, vessel, or other title or registration, environmental, or windfall profit tax, custom, or duty, or any other tax, fee, assessment, levy, tariff, or charge of any kind whatsoever, together with any interest or penalty, addition to tax, or other additional amount imposed by any Governmental Entity responsible for the imposition or collection of any such tax, and (b) any Liability for the payment of any amounts of the type described in clause (a) (i) as a result of any express or implied agreement or obligation to indemnify, or a legal, express or implied obligation to otherwise assume or succeed to the liability of, any other Person or any contractual arrangement or agreement or (ii) as the result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or similar group (or being included (or required to be included) in any Tax Return related thereto), including pursuant to Treasury Regulations Section 1.1502-6.
“Tax Return” means any return (including any amended return), declaration, or report, including elections, claims for refunds, schedules, estimates, and information returns and statements, with respect to Taxes (including estimated Taxes) together with all amendments and supplements thereto.
“TBCA” means the Tennessee Business Corporation Act, Tenn. Code Ann. § 48-11-101 et seq.
“TDFI” means the Tennessee Department of Financial Institutions.
“Tennessee Banking Act” means the Tennessee Banking Act, Tenn. Code Ann. § 45-1-101 et seq.
“TPS Documents” means, collectively, all agreements, documents, and instruments governing or related to the TPS Trusts, the Trust Debentures, or the Trust Preferred Securities.
“TPS Trusts” means, collectively, (a) Community First Capital Trust I, a statutory trust created under the laws of the State of Delaware (“TPS Trust I”), all of the common securities of which are held by Target, (b) Community First Capital Trust II, a statutory trust created under the laws of the State of Delaware (“TPS Trust II”), all of the common securities of which are held by Target, and (c) Community First Capital Trust III, a statutory trust created under the laws of the State of Delaware (“TPS Trust III”), all of the common securities of which are held by Target.
“Trading Day” means any day on which Nasdaq is open for trading with a scheduled and actual closing time of 4:00 p.m. Eastern Time.
“Trust Debentures” means, collectively, (a) those certain Series A Floating Rate Junior Subordinated Debenture(s) due December 31, 2032, issued by Target (or a predecessor) to TPS Trust I on or about August 30, 2002, (b) those certain Floating Rate Junior Subordinated Deferrable Interest Debenture(s) due September 15, 2035, issued by Target (or a predecessor) to TPS Trust II on or about September 15, 2005, and (c) those certain Fixed/Floating Rate Junior Subordinated Deferrable Interest Debenture(s) due December 15, 2037, issued by Target (or a predecessor) to TPS Trust III on or about September 27, 2007.
“Trust Preferred Securities” means, collectively, (a) those certain capital securities issued by TPS Trust I on or about August 30, 2002, (b) those certain capital securities issued by TPS Trust II on or about September 15, 2005, and (c) those certain capital securities issued by TPS Trust III on or about September 27, 2007.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended.
Section 1.2    Other Definitions. Certain other capitalized terms used in this Agreement are defined elsewhere throughout this Agreement and not in Section 1.1.

ARTICLE II
THE MERGER
Section 2.1   The Merger.   Subject to and upon the terms and conditions set forth in this Agreement, at the Effective Time (as defined below), Target shall be merged with and into Company in accordance with, and with the effects provided in, this Agreement and applicable provisions of the GBCC and the TBCA (the “Merger”). At the Effective Time, the separate corporate existence of Target shall cease and Company shall continue, as the surviving corporation of the Merger, as a corporation chartered under the laws of the State of Georgia (Company in such capacity as the surviving corporation of the Merger is sometimes referred to herein as the “Surviving Corporation”).
Section 2.2   Closing.   Subject to the satisfaction or waiver (to the extent permissible by applicable Law) of the conditions precedent set forth in Article VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permissible by applicable Law) thereof at the Closing), the closing of the transactions contemplated by this Agreement, including without limitation the Merger (the “Closing”), shall take place by electronic exchange of documents at 10:00 a.m. Eastern Time on a date mutually agreed upon by Company and Target, provided that such date shall be not more than 30 days after the satisfaction or waiver (to the extent permissible by applicable Law) of all of the conditions precedent set forth in Article VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permissible by applicable Law) thereof at the Closing), or at such other place, at such other time, or on such other date as the Parties may otherwise agree. The actual date on which the Closing shall occur is referred to in this Agreement as the “Closing Date.”
Section 2.3   Effective Time.   Prior to or at the Closing, in order to effect the Merger, Company and Target shall duly execute and deliver articles of merger for filing with the Georgia Secretary of State (the “Georgia Articles of Merger”) and articles of merger for filing with the Tennessee Secretary of State (the “Tennessee Articles of Merger” and, together with the Georgia Articles of Merger, the “Articles of Merger”), such Articles of Merger to be in such form and of such substance as is consistent with applicable provisions of the GBCC and the TBCA and as otherwise mutually agreed upon by Company and Target. The Merger shall become effective on such date and at such time as set forth in the Articles of Merger (the date and time the Merger becomes effective being referred to in this Agreement as the “Effective Time”).
Section 2.4   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement and applicable provisions of the GBCC and the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, interests, privileges, powers, and franchises of Target shall vest in the Company, and all debts, liabilities, obligations, restrictions, disabilities, and duties of Target shall become and be debts, liabilities, obligations, restrictions, disabilities, and duties of Company.
Section 2.5   Company Stock.   The shares of Company Stock issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger, and, accordingly, each share of Company Stock issued and outstanding immediately prior to the Effective Time shall, at and after the Effective Time, remain issued and outstanding.
Section 2.6   Name of Surviving Corporation.   The legal name of the Surviving Corporation at and immediately following the Effective Time of the Merger will be “United Community Banks, Inc.”
Section 2.7   Charter and Bylaws of Surviving Corporation.   The charter and bylaws of Company, in each case as amended and/or restated and in effect immediately prior to the Effective Time, shall at and after the Effective Time be the charter and bylaws of the Surviving Corporation until such time as the same shall be amended and/or restated in accordance with applicable Law.
Section 2.8   The Bank Merger.   Simultaneously with the Parties’ execution of this Agreement, Company Bank and Target Bank have executed and delivered an agreement and plan of merger dated the date hereof (the “Bank Merger Agreement”), which provides for the merger of Target Bank with and into Company Bank immediately following the Effective Time of the Merger in accordance with the terms and conditions of, and with the effects provided by, the Bank Merger Agreement and applicable provisions of the SCBCA, the South Carolina Banking Act, the TBCA, and the Tennessee Banking Act (the “Bank Merger”). Company Bank will be the banking corporation to survive the Bank Merger (Company Bank in such capacity as the surviving banking corporation of the Bank Merger is sometimes referred to herein as the “Surviving Bank”), and, at the effective time of the Bank Merger, the separate corporate existence of Target Bank will cease. Prior to or as soon as reasonably practicable following the approval of this Agreement by the shareholders of Target in accordance with the charter and bylaws of Target and applicable Law, Company shall approve the Bank Merger Agreement as the sole shareholder of Company Bank and Target shall approve the Bank Merger Agreement as the sole shareholder of Target Bank. Prior to or at the Closing, Company will cause Company Bank to execute and deliver and Target will cause Target Bank to execute and deliver such articles of merger and other documents and certificates as are necessary or appropriate under applicable Law to effect the Bank Merger (the “Bank Merger Certificates”).
ARTICLE III
MERGER CONSIDERATION
Section 3.1   Conversion of Target Common Stock.   Subject to the other provisions of this Article III, solely by virtue and as a result of the Merger, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall, at the Effective Time, automatically and without any action on the part of the holder(s) thereof, be converted into and canceled in exchange for the right to receive 0.9842 (the “Exchange Ratio”) shares of Company Common Stock (the aggregate number of shares of Company Common Stock issuable by Company to holders of Target Common Stock as consideration for the Merger in accordance with this Agreement, together with any cash payable by Company to holders of Target Common Stock in lieu of fractional shares pursuant to Section 3.4 or pursuant to Section 9.1(i), is referred to herein as the “Merger Consideration”).
Section 3.2   Exchange Procedures.
(a)   Deposit with Exchange Agent.   At or prior to the Closing, Company shall deliver or cause to be delivered to an exchange agent mutually agreed upon by Company and Target (the “Exchange Agent”), for the benefit of holders of Target Common Stock (other than holders of Excluded Shares), a certificate or certificates or, at Company’s election, evidence of shares in book entry form representing the shares of Company Common Stock to be issued to holders of Target Common Stock as Merger Consideration pursuant to Section 3.1, and the cash payable by Company to holders of Target Common Stock in lieu of fractional shares pursuant to Section 3.4. The Exchange Agent shall not be entitled to vote or exercise any other rights of ownership with respect to the shares of Company Common Stock held by it from time to time hereunder; provided that the Exchange Agent shall receive and hold all dividends and other distributions payable or distributable with respect to such shares for the account of the Persons entitled thereto.
(b)   Letter of Transmittal.   Company shall cause the Exchange Agent to, as soon as practicable after the Effective Time, but in no event later than five Business Days after the Effective Time, mail or otherwise deliver to each holder of record of shares of Target Common Stock immediately prior to the Effective Time (other than holders of Excluded Shares with respect to such Excluded Shares) a letter of transmittal in customary form (which shall specify that delivery of Certificates and Book-Entry Shares shall be effected, and that risk of loss of and title to Certificates and Book-Entry Shares shall pass, only upon proper delivery of the same to the Exchange Agent) and instructions for use in effecting the surrender of Certificates and Book-Entry Shares in exchange for that portion of the Merger Consideration issuable or payable in respect of the shares of Target Common Stock previously represented by such Certificates or in respect of such Book-Entry Shares, as applicable, and any dividends or other distributions payable or distributable on or with respect thereto, in each case pursuant to the provisions of this Agreement.
(c)   Payment of Merger Consideration.   Upon proper surrender of a Certificate or Book-Entry Shares to the Exchange Agent for exchange and cancellation, together with a properly completed and duly executed letter of transmittal and such other documents as may reasonably be required by the Exchange Agent, (i) the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor, and the Exchange Agent shall issue, pay, and deliver to such holder, the Merger Consideration and any other amounts to which such holder shall have become entitled pursuant to the provisions of this Article III, in full satisfaction of all rights pertaining to the shares of Target Common Stock formerly represented by such Certificate or to such Book-Entry Shares, as applicable, and (ii) the Certificate or Book-Entry Shares so surrendered shall be canceled. In the event any Merger Consideration or any other amounts issuable or payable under this Agreement to a holder of shares of Target Common Stock is to be issued in the name of or paid to a Person other than the Person in whose name such shares are registered, it shall be a condition to the issuance or payment of such Merger Consideration or other amounts that the Certificate formerly representing such shares, or, in the case of non-certificated shares, the Book-Entry Shares, be presented to the Exchange Agent, together with evidence of or appropriate documents or instruments for transfer and evidence that any applicable stock transfer or other Taxes have been paid or are not applicable, all in such form as the Exchange Agent shall reasonably require.
(d)   Closing of Stock Transfer Books.   At the Effective Time, the stock transfer books of Target shall be closed and there shall thereafter be no transfers of shares of Target Stock on the books or records of Target, and if any shares of Target Stock are thereafter presented to Company or the Exchange Agent for transfer, such shares shall be canceled against delivery of that portion of the Merger Consideration, and any other amounts, issuable or payable in respect thereof as herein provided. Until duly surrendered to the Exchange Agent in accordance with the provisions of this Agreement, Certificates and Book-Entry Shares shall, at and after the Effective Time, evidence and represent only the right to receive that portion of the Merger Consideration, and any other amounts, issuable or payable in respect thereof (or the Target Common Stock previously represented thereby) in accordance with this Agreement. No dividends or other distributions payable or distributable on or with respect to shares of Company Common Stock that are issued or issuable in connection with the Merger in accordance with this Agreement will be remitted to any Person entitled to receive such shares of Company Common Stock until such Person surrenders his or her Certificate(s) previously representing the shares of Target Common Stock converted into such Company Common Stock, or his or her Book-Entry Shares converted into such Company Common Stock, as applicable, at which time such dividends and other distributions shall be remitted to such Person, without interest. No interest will be paid or will accrue on any amounts issuable or payable to holders of Target Common Stock in accordance with this Agreement.
(e)   Lost, Stolen, or Destroyed Certificates.   In the event any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and the execution by such Person of a commercially reasonable indemnity agreement and/or the posting by such Person of a bond in commercially reasonable form and amount as indemnity against any claim that may be made against Company or the Exchange Agent with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen, or destroyed Certificate that portion of the Merger Consideration deliverable in respect of the shares of Target Common Stock previously represented thereby pursuant to this Agreement.
(f)   Unclaimed Merger Consideration.   Any Merger Consideration, as well as any dividends and other distributions payable or distributable with respect to shares of Company Common Stock to be issued as Merger Consideration, in each case that remain(s) unclaimed by former shareholders of Target for nine months after the Effective Time, shall, at the written request of Company, be delivered by the Exchange Agent to Company, whereupon any former shareholder of Target who has not theretofore complied with the exchange procedures provided for in this Agreement shall thereafter look only to Company for that portion of the Merger Consideration, and any other amounts, deliverable in respect of the shares of Target Common Stock previously held by such shareholder, as determined pursuant to this Agreement, without any interest thereon. If the Merger Consideration or any other amounts issuable or payable under this Agreement in respect of any shares of Target Common Stock (or shares of Company Common Stock into which the same shall have been converted) is not claimed prior to the date on which such Merger Consideration or other amounts would otherwise escheat to a Governmental Entity, such Merger Consideration or other amounts shall, to the extent permitted by abandoned property, escheat, and other applicable Laws, become the property of Company (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interests of any Person previously entitled to such property. Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of Target Common Stock for any portion of the Merger Consideration (or any other property) properly paid or delivered to a Governmental Entity pursuant to applicable abandoned property, escheat, or similar Laws. Company and the Exchange Agent shall be entitled to rely upon the stock transfer books and records of Target to establish the identity of those Persons entitled to receive the Merger Consideration (and any other amounts) issuable or payable under this Agreement, which books and records shall be conclusive with respect thereto.
Section 3.3   Rights as Target Shareholders.   Holders of Target Common Stock immediately prior to the Effective Time will, at and after the Effective Time, cease to be shareholders of Target and have no further rights as shareholders of Target, other than the right to receive the Merger Consideration and any other amounts issuable or payable in respect of such holders’ Target Common Stock (or shares of Company Common Stock into which the same shall have been converted) in accordance with this Article III.
Section 3.4   No Fractional Shares.   Notwithstanding any other provision of this Agreement to the contrary, no fraction of a share of Company Common Stock, and no certificate or scrip therefor, will be issued in connection with the Merger to any holder of shares of Target Common Stock. Instead, Company shall pay to each holder of Target Common Stock who would otherwise be entitled to a fraction of a share of Company Common Stock (after aggregating and taking into account all Certificates and/or Book-Entry Shares held by such holder) cash, without interest, in an amount (rounded to the nearest whole cent) determined by multiplying (a) the fractional share interest (rounded to the nearest thousandth when expressed in decimal form) to which such holder would otherwise be entitled by (b) the Average Closing Price.
Section 3.5   Dissenters’ Rights.   In accordance with Section 48-23-102(c) of the TBCA, holders of shares of Target Common Stock will not have the right to dissent from the Merger under Chapter 23 of the TBCA.
Section 3.6   Excluded Shares.   At the Effective Time, each Excluded Share shall, for no consideration, be automatically canceled and retired and shall cease to exist, and, for the avoidance of doubt, no exchange or payment shall be made with respect thereto or in respect thereof.
Section 3.7   Adjustments Upon Change in Capitalization.   If during the period beginning on the date of this Agreement and ending immediately prior to the Effective Time the outstanding shares of Company Common Stock or Target Common Stock are increased, decreased, or changed into or exchanged for a different number or kind of securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or distribution by Company or Target, an equitable and proportionate adjustment shall be made to the Exchange Ratio in order to preserve for holders of Target Common Stock the economic benefit contemplated by this Agreement prior to such event. For the avoidance of doubt, neither the grant, award, or vesting of, the lapse of restrictions with respect to, or the issuance or withholding of shares of Company Common Stock or Target Common Stock upon the exercise or settlement of (including the satisfaction of Tax withholding obligations associated with) Company or Target equity or equity-based awards shall cause or result in an adjustment of or to the Exchange Ratio. This Section 3.7 shall not be construed as permitting either Party to take any action with respect to its securities, or otherwise, that is prohibited by any other provision of this Agreement.
Section 3.8   Target Equity Awards.
(a)   At the Effective Time, each Target Option, whether vested or unvested, that is outstanding as of immediately prior to the Effective Time shall become fully vested and (i) if the holder thereof delivers a Stock Option Cash-Out Agreement in the form attached hereto as Exhibit B (an “Option Cash-Out Agreement”) to Company at least five days prior to the Closing Date, shall be cancelled and converted automatically into the right to receive a cash payment from Company in an amount (the “Option Cash-Out Amount”) equal to the product of (A) the excess, if any, of (1) the product of (x) the Exchange Ratio, multiplied by (y) the Average Closing Price (the “Per Share Option Consideration”), over (2) the per share exercise price of such cancelled Target Option, multiplied by (B) the number of shares of Target Common Stock subject to such cancelled Target Option, or (ii) if the holder thereof does not deliver an Option Cash-Out Agreement to Company at least five days prior to the Closing Date, shall be cancelled and converted automatically into the right to receive an option (each, a “Rollover Option”) granted under Company’s Amended and Restated 2000 Key Employee Stock Option Plan, as amended, to purchase a number of shares of Company Common Stock (rounded down to the nearest whole number of shares) equal to the product of (A) the number of shares of Target Common Stock subject to such cancelled Target Option, multiplied by (B) the Exchange Ratio. Each such Rollover Option shall have an exercise price per share equal to the quotient (rounded up to the nearest whole cent) of (1) the exercise price per share of the cancelled and converted Target Option divided by (2) the Exchange Ratio. Notwithstanding the foregoing, in the event the per share exercise price of a Target Option is equal to or greater than the Per Share Option Consideration, such Target Option shall be automatically cancelled and converted into the right to receive a Rollover Option having terms consistent with other Rollover Options provided for by this Section 3.8(a). At and after the

Effective Time, each cancelled Target Option shall no longer be exercisable by the holder thereof and shall instead only represent the right of such holder to receive payment of the Option Cash-Out Amount, if any, payable in respect thereof, without interest, or a Rollover Option representing the right of the holder thereof to purchase shares of Company Common Stock in accordance with the terms thereof, as applicable.
(b)   At the Effective Time, solely by virtue and as a result of the Merger and without any action on the part of the holder thereof, each Target Restricted Share Award and each Target RSU Award that is outstanding immediately prior to the Effective Time shall fully vest (to the extent not then vested) and settle, as applicable, and shall be canceled and converted automatically into the right to receive the Merger Consideration in accordance with Section 3.1 (payable in accordance with this Article III and subject to any required Tax withholding), treating the shares of Target Common Stock subject to or underlying such Target Restricted Share Award or Target RSU Award in the same manner as all other shares of outstanding Target Common Stock for such purposes.
(c)   Target and its board of directors (or the appropriate committee thereof) shall prior to the Effective Time use commercially reasonable efforts to take such action as reasonably may be required to permit the cash-out or rollover of Target Options in accordance with Section 3.8(a) and the cancellation and conversion of Target Restricted Share Awards and Target RSU Awards in accordance with Section 3.8(c), provided, however, that neither Target nor its board of directors (nor any committee thereof) shall be required to amend any Target Benefit Plan or any award agreement pertaining to any Target Equity Award, or take any other action, if such amendment or other action would require the approval of Target’s shareholders or would have an adverse economic impact on the holder of any Target Equity Award.
Section 3.9   Withholding Rights.   Company and Target (in each case, through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any consideration issuable, payable, or otherwise deliverable pursuant to this Agreement to any holder or former holder of shares of Target Common Stock or Target Equity Awards such amounts as may be required under the Code or any other applicable Law. Any amounts so deducted and withheld shall be timely remitted to the appropriate Governmental Entity and, to the extent so timely remitted, shall be treated for all purposes as having been paid to the Person to whom such amounts would otherwise have been paid.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF TARGET
Section 4.1   Target Disclosure Memorandum.   Prior to or simultaneously with the Parties’ execution and delivery of this Agreement, Target has delivered to Company a confidential memorandum (the “Target Disclosure Memorandum”) setting forth, among other things, items the disclosure of which is necessary either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations, warranties, or covenants of Target contained in this Agreement, making specific reference in the Target Disclosure Memorandum to the sections of this Agreement to which such items relate.
Section 4.2   Representations and Warranties.   Subject to and except as disclosed in (i) the Target Disclosure Memorandum and/or (ii) the Target Securities Filings (as defined below) filed with or furnished to the SEC prior to the date of this Agreement (but excluding any risk factor disclosures under the heading “Risk Factors” and disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive, or forward-looking in nature), Target hereby represents and warrants to Company as follows:
(a)   Organization and Qualification.   Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee and is duly registered as a bank holding company that has elected to be treated as a financial holding company under the BHCA. Target Bank is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee. Each of Target and Target Bank has, in all material respects, the corporate power and authority to own, lease, and operate its properties and assets and to conduct its respective business as presently conducted. Each of Target and Target Bank is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing and qualification necessary (a current and complete list of all such jurisdictions being set forth on Schedule 4.2(a) of the Target Disclosure Memorandum), except where the failure to be so licensed, qualified, or in good standing would not reasonably be expected to have a Material Adverse Effect on Target. True and complete copies of the charter and bylaws of each of Target and Target Bank, in each case as amended and/or restated and in effect as of the date of this Agreement, previously have been provided or made available to Company. Neither Target nor Target Bank is in violation, in any material respect, of its respective charter or bylaws.
(b)   Subsidiaries.   Set forth on Schedule 4.2(b) of the Target Disclosure Memorandum is a true, correct, and complete list of all Subsidiaries of Target and/or Target Bank, as well as each such Subsidiary’s jurisdiction of incorporation, organization, or formation and Target’s and/or Target Bank’s percentage ownership of each such Subsidiary. Each of Target and Target Bank owns beneficially and of record the capital stock or other equity or ownership interest it owns in each of its respective Subsidiaries free and clear of any Liens. There are no Contracts relating to the right of Target or Target Bank to vote or dispose of any capital stock or other equity or ownership interest of any Subsidiary of Target or Target Bank. Target’s and Target Bank’s ownership interests in their respective Subsidiaries are in compliance in all material respects with all applicable Laws. Each of the Subsidiaries of Target (other than Target Bank) and/or Target Bank (i) is a corporation, limited liability company, or other entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, organization, or formation, (ii) has, in all material respects, all requisite corporate, limited liability company, or other power and authority to own, lease, and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing or qualification necessary, except, with respect to clause (iii) only, where the failure to be so licensed, qualified, or in good standing would not reasonably be expected to have a Material Adverse Effect on Target. Except as would not reasonably be expected to have a Material Adverse Effect on Target, the outstanding capital stock or other outstanding equity or ownership interests of each Subsidiary of Target and/or Target Bank have been duly and validly authorized and are validly issued, fully paid, and non-assessable. No shares of capital stock or other equity or ownership interests of any Subsidiary of Target or Target Bank are or may be required to be issued by virtue of any options, warrants, or other rights; no securities exist that are convertible into or exchangeable for any shares of capital stock or other equity or ownership interests of any Subsidiary of Target or Target Bank, or any other debt or equity security of any Subsidiary of Target or Target Bank; and there are no Contracts for the issuance of any additional capital stock or other equity or ownership interests, or any other debt or equity securities, of any Subsidiary of Target or Target Bank or any options, warrants, or other rights with respect to such securities. There is no Person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Target other than Target’s Subsidiaries. There are no restrictions on the ability of any Subsidiary of Target to pay dividends or make distributions except as set forth on Schedule 4.2(b) of the Target Disclosure Memorandum and except for restrictions on dividends and distributions generally applicable under applicable Law.
(c)   Capitalization.
(i)   The authorized capital stock of Target consists of 30,000,000 shares of Target Common Stock, of which 16,675,511 shares were issued and outstanding as of the date of this Agreement, and 10,000,000 shares of Target Preferred Stock, of which no shares were issued and outstanding as of the date of this Agreement. The authorized capital stock of Target Bank consists of 10,000,000 shares of Target Bank Common Stock, of which 3,062,358 shares were issued and outstanding and owned by Target as of the date of this Agreement, and 10,000,000 shares of Target Bank Preferred Stock, of which no shares were issued and outstanding as of the date of this Agreement. There are no other classes or series of authorized, issued, or outstanding capital stock of Target or Target Bank. Set forth on Schedule 4.2(c) of the Target Disclosure Memorandum is a true, correct, and complete list of all Target Equity Awards outstanding as of the date of this Agreement.
(ii)   No shares of Target Stock are held in treasury by Target or otherwise owned, directly or indirectly, by Target, and no shares of Target Bank Stock are held in treasury by Target Bank or otherwise owned, directly or indirectly, by Target Bank. All of the issued and outstanding shares of Target Common Stock and Target Bank Common Stock have been duly and validly authorized and issued in compliance in all material respects with all applicable Laws and are fully paid and non-assessable with no personal liability attaching to the ownership thereof, and none of the issued and outstanding shares of Target Common Stock or Target Bank Common Stock have been issued in violation of the preemptive rights of any Person. Except for the Target Equity Awards set forth on Schedule 4.2(c) of the Target Disclosure Memorandum, there are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate Target to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of capital stock of Target, or securities convertible into or exercisable or exchangeable for shares of capital stock of Target, or that require or obligate or could require or obligate Target to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment, and there are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate Target Bank to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of capital stock of Target Bank, or securities convertible into or exercisable or exchangeable for shares of capital stock of Target Bank, or that require or obligate or could require or obligate Target Bank to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment. Set forth on Schedule 4.2(c) of the Target Disclosure Memorandum, with respect to each Target Equity Award outstanding as of the date of this Agreement, is, as applicable, the name of the holder thereof, the grant or award date, the exercise price, the terms of vesting, the date of termination, the number and class or series of shares represented thereby or subject thereto, and, if a stock option, whether it is an “incentive stock option” (as defined in Section 422 of the Code). There are no outstanding obligations or commitments on the part of Target or Target Bank to repurchase, redeem, or otherwise acquire any shares of its capital stock. No bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which shareholders of Target or Target Bank may vote are issued or outstanding. Set forth on Schedule 4.2(c) of the Target Disclosure Memorandum is a true, correct, and complete list of all trust preferred or subordinated debt securities of Target or any Subsidiary of Target that are issued and outstanding as of the date of this Agreement. As of the date of this Agreement, neither Target nor any Affiliate of Target is deferring interest payments with respect to any trust preferred securities or related junior subordinated debt securities issued by Target or any of its Affiliates. The shares of Target Common Stock outstanding as of the date of this Agreement are listed for trading on Nasdaq.
(iii)   There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Target or any of its Subsidiaries is a party and pursuant to which Target or any of its Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Target Common Stock or other equity interests of Target.
(d)   Authority.   Target has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement by the shareholders of Target in accordance with the charter and bylaws of Target and applicable Law and to the consents, approvals, waivers, notices, filings, and registrations referred to in Section 4.2(e) and Section 4.2(f), to perform its obligations hereunder and consummate the transactions contemplated hereby. Target Bank has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to the approval of the Bank Merger Agreement by Target as the sole shareholder of Target Bank in accordance with the charter and bylaws of Target Bank and applicable Law and to the consents, approvals, waivers, notices, filings, and registrations referred to in Section 4.2(e) and Section 4.2(f), to perform its obligations thereunder and consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Target, the performance by Target of its obligations hereunder, and the consummation by Target of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of Target, and no other corporate actions or proceedings on the part of Target are necessary to authorize the execution, delivery, or performance of this Agreement by Target or the consummation by Target of the transactions contemplated hereby, other than the approval of this Agreement by the shareholders of Target in accordance with the charter and bylaws of Target and applicable Law. The execution and delivery of the Bank Merger Agreement by Target Bank, the performance by Target Bank of its obligations thereunder, and the consummation by Target Bank of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of Target Bank, and no other corporate actions or proceedings on the part of Target Bank are necessary to authorize the execution, delivery, or performance of the Bank Merger Agreement by Target Bank or the consummation by Target Bank of the transactions contemplated thereby, other than the approval of the Bank Merger Agreement by Target as the sole shareholder of Target Bank in accordance with the charter and bylaws of Target Bank and applicable Law. The board of directors of Target has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Target and its shareholders and has directed that this Agreement be submitted to Target’s shareholders for approval, and has duly and validly adopted resolutions to the foregoing effect. The board of directors of Target Bank has determined that the Bank Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of Target Bank and its sole shareholder and has directed that the Bank Merger Agreement be submitted to the sole shareholder of Target Bank for approval, and has duly and validly adopted resolutions to the foregoing effect. This Agreement has been duly and validly executed and delivered by Target and, assuming due authorization, execution, and delivery by Company, constitutes a valid and legally binding obligation of Target enforceable against Target in accordance with its terms, and the Bank Merger Agreement has been duly and validly executed and delivered by Target Bank and, assuming due authorization, execution, and delivery by Company Bank, constitutes a valid and legally binding obligation of Target Bank enforceable against Target Bank in accordance with its terms, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, and similar Laws affecting creditors’ rights and remedies generally or general principles of equity, whether applied in a court of law or a court of equity (collectively, the “Enforceability Exceptions”).
(e)   No Violations.   Neither the execution, delivery, or performance of this Agreement by Target, nor the execution, delivery, or performance of the Bank Merger Agreement by Target Bank, nor the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will, assuming the approval of this Agreement by the shareholders of Target in accordance with the charter and bylaws of Target and applicable Law and the approval of the Bank Merger Agreement by Target as the sole shareholder of Target Bank in accordance with the charter and bylaws of Target Bank and applicable Law, and assuming the receipt, giving, and making of such consents, approvals, waivers, notices, and filings as may be required in connection with Company acquiring and succeeding to all rights, title, and interests of Target in the TPS Trusts, including the issued and outstanding common securities of the TPS Trusts, and Company’s assumption of Target’s covenants, agreements, and obligations under and relating to the Trust Preferred Securities and the Trust Debentures, in each case subject to the terms and conditions of the TPS Documents, (i) violate the charter or bylaws of Target or Target Bank or (ii) assuming that the consents, approvals, waivers, notices, filings, and registrations referred to in Section 4.2(f) have been obtained and made and all applicable waiting periods have expired, (A) violate any Law, permit, or license to which Target or any of its Subsidiaries, or the properties or assets of Target or any of its Subsidiaries, are subject or by which Target or any of its Subsidiaries, or the properties or assets of Target or any of its Subsidiaries, are bound or (B) constitute a breach or violation of or a default under (or an event which, with notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Target or any of its Subsidiaries under, any of the terms, conditions, or provisions of any Contract to which Target or any of its Subsidiaries is a party or to or by which any of the properties or assets of Target or any of its Subsidiaries may be subject or bound, except, in the case of clauses (A) and (B) above, for breaches, violations, defaults, terminations, accelerations, or Liens that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target.
(f)   Consents and Approvals.   No consents or approvals of, waivers by, notices to, or filings or registrations with any Governmental Entity or Nasdaq are required to be obtained, given, or made in connection with the execution, delivery, or performance of this Agreement by Target or the execution, delivery, or performance of the Bank Merger Agreement by Target Bank, or the consummation by Target of the transactions contemplated by this Agreement or the consummation by Target Bank of the transactions contemplated by the Bank Merger Agreement, except (i) applications, notices, filings, and requests for waivers required to be filed with or given or made to and consents, approvals, and waivers required from, and the expiration of related waiting periods imposed by, the Federal Reserve, the FDIC, the SCBFI, the TDFI, and the U.S. Department of Justice (collectively, the “Regulatory Approvals”); (ii) the filing of the Georgia Articles of Merger with the Georgia Secretary of State, the filing of the Tennessee Articles of Merger with the Tennessee Secretary of State, and the filing of the Bank Merger Certificates; (iii) the filing with the SEC of the Proxy Statement/Prospectus and the Registration Statement (in which the Proxy

Statement/Prospectus will be included as a prospectus), and declaration of effectiveness of the Registration Statement by the SEC; (iv) approval of the listing on Nasdaq of the shares of Company Common Stock to be issued pursuant to this Agreement; (v) applications, filings, and notices, as applicable, with, and approval of the same, as applicable, by, Government Entities that have authority over the mortgage operations of Target or its Subsidiaries (including Fannie Mae, Ginnie Mae, and Freddie Mac); (vi) filings and approvals required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of shares of Company Common Stock pursuant to this Agreement; and (vii) such other consents, approvals, waivers, notices, filings, and registrations as are required to be obtained, given, or made under or pursuant to applicable federal or state securities Laws or the rules of Nasdaq. As of the date of this Agreement, Target does not have Knowledge of any reason why any of the consents, approvals, or waivers referred to in this Section 4.2(f) will not be obtained or received in order that the Merger and the Bank Merger may be consummated in a timely manner.
(g)   Reports.   Target and its Subsidiaries have timely filed or furnished, as applicable, all reports, forms, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments (together with any amendments required to be made with respect thereto) that they have been required to file or furnish since (and including) January 1, 2019, with or to the Federal Reserve, the FDIC, the TDFI, or any other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file or furnish, as applicable, such reports, forms, notices, applications, schedules, registration or proxy statements, or other filings, documents, or instruments (or any amendments required to be made with respect thereto) or the failure to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target. As of their respective dates, such reports, forms, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments were complete and accurate in all material respects and complied in all material respects with all applicable Laws.
(h)   Securities Filings.   Target has timely filed with or furnished to the SEC all reports, schedules, registration statements, definitive proxy statements, exhibits, and other filings and materials that Target has been required to file or furnish under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, since (and including) January 1, 2019 (collectively, the “Target Securities Filings”). True, correct, and complete copies of the Target Securities Filings are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), none of the Target Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Target Securities Filings complied in all material respects with applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such Target Securities Filings. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Target Securities Filings filed with or furnished to the SEC prior to the date of this Agreement. None of the Subsidiaries of Target file, or since January 1, 2019, have been required to file any reports, registration statements, or other filings pursuant to the Securities Act or the Exchange Act.
(i)   Financial Statements.   The financial statements of Target and its Subsidiaries included in the Target Securities Filings (including the related notes, where applicable) (the “Target Financial Statements”) have been prepared from, and are in accordance with, the books and records of Target and its Subsidiaries in all material respects and fairly present in all material respects the financial position, results of operations, changes in stockholders’ equity, and cash flows of Target and its Subsidiaries as of the respective dates or for the respective fiscal periods therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount which will not be material individually or in the aggregate). Each of the Target Financial Statements (including the related notes, where applicable) (i) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (ii) has been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated

in such statements. The books and records of Target and its Subsidiaries have since (and including) January 1, 2019, been, and are being, maintained, in all material respects, in accordance with GAAP and any other applicable legal and accounting requirements. Since (and including) January 1, 2019, no independent public accounting firm of Target has resigned (or informed Target that it intends to resign) or been dismissed as independent public accountants of Target as a result of or in connection with any disagreements with Target on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
(j)   Undisclosed Liabilities.   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target, neither Target nor any of its Subsidiaries has, or has incurred, any Liability, other than (i) Liabilities reflected on or reserved against in the consolidated balance sheet of Target as of March 31, 2021, included in Target’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (including any notes thereto), (ii) Liabilities incurred since March 31, 2021, in the ordinary course of business consistent with past practice, and (iii) Liabilities incurred in connection with this Agreement or the transactions contemplated hereby.
(k)   Absence of Certain Changes or Events.
(i)   Since (and including) January 1, 2021, there has been no effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had or would reasonably be expected to have a Material Adverse Effect on Target.
(ii)   Since (and including) January 1, 2021 through the date of this Agreement, except as relates to the matters contemplated by this Agreement, Target and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects.
(l)   Litigation.   There are no suits, actions, claims, governmental or regulatory investigations, or legal, administrative, arbitration, or other proceedings of any nature pending or, to the Knowledge of Target, threatened against Target or any of its Subsidiaries or any current or former director or executive officer of Target or any of its Subsidiaries in his or her capacity as such, or challenging the validity or propriety of the transactions contemplated by this Agreement, which if adversely determined would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target. Neither Target nor any of its Subsidiaries, nor any of the properties or assets of Target or any of its Subsidiaries, is a party or subject to or bound by any judgment, decree, injunction, order, or ruling of any Governmental Entity (other than those applicable to banks or bank or financial holding companies generally) that reasonably would be expected to be material to the business of Target and its Subsidiaries taken as a whole.
(m)   Regulatory Agreements.   Subject to Section 10.14, neither Target nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has since January 1, 2017, been ordered to pay any civil money penalty by, been the recipient of any supervisory letter from, or has adopted any policies, procedures, or board resolutions at the request or suggestion of, any Governmental Entity, in each case that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies or practices, or its management (any of the foregoing, a “Target Regulatory Agreement”), nor has Target or any of its Subsidiaries been advised in writing, or to Target’s Knowledge orally, since January 1, 2019, by any Governmental Entity that such Governmental Entity is considering issuing, initiating, ordering, or requesting any such Target Regulatory Agreement. Subject to Section 10.14, there are no unresolved violations, criticisms, or exceptions noted by any Governmental Entity in any report relating to any examination or inspection of Target or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Target. Except for examinations of Target and its Subsidiaries conducted by a Governmental Entity in the ordinary course of business, no Governmental Entity has initiated or has pending any proceeding or, to the Knowledge of Target, investigation into the business or operations of Target or any of its Subsidiaries since

January 1, 2019, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target.
(n)   Compliance with Laws; Deposit Insurance.
(i)   Target and its Subsidiaries have at all times since (and including) January 1, 2019, complied with, and are currently in compliance with, all applicable Laws, including without limitation Section 23A and Section 23B of the Federal Reserve Act, as amended, and the regulations promulgated pursuant thereto; the Equal Credit Opportunity Act, as amended, and Regulation B; the Fair Housing Act, as amended; the FCRA; the Truth in Lending Act of 1968, as amended, and Regulation Z; the Community Reinvestment Act of 1977, as amended (the “CRA”); the Home Mortgage Disclosure Act of 1975, as amended; the Fair Debt Collection Practices Act; the Electronic Fund Transfer Act; the Bank Secrecy Act of 1970, as amended; the USA PATRIOT Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended; regulations promulgated by the Consumer Financial Protection Bureau; the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products; the SAFE Mortgage Licensing Act of 2008; the Real Estate Settlement Procedures Act and Regulation X; the Sarbanes-Oxley Act; all Privacy Laws; and all other applicable bank secrecy or anti-money laundering Laws, fair lending Laws, and Laws relating to discriminatory lending, financing, leasing, or business practices or the origination, sale, or servicing of mortgage loans, except for any such failures to comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target. Target and its Subsidiaries have, and at all times since (and including) January 1, 2019, have had, all permits, registrations, licenses, franchises, certificates, orders, authorizations, and approvals, and have made all filings, applications, and registrations with all Governmental Entities, required in order to permit them to own, lease, and operate their respective properties and assets and to carry on their respective businesses (and have paid all fees and assessments due and payable in connection therewith), except for any failure to have any such permit, registration, license, franchise, certificate, order, authorization, or approval or to make any such filing, application, or registration (or failure to pay any such fees and assessments) that, individually or in the aggregate with other such failures, would not reasonably be expected to have a Material Adverse Effect on Target, and, to the Knowledge of Target, no suspension or cancellation of any such permit, registration, license, franchise, certificate, order, authorization, or approval is threatened.
(ii)   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Target, neither Target nor any of its Subsidiaries, or to the Knowledge of Target any director, officer, employee, agent, or other Person acting on behalf of Target or any of its Subsidiaries, has, directly or indirectly, (A) used any funds of Target or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Target or any of its Subsidiaries, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (D) established or maintained any unlawful fund of monies or other assets of Target or any of its Subsidiaries, (E) made any fraudulent entry on the books or records of Target or any of its Subsidiaries, or (F) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Target or any of its Subsidiaries, to pay for favorable treatment for any business secured or to pay for special concessions already obtained for Target or any of its Subsidiaries, or is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.
(iii)   Target Bank received a rating of “satisfactory” or better during its most recent CRA examination and, to the Knowledge of Target, there are no facts or circumstances that would reasonably be expected to cause Target Bank to be considered not in satisfactory compliance in any material respect with the CRA or to be assigned a CRA rating by federal banking regulators of lower than “satisfactory.”
(iv)   Since January 1, 2019, each of the principal executive officer and the principal financial officer of Target (or each former principal executive officer or former principal financial officer, as applicable) has made all certifications required by Rules 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Target Securities Filings, and the statements contained in such certifications are true and accurate in all material respects, and Target has, since January 1, 2019, been in compliance with all other applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target. For purposes of this Section 4.2(n)(iii), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(v)   The deposits of Target Bank are insured by the FDIC through the Deposit Insurance Fund in accordance with the Federal Deposit Insurance Act of 1950, as amended (the “FDIA”), to the fullest extent permitted by Law, and Target Bank has timely paid when due all premiums and assessments required in connection therewith and has timely filed all reports related thereto required by the FDIA, except, as to the filing of such reports, where the failure to timely file such reports would not reasonably be expected to have, either individually or in the agreement, a Material Adverse Effect on Target. No proceeding for the revocation or termination of such deposit insurance is pending or threatened.
(o)   Taxes.   Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Target: (i) Target and each Subsidiary of Target has duly and timely filed (taking into account all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete; (ii) neither Target nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course); (iii) all Taxes of Target and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been timely paid in full; (iv) Target and each subsidiary of Target has withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor, or other third party; (v) neither Target nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Taxes that remains in effect (other than extensions granted automatically and extensions or waivers requested in the ordinary course of business); (vi) neither Target nor any of its Subsidiaries has received written notice of any assessment or proposed assessment, administrative or judicial proceeding, examination or audit in connection with any Taxes, and there are no threatened (in writing) or pending disputes, claims, audits, examinations, or other proceedings regarding any Taxes of Target or any of its Subsidiaries or the assets of Target or any of its Subsidiaries; (vii) neither Target nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation, or indemnification agreement or arrangement (other than such an agreement or arrangement (A) exclusively between or among Target and its Subsidiaries or (B) the primary subject matter of which is not Taxes); (viii) neither Target nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was Target) or (B) has any liability for the Taxes of any Person (other than Target and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor or otherwise by operation of Law; (ix) there are no Liens for Taxes upon any of the properties or assets of Target or any of its Subsidiaries, other than Permitted Liens; (x) no claim has been received in writing by Target or any of its Subsidiaries from any taxing authority in a jurisdiction where Target or any of its Subsidiaries has not filed a Tax Return that Target or any of its Subsidiaries is or may be subject to Tax by such jurisdiction or required to file a Tax Return with such jurisdiction; (xi) none of Target or any of its Subsidiaries has executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of foreign, state, provincial or local Law that will bind Target or any of its Subsidiaries for any taxable period after the Closing; and (xii) none of Target or any of its Subsidiaries will be required to include any item of income, or exclude any item of deduction from taxable income, for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following actions taken by Target or any of its Subsidiaries prior to Closing: (A) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (C) an intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, provincial, local, or non-U.S. income Tax Law, (D) an installment sale or open transaction disposition made on or prior to the Closing Date, (E) a prepaid amount received on or prior to the Closing Date, or (F) an election under Section 108(i) of the Code. Neither Target nor any of its

Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Target nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b)(2).
(p)   Certain Contracts.
(i)   Except as set forth on Schedule 4.2(p) of the Target Disclosure Memorandum, as of the date of this Agreement, neither Target nor any of its Subsidiaries is a party to or bound by any Contract (A) that is a “material contract” as such term is defined in Item 601(b)(10) of the SEC’s Regulation S-K; (B) that limits (or purports to limit) in any material respect the ability of Target or any of its Subsidiaries from conducting any certain type of business or conducting business in any certain geographic area, from competing with any Person, or from soliciting the clients or customers of any other Person; (C) related to the borrowing by Target or any of its Subsidiaries of money, other than those entered into in the ordinary course of business, or any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the ordinary course of business; (D) other than those relating to extensions of credit, other banking products or services offered by Target or its Subsidiaries, or derivatives, that provides for future receipts or disbursements by Target or any of its Subsidiaries in excess of $500,000 and that by its terms is not terminable without penalty upon 60 days or less notice; (E) that grants to any Person (other than Target or its Subsidiaries) any right of first refusal, right of first offer, or similar right with respect to any assets, rights, or properties of Target or its Subsidiaries that are material to Target and its Subsidiaries; (F) that requires Target or any of its Subsidiaries to purchase all of its requirements for a given product, good, or service from, or to sell any of its products, goods, or services exclusively to, a given Person; (G) for a partnership, joint venture, or similar arrangement material to Target or its Subsidiaries; (H) for the lease, sublease, license, or occupancy of real property by Target or its Subsidiaries as lessee, sublessee, licensee, or occupant and which provides for annual payments by Target or its Subsidiaries in excess of $250,000; (I) for the lease or sublease of personal property which provides for annual payments by Target or its Subsidiaries in excess of $150,000; (J) which relates to capital expenditures and involves future payments by Target or its Subsidiaries in excess of $250,000 in the aggregate on an individual Contract basis; (K) that relates to the acquisition or disposition (by merger, sale of stock, sale of assets, or otherwise) by Target or any of its Subsidiaries after the date of this Agreement of the business or any material amount of capital stock of, or all or substantially all of the assets of, any Person. Each Contract of the type described in this Section 4.2(p)(i), whether or not set forth on Schedule 4.2(p) of the Target Disclosure Memorandum, is referred to herein as a “Target Contract”. Target has provided or made available to Company a true, correct, and complete copy of each Target Contract as in effect as of the date hereof.
(ii)   Except in each case as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target, (A) each Target Contract is in full force and effect and is a valid and binding obligation of Target and/or one of its Subsidiaries, as applicable, (B) Target and its Subsidiaries have complied with and performed all covenants and obligations required to be complied with or performed by them to date under the Target Contracts, (C) neither Target nor any of its Subsidiaries is in material breach or violation of or material default under any Target Contact, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material breach, violation, or default by Target or any of its Subsidiaries, and (D) to the Knowledge of Target, no third-party counterparty to any Target Contract is in material breach or violation of or material default under any Target Contact.
(iii)   Set forth on Schedule 4.2(p)(iii) of the Target Disclosure Memorandum is a true and complete list of all Target Contracts pursuant to which consents, waivers or notices are or may be required to be given, in each case, prior to the performance by Target of this Agreement and the consummation of the transactions contemplated by this Agreement.

(q)   Intellectual Property; Information Technology Systems.
(i)   Target and its Subsidiaries own or are licensed or otherwise possess legally enforceable rights to use (in each case free and clear of any material Liens) all Intellectual Property used in the conduct of their respective businesses as currently conducted. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Target, (A) to the Knowledge of Target, neither Target nor any of its Subsidiaries is infringing, misappropriating, or otherwise violating any other Person’s rights in Intellectual Property, or has violated or breached any applicable license pursuant to which Target or any of its Subsidiaries acquired the right to use any Intellectual Property, (B) no person has asserted in writing to Target or any of its Subsidiaries that Target or any of its Subsidiaries has infringed, misappropriated, or otherwise violated the Intellectual Property rights of any Person, (C) to the Knowledge of Target, no person is challenging, infringing on, or otherwise violating any right of Target or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to Target or its Subsidiaries, and (D) neither Target nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property owned by Target or any of its Subsidiaries.
(ii)   Target and its Subsidiaries own or are licensed or otherwise possess legally enforceable rights to use (in each case free and clear of any material Liens) all Target IT Systems. To the Knowledge of Target, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target, all of the Target IT Systems (A) have been reasonably maintained in accordance with standards set by manufacturers or otherwise in accordance with standards in the industry and (B) are in good working condition to reasonably perform all information technology (including data processing) operations necessary to conduct the business of Target and its Subsidiaries as currently conducted. Target and its Subsidiaries have implemented a comprehensive written information security program and, since January 1, 2019, have maintained and had in place commercially reasonable administrative, organizational, technical, and physical safeguards reasonably adequate to (X) secure and protect the Target Data and the Target IT Systems consistent in all material respects with industry standard practices; (Y) ensure the confidentiality, integrity, and security of the Target Data and the Target IT Systems; and (Z) protect against any Target Information Security Incident. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target, to the Knowledge of Target, Target and its Subsidiaries are, and have been since January 1, 2019, in compliance with the Privacy Laws and all representations, warranties, statements, contracts, and commitments that Target or its Subsidiaries have made or entered into with respect to the collection, use, disclosure, transfer, security, retention, disposal, or other processing of Personal Information, including (A) all privacy or data protection policies, notices, statements, and disclosures published or otherwise made available by Target or its Subsidiaries; (B) all internal policies, procedures, or standards regarding the security or protection of Personal Information; and (C) any contractual commitment made by Target or its Subsidiaries with respect to the privacy, confidentiality, security, or processing of Personal Information. To the Knowledge of Target, as of the date of this Agreement, there is not currently any ongoing Target Information Security Incident. As of the date of this Agreement, no suit, action, litigation, claim, or legal or administrative proceeding, and to the Knowledge of Target no investigation, related to information or data security or privacy is pending or, to the Knowledge of Target, threatened against Target or any of its Subsidiaries. No Person has made any formal written claim or commenced any action or, to the Knowledge of Target, any investigation against or with respect to Target or any of its Subsidiaries relating to any Target Information Security Incident or violation of Privacy Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target.
(r)   Employment and Benefit Matters.
(i)   Neither Target nor any of its Subsidiaries is or has during the last five years been a party to, or is or has during the last five years been bound by, any collective bargaining agreement or similar contract or other agreement with a labor union or labor organization with respect to its employees. Neither Target nor any of its Subsidiaries is a party to any legal or administrative proceeding in which it is asserted that Target or any of its Subsidiaries has committed a material unfair labor practice or seeking to compel Target or any of its Subsidiaries to bargain with any labor union or labor organization as to wages and conditions of employment, and to the Knowledge of Target no such proceeding has been threatened in writing. There is no pending or, to the Knowledge of Target, threatened strike, labor dispute, or organizational effort involving Target or any of its Subsidiaries or their respective employees.
(ii)   Target has previously delivered or made available to Company true, correct, and complete copies of all material Target Benefit Plans, as well as the following related documents, each in case to the extent applicable: (A) all summary plan descriptions and material amendments, modifications, and supplements, (B) the most recent annual report (Form 5500) filed with the IRS, (C) the most recently received IRS determination letter, and (D) the most recently prepared actuarial report.
(iii)   Other than routine claims for benefits, there is no pending or, to the Knowledge of Target, threatened claim, litigation, action, suit, audit, arbitration, mediation, or other proceeding relating to any Target Benefit Plan which if adversely determined would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target, all of the Target Benefit Plans comply with applicable requirements of ERISA and the Code and other applicable Laws (including applicable provisions of the Health Insurance Portability and Accountability Act of 1996, as amended; the Patient Protection and Affordable Care Act of 2010, as amended; the coverage continuation requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; the Family and Medical Leave Act, as amended; the Mental Health Parity Act of 1996, as amended; the Mental Health Parity and Addiction Equity Act of 2008, as amended; the Uniformed Services Employment and Reemployment Rights Act, as amended; the Newborns’ and Mothers’ Health Protection Act of 1996, as amended; the Women’s Health and Cancer Rights Act, as amended; and the Genetic Information Nondiscrimination Act of 2008, as amended) and have been established, maintained, and administered in compliance with all applicable requirements of ERISA and the Code and other applicable Laws and the terms and provisions of all documents, contracts, or agreements establishing the Target Benefit Plans or pursuant to which they are maintained or administered.
(iv)   Each Target Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a “Target Qualified Plan”) has received a current favorable determination letter from the IRS (or, in the case of an IRS pre-approved plan, the pre-approved plan has a current IRS opinion or advisory letter upon which Target or its Subsidiaries, as applicable, are entitled to rely under applicable IRS guidance), and there are no existing facts or circumstances that would reasonably be expected to adversely affect the qualified status of any Target Qualified Plan.
(v)   Neither Target nor any of its Subsidiaries has provided, or is required to provide, security to any Target Pension Plan or to any single-employer plan of an ERISA Affiliate of Target pursuant to Section 401(a)(29) of the Code. Neither Target nor an ERISA Affiliate of Target has, at any time during the past six years, sponsored, contributed to or been obligated to contribute to, or has any Liability in connection with, any “multiemployer plan” as defined in Section 3(37) of ERISA or any single employer plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 430 of the Code.
(vi)   Neither Target nor any of its Subsidiaries has any material obligations for post-employment welfare benefits under any Target Benefit Plan that cannot be unilaterally terminated by Target or its Subsidiaries upon 60 days or less notice without incurring any Liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code or similar state Laws.
(vii)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Target, all contributions and payments required to be made with respect to any Target Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Target Benefit Plan, in each case for any period through the date of this Agreement, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected or reserved against on the books and records of Target to the extent required by GAAP or regulatory accounting requirements.

(viii)   Neither Target nor any of its Subsidiaries nor any ERISA Affiliate of Target has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would subject any of the Target Benefit Plans or their related trusts, Target or any of its Subsidiaries, or any ERISA Affiliate of Target to any material Tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.
(ix)   Neither the execution and delivery of this Agreement or the Bank Merger Agreement nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event) (A) result in the acceleration of vesting, exercisability, funding, or delivery of, or an increase in the amount or value of, any payment, right, or other benefit to any director, officer, or employee of Target or any of its Subsidiaries; (B) result in any limitation on the right of Target or any of its Subsidiaries to amend, merge, terminate, or receive a reversion of assets from any Target Benefit Plan or related trust at or after the Effective Time; or (C) result in any payment or benefit that, individually or in combination with any other payment or benefit, would be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.
(x)   No Target Benefit Plan provides for a gross-up for or reimbursement of Taxes under Section 409A or Section 4999 of the Code, or otherwise.
(s)   Real Property.   Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target, Target or a Subsidiary of Target (i) has good and marketable title to all of the real property reflected in the latest audited financial statements included in the Target Securities Filings as being owned by Target or a Subsidiary of Target, or acquired after the date thereof (except properties sold or otherwise disposed of since the date of such audited financial statements in the ordinary course of business) (the “Target Owned Properties”), free and clear of all Liens except Permitted Liens, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Target Securities Filings or acquired or created after the date thereof (except for leasehold estates that have expired by their terms since the date of such audited financial statements) (collectively with the Target Owned Properties, the “Target Real Property”), free and clear of all Liens except Permitted Liens, and is in possession of the properties purported to be leased thereunder, and each lease pertaining to such leasehold estates is valid and in full force and effect. There are no pending or, to the knowledge of the Target, threatened condemnation proceedings against the Target Real Property. Schedule 4.2(s) of the Target Disclosure Memorandum contains a correct and complete list of each Target Real Property, including lease commencement and termination dates (excluding any renewal options relating thereto) and any notices or consents required prior to consummation of the transactions contemplated by this Agreement, as applicable.
(t)   Environmental Matters.
(i)   Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target, Target and its Subsidiaries are, and for the past five years have been, in compliance with all Environmental Laws.
(ii)   There is not pending or, to the Knowledge of Target, threatened any legal, administrative, arbitration, or other proceedings, claims, or actions, or to the Knowledge of Target any private environmental investigations or remediation activities or governmental investigations, of any nature seeking to impose, or that could reasonably be expected to result in there being imposed, on Target or any of its Subsidiaries any liability or obligation arising under any Environmental Law, which liability or obligation would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target. To the Knowledge of Target, there is no reasonable basis for any such proceeding, claim, action, activity, or investigation that would result in the imposition on Target or any of its Subsidiaries of any liability or obligation that would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target.
(iii)   Neither Target, its Subsidiaries, nor, to the Knowledge of Target, any other Person, has generated, stored, treated, transported, released or disposed of any Hazardous Substance on, in, under, to or from any property owned or leased by Target or its Subsidiaries in such a manner that could reasonably be expected to result in there being imposed on Target or any of its Subsidiaries any liability or obligation arising under any Environmental Law, which liability or obligation would reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target.

(iv)   Target has delivered to Company all material environmental reports, audits, assessments or enforcement documents, and all occupational health studies relating to Hazardous Substance exposures, in the custody or under the control of Target and its Subsidiaries, including, without limitation, all such documents pertaining to underground and above-ground storage tanks, polychlorinated biphenyls, asbestos in buildings or products, off-site disposal of Hazardous Substances, consent orders or agreements with any Governmental Entity, and fines and penalties imposed under any Environmental Law, in each case, that (A) relate to the business of Target or its Subsidiaries or any property owned or controlled by Target or its Subsidiaries and (B) were generated in the last six years.
(u)   Fairness Opinions.   Prior to the Parties’ execution of this Agreement, the board of directors of Target received from Raymond James & Associates, Inc. an opinion (which, if initially rendered verbally, has been or will be confirmed in a written opinion dated the same date) to the effect that, as of the date of such opinion and based upon and subject to the assumptions and qualifications set forth therein, the Merger Consideration is fair from a financial point of view to the holders of Target Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.
(v)   Broker Fees.   Except for and in connection with the engagement of Raymond James & Associates, Inc., Evercore Group L.L.C., and Credit Suisse Securities (USA) LLC, neither Target nor any of its Subsidiaries nor any officer or director of Target or any of its Subsidiaries has engaged or employed any broker, financial advisor, investment banker, or finder, or incurred any Liability for any financial advisory, investment banking, brokerage, or finder’s fees, commissions, or expenses, in connection with this Agreement or any of the transactions contemplated hereby.
(w)   Loan Matters.
(i)   The Target Parties’ allowance for loan and lease losses is, in the reasonable opinion of the Target Parties’ management, in compliance in all material respects with the Target Parties’ existing methodology for determining the adequacy of their allowance for loan and lease losses and consistent in all material respects with GAAP and applicable regulatory accounting requirements.
(ii)   Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target, each loan or other borrowing arrangement (including leases, credit enhancements, commitments, guarantees, and interest-bearing assets) of Target or its Subsidiaries (collectively, the “Target Loans”) (A) is evidenced by notes, agreements, or other evidences of indebtedness that are true, genuine, and what they purport to be, (B) to the extent carried on the books and records of Target and its Subsidiaries as a secured Target Loan, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens, or encumbrances, as applicable, which have been perfected, and (C) is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(iii)   No Target Loan that, as of the date of this Agreement, has an outstanding principal balance of $1,000,000 or more and that was not over 90 days or more delinquent in payment of principal or interest as of March 31, 2021, is as of the date of this Agreement over 90 days or more delinquent in payment of principal or interest. No Target Loan that, as of the date of this Agreement, has an outstanding principal balance of $1,000,000 or more and that as of March 31, 2021, was not classified by Target as “special mention,” “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “watch list,” or words of similar import is as of the date of this Agreement so classified.
(iv)   Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target, each outstanding Target Loan (including Target Loans held for resale to investors), other than those that are loan participations purchased by Target or its Subsidiaries, was solicited and originated, and has been administered and, where applicable, serviced, and the relevant Target Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Target and its Subsidiaries (and, in the case of Target Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), and all applicable Laws.
(v)   None of the agreements pursuant to which Target or any of its Subsidiaries has sold Target Loans or pools of Target Loans, or participations in Target Loans or pools of Target Loans, contain any obligation on the part of Target or any of its Subsidiaries to repurchase any such Target Loans or interests therein solely on account of a payment default by the obligors on such Target Loans (other than first payment defaults), except for agreements for the sale of Target Loans that are mortgage loans sold to third-party investors or government sponsored entities.
(vi)   Neither Target nor any of its Subsidiaries is now, or has been since January 1, 2019, subject to any material fine, suspension, or settlement or any other material administrative agreement or sanction by or with, or any material reduction in any loan purchase commitment from, any Governmental Entity that relates to the origination, sale, or servicing of mortgage or consumer Loans.
(x)   Related Party Transactions.   As of the date of this Agreement, there are no transactions or series of related transactions, agreements, arrangements, or understandings, nor are there any currently proposed transactions or series of related transactions, between Target or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Target or any of its Subsidiaries or any Person who beneficially owns (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) 5% or more of the outstanding Target Common Stock (or any of such Person’s immediate family members or affiliates) (other than Subsidiaries of Target) on the other hand, of the type required to be reported in any Target Securities Filing pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
(y)   Insurance.   Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Target, (i) Target and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Target Parties reasonably has determined to be prudent and generally consistent with industry practice, (ii) Target and its Subsidiaries are in compliance with the terms of the policies of insurance maintained by Target and its Subsidiaries and are not in default under any of the terms of such policies, (iii) each such policy is in full force and effect and, except for policies insuring against potential liabilities of current or former officers, directors, or employees of Target and its Subsidiaries, Target or one or more of its Subsidiaries are the sole beneficiaries of such policies, (iv) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in a due and timely fashion, (v) as of the date of this Agreement, there is no claim for coverage by Target or any of its Subsidiaries pending under any such policy as to which coverage has been questioned, denied, or disputed by the underwriters of such policy, and (vi) neither Target nor any of its Subsidiaries has received written notice of any termination of, material premium increase with respect to, or material alteration of coverage under any such policies.
(z)   Investment Securities.   Target and its Subsidiaries have good title to all securities and commodities owned by them (except those sold under repurchase agreements), free and clear of any Liens, except as set forth in the financial statements included in the Target Securities Filings and except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Target or its Subsidiaries. Such securities and commodities are valued on the books of Target in accordance with GAAP in all material respects. Target and its Subsidiaries employ investment, securities, commodities, risk management, and other similar policies, practices, and procedures that management of Target and its Subsidiaries reasonably believes are prudent and reasonable in the context of their respective businesses, and, since January 1, 2019, Target and each of its Subsidiaries have been in compliance with such policies, practices, and procedures in all material respects.
(aa)   Fiduciary Accounts.   Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target, (i) Target and its Subsidiaries have properly administered all accounts, if any, for which they serve or act as a fiduciary, including accounts for which they serve as trustee, agent, custodian, personal representative, guardian, conservator, or investment advisor, in accordance with the terms of all governing documents and applicable Laws, and (ii) neither Target nor any of its Subsidiaries, nor to the Knowledge of Target any of the directors, officers, or employees of Target or any of its Subsidiaries, have committed any breach of trust with respect to any such fiduciary account, and the records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.
(bb)   Risk Management Instruments.   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Target or any of its Subsidiaries or for the account of a customer of Target or any of its Subsidiaries (the “Target Risk Management Instruments”), were entered into in the ordinary course of business and in accordance with applicable rules, regulations, and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time. Except in each case as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target, Target and each of its Subsidiaries have duly performed in all material respects all of their material obligations under the Target Risk Management Instruments to the extent that such obligations to perform have accrued and, to the Knowledge of Target, there are no material breaches, violations, or defaults or allegations or assertions of such by any other party under the Target Risk Management Instruments.
(cc)   Tax Treatment of Merger.   Target has not taken any action and does not have Knowledge of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” under the provisions of Section 368(a) of the Code.
(dd)   Target Information.   The information relating to Target and its Subsidiaries that is provided in writing by Target or its representatives specifically for inclusion or incorporation by reference in (i) the Proxy Statement/Prospectus, on the date it (or any amendment or supplement thereto) is first mailed to holders of Target Common Stock or at the time of the Target Meeting, (ii) the Registration Statement, when it or any amendment thereto becomes effective under the Securities Act, or (iii) any other document filed with any Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement/Prospectus relating to Target and its Subsidiaries will comply in all material respects with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder.
(ee)   Internal Controls.   The records, systems, controls, data, and information of Target and its Subsidiaries are recorded, stored, maintained, and operated under means (including any electronic, mechanical, or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Target or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Target. Target (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Exchange Act) to ensure that material information relating to Target or its Subsidiaries is made known to the chief executive officer and the chief financial officer of Target by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Target’s outside auditors and the audit committee of Target’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act) which are reasonably likely to adversely affect Target’s ability to record, process, summarize, and report financial information, and (B) to the Knowledge of Target, any fraud, whether or not material, that involves management or other employees who have a significant role in Target’s internal controls over financial reporting. To the Knowledge of Target, there is no reason to believe that Target’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(ff)   Regulatory Capital.   Target and Target Bank are “well-capitalized” as such term is defined in 12 C.F.R. 225.2 and 12 C.F.R. 324.403, respectively.
(gg)   State Takeover Laws.   Target and Target Bank have taken (through their respective boards of directors or other governing bodies or otherwise) all action, if any, required to render inapplicable to this Agreement and the transactions contemplated hereby any otherwise applicable state antitakeover Laws, including without limitation any “moratorium,” “control share,” “fair price,” “takeover,” or “interested shareholder” Law (collectively, the “Antitakeover Laws”).

(hh)   No Further Representations.   Except for the representations and warranties made by Target in this Article IV (as qualified by the Target Disclosure Memorandum), neither Target nor any other Person makes or has made any express or implied representation or warranty with respect to Target or its Subsidiaries or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise) of Target or its Subsidiaries, and Target hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Target nor any other Person makes or has made any representation or warranty to Company or any other Person with respect to (i) any financial projection, forecast, estimate, budget, or prospective information relating to Target or any of its Subsidiaries or the respective businesses of Target and its Subsidiaries or (ii) except for the representations and warranties made by Target in this Article IV, any oral or written information presented, delivered, or made available to Company or its Subsidiaries, or any of their representatives, in the course of their due diligence investigation of Target and its Subsidiaries or their negotiation of this Agreement or otherwise in the course of the transactions contemplated hereby. Target also acknowledges and agrees that (i) except as expressly set forth in Article V (including the related portions of the Company Disclosure Memorandum), neither Company nor any other Person makes or has made any express or implied representation or warranty with respect to Company or its Subsidiaries or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise) of Company or its Subsidiaries and (ii) any such other representations or warranties are specifically disclaimed and Target did not rely on any representation or warranty not contained in Article V (as qualified by the Company Disclosure Memorandum) when making its decision to enter into this Agreement and will not rely on any such representation or warranty in deciding to consummate the transactions contemplated by this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF COMPANY
Section 5.1   Company Disclosure Memorandum.   Prior to or simultaneously with the Parties’ execution and delivery of this Agreement, Company has delivered to Target a confidential memorandum (the “Company Disclosure Memorandum”) setting forth, among other things, items the disclosure of which is necessary either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations, warranties, or covenants of Company contained in this Agreement, making specific reference in the Company Disclosure Memorandum to the sections of this Agreement to which such items relate.
Section 5.2   Representations and Warranties.   Subject to and except as disclosed in (i) the Company Disclosure Memorandum and/or (ii) the Company Securities Filings (as defined below) filed with or furnished to the SEC prior to the date of this Agreement (but excluding any risk factor disclosures under the heading “Risk Factors” and disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive, or forward-looking in nature), Company hereby represents and warrants to Target as follows:
(a)   Organization and Qualification.   Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and is duly registered as a bank holding company under the BHCA. Company Bank is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina. Each of Company and Company Bank has, in all material respects, the corporate power and authority to own, lease, and operate its properties and assets and to conduct its respective business as presently conducted. Each of Company and Company Bank is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing and qualification necessary, except where the failure to be so licensed, qualified, or in good standing would not reasonably be expected to have a Material Adverse Effect on Company. True and complete copies of the charter and bylaws of each of Company and Company Bank, in each case as amended and/or restated and in effect as of the date of this Agreement, previously have been provided or made available to Target. Neither Company nor Company Bank is in violation, in any material respect, of its respective charter or bylaws.
(b)   Subsidiaries.   Each of Company and Company Bank owns beneficially and of record the capital stock or other equity or ownership interest it owns in each of its respective Subsidiaries free and clear of any Liens. Company’s and Company Bank’s ownership interests in their respective Subsidiaries are in compliance in all material respects with all applicable Laws. Each of the Subsidiaries of Company (other than Company Bank) and/or Company Bank (i) is a corporation, limited liability company, or other entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, organization, or formation, (ii) has, in all material respects, all requisite corporate, limited liability company, or other power and authority to own, lease, and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the character of the properties or assets owned or leased by it or the nature of the business conducted by it makes such licensing or qualification necessary, except, with respect to clause (iii) only, where the failure to be so licensed, qualified, or in good standing would not reasonably be expected to have a Material Adverse Effect on Company. Except as would not reasonably be expected to have a Material Adverse Effect on Company, the outstanding capital stock or other outstanding equity or ownership interests of each Subsidiary of Company and/or Company Bank have been validly authorized and are validly issued, fully paid, and non-assessable. No shares of capital stock or other equity or ownership interests of any Subsidiary of Company or Company Bank are or may be required to be issued by virtue of any options, warrants, or other rights; no securities exist that are convertible into or exchangeable for any shares of capital stock or other equity or ownership interests of any Subsidiary of Company or Company Bank, or any other debt or equity security of any Subsidiary of Company or Company Bank; and there are no Contracts for the issuance of any additional capital stock or other equity or ownership interests, or any other debt or equity securities, of any Subsidiary of Company or Company Bank or any options, warrants, or other rights with respect to such securities. There is no Person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Company other than Company’s Subsidiaries. There are no restrictions on the ability of any Subsidiary of Company to pay dividends or make distributions except as set forth on Schedule 5.2(b) of the Company Disclosure Memorandum and except for restrictions on dividends and distributions generally applicable under applicable Law.
(c)   Capitalization.
(i)   The authorized capital stock of Company consists of 200,000,000 shares of Company Common Stock, of which, as of the date of this Agreement, a total of 86,799,322 shares were issued and outstanding and a total of 797,898 shares were reserved for issuance upon the vesting or settlement of outstanding equity or equity based awards, and 10,000,000 shares of Company Preferred Stock, of which, as of the date of this Agreement, a total of 4,000 shares were issued and outstanding. The authorized capital stock of Company Bank consists of 10,000,000 shares of Company Bank Common Stock, of which 85,000 shares were issued and outstanding and owned by Company as of the date of this Agreement, and 10,000,000 shares of Company Bank Preferred Stock, of which, as of the date of this Agreement, zero shares were issued and outstanding. There are no other classes or series of authorized, issued, or outstanding capital stock of Company or Company Bank. The Company Common Stock to be issued in exchange for Target Common Stock as consideration for the Merger, when issued in accordance with the terms of this Agreement, will be registered under the Securities Act and will be duly authorized, validly issued, fully paid, and non-assessable and will not be subject to any preemptive rights. There is a sufficient number of authorized and unissued shares of Company Common Stock to enable Company to issue the Merger Consideration as contemplated in this Agreement.
(ii)   No shares of Company Stock are held in treasury by Company or otherwise owned, directly or indirectly, by Company, and no shares of Company Bank Stock are held in treasury by Company Bank or otherwise owned, directly or indirectly, by Company Bank. All of the issued and outstanding shares of Company Stock and Company Bank Stock have been duly and validly authorized and issued in compliance in all material respects with all applicable Laws and are fully paid and non-assessable with no personal liability attaching to the ownership thereof, and none of the issued and outstanding shares of Company Stock or Company Bank Stock have been issued in violation of the preemptive rights of any Person. Except as related to 797,898 shares reserved for issuance upon the vesting or settlement of outstanding equity or equity-based awards as described in Section 5.2(c)(i), as of the date of this Agreement, there are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate Company to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of capital stock of Company, or securities convertible into or exercisable or exchangeable for shares of capital stock of Company, or that require or obligate or could require or obligate Company to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment, and there are no outstanding options, warrants, subscriptions, agreements, contracts, rights, calls, or commitments, of any kind or character, that require or obligate or could require or obligate Company Bank to issue, deliver, or sell, or cause to be issued, delivered, or sold, any additional shares of capital stock of Company Bank, or securities convertible into or exercisable or exchangeable for shares of capital stock of Company Bank, or that require or obligate or could require or obligate Company Bank to grant, extend, or enter into any such option, warrant, subscription, agreement, contract, right, call, or commitment. There are no outstanding obligations or commitments on the part of Company or Company Bank to repurchase, redeem, or otherwise acquire any shares of its capital stock. No bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which shareholders of Company or Company Bank may vote are issued or outstanding. As of the date of this Agreement, neither Company nor any Affiliate of Company is deferring interest payments with respect to any trust preferred securities or related junior subordinated debt securities issued by Company or any of its Affiliates. The shares of Company Common Stock outstanding as of the date of this Agreement are listed for trading on Nasdaq.
(d)   Authority.   Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the consents, approvals, waivers, notices, filings, and registrations referred to in Section 5.2(e) and Section 5.2(f), to perform its obligations hereunder and consummate the transactions contemplated hereby. Company Bank has all requisite corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to the approval of the Bank Merger Agreement by Company as the sole shareholder of Company Bank in accordance with the charter and bylaws of Company Bank and applicable Law and to the consents, approvals, waivers, notices, filings, and registrations referred to in Section5.2(e) and Section 5.2(f), to perform its obligations thereunder and consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Company, the performance by Company of its obligations hereunder, and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of Company, and no other corporate actions or proceedings on the part of Company are necessary to authorize the execution, delivery, or performance of this Agreement by Company or the consummation by Company of the transactions contemplated hereby. The execution and delivery of the Bank Merger Agreement by Company Bank, the performance by Company Bank of its obligations thereunder, and the consummation by Company Bank of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the board of directors of Company Bank, and no other corporate actions or proceedings on the part of Company Bank are necessary to authorize the execution, delivery, or performance of the Bank Merger Agreement by Company Bank or the consummation by Company Bank of the transactions contemplated thereby, other than the approval of the Bank Merger Agreement by Company as the sole shareholder of Company Bank in accordance with the charter and bylaws of Company Bank and applicable Law. The board of directors of Company has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of Company and its shareholders and has duly and validly adopted resolutions to the foregoing effect. The board of directors of Company Bank has determined that the Bank Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of Company Bank and its sole shareholder and has directed that the Bank Merger Agreement be submitted to the sole shareholder of Company Bank for approval, and has duly and validly adopted resolutions to the foregoing effect. This Agreement has been duly and validly executed and delivered by Company and, assuming due authorization, execution, and delivery by Target, constitutes a valid and legally binding obligation of Company enforceable against Company in accordance with its terms, and the Bank Merger Agreement has been duly and validly executed and delivered by Company Bank and, assuming due authorization, execution, and delivery by Target Bank, constitutes a valid and legally binding obligation of Company Bank enforceable against Company Bank in accordance with its terms, in each case subject to the Enforceability Exceptions.
(e)   No Violations.   Neither the execution, delivery, or performance of this Agreement by Company, nor the execution, delivery, or performance of the Bank Merger Agreement by Company Bank, nor the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will, assuming the approval of the Bank Merger Agreement by Company as the sole shareholder of Company Bank in accordance with the charter and bylaws of Company Bank and applicable Law, and assuming the receipt, giving, and making of such consents, approvals, waivers, notices, and filings as may be required in connection with Company acquiring and succeeding to all rights, title, and interests of Target in the TPS Trusts, including the issued and outstanding common securities of the TPS Trusts, and Company’s assumption of Target’s covenants, agreements, and obligations under and relating to the Trust Preferred Securities and the Trust Debentures, in each case subject to the terms and conditions of the TPS Documents, (i) violate the charter or bylaws of Company or Company Bank or (ii) assuming that the consents, approvals, waivers, notices, filings, and registrations referred to in Section 5.2(f) have been obtained and made and all applicable waiting periods have expired, (A) violate any Law, permit, or license to which Company or any of its Subsidiaries, or the properties or assets of Company or any of its Subsidiaries, are subject or by which Company or any of its Subsidiaries, or the properties or assets of Company or any of its Subsidiaries, are bound or (B) constitute a breach or violation of or a default under (or an event which, with notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions, or provisions of any Contract to which Company or any of its Subsidiaries is a party or to or by which any of the properties or assets of Company or any of its Subsidiaries may be subject or bound, except, in the case of clauses (A) and (B) above, for breaches, violations, defaults, terminations, accelerations, or Liens that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.
(f)   Consents and Approvals.   No consents or approvals of, waivers by, notices to, or filings or registrations with any Governmental Entity or Nasdaq are required to be obtained, given, or made in connection with the execution, delivery, or performance of this Agreement by Company or the execution, delivery, or performance of the Bank Merger Agreement by Company Bank, or the consummation by Target of the transactions contemplated by this Agreement or the consummation by Company Bank of the transactions contemplated by the Bank Merger Agreement, except (i) the Regulatory Approvals; (ii) the filing of the Georgia Articles of Merger with the Georgia Secretary of State, the filing of the Tennessee Articles of Merger with the Tennessee Secretary of State, and the filing of the Bank Merger Certificates; (iii) the filing with the SEC of the Proxy Statement/Prospectus and the Registration Statement (in which the Proxy Statement/Prospectus will be included as a prospectus), and declaration of effectiveness of the Registration Statement by the SEC; (iv) approval of the listing on Nasdaq of the shares of Company Common Stock to be issued pursuant to this Agreement; (v) applications, filings, and notices, as applicable, with, and approval of the same, as applicable, by, Government Entities that have authority over the mortgage operations of Target or its Subsidiaries (including Fannie Mae, Ginnie Mae, and Freddie Mac); (vi) filings and approvals required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of shares of Company Common Stock pursuant to this Agreement; and (vii) such other consents, approvals, waivers, notices, filings, and registrations as are required to be obtained, given, or made under or pursuant to applicable federal or state securities Laws or the rules of Nasdaq. As of the date of this Agreement, Company does not have Knowledge of any reason why any of the consents, approvals, or waivers referred to in this Section 5.2(f) will not be obtained or received in order that the Merger and the Bank Merger may be consummated in a timely manner.
(g)   Reports.   Company and its Subsidiaries have timely filed or furnished, as applicable, all reports, forms, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments (together with any amendments required to be made with respect thereto) that they have been required to file or furnish since (and including) January 1, 2019, with or to the Federal Reserve, the FDIC, the SCBFI, or any other Governmental Entity, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file or furnish, as applicable, such reports, forms, notices, applications, schedules, registration or proxy statements, or other filings, documents, or instruments (or any amendments required to be made with respect thereto) or the failure to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. As of their respective dates, such reports, forms, notices, applications, schedules, registration and proxy statements, and other filings, documents, and instruments were complete and accurate in all material respects and complied in all material respects with all applicable Laws.
(h)   Securities Filings.   Company has timely filed with or furnished to the SEC all reports, schedules, registration statements, definitive proxy statements, exhibits, and other filings and materials that Company has been required to file or furnish under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder, since (and including) January 1, 2019 (collectively, the “Company Securities Filings”). True, correct, and complete copies of the Company Securities Filings are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), none of the Company Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with or furnishing to the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Company Securities Filings complied in all material respects with applicable requirements of the Securities Act and/or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder applicable to such Company Securities Filings. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Company Securities Filings filed with or furnished to the SEC prior to the date of this Agreement. None of the Subsidiaries of Company file, or since January 1, 2019, have been required to file any reports, registration statements, or other filings pursuant to the Securities Act or the Exchange Act.
(i)   Financial Statements.   The financial statements of Company and its Subsidiaries included in the Company Securities Filings (including the related notes, where applicable) (the “Company Financial Statements”) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries in all material respects and fairly present in all material respects the financial position, results of operations, changes in stockholders’ equity, and cash flows of Company and its Subsidiaries as of the respective dates or for the respective fiscal periods therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount which will not be material individually or in the aggregate). Each of the Company Financial Statements (including the related notes, where applicable) (i) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (ii) has been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements. The books and records of Company and its Subsidiaries have since (and including) January 1, 2019, been, and are being, maintained, in all material respects, in accordance with GAAP and any other applicable legal and accounting requirements. Since (and including) January 1, 2019, no independent public accounting firm of Company has resigned (or informed Company that it intends to resign) or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
(j)   Undisclosed Liabilities.   Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries has, or has incurred, any Liability, other than (i) Liabilities reflected on or reserved against in the consolidated balance sheet of Company as of March 31, 2021, included in Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (including any notes thereto), (ii) Liabilities incurred since March 31, 2021, in the ordinary course of business consistent with past practice, and (iii) Liabilities incurred in connection with this Agreement or the transactions contemplated hereby.
(k)   Absence of Certain Changes or Events.
(i)   Since (and including) January 1, 2021, there has been no effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had or would reasonably be expected to have a Material Adverse Effect on Company.
(ii)   Since (and including) January 1, 2021 through the date of this Agreement, except as relates to the matters contemplated by this Agreement, Company and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects.
(l)   Litigation.   There are no suits, actions, claims, governmental or regulatory investigations, or legal, administrative, arbitration, or other proceedings of any nature pending or, to the Knowledge of Company, threatened against Company or any of its Subsidiaries or any current or former director or executive officer of

Company or any of its Subsidiaries in his or her capacity as such, or challenging the validity or propriety of the transactions contemplated by this Agreement, which if adversely determined would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries, nor any of the properties or assets of Company or any of its Subsidiaries, is a party or subject to or bound by any judgment, decree, injunction, order, or ruling of any Governmental Entity (other than those applicable to banks or bank or financial holding companies generally) that reasonably would be expected to be material to the business of Company and its Subsidiaries taken as a whole.
(m)   Regulatory Agreements.   Subject to Section 10.14, neither Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has since January 1, 2017, been ordered to pay any civil money penalty by, been the recipient of any supervisory letter from, or has adopted any policies, procedures, or board resolutions at the request or suggestion of, any Governmental Entity, in each case that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies or practices, or its management (any of the foregoing, a “Company Regulatory Agreement”), nor has Company or any of its Subsidiaries been advised in writing, or to Company’s Knowledge orally, since January 1, 2019, by any Governmental Entity that such Governmental Entity is considering issuing, initiating, ordering, or requesting any such Company Regulatory Agreement. Subject to Section 10.14, there are no unresolved violations, criticisms, or exceptions noted by any Governmental Entity in any report relating to any examination or inspection of Company or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company. Except for examinations of Company and its Subsidiaries conducted by a Governmental Entity in the ordinary course of business, no Governmental Entity has initiated or has pending any proceeding, or, to the Knowledge of Company, investigation into the business or operations of Target or any of its Subsidiaries since January 1, 2019, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.
(n)   Compliance with Laws; Deposit Insurance.
(i)   Company and its Subsidiaries have at all times since (and including) January 1, 2019, complied with, and are currently in compliance with, all applicable Laws, including without limitation Section 23A and Section 23B of the Federal Reserve Act, as amended, and the regulations promulgated pursuant thereto; the Equal Credit Opportunity Act, as amended, and Regulation B; the Fair Housing Act, as amended; the FCRA; the Truth in Lending Act of 1968, as amended, and Regulation Z; the CRA; the Home Mortgage Disclosure Act of 1975, as amended; the Fair Debt Collection Practices Act; the Electronic Fund Transfer Act; the Bank Secrecy Act of 1970, as amended; the USA PATRIOT Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended; regulations promulgated by the Consumer Financial Protection Bureau; the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products; the SAFE Mortgage Licensing Act of 2008; the Real Estate Settlement Procedures Act and Regulation X; the Sarbanes-Oxley Act; all Privacy Laws; and all other applicable bank secrecy or anti-money laundering Laws, fair lending Laws, and Laws relating to discriminatory lending, financing, leasing, or business practices or the origination, sale, or servicing of mortgage loans, except for any such failures to comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. Company and its Subsidiaries have, and at all times since (and including) January 1, 2019, have had, all permits, registrations, licenses, franchises, certificates, orders, authorizations, and approvals, and have made all filings, applications, and registrations with all Governmental Entities, required in order to permit them to own, lease, and operate their respective properties and assets and to carry on their respective businesses (and have paid all fees and assessments due in connection therewith), except for any failure to have any such permit, registration, license, franchise, certificate, order, authorization, or approval or to make any such filing, application, or registration (or failure to pay any such fees and assessments) that, individually or in the aggregate with other such failures, would not reasonably be expected to have a Material Adverse Effect on Company, and, to the Knowledge of Company, no suspension or cancellation of any such permit, registration, license, franchise, certificate, order, authorization, or approval is threatened.

(ii)   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries, or to the Knowledge of Company, any director, officer, employee, agent, or other Person acting on behalf of Company or any of its Subsidiaries, has, directly or indirectly, (A) used any funds of Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (B) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any of its Subsidiaries, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (D) established or maintained any unlawful fund of monies or other assets of Company or any of its Subsidiaries, (E) made any fraudulent entry on the books or records of Company or any of its Subsidiaries, (F) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Company or any of its Subsidiaries, to pay for favorable treatment for any business secured or to pay for special concessions already obtained for Company or any of its Subsidiaries, or is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.
(iii)   Company Bank received a rating of “satisfactory” or better during its most recent CRA examination and, to the Knowledge of Company, there are no facts or circumstances that would reasonably be expected to cause Company Bank to be considered not in satisfactory compliance in any material respect with the CRA or to be assigned a CRA rating by federal banking regulators of lower than “satisfactory.”
(iv)   Since January 1, 2019, each of the principal executive officer and the principal financial officer of Company (or each former principal executive officer or former principal financial officer, as applicable) has made all certifications required by Rules 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company Securities Filings, and the statements contained in such certifications are true and accurate in all material respects, and Company has, since January 1, 2019, been in compliance with all other applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. For purposes of this Section 5.2(n)(iii), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(v)   The deposits of Company Bank are insured by the FDIC through the Deposit Insurance Fund in accordance with the FDIA to the fullest extent permitted by Law, and Company Bank has timely paid when due all premiums and assessments required in connection therewith and has timely filed all reports related thereto required by the FDIA, except, as to the filing of such reports, where the failure to timely file such reports would not reasonably be expected to have, either individually or in the agreement, a Material Adverse Effect on Company. No proceeding for the revocation or termination of such deposit insurance is pending or threatened.
(o)   Taxes.   Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Company: (i) Company and each Subsidiary of Company has duly and timely filed (taking into account all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete; (ii) neither Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any Tax Return (other than extensions to file Tax Returns obtained in the ordinary course); (iii) all Taxes of Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been timely paid in full; (iv) Company and each subsidiary of Company has withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor, or other third party; (v) neither Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Taxes that remains in effect (other than extensions granted automatically and extensions or waivers requested in the ordinary course of business); (vi) neither Company nor any of its Subsidiaries has received written notice of any assessment or proposed assessment, judicial or administrative proceeding, examination, or audit in connection with any Taxes, and there are no threatened (in writing) or pending disputes, claims, audits, examinations, or other proceedings regarding any Taxes of Company or any of its Subsidiaries or the assets of Company or any of its Subsidiaries; (vii) neither Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation, or indemnification agreement or arrangement (other than such an agreement or arrangement (A) exclusively between or among Company and its Subsidiaries or (B) the primary subject matter of which is not Taxes); (viii) neither Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was Company) or (B) has any liability for the Taxes of any Person (other than Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor or otherwise by operation of Law; (ix) there are no Liens for Taxes upon any of the properties or assets of Company or any of its Subsidiaries, other than Permitted Liens; (x) no claim has been received in writing by Company or any of its Subsidiaries from any taxing authority in a jurisdiction where Company or any of its Subsidiaries has not filed a Tax Return that Company or any of its Subsidiaries is or may be subject to Tax by such jurisdiction or required to file a Tax Return with such jurisdiction; (xi) none of Company or any of its Subsidiaries has executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of foreign, state, provincial or local Law that will bind Company or any of its Subsidiaries for any taxable period after the Closing; and (xii) none of Company or any of its Subsidiaries will be required to include any item of income, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following actions taken by Company or any of its Subsidiaries prior to Closing: (A) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (C) an intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, provincial, local, or non-U.S. income Tax Law, (D) an installment sale or open transaction disposition made on or prior to the Closing Date, (E) a prepaid amount received on or prior to the Closing Date, or (F) an election under Section 108(i) of the Code. Neither Company nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b)(2).
(p)   Certain Contracts.   Each Contract which is a “material contract” (as such term is defined in Item 601(b)(10) of the SEC’s Regulation S-K) to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries is bound as of the date of this Agreement (each, a “Company Contract”) has been filed as an exhibit to the most recent Annual Report on Form 10-K filed by Company with the SEC, or a Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Company subsequent thereto. Except in each case as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, (i) each Company Contract is in full force and effect and is a valid and binding obligation of Company and/or one of its Subsidiaries, as applicable, (ii) Company and its Subsidiaries have complied with and performed all covenants and obligations required to be complied with or performed by them to date under the Company Contracts, (iii) neither Company nor any of its Subsidiaries is in material breach or violation of or material default under any Company Contact, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material breach, violation, or default by Company or any of its Subsidiaries, and (iv) to the Knowledge of Company, no third-party counterparty to any Company Contract is in material breach or violation of or material default under any Company Contact.
(q)   Intellectual Property; Information Technology Systems.
(i)   Company and its Subsidiaries own or are licensed or otherwise possess legally enforceable rights to use (in each case free and clear of any material Liens) all Intellectual Property used in the conduct of their respective businesses as currently conducted. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Company, (A) to the Knowledge of Company, neither Company nor any of its Subsidiaries is infringing, misappropriating, or otherwise violating any other Person’s rights in Intellectual Property, or has violated or breached any applicable license pursuant to which Company or any of its Subsidiaries acquired the right to use any Intellectual Property, (B) no person has asserted in writing to Company or any of its Subsidiaries that Company or any of its Subsidiaries has infringed, misappropriated, or otherwise violated the Intellectual Property rights of any Person, (C) to the Knowledge of Company, no person is challenging, infringing on, or otherwise violating any right of Company or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to Company or its Subsidiaries, and (D) neither Company nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property owned by Company or any of its Subsidiaries.
(ii)   Company and its Subsidiaries own or are licensed or otherwise possess legally enforceable rights to use (in each case free and clear of any material Liens) all Company IT Systems. To the Knowledge of Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, all of the Company IT Systems (A) have been reasonably maintained in accordance with standards set by manufacturers or otherwise in accordance with standards in the industry and (B) are in good working condition to reasonably perform all information technology (including data processing) operations necessary to conduct the business of Company and its Subsidiaries as currently conducted. Company and its Subsidiaries have implemented a comprehensive written information security program and, since January 1, 2019, have maintained and had in place commercially reasonable administrative, organizational, technical, and physical safeguards reasonably adequate to (X) secure and protect the Company Data and the Company IT Systems consistent in all material respects with industry standard practices; (Y) ensure the confidentiality, integrity, and security of the Company Data and the Company IT Systems; and (Z) protect against any Company Information Security Incident. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, to the Knowledge of Company, Company and its Subsidiaries are, and have been since January 1, 2019, in compliance with the Privacy Laws and all representations, warranties, statements, contracts, and commitments that Company or its Subsidiaries have made or entered into with respect to the collection, use, disclosure, transfer, security, retention, disposal, or other processing of Personal Information, including (A) all privacy or data protection policies, notices, statements, and disclosures published or otherwise made available by Company or its Subsidiaries; (B) all internal policies, procedures, or standards regarding the security or protection of Personal Information; and (C) any contractual commitment made by Company or its Subsidiaries with respect to the privacy, confidentiality, security, or processing of Personal Information. To the Knowledge of Company, as of the date of this Agreement, there is not currently any ongoing Company Information Security Incident. As of the date of this Agreement, no suit, action, litigation, claim, or legal or administrative proceeding, and to the Knowledge of Company no investigation, related to information or data security or privacy is pending or, to the Knowledge of Company, threatened against Company or any of its Subsidiaries. No Person has made any formal written claim or commenced any action or, to the Knowledge of Company, any investigation against or with respect to Company or any of its Subsidiaries relating to any Company Information Security Incident or violation of Privacy Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.
(r)   Broker Fees.   Except for and in connection with the engagement of D.A. Davidson & Co., neither Company nor any of its Subsidiaries nor any officer or director of Company or any of its Subsidiaries has engaged or employed any broker, financial advisor, investment banker, or finder, or incurred any Liability for any financial advisory, investment banking, brokerage, or finder’s fees, commissions, or expenses, in connection with this Agreement or any of the transactions contemplated hereby.
(s)   Insurance.   Company and its Subsidiaries are insured with reputable insurers, under policies of insurance in full force and effect, against such risks and in such amounts as the management of the Company Parties reasonably has determined to be prudent and generally consistent with industry practice.
(t)   Risk Management Instruments.   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Company or any of its Subsidiaries or for the account of a customer of Company or any of its Subsidiaries (the “Company Risk Management Instruments”), were entered into in the ordinary course of business and in accordance with applicable rules, regulations, and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time. Except in each case as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations under the Company Risk Management Instruments to the extent that such obligations to perform have accrued and, to the Knowledge of Company, there are no material breaches, violations, or defaults or allegations or assertions of such by any other party under the Company Risk Management Instruments.
(u)   Tax Treatment of Merger.   Company has not taken any action and does not have Knowledge of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” under the provisions of Section 368(a) of the Code.
(v)   Company Information.   The information relating to Company and its Subsidiaries that is provided in writing by Company or its representatives specifically for inclusion or incorporation by reference in (i) the Proxy Statement/Prospectus, on the date it (or any amendment or supplement thereto) is first mailed to holders of Target Common Stock or at the time of the Target Meeting, (ii) the Registration Statement, when it or any amendment thereto becomes effective under the Securities Act, or (iii) any other document filed with any Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement/Prospectus relating to Company and its Subsidiaries will comply in all material respects with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, and the Registration Statement (except for such portions thereof that relate only to Target or its Subsidiaries) will comply in all material respects with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder.
(w)   Internal Controls.   The records, systems, controls, data, and information of Company and its Subsidiaries are recorded, stored, maintained, and operated under means (including any electronic, mechanical, or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company. Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Exchange Act) to ensure that material information relating to Company or its Subsidiaries is made known to the chief executive officer and the chief financial officer of Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Company’s outside auditors and the audit committee of Company’s board of directors (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act) which are reasonably likely to adversely affect Company’s ability to record, process, summarize, and report financial information, and (B) to the Knowledge of Company, any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls over financial reporting. To the Knowledge of Company, there is no reason to believe that Company’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(x)   Regulatory Capital.   Company and Company Bank are “well-capitalized” as such term is defined in 12 C.F.R. 225.2 and 12 C.F.R. 324.403, respectively.
(y)   No Further Representations.   Except for the representations and warranties made by Company in this Article V (as qualified by the Company Disclosure Memorandum), neither Company nor any other Person makes or has made any express or implied representation or warranty with respect to Company or its Subsidiaries or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise)

of Company or its Subsidiaries, and Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Company nor any other Person makes or has made any representation or warranty to Target or any other Person with respect to (i) any financial projection, forecast, estimate, budget, or prospective information relating to Company or any of its Subsidiaries or the respective businesses of Company and its Subsidiaries or (ii) except for the representations and warranties made by Company in this Article V, any oral or written information presented, delivered, or made available to Target or its Subsidiaries, or any of their representatives, in the course of their due diligence investigation of Company and its Subsidiaries or their negotiation of this Agreement or otherwise in the course of the transactions contemplated hereby. Company also acknowledges and agrees that (i) except as expressly set forth in Article IV (including the related portions of the Target Disclosure Memorandum), neither Target nor any other Person makes or has made any express or implied representation or warranty with respect to Target or its Subsidiaries or the respective businesses, operations, assets, liabilities, or conditions (financial or otherwise) of Target or its Subsidiaries and (ii) any such other representations or warranties are specifically disclaimed and Company did not rely on any representation or warranty not contained in Article IV (as qualified by the Target Disclosure Memorandum) when making its decision to enter into this Agreement and will not rely on any such representation or warranty in deciding to consummate the transactions contemplated by this Agreement.
ARTICLE VI
CONDUCT PENDING THE MERGER
Section 6.1   Conduct of Business Prior to Effective Time.   During the period beginning on the date of this Agreement and ending at the earlier of the Effective Time or the termination of this Agreement, except as expressly otherwise contemplated or permitted by this Agreement, as required by applicable Law or at the direction of a Governmental Entity, or with the prior written consent of the other Party (which consent will not be unreasonably withheld, conditioned, or delayed), each of Company and Target shall, and shall use commercially reasonable efforts to cause its respective Subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its current employees, and (c) not take any action that reasonably would be expected to adversely affect or delay, in any material respect, the ability of Company or Target to perform its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement.
Section 6.2   Target Forbearances.   During the period beginning on the date of this Agreement and ending at the earlier of the Effective Time or the termination of this Agreement, except as expressly otherwise contemplated or permitted by this Agreement, as required by applicable Law or at the direction of a Governmental Entity, with the prior written consent of Company (which consent will not be unreasonably withheld, conditioned, or delayed), or as set forth on Schedule 6.2 of the Target Disclosure Memorandum, Target shall not, and shall not permit any of its Subsidiaries to:
(a)   incur any indebtedness for borrowed money or assume, guarantee, endorse, or otherwise as an accommodation become responsible for the obligations of any other Person (other than Target or a Subsidiary of Target), other than (i) deposit liabilities created or incurred and letters of credit issued in the ordinary course of business, (ii) purchases of federal funds, and (iii) other borrowings by Target Bank in the ordinary course of business materially consistent with past practice with maturities of not more 24 months;
(b)   prepay any indebtedness if doing so would cause Target or any of its Subsidiaries to incur any prepayment penalty, or purchase, accept, or renew any brokered deposits, except in the ordinary course of business materially consistent with past practice;
(c)   (i) adjust, split, combine, or reclassify any of its capital stock; (ii) make, declare, pay, or set aside for payment any dividend or other distribution on or in respect of its capital stock or other securities, other than (A) regular quarterly cash dividends by Target on Target Common Stock at a rate no greater than $0.12 per share (per quarter) with record and payment dates consistent with past practice, (B) the declaration and payment by any Subsidiary of Target of dividends and distributions to Target or any direct or indirect Subsidiary of Target, and (C) dividends or distributions by Target in respect of subordinated debentures or notes or trust preferred securities outstanding on the date of this Agreement to the extent required by the terms thereof; (iii) other than under the Target ESPP, grant any Person any right to acquire shares of its capital stock or any securities or rights convertible into or exercisable for shares of its capital stock, except in connection with the exercise, vesting, or settlement of Target Equity Awards outstanding as of the date of this Agreement; (iv) issue any additional shares of capital stock or any securities or obligations convertible into or exercisable for any shares of its capital stock, except in connection with the exercise, vesting, or settlement of Target Equity Awards outstanding as of the date of this Agreement or pursuant to the Target ESPP; or (v) directly or indirectly redeem, purchase, repurchase, or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for shares of its capital stock, except in connection with the exercise, vesting, or settlement of Target Equity Awards outstanding as of the date of this Agreement (including the satisfaction of Tax withholding obligations associated therewith);
(d)   sell, transfer, mortgage, encumber, or otherwise dispose of any of its material properties or assets or cancel, release, or assign any material indebtedness or claims or waive any rights of substantial value, in each case other than in the ordinary course of business materially consistent with past practice or pursuant to Contracts in force as of the date of this Agreement;
(e)   make any material investment in, whether by purchase of stock or other securities, contributions to capital, property transfer, purchase of any property or assets, or otherwise, any other Person except pursuant to commitments in place as of the date of this Agreement, or form any new Subsidiary or dissolve, liquidate, or terminate any existing Subsidiary;
(f)   except in the ordinary course of business materially consistent with past practice, (i) renew, amend or modify in any material respect, cancel, or terminate any Target Material Contract or (ii) enter into any new Contract that would constitute a Target Material Contract if it had been in effect on the date of this Agreement;
(g)   settle or compromise any claim, action, suit, or proceeding, if the settlement or compromise (i) involves the payment by it of more than $100,000 (or $250,000, in the aggregate, with respect to all such settlements and compromises), net of any insurance proceeds or indemnity, contribution, or similar payments actually received in connection therewith, or (ii) would impose any material restriction on its business or operations, the business or operations of any of its Subsidiaries, or, after the Merger, the business or operations of the Surviving Corporation or any of its Subsidiaries;
(h)   except as required by the terms of any Target Benefit Plan in effect as of the date of this Agreement, (i) increase the salary, wages, bonus opportunity, compensation, or other benefits of, for, or payable to its directors or executive officers (except in the ordinary course of business materially consistent with past practice), (ii) pay or award, or commit to pay or award, any bonus, incentive compensation, pension, severance, or retirement allowance or contribution to any of its directors, officers, or employees (except in the ordinary course of business materially consistent with past practice), (iii) take any action to accelerate any material payment or benefit payable or to become payable to any current or former director, officer, or employee, (iv) become a party to, establish, adopt, materially amend, terminate, or commit to any pension, retirement, profit-sharing, welfare, or other benefit plan, agreement, or arrangement, or any employment, severance, salary continuation, retention, change of control, change in control, consulting, or other Contact, with or for the benefit of any director, officer, or employee, (v) amend or modify the terms of, or voluntarily accelerate the vesting of or the lapsing of restrictions with respect to, any Target Equity Award, or (vi) hire any “executive officer” (as defined in Rule 3b-7 promulgated under the Exchange Act);
(i)   amend its charter, bylaws, or other governing documents;
(j)   enter into any stock or asset purchase agreement or any plan or agreement of consolidation, merger, share exchange, or reorganization with any Person or any indication of interest, letter of intent, or agreement in principle with respect thereto;
(k)   establish or file an application or notice to establish, or relocate or close or file an application or notice to relocate or close, a branch, loan or deposit production, or other banking office or facility;
(l)   make or change any election in respect of Taxes (other than an election made on a Tax Return filed in the ordinary course of business), settle or compromise any material Tax Liability, agree to an extension or waiver of the statute of limitations with respect to the assessment, collection, or determination of any Taxes, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any material method of accounting with respect to Taxes, or file any material amended Tax Return;
(m)   (i) adopt or implement any material change in its accounting principles, practices, or methods, (ii) change the manner in which its investment securities or loan portfolio is classified or reported, in each case except as may be required by GAAP or regulatory accounting requirements, or (iii) materially restructure its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales, or otherwise;
(n)   take any action or knowingly fail to take any action, which action or failure to act is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;
(o)   take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(p)   make any material changes in its policies or practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, or (ii) hedging, in each case except as may be required by such policies and practices or by GAAP or regulatory accounting requirements;
(q)   (i) enter into any new line of business or change in any material respect its lending, investment, risk and asset liability management and other material banking and operating policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by GAAP or regulatory accounting requirements, (ii) make any loans or extensions of credit (not including renewals) in excess of $10,000,000 (on a per loan basis) except pursuant to existing commitments, or (iii) make any loans or extensions of credit (not including renewals) in excess of $500,000 to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve); provided that, for purposes of clauses (ii) and (iii), the consent of Company shall be deemed received unless Company objects in writing by the close of business on the second Business Day after receipt of a request for consent from Target or Target Bank;
(r)   extend additional funds to a borrower under a Target Loan classified as “criticized”, except for protective advances and extensions of additional credit of up to $500,000 on a per borrower basis (for purposes of this Section 6.2(r), a “criticized” Target Loan means any Target Loan classified as special mention, substandard, non-accrual, doubtful or a troubled debt restructuring (or words of similar import)); provided, that for the purpose of this paragraph, the consent of Company shall be deemed received unless Company objects in writing by the close of business on the next Business Day (or, if later, 24 hours) after receipt of a request for consent from Target or Target Bank;
(s)   make, or commit to make, any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate unless incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance); or
(t)   agree to do, make any commitment to do, or adopt any resolutions of its board of directors (or other governing body) in support of, recommending, or proposing any of the foregoing.
Section 6.3   Company Forbearances.   During the period beginning on the date of this Agreement and ending at the earlier of the Effective Time or the termination of this Agreement, except as expressly otherwise contemplated or permitted by this Agreement, as required by applicable Law or at the direction of a Governmental Entity, or with the prior written consent of Target (which consent will not be unreasonably withheld, conditioned, or delayed), Company shall not, and shall not permit any of its Subsidiaries to:
(a)   amend its charter, bylaws, or other governing documents in a manner that would adversely affect the economic benefits of the Merger to the holders of Target Common Stock or adversely affect the holders of Target Common Stock, as prospective holders of Company Common Stock, relative to other holders of Company Common Stock;

(b)   adjust, split, combine, or reclassify any of the capital stock of Company or make, declare, or pay, or set aside for payment, any extraordinary dividend, or make any other extraordinary distribution, on shares of Company Common Stock;
(c)   incur any indebtedness for borrowed money (other than indebtedness of Company or any of its wholly owned Subsidiaries to Company or any of its Subsidiaries) that would reasonably be expected to prevent Company or its Subsidiaries from assuming the outstanding indebtedness of Target and its Subsidiaries;
(d)   acquire or enter into an agreement to acquire, or publicly announce its intent to acquire or enter into an agreement to acquire, any other depository institution or credit union prior to the receipt of all Regulatory Approvals, in each case if it would reasonably be expected to result in a material delay in obtaining any Regulatory Approval or consummating the Merger;
(e)   merge or consolidate Company or Company Bank with any other Person, or engage in any similar business combination transaction, in either case where Company or Company Bank, as applicable, is not the surviving entity, or sale or transfer all or substantially all of the assets of Company or Company Bank to any other Person;
(f)   adopt or publicly propose a plan to restructure, reorganize, or completely or partially liquidate or dissolve;
(g)   take any action or knowingly fail to take any action, which action or failure to act is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;
(h)   take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or
(i)   agree to do, make any commitment to do, or adopt any resolutions of its board of directors (or other governing body) in support of, recommending, or proposing any of the foregoing.
Section 6.4   Absence of Control.   It is the mutual intent of the Parties that (a) Company shall not by reason of this Agreement be deemed to control, directly or indirectly, Target or any its Subsidiaries or to exercise, directly or indirectly, a controlling influence over the management or policies of Target or any of its Subsidiaries, and (b) Target shall not by reason of this Agreement be deemed to control, directly or indirectly, Company or any of its Subsidiaries or to exercise, directly or indirectly, a controlling influence over the management or policies of Company or any of its Subsidiaries.
ARTICLE VII
COVENANTS
Section 7.1   Acquisition Proposals.
(a)   Upon the Parties’ execution of this Agreement, Target shall and shall cause its Subsidiaries to, and shall direct its and its Subsidiaries’ directors, officers, employees, agents, and representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person other than Company and its Subsidiaries relating to an Acquisition Proposal. Without limiting the generality of the foregoing, Target shall withdraw and terminate access granted to any Person (other than the Parties and their respective representatives) to any “data room” that was established in connection with a potential business combination transaction involving Target. Target shall use commercially reasonable efforts to enforce any existing confidentiality or standstill agreements to which Target or any of its Subsidiaries is a party in accordance with the terms thereof.
(b)   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement, Target shall not and shall cause its Subsidiaries not to, and shall use commercially reasonable efforts to cause its and its Subsidiaries’ directors, officers, employees, agents, and representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage, or knowingly facilitate any inquiries or proposals with respect to an Acquisition Proposal; (ii) provide non-public information or data regarding

Target or any of its Subsidiaries to any Person other than Company and its Subsidiaries relating to or in connection with an Acquisition Proposal; (iii) participate in discussions or negotiations pertaining to an Acquisition Proposal; (iv) approve, endorse, or recommend, or execute or enter into, an indication of interest, letter of intent, or other Contract relating to an Acquisition Proposal (other than a confidentiality or nondisclosure agreement contemplated by this Section 7.1(b)); or (v) subject to Target’s rights under Section 7.7, make or authorize any statement, recommendation, or solicitation in support of an Acquisition Proposal; provided, however, that, prior to the date the shareholders of Target approve this Agreement, if Target’s board of directors determines in good faith, after consultation with its financial advisor(s) and its outside legal counsel, that the failure to do so would constitute or result in, or would be reasonably likely to constitute or result in, a violation of its fiduciary duties under applicable Law, Target may, in response to a bona fide written Acquisition Proposal not solicited in violation of this Section 7.1 that Target’s board of directors determines in good faith constitutes or is reasonably likely to result in a Superior Proposal, and subject to providing 48 hours prior written notice of its decision to take such action to Company and identifying to Company the Person making the Superior Proposal and the material terms and conditions of such Superior Proposal and compliance with Section 7.1(c), (A) furnish information regarding Target and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality or nondisclosure agreement containing terms not more favorable to such Person than the terms contained in the Confidentiality Agreement (which confidentiality agreement shall not provide such Person the exclusive right to negotiate with the Target Parties) and (B) engage in discussions and negotiations with such Person regarding such Acquisition Proposal.
(c)   In addition to the obligations of Target set forth above, Target shall, orally within 24 hours and in writing within two calendar days, advise Company of the receipt by Target or any of its Subsidiaries of an Acquisition Proposal, or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and shall keep Company reasonably informed on a current basis of the continuing status thereof, including the material terms and conditions thereof and any material changes thereto, and shall provide to Company copies of any material written materials received by Target or its Subsidiaries in connection therewith. Additionally, Target shall reasonably promptly provide or make available to Company copies of any materials provided or made available to any third party pursuant to this Section 7.1 which have not been previously provided or made available to Company.
(d)   Nothing contained in this Agreement shall prohibit Target or its board of directors from taking and disclosing a position required by, or otherwise complying with, Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A, or from making any disclosure required by applicable Law; provided, however, that compliance by Target or its board of directors with such rules, regulations, or applicable Law shall not in any way limit or modify the effect that any action taken pursuant to such rules, regulations, or applicable Law has under any other provision of this Agreement. Further, nothing contained in this Section 7.1 shall prevent Target or its board of directors from (i) taking any of the actions permitted by Section 7.7(b) or (ii) informing any Person who submits an unsolicited Acquisition Proposal of Target’s obligations under this Section 7.1.
Section 7.2   Notice of Certain Matters.   Prior to the Effective Time, each Party shall reasonably promptly notify the other Party of (and shall use its commercially reasonable efforts to prevent or promptly remedy) any fact, event, occurrence, circumstance, or condition known to it that (a) constitutes or has caused, or would reasonably be expected to cause, a material breach of any of the representations, warranties, covenants, or agreements of such Party contained in this Agreement, provided, however, that no such notification shall (i) affect the representations, warranties, covenants, or agreements of the Parties, or the conditions to the obligations of the Parties, contained in this Agreement or (ii) be deemed to amend or supplement the Disclosure Memoranda; (b) has had, or would reasonably be expected to have, either individually or taken together with all other facts, events, occurrences, circumstances, and conditions known to such Party, a Material Adverse Effect on such Party; or (c) would, or would reasonably be expected to, prohibit or materially impede or materially delay the consummation of the transactions contemplated by this Agreement. Further, each Party shall promptly notify the other Party of any notice or other communication from any third party alleging that the consent or approval of such third party is or may be required in connection with the transactions contemplated by this Agreement. The failure of a Party to comply with this Section 7.2 shall not in and of itself constitute the failure of any condition set forth in Section 8.2 or

Section 8.3 to be satisfied unless the underlying fact, event, occurrence, circumstance, or condition would independently result in the failure of a condition set forth in Section 8.2 or Section 8.3 to be satisfied.
Section 7.3   Access and Information.
(a)   Prior to the Effective Time, upon reasonable notice and subject to applicable Laws relating to the confidentiality, nondisclosure, and exchange of information, for the purpose of Company verifying the representations and warranties of Target, and compliance by Target with its covenants and agreements, set forth in this Agreement, and preparing for the Merger (including for purposes of integration planning), Target shall, and shall cause its Subsidiaries to, afford to the Company Parties and their representatives reasonable access during normal business hours to the books, records, properties, assets, personnel, and information technology systems of Target and its Subsidiaries, as well as such other information relating to Target and its Subsidiaries as the Company Parties may reasonably request. Prior to the Effective Time, upon reasonable notice and subject to applicable Laws relating to the confidentiality, nondisclosure, and exchange of information, for the purpose of Target verifying the representations and warranties of Company, and compliance by Company with its covenants and agreements, set forth in this Agreement, Company shall, and shall cause its Subsidiaries to, afford to Target and its representatives reasonable access during normal business hours to such information relating to Company and its Subsidiaries as Target may reasonably request.
(b)   Any investigation by a Party or its representatives pursuant to this Section 7.3 shall be conducted in a manner that does not unreasonably interfere with the business or operations of the Person being investigated. No investigation by the Parties or their representatives pursuant to this Section 7.3 shall affect or be deemed to modify any of the representations, warranties, covenants, or agreements of the Parties set forth in this Agreement. Neither Company nor Target nor their respective Subsidiaries shall be required to provide access to or disclose information pursuant to this Section 7.3 where such access or disclosure would violate or prejudice the rights of customers of Company or Target or their respective Subsidiaries, as the case may be, jeopardize the attorney-client privilege of the party in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense, or similar agreement between the Parties), or conflict with any Law, fiduciary duty, or binding Contract entered into prior to the date of this Agreement. The Parties agree to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the immediately preceding sentence apply.
(c)   The Confidentiality Agreement, to the extent the same is not inconsistent with the terms of this Agreement, will remain in full force and effect following the date of this Agreement, whether or not the Merger occurs, in accordance with its terms. Without limiting the foregoing, each Party agrees to, and shall use commercially reasonable efforts to cause its respective agents, representatives, Affiliates, employees, officers, and directors to, treat and hold as confidential all information provided or made available by or on behalf of the other Party or its Subsidiaries, or their respective employees, officers, directors, agents, or representatives, pursuant to this Agreement or in connection with the transactions contemplated thereby, and not disclose and refrain from using any such information except pursuant to the terms of this Agreement or in connection with the transactions contemplated hereby; provided that these restrictions shall not apply to information that is, or subsequently becomes, (i) generally available to and known by the public other than as a result of its disclosure by a Party or its agents, representatives, Affiliates, employees, officers, or directors in violation of the Confidentiality Agreement or this Agreement, or (ii) available to the receiving party or its employees, officers, directors, agents, or representatives on a non-confidential basis from a third-party source, provided that such source is not known by the receiving party to be prohibited from disclosing such information to the receiving party or its employees, officers, directors, agents, or representatives by any legal, fiduciary, contractual, or other obligation.
Section 7.4   Regulatory Filings; Consents and Approvals.
(a)   The Parties shall cooperate with each other and use their respective reasonable best efforts to prepare all documentation, to make all filings, to give all notices, and to obtain all permits, consents, approvals, waivers, and authorizations of all Governmental Entities and other third parties, including the Regulatory Approvals, necessary or advisable to consummate the Merger, the Bank Merger, and the other transactions contemplated by this Agreement. Company shall use reasonable best efforts to prepare and file, and will cause Company Bank to use reasonable best efforts to prepare and file, any applications, notices, and requests for waivers required to be filed with the Federal Reserve or FDIC in connection with the Merger or the Bank Merger within 45 days after the date of this Agreement. Each Party shall have the right to review in advance, and to the extent practicable each Party shall consult with the other Party with respect to, in each case subject to applicable Laws relating to the confidentiality, nondisclosure, and exchange of information, all applications, notices, and waiver requests, and any other written information, filed with or submitted to any Governmental Entity in connection with the transactions contemplated by this Agreement, provided that Company and Company Bank shall not be required to provide or make available to Target the confidential portions of any filing made with or submitted to a Governmental Entity. In exercising its rights under the immediately preceding sentence, each Party agrees to act reasonably and as promptly as reasonably practicable. Each Party agrees that it will consult with the other Party with respect to obtaining any permits, consents, approvals, waivers, and authorizations of or from Governmental Entities (including the Regulatory Approvals) or other third parties necessary or advisable to consummate the Merger, the Bank Merger, or the other transactions contemplated by this Agreement. Each Party shall keep the other Party reasonably apprised of the status of the permits, consents, approvals, waivers, and authorizations necessary or advisable to consummate the Merger, the Bank Merger, or the other transactions contemplated by this Agreement.
(b)   In furtherance and not in limitation of the foregoing, each Party shall use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed, or overturned, any decree, judgment, injunction, or other order, whether temporary, preliminary, or permanent, that would restrain, prevent, or delay the Closing. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Company or Target or any of their respective Subsidiaries, and neither Company nor Target shall be permitted (without the prior written consent of the other Party), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the above-referenced permits, consents, approvals, waivers, and authorizations of Governmental Entities and other third parties, that would reasonably be expected to have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger (a “Burdensome Condition”).
(c)   Each Party agrees to, upon request, furnish the other Party with all information concerning itself, its Subsidiaries, and its and its Subsidiaries’ directors, officers, and businesses, as well as such other matters, in each case as may be necessary, advisable, or appropriate in connection with any filing, notice, or application made or given by or on behalf of such other Party or any of its Subsidiaries with or to any Governmental Entity or other third party.
Section 7.5   Further Assurances.   Subject to the other terms and conditions of this Agreement, each Party agrees to use reasonable best efforts to promptly take, or cause to be promptly taken, all actions, and to promptly do, or cause to be promptly done, all things, necessary, proper, or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably possible, including using reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents, and approvals from Governmental Entities, effecting all necessary registrations, applications, and filings (including without limitation filings under applicable federal or state securities Laws), and obtaining any required contractual consents and regulatory approvals.
Section 7.6   Publicity.   Each Party shall consult with the other Party before issuing any press release or making any other public announcement or statement (including written communications to shareholders) with respect to this Agreement or the transactions contemplated hereby, and no Party shall issue any such press release or make any such public announcement or statement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that this Section 7.6 shall not (a) operate to prohibit a Party from issuing any press release or making any other public announcement or statement required by applicable Law or by the rules or regulations of any stock exchange to which such Party is subject and (b) apply to any press release or other public announcement or statement that is consistent with one or more other press releases, announcements, or statements made after the date of this Agreement in compliance with this Section 7.6.
Section 7.7   Target Shareholders Meeting.
(a)   Target and its board of directors shall take, in accordance with applicable Law and Target’s charter and bylaws, all action necessary to call, give notice of, convene, and hold, as promptly as reasonably practicable after the date on which the Registration Statement becomes effective under the Securities Act, a meeting of Target’s shareholders (including any and all adjournments or postponements thereof, the “Target Meeting”) for the purpose of Target’s shareholders voting on approval of this Agreement and any other matters required to be approved or voted upon by Target’s shareholders in connection with or in order to consummate the transactions contemplated by this Agreement, as well as, if mutually agreed upon by the Parties, any other matters of the type customarily brought before a meeting of shareholders to approve an agreement such as this Agreement. Except with the prior approval of Company (which approval will not be unreasonably withheld, conditioned, or delayed), no other matters shall be submitted for consideration by or the approval of Target’s shareholders at the Target Meeting. Subject to Section 7.7(b), (i) Target and its board of directors shall at all times prior to and during the Target Meeting recommend to Target’s shareholders the approval of this Agreement and shall use commercially reasonable efforts to solicit and obtain such approval and (ii) neither Target nor its board of directors shall withhold, withdraw, modify, or qualify in any manner adverse to Company its recommendation that Target’s shareholders approve this Agreement and the transactions contemplated hereby, or take any other action (including making a public statement) intentionally inconsistent with such recommendation (any action prohibited by this clause (ii) being referred to as a “Target Change of Recommendation”). Notwithstanding any Target Change of Recommendation, unless this Agreement has been terminated, the Target Meeting shall be convened and this Agreement shall be submitted to the shareholders of Target at the Target Meeting for the purpose of Target’s shareholders considering and voting on approval of this Agreement and any other matters required to be approved by Target’s shareholders in order to consummate the transactions contemplated by this Agreement. Additionally, unless this Agreement has been terminated, Target shall not submit to or for a vote of its shareholders any Acquisition Proposal.
(b)   Notwithstanding Section 7.7(a), Target’s board of directors may make a Target Change of Recommendation if, but only if:
(i)   Target has complied in all material respects with Section 7.1;
(ii)   Target’s board of directors determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that its failure to make a Target Change of Recommendation would constitute or result in, or would be reasonably likely to constitute or result in, a violation of its fiduciary duties under applicable Law; and
(iii)   In the event the Target Change of Recommendation is the result of or relates to an Acquisition Proposal, (A) Target’s board of directors has determined in good faith that such Acquisition Proposal constitutes a Superior Proposal, (B) Target notifies Company at least three Business Days prior to making the Target Change of Recommendation of its intention to make such Target Change of Recommendation in response to such Superior Proposal, and furnishes to Company the identity of the Person making such Superior Proposal, a copy of the proposed transaction agreements and any other material documents relating to such Superior Proposal, and a reasonable description of the events or circumstances giving rise to its determination to take such action, (C) prior to effecting the Target Change of Recommendation, Target negotiates in good faith with Company, during the three Business Day period following Target’s delivery of the notice referred to in clause (B) above (to the extent Company desires to so negotiate), to make such adjustments to the terms and conditions of this Agreement such that such Acquisition Proposal ceases to constitute a Superior Proposal, and (D) after the conclusion of such three Business Day period, Target’s board of directors determines in good faith, after giving effect to all of the adjustments (if any) which may be offered by Company pursuant to clause (C) above, that such Acquisition Proposal continues to constitute a Superior Proposal; provided that in the event of any revisions to the terms of an Acquisition Proposal that reasonably could be expected to have a material impact on Target’s board of directors’ decision with respect to whether such Acquisition Proposal is a Superior Proposal, Target shall deliver a new written notice to Company pursuant to the foregoing clause (B) and again comply with the requirements of this Section 7.7(b)(iii) with respect to such new written notice.
(c)   Target shall adjourn or postpone the Target Meeting if (i) at the Target Meeting there is not a sufficient number of shares of Target Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of the Target Meeting, (ii) as of the date of the Target Meeting Target has not received proxies representing a sufficient number of shares of Target Common Stock necessary for the approval of this Agreement by the shareholders of Target in accordance with Target’s charter and bylaws and applicable Law, or (iii) required by applicable Law in order to ensure that any required supplement or amendment to the Proxy Statement/Prospectus is provided to Target’s shareholders a reasonable amount of time prior to the Target Meeting; provided that, in the case of clauses (i) and (ii), Target shall not be required to adjourn or postpone the Target Meeting more than two times.
Section 7.8   Employee and Benefit Matters.
(a)   Subject to applicable Law, the generally applicable, standard hiring policies of the Company Parties, and the terms of the Company Parties’ employee benefit plans, prior to the Closing Date, Company and/or Company Bank will make offers of at-will employment in writing to employees of Target and/or its Subsidiaries (each, an “Offer Employee”) to become employees of Company and/or Company Bank with a start date as of or immediately following the Effective Time and with compensation and benefits no less favorable than that provided and made available to similarly situated employees of Company and/or Company Bank. Each Offer Employee who timely accepts Company’s and/or Company Bank’s offer of employment made pursuant to this Section 7.8(a) is referred to as a “Continuing Employee.” With respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained by Company or its Subsidiaries, excluding any retiree health care plans or programs and any equity compensation or deferred compensation plans or arrangements (collectively, “Employee Plans”), in which any Continuing Employees will participate effective as of or after the Effective Time, Company or its Subsidiaries, as appropriate, will recognize all years of service of Continuing Employees with Target and its Subsidiaries (and their respective predecessors) for vesting and eligibility purposes (but not for benefit accrual purposes or purposes of early retirement subsidies under any Employee Plan that is a defined benefit pension plan) in any Employee Plan in which such Continuing Employees may be eligible to participate at or after the Effective Time; provided that such service shall not be recognized to the extent that (i) such recognition of service would result in a duplication of benefits or (ii) such service was not recognized under a corresponding Target Benefit Plan. With respect to Employee Plans providing health, dental, vision, or prescription drug coverage or group life or disability insurance coverage, Company or its Subsidiaries, as appropriate, will use commercially reasonable efforts to cause any pre-existing condition, eligibility waiting period, or other limitations or exclusions otherwise applicable under such plans to new employees not to apply to Continuing Employees or their spouses or eligible dependents who were covered under a similar Target Benefit Plan immediately prior to the Effective Time. Further, if Continuing Employees experience a transition in health, dental, vision, or prescription drug coverage during the middle of a plan year, Company and its Subsidiaries will use commercially reasonable efforts to cause any successor Employee Plan providing health, dental, vision, or prescription drug coverage for Continuing Employees to give credit towards satisfaction of any annual deductible limitation and out-of-pocket maximum applied under such successor plan for any deductible, co-payment, or other cost-sharing amounts previously paid by Continuing Employees in respect of their participation in the corresponding Target Benefit Plan during the plan year of the successor Employee Plan prior to the transition effective date.
(b)   If requested by Company in writing at least 20 Business Days prior to the Closing Date, Target shall take or cause to be taken such action as may be reasonably necessary to terminate the Reliant Bank 401(k) Plan (the “Target 401(k) Plan”) effective as of the day prior to the date that includes the Effective Time but contingent upon the Merger being effective at the Effective Time. If Company requests that the Target 401(k) Plan be terminated, (i) Target shall provide Company with evidence that the Target 401(k) Plan has been terminated not later than two days prior to the Closing Date and (ii) Continuing Employees shall be eligible to participate, effective as of, or as soon as practicable (but in no event more than 30 days) after, the Effective Time, in a 401(k) plan sponsored or maintained by Company or one of its Subsidiaries (the “Company 401(k) Plan”), it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan. The Parties shall take any and all actions (including adopting amendment to the Target 401(k) Plan and/or the Company 401(k) Plan) that may be required to permit Continuing Employees to make rollover contributions to the Company 401(k) Plan of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in the form of cash, notes (in the case of participant loans), Company Common Stock, or a combination thereof, in an amount equal to the full account balances distributed to Continuing Employees from the Target 401(k) Plan.
(c)   The Parties will establish a cash-based retention program in the aggregate dollar amount, and subject to the terms, conditions, and restrictions, set forth on Schedule 7.8(c) of the Company Disclosure

Memorandum to promote employee retention and to incentivize employee efforts to consummate the Merger and the Bank Merger.
(d)   Company will, or will cause its Subsidiaries to, provide to (i) employees of Target or its Subsidiaries immediately prior to the Effective Time who are not offered continued employment with Company or its Subsidiaries, and (ii) Continuing Employees whose employment is involuntarily terminated by Company or its Subsidiaries without cause during the 12-month period immediately following the Effective Time (collectively, “Severed Employees”), in each case who are not otherwise entitled to severance or change in control benefits under an employment, change in control, or similar agreement, severance benefits in the amounts set forth on Schedule 7.8(d) of the Company Disclosure Memorandum, taking into account the number of years of service of the Severed Employees with Target or its Subsidiaries (or any predecessor entities) prior to the Effective Time and with Company or its Subsidiaries thereafter, and without taking into account any reduction after the Effective Time in the compensation paid to the Severed Employees. Any such payments of severance benefits (including the timing of the same) shall be in compliance with or exempt from Section 409A of the Code. For purposes of this Section 7.8(d), “cause” shall have the same meaning as provided in any written employment, change in control, or similar agreement between any Severed Employee and Company or its Subsidiaries (as successor to Target or its Subsidiaries or otherwise) on the date such Severed Employee’s employment is terminated or, if no such definition or employment agreement exists, “cause” shall mean conduct amounting to (i) fraud or dishonesty against or to Company or its Subsidiaries, (ii) intentional misconduct or knowing violation of Law in the course or scope of employment; (iii) repeated absences from work without a reasonable excuse; (iv) repeated intoxication with alcohol or drugs while on the premises of Company or its Subsidiaries during regular business hours; (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty; (vi) a material breach of the terms of any agreement to which the Severed Employee and Company or its Subsidiaries are parties; or (vii) a material and repeated failure to perform reasonable and position-appropriate work assignments or follow applicable employment policies or procedures following written notice to the employee of such conduct and a reasonable opportunity to cure such conduct within not less than 10 days following notice to the employee.
(e)   Nothing in this Section 7.8 shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement or shall alter or limit the ability of the Surviving Corporation or any of its Subsidiaries to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them. This Section 7.8 shall not (i) confer upon any employee of Target or its Subsidiaries any right to continued employment with the Surviving Corporation or any of its Subsidiaries or (ii) limit the right of the Surviving Corporation or any of its Subsidiaries to terminate the employment of any Continuing Employee.
(f)   Company, as the Surviving Corporation, will assume and honor, or will cause its Subsidiaries to assume and honor, in accordance with their respective terms, all Target Benefit Plans, including the Target Benefit Plans set forth on Schedule 7.8(f) of the Target Disclosure Memorandum.
Section 7.9   Indemnification.
(a)   For a period of six years after the Effective Time, (i) the Surviving Corporation shall indemnify, defend, and hold harmless, to the fullest extent permitted by applicable Law, each of the current and former directors, officers, and employees of Target and its Subsidiaries (each, an “Indemnified Party”) against any and all costs and expenses (including attorneys’ fees and expenses), judgments, fines, losses, claims, damages, and liabilities incurred in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including matters related to this Agreement or the transactions contemplated hereby), whether asserted or claimed prior to, at, or after the Effective Time, and based on, arising out of, or pertaining to the fact that he or she was a director, officer, or employee of Target or any of its Subsidiaries, or was serving at the request of Target or any of its Subsidiaries as a director, officer, employee, agent, trustee, or partner of another corporation, partnership, trust, joint venture, employee benefit plan, or other entity, and (ii) the Surviving Corporation shall also advance expenses as incurred by an Indemnified Party to the fullest extent permitted by applicable Law; provided that the Indemnified Party to whom expenses are advanced provides a written undertaking to repay such advances if it is ultimately determined that such

Indemnified Party is not entitled to indemnification. The Indemnified Party shall reasonably cooperate with the Surviving Corporation in the defense of any such claim, action, suit, proceeding, or investigation.
(b)   For a period of six years after the Effective Time, the Surviving Corporation shall maintain, or shall cause its Subsidiaries to maintain, in full force and effect the current policies of directors’ and officers’ liability insurance maintained by Target and its Subsidiaries (provided that the Surviving Corporation and its Subsidiaries may substitute therefor policies with a substantially comparable insurer providing for at least the same coverage and coverage amounts and containing terms and conditions which are no less advantageous to the insured) with respect to claims against the present and former officers and directors of Target and its Subsidiaries arising out of matters existing or occurring at or prior to the Effective Time (including matters related to this Agreement or the transactions contemplated hereby); provided that the Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of 250% of the current annual premium paid as of the date hereof by Target and its Subsidiaries for such insurance (the “Premium Cap”) and that, if such premiums for such insurance would at any time exceed the Premium Cap, the Surviving Corporation or its Subsidiaries shall cause to be maintained policies of insurance which, in the reasonable, good faith opinion of the Surviving Corporation, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Company may, or may cause its Subsidiaries to (and at the request of Company, Target will use commercially reasonable efforts to), obtain at or prior to the Effective Time one or more six-year “tail” policies under Target’s and/or its Subsidiaries’ existing directors’ and officers’ liability insurance policies providing coverage equivalent to that described in the preceding sentence if and to the extent the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap. If Company (or its Subsidiaries) or Target purchases any such “tail” policies, the Surviving Corporation shall, or shall cause its Subsidiaries to, maintain such “tail” policies in full force and effect and honor its obligations thereunder.
(c)   The obligations of Company, Target, and the Surviving Corporation under this Section 7.9 shall not be terminated or modified after the Effective Time in a manner which adversely affects any Indemnified Party, or any other Person entitled to the benefit of this Section 7.9, without the prior written consent of the affected Indemnified Party or other affected Person.
(d)   The provisions of this Section 7.9 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her estate, heirs, and legal and personal representatives. If Company or any of its successors or assigns consolidates with or merges with or into any other Person and is not the continuing or surviving entity of such consolidation or merger, transfers all or substantially all of its assets or deposits to any other Person, or engages in any similar transaction, then, in each such case, Company or its successors or assigns shall cause proper provision to be made so that its successors and assigns will expressly assume the obligations set forth in this Section 7.9.
Section 7.10   Registration Statement.
(a)   As soon as reasonably practicable (and in any event, within 60 days) after the date of this Agreement the Parties will prepare and file with the SEC the Proxy Statement/Prospectus and Company will prepare and file with the SEC the Registration Statement (in which the Proxy Statement/Prospectus will be included as a prospectus), which in each case shall comply in all material respects with the requirements of the Exchange Act and the Securities Act (and the rules and regulations thereunder) applicable thereto. Each of Company and Target shall use reasonable best efforts to have the Registration Statement declared effective under the Securities Act as soon as practicable after the filing thereof. Company shall use reasonable best efforts to register or exempt from registration the Company Common Stock to be issued to holders of Target Common Stock as Merger Consideration under the state securities or “blue sky” Laws of all applicable jurisdictions, and to keep the Registration Statement and such state securities Laws or “blue sky” registrations or exemptions current and in effect for so long as is necessary to consummate the transactions contemplated by this Agreement. Company shall have primary responsibility for preparing and filing the Registration Statement, provided that Company shall afford Target and its legal, financial, and accounting advisors a reasonable opportunity to review and provide comments on (i) the Registration Statement before it is filed with the SEC and (ii) all amendments and supplements to the Registration Statement and all responses to requests for additional information and replies to comments relating to the Registration Statement before the same are filed with or submitted to the SEC. Each Party, to the extent permitted by applicable Law, shall deliver to the other Party copies of all material filings, correspondence, orders, and documents with, to, or from Governmental Entities, and shall promptly relay to the other Party the substance of any material oral communications with, to, or from Governmental Entities, in each case pertaining or relating to the Registration Statement or any documents or materials related thereto.
(b)   The Parties shall cooperate in the preparation of the Registration Statement and the Proxy Statement/Prospectus for the purpose of submitting this Agreement to the shareholders of Target for approval as soon as reasonably practicable. Each Party will as promptly as reasonably practicable provide to the other Party any information of or relating to such Party or its Subsidiaries as the other Party reasonably requests for inclusion in the Registration Statement or the Proxy Statement/Prospectus. Each Party covenants that none of the information supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement or any amendment or supplement thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (ii) the Proxy Statement/Prospectus or any amendment or supplement thereto will, on the date the same is first mailed to the shareholders of Target or at the time of the Target Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (iii) any other document filed with any Governmental Entity in connection with the transactions contemplated by this Agreement will, at the time such document is filed, fail to comply as to form, in all material respects, with the provisions of applicable Law.
Section 7.11   Nasdaq Listing.   Company shall cause the shares of Company Common Stock to be issued as Merger Consideration in accordance with this Agreement to be authorized for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.
Section 7.12   Section 16 Matters.   Company and Target agree that, in order to most effectively compensate and retain those officers and directors of Target subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Target Insiders”), both prior to and after the Effective Time, it is desirable that the Target Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the conversion or exchange of shares of Target Common Stock or Target Equity Awards in connection with the Merger and for that compensatory and retentive purpose agree to the provisions of this Section 7.12. The Company board of directors and the Target board or directors, or in each case a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall prior to the Effective Time take all such action as may be required to cause (in the case of Target) any dispositions of Target Common Stock or Target Equity Awards by the Target Insiders, and (in the case of Company) any acquisitions of Company Common Stock by any Target Insiders, who, immediately following the Merger, will be officers or directors of Company subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable Law.
Section 7.13   Takeover Laws.   Neither Company, Target, nor the board of directors of Company or Target shall knowingly take any action that would cause any Takeover Law to become applicable to this Agreement, the Merger, the Bank Merger, or any of the other transactions contemplated hereby, and Company and Target and their respective boards of directors shall take all necessary steps to exempt (or ensure the continued exemption of) this Agreement, the Merger, the Bank Merger, and the other transactions contemplated hereby from any applicable Takeover Law now or hereafter in effect. If any Takeover Law should become, or should purport to be, applicable to the transactions contemplated by this Agreement, Company and Target and their respective boards of directors will grant such approvals and take such other actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Law.
Section 7.14   Litigation and Claims.   Each Party shall promptly notify the other Party in writing of any action, suit, litigation, or other proceeding instituted, initiated, or commenced, or to its Knowledge threatened to be instituted, initiated, or commenced, against such Party or any of its Subsidiaries, or any of its or its Subsidiaries’ directors or officers, relating to this Agreement or the transactions contemplated hereby. Each Party shall give the other Party the opportunity to participate (at such other Party’s own expense) in the defense or settlement of any shareholder litigation involving such Party or any of its Subsidiaries, or any of its or its Subsidiaries’ directors or officers, relating to this Agreement or the transactions contemplated hereby. Neither Party shall settle any such shareholder litigation without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed; provided that a Party shall not be obligated to consent to any settlement which does not include a full release of such Party and its Subsidiaries and affiliates or which imposes injunctive or other equitable relief after the Effective Time upon the Surviving Corporation or any of its Subsidiaries or affiliates.
Section 7.15   Operating Functions.   To the extent permitted by applicable Law, Target shall, and shall cause Target Bank to, reasonably cooperate with Company and Company Bank in connection with planning for the efficient and orderly combination of Company and Target, and Company Bank and Target Bank, and the operation of the Surviving Corporation and the Surviving Bank, and in preparing for the consolidation of appropriate operating functions and the conversion of the data processing and related electronic information technology systems of Target Bank to those used by Company Bank. Notwithstanding the forgoing, this Section 7.16 shall not require Target or Target Bank to terminate any third-party service provider Contracts prior to the Effective Time. Company will promptly reimburse Target and Target Bank upon request for reasonable out-of-pocket expenses, fees, and charges that Target or Target Bank incurs as a result of taking, at the request of Company, any action prior to the Effective Time to facilitate the conversion of the data processing and related electronic information technology systems of Target Bank to those of Company Bank.
Section 7.16   Assumption of Target Debt.   Company agrees to execute and deliver, or cause to be executed and delivered, at or prior to the Effective Time, one or more supplemental indentures and/or such other documents and instruments, as may be required for the due and full assumption by Company at the Effective Time of Target’s obligations in respect of any outstanding debt, notes, guarantees, securities, or other instruments, to the extent required by the terms thereof.
Section 7.17   Legal Conditions to Merger.   Subject in all respects to Section 7.4, each of Company and Target shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts (a) to take, or cause to be taken, all action necessary, proper, or advisable to comply promptly with all legal requirements that may be imposed on such Party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VIII, to consummate the transactions contemplated by this Agreement, (b) to obtain (and to cooperate with the other Party to obtain) any material consent, authorization, order, or approval of, or any exemption by or from, any Governmental Entity or any other third party that is required to be obtained by Company or Target or any of their respective Subsidiaries in connection with the Merger, the Bank Merger, or the other transactions contemplated by this Agreement, and (c) to obtain the tax opinions referenced in Section 8.2(d) and Section 8.3(d), including by executing and delivering certificates of officers of Company and Target containing certain representations reasonably satisfactory in form and substance to Company’s and Target’s legal counsel.
Section 7.18   Dividends.   After the date of this Agreement, to the extent permitted under the charter and bylaws of Company and the charter and bylaws of Target, each of Company and Target shall coordinate with the other the declaration of any dividends in respect of Company Common Stock and Target Common Stock, and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of Target Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Target Common Stock and any shares of Company Common Stock such holders receive in exchange therefor in the Merger.
Section 7.19   Mortgage Subsidiary.   Unless otherwise agreed by Company, Target shall, and shall cause Target Bank to, use their respective reasonable best efforts to, prior to or at the Closing, divest the entirety of Target Bank’s membership interest in Reliant Mortgage Ventures, LLC, a Tennessee limited liability company (“RMV”), or acquire the membership interest(s) of all other holder(s) of RMV membership interests, in either case upon such terms and subject to such conditions as mutually agreed upon by the Parties.

ARTICLE VIII
CONDITIONS TO CONSUMMATION OF MERGER
Section 8.1   Conditions to Each Party’s Obligation.   The respective obligation of each Party to consummate the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by such Party prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):
(a)   Target Shareholder Approval.   This Agreement shall have been duly approved by the shareholders of Target in accordance with Target’s charter and bylaws and applicable Law.
(b)   Regulatory Approvals.   All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been termination, and no such Requisite Regulatory Approval shall have resulted in the imposition of a Burdensome Condition.
(c)   Registration Statement.   The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding by the SEC to suspend the effectiveness of the Registration Statement shall be ongoing.
(d)   Nasdaq Listing.   The shares of Company Common Stock to be issued to holders of Target Common Stock pursuant to this Agreement upon consummation of the Merger shall have been authorized for listing on Nasdaq, subject to official notice of issuance.
(e)   No Injunction; Illegality.   There shall not be in effect any order, decree, or injunction of any Governmental Entity that enjoins or prohibits the consummation of the Merger or the Bank Merger, and no Governmental Entity of competent jurisdiction shall have instituted any action, suit, or proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or the Bank Merger. No Law shall have been enacted, entered, promulgated, or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger or the Bank Merger.
Section 8.2   Conditions to Obligation of Target.   The obligation of Target to consummate the Merger is also subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by Target prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):
(a)   Representations and Warranties of Company.   The representations and warranties of Company contained in Section 5.2(c)(i) (Capitalization) and Section 5.2(k)(i) (Absence of Certain Changes or Events) shall be true and correct in all respects (other than, in the case of Section 5.2(c)(i) (Capitalization) only, inaccuracies which, individually and in the aggregate, are de minimis) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). The representations and warranties of Company contained in Section 5.2(a) (Organization and Qualification), Section 5.2(c)(ii) (Capitalization), Section 5.2(d) (Authority), and Section 5.2(r) (Broker Fees) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). All other representations and warranties of Company contained in Article V shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct has not had or resulted in, and would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect on Company;provided that, for purposes of this sentence only, those representations and warranties containing or subject to a materiality or Material Adverse Effect qualifier shall be read without, and shall be deemed not to include or be subject to, any such qualifier.

(b)   Performance of Obligations of Company.   Company shall have performed and complied with, in all material respects, all obligations and covenants required to be performed and complied with by Company under this Agreement prior to or at the Closing.
(c)   Officers’ Certificate.   Target shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of Company, and otherwise in form and substance reasonably satisfactory to Target, to the effect that the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.
(d)   Tax Opinion.   Target shall have received a written opinion from K&L Gates LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to Target, to the effect that, on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering its opinion, such counsel may require and rely upon representations contained in certificates of officers of Target and Company reasonably satisfactory in form and substance to such counsel.
(e)   No Material Adverse Effect.   Since March 31, 2021, there shall not have been any effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had, or would reasonably be expected to have, a Material Adverse Effect on Company.
Section 8.3   Conditions to Obligation of Company.   The obligation of Company to consummate the Merger is also subject to the satisfaction or, to the extent permitted by applicable Law, written waiver by Company prior to the Closing of each of the following conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions):
(a)   Representations and Warranties of Target.   The representations and warranties of Target contained in Section 4.2(c)(i) (Capitalization) and Section 4.2(k)(i) (Absence of Certain Changes or Events) shall be true and correct in all respects (other than, in the case of Section 4.2(c)(i) (Capitalization) only, inaccuracies which, individually and in the aggregate, are de minimis) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). The representations and warranties of Target contained in Section 4.2(a) (Organization and Qualification), Section 4.2(c)(ii) (Capitalization), Section 4.2(d) (Authority), and Section 4.2(v) (Broker Fees) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date). All other representations and warranties of Target contained in Article IV shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct only as of such date), except where the failure of such representations and warranties to be so true and correct has not had or resulted in, and would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect on Target;provided that, for purposes of this sentence only, those representations and warranties containing or subject to a materiality or Material Adverse Effect qualifier shall be read without, and shall be deemed not to include or be subject to, any such qualifier. (b)   Performance of Obligations of Target. Target shall have performed and complied with, in all material respects, all obligations and covenants required to be performed and complied with by Target under this Agreement prior to or at the Closing.
(c)   Officers’ Certificate.   Company shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of Target, and otherwise in form and substance reasonably satisfactory to Company, to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.
(d)   Tax Opinion.   Company shall have received a written opinion from Nelson Mullins Riley & Scarborough LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to Company, to the effect that, on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the

Code. In rendering its opinion, such counsel may require and rely upon representations contained in certificates of officers of Target and Company reasonably satisfactory in form and substance to such counsel.
(e)   No Material Adverse Effect.   Since March 31, 2021, there shall not have been any effect, circumstance, occurrence, event, development, or change that, individually or taken together with all other effects, circumstances, occurrences, events, developments, and changes, has had, or would reasonably be expected to have, a Material Adverse Effect on Target.
(f)   FIRPTA Certificate.   Target shall have delivered to Company (i) a statement conforming to the requirements of Treasury Regulation Section 1.897-2(h) that Target is not a “U.S. real property holding corporation” and (ii) evidence of the filing of notice of such statement with the IRS reasonably satisfactory to Company.
ARTICLE IX
TERMINATION
Section 9.1   Termination.   This Agreement may be terminated at any time prior to the Effective Time (or as otherwise indicated):
(a)   by mutual written agreement of Company and Target;
(b)   by Company (provided that Company is not then in material breach of any representation, warranty, covenant, or agreement contained herein), in the event of a breach by Target of any representation, warranty, covenant, or agreement contained in this Agreement, or by Target (provided that Target is not then in material breach of any representation, warranty, covenant, or agreement contained herein), in the event of a breach by Company of any representation, warranty, covenant, or agreement contained in this Agreement, in either case which breach (i) individually or in the aggregate with all other such breaches, would, if occurring or continuing on the Closing Date, result in the failure of any condition set forth in Section 8.3 (in the case of termination by Company) or any condition set forth in Section 8.2 (in the case of termination by Target) and (ii) has not been, or by its nature or as a result of timing cannot be, cured by the earlier of March 31, 2022, and the date which is 30 days after written notice of such breach is given by the terminating Party to the breaching Party;
(c)   by either Company or Target, in the event the shareholders of Target fail to approve, by the requisite vote, this Agreement and the transactions contemplated hereby at the Target Meeting, provided that Target shall only be entitled to terminate this Agreement under this Section 9.1(c) if Target has complied in all material respects with, and there has been no material breach by Target of, its obligations and covenants contained in Section 7.7;
(d)   by either Company or Target, in the event any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and non-appealable; provided, however, that a Party shall not be entitled to terminate this Agreement under this Section 9.1(d) if such denial shall be due to the failure of such Party to perform or observe any of its obligations or covenants contained in this Agreement;
(e)   by either Company or Target, in the event any Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order, decree, or injunction enjoining or prohibiting the consummation of the Merger or the Bank Merger or shall have enacted, entered, or promulgated any Law which prohibits or makes illegal the consummation of the Merger or the Bank Merger; provided, however, that a Party shall not be entitled to terminate this Agreement under this Section 9.1(e) if such action of such Governmental Entity shall be due to the failure of such Party to perform or observe its obligations or covenants contained in this Agreement;
(f)   by either Company or Target, in the event the Merger is not consummated by March 31, 2022, unless the failure to consummate the Merger by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe its obligations or covenants contained in this Agreement;
(g)   by Company prior to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Target in accordance with Target’s charter and bylaws and applicable Law, in the event that (i) Target materially breaches Section 7.1 or Section 7.7 or (ii) the board of directors of Target makes a Target Change of Recommendation;
(h)   by Target prior to the approval of this Agreement and the transactions contemplated hereby by the shareholders of Target in accordance with Target’s charter and bylaws and applicable Law, for the purpose of entering into an agreement with respect to a Superior Proposal, provided that there has been no material breach by Target of Section 7.1 or Section 7.7; or
(i)   by Target, if both (i) the Average Closing Price is less than the product of the Beginning Closing Price multiplied by 0.80 (rounded to the nearest hundredth) and (ii) (A) the Company Closing Price Ratio is less than (B) the difference between (1) the Index Ratio and (2) 0.20; provided, however, that Target must elect to terminate this Agreement under this Section 9.1(i) by written notice (the “Termination Notice”) given to Company within two Business Days after the Determination Date and that Target’s right of termination shall be subject to the right of Company provided for below to increase the Exchange Ratio and/or make cash payments to holders of Target Common Stock. During the three Business Day period immediately following the day on which Company receives the Termination Notice (the “Election Period”), Company shall have the right and option, in its sole and absolute discretion, to (x) increase the Exchange Ratio (calculated to the nearest one ten-thousandth), (y) provided that it does not and will not prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, make cash payments to holders of Target Common Stock, as additional Merger Consideration (in addition to, and not in lieu of, issuing shares of Company Common Stock), or (z) provide any combination of the items set forth in the foregoing clauses (x) and (y), but subject to the limitations stated therein, such that, as a result of any such adjustment, the value of the Merger Consideration issuable or payable in respect of each share of Target Common Stock is not less than the Minimum Per Share Merger Consideration. If Company elects to increase the Exchange Ratio and/or make cash payments as aforesaid, Company shall give written notice of such election (the “Fill Notice”) to Target during the Election Period, which Fill Notice shall specify the amount of any such increase and/or cash payments, whereupon no termination of this Agreement shall occur, or be deemed to have occurred, pursuant to this Section 9.1(i) and this Agreement shall remain in full force and effect in accordance with its terms (with the Exchange Ratio modified and/or cash payments to be made, as additional Merger Consideration, in accordance with this Section 9.1(i) as set forth in the Fill Notice). If Company does not timely elect to increase the Exchange Ratio and/or make cash payments as aforesaid, then Target may terminate this Agreement at any time after the end of the Election Period. Notwithstanding anything to the contrary in Section 10.7, for purposes of this Section 9.1(i), notices shall be deemed given, delivered, and effective when transmitted via confirmed email; provided that if any such email is transmitted after 5:00 p.m. local time of the recipient, or on a day other than a Business Day, it shall be deemed given, delivered, and effective on the next following Business Day.
Section 9.2   Effect of Termination.   In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement shall become null and void and have no further force or effect and neither Company nor Target nor any of their respective Subsidiaries, nor the officers or directors of any of the foregoing, shall have any liability or obligations of any nature under this Agreement or in connection with the transactions contemplated hereby, except that (a) Section 7.3(c), Section 7.6, this Section 9.2, Section 9.3, and Article X shall survive any termination of this Agreement and (b) notwithstanding anything to the contrary contained in this Agreement, neither Company nor Target shall be relieved or released from any liability or damages arising out of its fraud or its willful and material breach of any provision of this Agreement occurring prior to termination (which damages, in the case of fraud or a willful and material breach by Company, shall include the loss to the holders of Target Common Stock and Target Equity Awards of the economic benefits of the Merger, including the loss of the premium offered to holders of Target Common Stock and Target Equity Awards, it being understood that Target shall be entitled to pursue damages for such losses and to enforce the right to recover such losses on behalf of its shareholders and the holders of Target Equity Awards in its sole and absolute discretion, and any amounts received by Target in connection therewith may be retained by Target).
Section 9.3   Termination Fee.
(a)   In the event that, after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the board of directors or senior management of Target or shall have been made directly to the shareholders of Target, or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal, in each case with respect to Target, and (i) either (A) thereafter this Agreement is terminated by Company or Target pursuant to Section 9.1(f) without the shareholders of Target having approved this Agreement in accordance with Target’s charter and bylaws and applicable Law (and all other conditions set forth in Section 8.1 and Section 8.2 were satisfied or were capable of being satisfied prior to such termination), (B) thereafter this Agreement is terminated by Company pursuant to Section 9.1(b) as a result of a willful and material breach by Target, or (C) thereafter this Agreement is terminated by Company or Target pursuant to Section 9.1(c) and (ii) prior to the date that is 12 months after the date of such termination of this Agreement, Target enters into a definitive agreement with respect to or consummates an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Target shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such Acquisition Proposal, pay Company a fee of $18,380,000 (the “Termination Fee”); provided that for purposes of this Section 9.3(a), all references in the definition of Acquisition Proposal to “20% or more” shall be deemed to instead be references to “more than 50%.”
(b)   In the event that this Agreement is terminated by Company pursuant to Section 9.1(g), then Target shall pay Company the Termination Fee not later than two Business Days after the date of termination of this Agreement.
(c)   In the event that this Agreement is terminated by Target pursuant to Section 9.1(h), then Target shall pay Company the Termination Fee not later than two Business Days after the date of termination of this Agreement.
Section 9.4   Other Agreements.   Any Termination Fee or other amounts payable in accordance with this Article IX shall be paid by wire transfer of same-day funds. Each Party acknowledges that the agreements contained in Section 9.2, Section 9.3, and this Section 9.4 are an integral part of the transactions contemplated by this Agreement and that absent such agreements the other Party would not have entered into this Agreement. In the event a Party fails to timely make payment of any amounts due and payable by such Party under this Article IX, the Party failing to make such payment shall pay or reimburse the Party entitled to receive such payment all costs and expenses (including attorneys’ fees and expenses and court costs) incurred by such Party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such amounts unpaid at the “prime rate” (U.S.) prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. The Termination Fee and any other amounts payable pursuant to this Article IX shall constitute liquidated damages (and not a penalty) and, except in the case of fraud or willful and material breach of this Agreement, shall be the sole monetary remedy of Company in the event this Agreement is terminated under the circumstances described in Section 9.3.
ARTICLE X
MISCELLANEOUS
Section 10.1   Survival.   None of the representations, warranties, covenants, or agreements contained in this Agreement shall survive the Effective Time (other than those covenants and agreements contained herein that by their express terms are to be observed or performed after the Effective Time) or the termination of this Agreement (other than Section 7.3(c), Section 7.6, Section 9.2, Section 9.3, Section 9.4, and this Article X, each of which shall survive any such termination).
Section 10.2   Interpretation.   When reference is made in this Agreement to an article, section, exhibit, or schedule, such reference shall be to an article or section of or exhibit or schedule to this Agreement, unless otherwise indicated. The headings appearing in this Agreement have been inserted for purposes of convenience of reference only and shall not affect the meaning of, or be given any force or effect in the construction or interpretation of, this Agreement. Whenever the words “include,” “includes,” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not actually followed by such words. Any singular term used in this Agreement shall be deemed to include the plural, and any plural term the singular. Any gender reference in this Agreement shall be deemed to include all genders. All references in this Agreement to a specific statute shall be deemed to refer to all regulations and authoritative guidance issued thereunder, and all references in this Agreement to a statute, regulation, or other guidance shall also be deemed to refer to such statute, regulation, or guidance, as amended from time to time, and to any superseding statute, regulation, or guidance. Any document or item will be deemed “delivered,” “provided,” or “made available” to a Party within the meaning of this Agreement if such document or item is (a) made available to such Party specifically for review in person by the other Party or its representatives, (b) contained and accessible by such Party for a continuous period of at least 48 hours immediately prior to the Parties’ execution of this Agreement (if to be delivered, provided, or made available prior to the date hereof) or the Closing Date (if to be delivered, provided, or made available prior to Closing) in the Intralinks electronic data room established by Target or its financial advisor(s) in connection with the transactions contemplated by this Agreement (to which Company and its designated representatives had access rights during such period) or via the ShareFile folders established and made available by Company in connection with the transactions contemplated by this Agreement (to which Target and its designated representatives had access rights during such period), or (c) filed by a Party with the SEC and publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC at least 48 hours immediately prior to the Parties’ execution of this Agreement (if to be delivered, provided, or made available prior to the date of this Agreement) or the Closing Date (if to be delivered, provided, or made available prior to Closing). All references to “dollars” or “$” in this Agreement are to U.S. dollars. Whenever the words “as of the date hereof” are used in this Agreement, such date shall be deemed the date of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
Section 10.3   Amendment; Waiver.   This Agreement may be amended, modified, or supplemented at any time, either before or after approval of this Agreement by the shareholders of Target, by, but only by, a written instrument executed by each of the Parties; provided, however, that, after the approval of this Agreement by the shareholders of Target, there may not be, without further approval of such shareholders, any amendment, modification, or supplement of or to this Agreement that requires further approval of or by such shareholders under applicable Law. Prior to the Effective Time, any provision of this Agreement may be waived by the Party or Parties entitled to the benefits thereof, provided that any such waiver shall be in writing and executed by the Party or Parties granting such waiver.
Section 10.4   Counterparts; Electronic Delivery.   This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. This Agreement and any other agreement or instrument entered into in connection with this Agreement, as well as any amendments, modifications, supplements, or waivers hereto or thereto or hereunder or thereunder, if signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated for all purposes as an original agreement or instrument and shall be considered to have the same binding legal force and effect as if it were the original signed version thereof delivered in person.
Section 10.5   Governing Law.   This Agreement shall be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of Tennessee, without regard to conflict of laws principles.
Section 10.6   Expenses.   Except as expressly otherwise provided in this Agreement, each Party shall be responsible for and pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided, however, that the costs and expenses of printing and mailing the Proxy Statement/Prospectus and all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger or the Bank Merger shall be borne by Company.
Section 10.7   Notices.   All notices, requests, consents, and other communications required or permitted under or related to this Agreement shall be in writing and shall be deemed given, delivered, and effective (i) when delivered, if delivered personally, (ii) on the third Business Day after mailing, if mailed by first class U.S. Mail, postage prepaid and return receipt requested, or (iii) on the first Business Day after mailing, if sent by a nationally recognized overnight delivery service, in each case to the Parties at the following addresses (or such other addresses as the Parties may designate from time to time by notice given in accordance with this Section 10.7):

If to Company:	with a copy (which shall not constitute notice) to:
United Community Banks, Inc. Attention: Melinda Davis Lux 2 West Washington Street, Suite 700 Greenville, SC 29601	Nelson Mullins Riley & Scarborough Attention: Neil Grayson and Lee Kiser 2 West Washington Street, Suite 400 Greenville, SC 29601
If to Target:	with a copy (which shall not constitute notice) to:
Reliant Bancorp, Inc. Attention: Chief Executive Officer 6100 Tower Circle, Suite 120 Franklin, TN 37067	K&L Gates LLP Attention: Adam G. Smith 222 Second Avenue South, Suite 1700 Nashville, TN 37201
Section 10.8   Entire Agreement; Third Party Beneficiaries.   This Agreement, including and together with the Exhibits and Schedules hereto and the Disclosure Memoranda, the Voting Agreements, and the Confidentiality Agreement (but only to the extent the Confidentiality Agreement is not inconsistent with any provision of this Agreement) represent the entire understanding of the Parties with respect to the transactions contemplated hereby and supersede any and all prior agreements, understandings, and arrangements, whether written or oral, between the Parties with respect to such subject matter. This Agreement is made solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and no other Person shall acquire or have any rights under or by virtue of this Agreement, except that the Indemnified Parties (and their estates, heirs, and legal and personal representatives) are intended third-party beneficiaries of this Agreement to the extent, but only to the extent, provided in Section 7.9.
Section 10.9   Severability.   In the event any term or provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason or in any respect, (a) such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity, legality, or enforceability of the remainder of this Agreement, which shall be and remain in full force and effect enforceable in accordance with its terms, and (b) the Parties shall use commercially reasonable efforts to substitute for such invalid, illegal, or unenforceable term or provision an alternative term or provision which, insofar as practicable, implements the original purposes and intent of this Agreement.
Section 10.10   Assignment.   No Party may assign or delegate this Agreement or any of its rights, interests, duties, or obligations hereunder without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
Section 10.11   Specific Performance.   The Parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement (including the obligation of a Party to consummate the Merger), in addition to any other remedy to which such Party is entitled at law or in equity. Each Party hereby further waives any defense in any action for specific performance that a remedy at law would be adequate and any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 10.12   Submission to Jurisdiction.   EACH PARTY KNOWINGLY AND VOLUNTARILY HEREBY (A) IRREVOCABLY SUBMITS TO THE SOLE AND EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF TENNESSEE LOCATED IN NASHVILLE, DAVIDSON COUNTY, TENNESSEE, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT NO SUCH STATE COURT HAS JURISDICTION, THE U.S. DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE, NASHVILLE DIVISION (THE “STIPULATED COURTS”), IN RESPECT OF ANY CLAIM, ACTION, SUIT, OR PROCEEDING UNDER, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO, (B) IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT AS A DEFENSE IN OR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING THAT SUCH PARTY IS NOT SUBJECT TO THE JURISDICTION OF

THE STIPULATED COURTS, THAT SUCH CLAIM, ACTION, SUIT, OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE STIPULATED COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE, OR THAT THIS AGREEMENT MAY NOT BE CONSTRUED, INTERPRETED, OR ENFORCED IN OR BY THE STIPULATED COURTS, AND (C) IRREVOCABLY AGREES THAT ALL CLAIMS A PART OF OR WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING SHALL BE HEARD AND DETERMINED BY THE STIPULATED COURTS. THE PARTIES HEREBY GRANT THE STIPULATED COURTS JURISDICTION OVER THE PERSONS OF THE PARTIES AND, TO THE EXTENT PERMITTED BY LAW, OVER THE SUBJECT MATTER OF ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.
Section 10.13   Jury Trial Waiver.   EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, SUIT, OR PROCEEDING UNDER, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 10.14   Confidential Supervisory Information.   Notwithstanding any other provision of this Agreement, no disclosure, representation, or warranty shall be made (or other action taken) pursuant to this Agreement, if the same would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. 261.2(c) and as identified in 12 C.F.R. 309.5(g)(8)) of a Governmental Entity by any party to this Agreement where such disclosure is prohibited by applicable Law. To the extent legally permissible, appropriate substitute disclosures, representations, warranties, or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.
(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the date first above written.
UNITED COMMUNITY BANKS, INC.
By:
/s/ H. Lynn Harton

Name:   H. Lynn Harton
Title:
President and Chief Executive Officer

RELIANT BANCORP, INC.
By:
/s/ DeVan D. Ard, Jr.

Name:   DeVan D. Ard, Jr.
Title:
Chairman and Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

ANNEX B — OPINION OF RAYMOND JAMES

Annex B
July 14, 2021
Board of Directors
Reliant Bancorp, Inc.
1736 Carothers Parkway
Suite 100
Brentwood, TN 37027
Members of the Board of Directors:
We understand that United Community Banks, Inc. (“United Community”) and Reliant Bancorp, Inc. (the “Company”), propose to enter into the Agreement (defined below) pursuant to which, among other things, the Company will be merged with and into United Community, and United Community will be the surviving corporation (the “Transaction”) and that, in connection with the Transaction, each outstanding share of common stock, par value $1.00 per share, of the Company (the “Common Shares”) (except for Common Shares that, immediately prior to the effective time of the Transaction, are owned or held, other than in a bona fide fiduciary or agency capacity, by United Community or the Company or any subsidiary of United Community or the Company, including Common Shares held by the Company as treasury stock (collectively, “Excluded Shares”)) will be converted into the right to receive 0.9842 shares of common stock, par value $1.00 per share, of United Community (the “Merger Consideration”), subject to certain adjustments as provided for in the Agreement (as to which adjustments we express no opinion). The Board of Directors of the Company (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the holders of the Common Shares (other than Excluded Shares) in the Transaction pursuant to the Agreement is fair from a financial point of view to such holders. For purposes of this Opinion, and with your consent, we have assumed that the Merger Consideration is $30.58 per share based on United Community’s stock price of $31.07 as of July 13, 2021.
In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:
1.
reviewed the financial terms and conditions as stated in the draft of the Agreement and Plan of Merger by and between the Company and United Community dated as of July 13, 2021 (the “Agreement”);

2.
reviewed certain information related to the historical condition and prospects of the Company, as made available to Raymond James by or on behalf of the Company, including, but not limited to, financial projections of the Company that were prepared using consensus analyst estimates for the years 2021-2023 with further years extrapolated based on appropriate growth rates, which were reviewed and approved for our use by the management of the Company (the “Projections”);

3.
reviewed the Company’s audited financial statements for years ended December 31, 2020, December 31, 2019 and December 31, 2018 and unaudited financial statements for the three month periods ended March 31, 2021, September 30, 2020 and June 30, 2020;

4.
reviewed the Company’s recent public filings and certain other publicly available information regarding the Company;

5.
reviewed the financial and operating performance of the Company and those of other selected public companies that we deemed to be relevant;

6.
considered certain publicly available financial terms of certain transactions we deemed to be relevant;

7.
reviewed the current and historical market prices and trading volume for the Common Shares and for United Community’s common shares, and the current market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

8.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate;

9.
received a certificate addressed to Raymond James from a member of senior management of the Company regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of the Company; and

10.
discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry including, but not limited to, the past and current business operations of the Company and the financial condition and future prospects and operations of the Company.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or United Community is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or United Community is a party or may be subject. With your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting (or, in the case of the Projections with respect to 2021, 2022 and 2023, which were prepared using consensus estimates for such years, are consistent with) the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion.
Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of July 13, 2021 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. As the Board is aware, there is significant uncertainty as to the potential direct and indirect business, financial, legal, economic and social implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, governments, regulatory agencies, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”). Raymond James expresses no opinion or view as to the potential impact of the Pandemic Effects on our analysis, this Opinion, the Transaction, the Company or United Community. As the Board is aware, the credit, financial and stock markets have been experiencing unusual volatility and Raymond James expresses no opinion or view as to any potential effects of such volatility on the Transaction, the Company, or United Community and this Opinion does not purport to address potential developments in any such markets. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.
We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. We provided advice to the Company with respect to the proposed Transaction. We did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Transaction. This letter does not express any opinion as to the likely trading range of United Community common stock following the Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of United Community at that time. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the Common Shares (other than Excluded Shares).
We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Transaction. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Transaction, including, without limitation, that the Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan and lease losses or any other reserves; accordingly, we have assumed that such allowances and reserves are in the aggregate adequate to cover such losses.
In formulating our opinion, we have considered only what we understand to be the consideration to be received by the holders of Common Shares (other than Excluded Shares) as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s officers, directors or employees, or class of such persons, whether relative to the compensation received by the holders of the Common Shares (other than Excluded Shares) or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Transaction amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or United Community or the ability of the Company or United Community to pay their respective obligations when they come due.
The delivery of this opinion was approved by an opinion committee of Raymond James.
Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee for such services, a substantial portion of which is contingent upon consummation of the Transaction. Raymond James will also receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Transaction or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.
In the ordinary course of our business, Raymond James may trade in the securities of the Company and United Community for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In the two years preceding the date of this letter, Raymond James has (i) engaged in certain fixed income trading activity with Reliant Bank, a subsidiary of the Company, for which it earned income, (ii) provided services to United Community in connection with share repurchases, for which Raymond James has received fees, and (iii) engaged in certain fixed income trading activity with United Community Bank, a subsidiary of United Community, for which it earned income. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or United Community or other participants in the Transaction in the future, for which Raymond James may receive compensation.
It is understood that this letter is for the information of the Board of Directors of the Company (solely in each director’s capacity as such) in evaluating the proposed Transaction and does not constitute a recommendation to the Board of Directors or any shareholder of the Company or United Community regarding how said shareholder should act or vote with respect to the proposed Transaction or any other matter. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be disclosed, reproduced, quoted, summarized, referred to at any time, in any manner, or used for any other purpose, nor shall any references to Raymond James or any of its affiliates be made, without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Transaction that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement, along with a description thereof reasonably acceptable to us.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Common Shares (other than Excluded Shares) in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
RAYMOND JAMES & ASSOCIATES, INC.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD61671-[TBD]For Against Abstain! ! !! ! !! ! !RELIANT BANCORP, INC.1736 CAROTHERS PKWY., SUITE 100BRENTWOOD, TN 37027-8167VOTE BY INTERNET - www.proxyvote.comShareholders may use the Internet to transmit voting instructions and forelectronic delivery of information up until 11:59 p.m., Eastern Time, the daybefore the cut-off date or meeting date. Shareholders should have their proxycards in hand when they access the web site and should follow the instructionsto obtain their records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf shareholders would like to reduce the costs incurred by the company inmailing proxy materials, shareholders can consent to receiving all future proxystatements, proxy cards and annual reports electronically via e-mail or the Internet.Shareholders may sign up for electronic delivery by following the instructionsabove to vote using the Internet and, when prompted, shareholders should agreeto receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Shareholders may use any touch-tone telephone to transmit voting instructionsup until 11:59 p.m., Eastern Time, the day before the cut-off date or meetingdate. Shareholders should have their proxy cards in hand when they call andthen follow the instructions.VOTE BY MAILMark, sign and date this proxy card and return it in the postage-paid envelopethe company has provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.3. Adjournment Proposal. To adjourn the special meeting of Reliant shareholders, if necessary or appropriate, to solicit additional proxies if, immediatelyprior to such adjournment, there are not sufficient votes to approve the merger agreement or to ensure that any supplement or amendment to theproxy statement/prospectus is timely provided to holders of Reliant common stock.1. Merger Proposal. To approve the Agreement and Plan of Merger, dated July 14, 2021, as it may be amended from time to time, by and betweenUnited Community Banks, Inc., a Georgia corporation, and Reliant Bancorp, Inc., a Tennessee corporation (“Reliant”) (the “merger agreement”).2. Compensation Proposal. To approve, on an advisory (non-binding) basis, certain compensation arrangements for Reliant’s named executive officersin connection with the merger contemplated by the merger agreement.The Board of Directors recommends shareholders vote "FOR" Items 1, 2, and 3.Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint ownersshould each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.RELIANT BANCORP, INC.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:The Proxy Materials are available at www.proxyvote.com.D61672-[TBD]RELIANT BANCORP, INC.Special Meeting of Shareholders December 8, 2021, 5:00 p.m., Central TimeThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) DeVan D. Ard, Jr., the Chairman and Chief Executive Officer of Reliant Bancorp, Inc. ("Reliant"), and Gerald ("Jerry") Cooksey, Jr., the Chief Financial Officer of Reliant, as proxies. This appointment applies to each of them separately, allows them to appoint substitutes as needed, and allows them to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Reliant that the shareholder(s) is/are entitled to vote at the special meeting of Reliant shareholders to be held at 5:00 p.m., Central Time, on December 8, 2021, at Reliant's offices located at 6100 Tower Circle, Suite 120, Franklin, Tennessee 37067, and at any adjournment or postponement of the meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side